Registration No. 333-149714

As filed with the Securities and Exchange Commission on April 23, 2010

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Post Effective Amendment No. 2

TIAA-CREF Life Insurance Company

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	13-3917848 (I.R.S. Employer Identification No.)

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, NY 10017-3206

(212) 490-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ken Reitz, Esq.

TIAA-CREF Life Insurance Company

8500 Andrew Carnegie Boulevard

Charlotte, NC 28262-8500

(704) 988-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

May 1, 2010 TIAA-CREF INVESTMENT HORIZON ANNUITY

Individual Flexible Premium Modified Guaranteed Annuity Contract

Issued by TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) and offered through TIAA-CREF Individual & Institutional Services, LLC (“Services”).

This prospectus describes information you should know before investing in the TIAA-CREF Investment Horizon Annuity, an individual flexible premium modified guaranteed annuity contract (the “Contract”) issued by TIAA-CREF Life. Before you invest, please read this prospectus carefully and keep it for future reference. Some of the terms and phrases that we use in this prospectus have a particular meaning, and, in the “Definitions” section of this prospectus, we define them so you will know how we are using those terms and phrases.

The Contract is designed for individual investors who desire to accumulate funds on a tax-deferred basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. Whether the Contract is available to you is subject to approval by regulatory authorities in your state. We are currently not offering contracts issued in connection with retirement plans that are intended to qualify for special Federal income tax treatment under Sections 408 or 408A of the Internal Revenue Code.

To purchase a Contract, you must pay a single Premium of at least $5,000. You must then allocate your initial Premium among one or more Fixed Term Deposit options (each an “FTD”), each of which will grow at a specified guaranteed rate of interest for the stated period. The minimum allocation to an FTD is $5,000. We currently offer ten FTDs, ranging from one year to ten years in duration. We will make the determination as to the interest rates we will declare for each FTD option. We cannot predict nor do we guarantee what future interest rates we will declare, but your Contract will have a minimum guaranteed interest rate that we will determine when we issue the Contract to you.

Purchasing this Contract involves certain risks.  If you surrender your Contract or make a withdrawal more than 30 days prior to the end of an FTD’s term, we will deduct a surrender charge. In addition, if, before the end of an FTD’s term, you surrender your Contract, make a withdrawal, or apply your Contract Value to an Income Option, we generally will apply a Market Value Adjustment (“MVA”) to the amount being surrendered, withdrawn, or applied to an Income Option. The MVA may be either positive or negative. Accordingly, the value of your Contract could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a market value adjustment if you apply your Contract Value to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Also, when you surrender your Contract or take withdrawals from an FTD, Federal income tax is imposed on the entire gain in your Contract, not just the gain for that FTD. Withdrawals before age 59 1/2 may also incur a 10% IRS tax penalty on earnings. You should carefully discuss your personal tax situation with your qualified tax advisors before you purchase a Contract.

Additional information about these risks appears on pages 12 and 15 under “The Contract”—“Charges,” pages 8 through 11 under “The Contract”—“Market Value Adjustment (MVA),” and on pages 17 through 20 under “Federal Income Taxes.”

We offer the Contract through Services, which is the principal underwriter. Services is not required to sell any specific number or dollar amount of Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Contract is not a deposit or obligation of, or guaranteed by, any bank or financial institution, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. It is subject to investment risk, including the possible loss of investment principal.

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TRANSACTIONS WITH RELATED PERSONS	66

TIAA-CREF LIFE INSURANCE COMPANY’S STATUTORY-BASIS FINANCIAL STATEMENTS	69

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA’S STATUTORY-BASIS FINANCIAL STATEMENTS	105

This prospectus outlines the terms of the individual flexible premium modified guaranteed annuity issued by TIAA-CREF Life. It does not constitute an offering in any jurisdiction where such an offering cannot lawfully be made. No dealer, salesman, or anyone else is authorized to give any information or to make any representation about this offering other than what is contained in this prospectus. If anyone does so, you should not rely on it.

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DEFINITIONS

Throughout the prospectus, “TIAA-CREF Life,” “we,” and “our” refer to TIAA-CREF Life Insurance Company. “You” and “your” mean any Contractowner or any prospective Contractowner. The terms and phrases below are defined so you will know precisely how we are using them. To understand some definitions, you may have to refer to other terms that we have defined.

Accumulation Period.  The period of time beginning on the date your Contract is issued and ending on the earlier of the annuity starting date or the date the Contract is terminated.

Administrative Office.  The office you must contact to exercise any of your rights under the Contract. Unless otherwise specified in this prospectus, you should send your completed application and your initial Premium to: TIAA-CREF Life Insurance Company, P.O. Box 724508, Atlanta, GA, 31139; Telephone: 877-694-0305; you should send all subsequent Premiums and any other requests to: TIAA-CREF Investment Horizon Annuity, P.O. Box 933898, Atlanta, GA 31193-3898.

Annuitant.  The natural person whose life is used in determining the annuity payments to be received. The Annuitant may be the Contractowner or another person.

Beneficiary.  Any person or institution named to receive benefits if you die during the Accumulation Period or while any annuity income or death benefit payments remain due. You do not have to name the same Beneficiary for both of these two situations.

Business Day.  Any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 pm Eastern time, or an earlier time if we so notify you, or when trading closes on the New York Stock Exchange, if earlier.

Calendar Day.  Any day of the year. Non-Business Day Calendar Days end at 4:00 pm Eastern time, or an earlier time if we so notify you.

Contract.  The individual flexible premium modified guaranteed annuity contract described in this prospectus.

Contract Value.  The sum of all Premiums allocated to the FTDs, plus any amounts held in the Short Term Holding Account, plus all interest earned, minus any withdrawals, plus or minus any MVAs, and minus any surrender charges and premium taxes.

Contractowner.  The person (or persons) who controls all the rights and benefits under a Contract. If there are two owners, one must be designated as the primary Contractowner on the completed application, and the joint owner must be the spouse of the primary Contractowner.

Fixed Term Deposit (“FTD”).  The options available for allocation of your Premium(s) under the Contract. Each option varies in length (from one year to ten years) and guarantees a specified rate of interest for the specified term.

FTD Value.  The portion of the Contract Value allocated to an FTD.

General Account.  All of our assets and liabilities other than those allocated to any segregated TIAA-CREF Life Separate Account. The Short Term Holding Account is part of our General Account.

Income Option.  Any of the ways you can receive annuity income.

IRC.  The Internal Revenue Code of 1986, as amended.

IRS.  The Internal Revenue Service.

Market Value Adjustment (“MVA”).  An adjustment that either increases or decreases the amount we will pay you if, before the end of an FTD’s term, you surrender your Contract, make a withdrawal, or apply the Contract Value to an Income Option, subject to certain exceptions.

Premium.  Any amount you invest (i.e., pay) into the Contract.

Second Annuitant.  The natural person whose life is used together with the life of the Annuitant in determining the annuity payments to be received under a Survivor Income Option.

Short Term Holding Account.  An account that is part of our General Account and that will contain all Contract Value of your Contract that has not been allocated to an available FTD.

Survivor Income Option.  An option that continues lifetime annuity payments as long as either the Annuitant or the Second Annuitant is alive.

TIAA.  Teachers Insurance and Annuity Association of America. TIAA-CREF Life is a wholly-owned subsidiary of TIAA.

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SUMMARY

You should read this summary together with the detailed information you will find in the rest of the prospectus.

WHAT IS THE TIAA-CREF INVESTMENT HORIZON ANNUITY?

The TIAA-CREF Investment Horizon Annuity is an individual flexible premium modified guaranteed annuity contract that allows you to accumulate funds on a tax-deferred basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. You generally are not taxed on any earnings or appreciation on the assets in the Contract until money is taken out of the Contract.

Currently, Premiums can be allocated to any of ten FTD options which can be chosen by you. Each FTD option guarantees a specified rate of interest for the specified term.

The Contract is available to you provided that it has been approved by the insurance department of your state of residence. Approvals are pending in certain jurisdictions.

WHAT FEES AND EXPENSES MAY BE DEDUCTED FROM MY CONTRACT?

There are certain fees and expenses that may be deducted from your Contract.

•

Premium taxes – we may deduct premium taxes from your Contract Value when it is applied to an Income Option, or when Premiums are paid. State premium taxes currently range from 1.0% to 3.5% of Premium payments and are determined by state insurance laws.

•

Annual maintenance fee – during the Accumulation Period, we will deduct an annual maintenance fee of $25 from your Contract Value (if your Contract Value is less than $25,000) on each anniversary and upon surrender of your Contract.

•

Surrender charge – we will assess a surrender charge on any surrender or withdrawal taken from an FTD more than 30 days before the end of its term. The surrender charge will be equal to six months of simple interest on the amount withdrawn at the FTD’s crediting rate (even if the FTD has not been in force for six months), or a lesser amount, if required by state insurance law. We will not assess a surrender charge upon cancellation of your Contract during the “free look” period, systematic interest withdrawals, payment of the death benefit, or if you apply your Contract Value to an Income Option. Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.” We typically calculate the surrender charge and MVA independently of one another, each calculated based on your Contract Value that you are withdrawing before any of the other adjustments. However, if you were a New York resident at the time you purchased your Contract, we will instead assess the surrender charge on the amount surrendered or withdrawn after that amount has been adjusted by the MVA. In addition, under New York regulations, the surrender charge we impose for New York Contractowners is subject to limitations in accordance with the formulas set forth in this Prospectus’ “THE CONTRACT – CHARGES” section.

•

Market value adjustment – if, before the end of an FTD’s term, you surrender your Contract, make a withdrawal, or apply your Contract Value to an Income Option, we generally will apply an MVA to the amount being surrendered, withdrawn, or applied to an Income Option. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Value to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

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Accordingly, the value of your Contract could either increase or decrease, and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a market value adjustment if you apply your Contract Value to an Income Option, even if you do so more than one year before the end of an FTD’s term.

For more details, see “The Contract” – “Charges.”

WHEN DOES A MARKET VALUE ADJUSTMENT APPLY?

If, before the end of an FTD’s term, you surrender your Contract, make a withdrawal, or apply your Contract Value to an Income Option, we generally will apply an MVA to the amount being, surrendered, withdrawn or applied to an Income Option. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, the value of your Contract could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. There are certain circumstances where we will not apply an MVA. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a market value adjustment if you apply your Contract Value to an Income Option, even if you do so more than one year before the end of an FTD’s term. See “The Contract” – “Market Value Adjustment.”

HOW DO I PURCHASE A CONTRACT?

To purchase a Contract, you must complete an application and make an initial Premium of at least $5,000. Additional Premiums must be at least $5,000. The minimum allocation to an FTD is $5,000. For details, see “The Contract” – “Purchasing a Contract and Remitting Premiums.”

CAN I CANCEL MY CONTRACT?

You can examine the Contract and return it to us for a full refund of all Premiums paid until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. For details, see “The Contract” – “Purchasing a Contract and Remitting Premiums.”

CAN I MAKE CASH WITHDRAWALS FROM THE CONTRACT?

You may surrender your Contract or take cash withdrawals at any time before the annuity starting date. All cash withdrawals must be for at least $1,000 from an FTD, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. A systematic interest withdrawal program is also available at Contract application. For details, see “The Contract” – “Cash Withdrawals.” Cash withdrawals may be taxed. You may have to pay an IRS tax penalty on earnings if you take a cash withdrawal before age 59 1 /2. Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will be subject to a surrender charge and an MVA. See “The Contract” – “Charges” – “Surrender Charge” and “The Contract” – “Market Value Adjustment.”

WHAT ARE MY OPTIONS AT THE END OF AN FTD’S TERM?

When an FTD nears maturity at the end of the specified term, you have several options. You may receive all or part of your ending FTD Value without a surrender charge or MVA; you may apply all or part of your ending FTD Value to one or more new FTDs that are available to you at that time; or you may do nothing and allow a new FTD to automatically begin. See “Fixed Term Deposit (FTD)” – “Maturity of a Fixed Term Deposit.”

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WHAT ARE MY OPTIONS FOR RECEIVING ANNUITY PAYMENTS UNDER THE CONTRACT?

Guaranteed fixed annuity payments are available under the Contract and are payable from our General Account. The Contract offers a variety of Income Options, including: One-Life Annuities, which pay income as long as the Annuitant lives or until the end of a specified guaranteed period, whichever is longer; Fixed-Period Annuities, which pay income for a period of between two and 30 years; and Two-Life Annuities, which pay income as long as the Annuitant lives, then continues at either the same or a reduced level for the life of the Second Annuitant or until the end of a specified guaranteed period, whichever is greater. The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract. For details, see “The Contract” – “The Annuity Period.”

WHAT DEATH BENEFITS ARE AVAILABLE UNDER THE CONTRACT?

If any Contractowner or Annuitant dies during the Accumulation Period, the death benefit will become available to the death benefit payees. The amount of the death benefit is the Contract Value on the first death benefit payable date. For details, see “Death Benefits.”

TIAA-CREF LIFE INSURANCE COMPANY AND TIAA

On November 20, 1996, TIAA-CREF Life Insurance Company was incorporated as a stock life insurance Company under the laws of New York under the name TIAA Insurance Company. On May 1, 1998, the company filed a restated charter with New York changing its name to TIAA-CREF Life Insurance Company. All of the stock of TIAA-CREF Life is owned by Teachers Insurance and Annuity Association of America. TIAA-CREF Life’s headquarters are located at 730 Third Avenue, New York, NY 10017-3206, (212) 490-9000.

TIAA is a stock life insurance company organized under the laws of the State of New York. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. TIAA is the companion organization of the College Retirement Equities Fund (“CREF”), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in the State of New York in 1952. Together, TIAA and CREF, serving approximately 3.6 million people and 15,000 institutions, form the principal retirement system for the nation’s education and research communities and one of the largest retirement systems in the world, based on assets under management. Neither TIAA nor CREF stands behind TIAA-CREF Life’s guarantees.

THE CONTRACT

The Contract is an individual flexible premium (you can contribute varying amounts of at least $5,000) modified guaranteed annuity. The material rights, obligations, and benefits of the Contract are described in this prospectus. We plan on offering the Contract in all 50 states and the District of Columbia, although, currently, the Contract will not be available to residents in those jurisdictions where we have not yet received regulatory approval. Contract terms and features may differ due to state laws and regulations. These differences may include, among other things, free look rights, application and calculation of the Market Value Adjustment, availability of certain Income Options, and calculation of the surrender charge. You should review your Contract along with this prospectus to understand the product features and charges under your Contract.

Qualified Contracts.  We are currently not offering contracts issued in connection with retirement plans that are intended to qualify for special Federal income tax treatment under the IRC.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including us, to obtain, verify, and record information that identifies each person who opens an account.

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What this means for you:  When you open an account, we will ask for your name, residential address, date of birth, Social Security number, and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information that we need, we may not be able to issue a Contract to you or effect any transactions for you.

If we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include canceling your Contract.

PURCHASING A CONTRACT AND REMITTING PREMIUMS

Minimum Initial Premiums.  We will issue you a Contract as soon as we receive your completed application and your initial Premium at our Administrative Office in good order. (See “The Contract” – “Purchasing a Contract and Remitting Premiums” – “Good Order.”) Your initial Premium will be allocated to the FTD(s) you select within two Business Days of the Business Day on which it is received by us in good order. Initial Premiums must be for at least $5,000 per FTD.

For your initial Premium, please send your check, payable to TIAA-CREF Life Insurance Company, along with your completed application to:

TIAA-CREF Life Insurance Company

P.O. Box 724508

Atlanta, GA 31139

Note that we cannot accept money orders, traveler’s checks, or cash. In addition, we will not accept a third-party check where the relationship of the payor to the Contractowner cannot be identified from the face of the check.

Right to Cancel.  You can examine the Contract and return it to us for a full refund of all Premiums paid until the end of the “free look” period specified in your Contract (which is a minimum of 10 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. During the “free look” period, you may not make a withdrawal under your Contract.

Good Order.  We cannot process your requests for transactions relating to the Contract until we have received them in good order at our Administrative Office. “Good order” means the actual receipt of the requested transaction in writing, along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your completed application, the Contract number, the transaction amount (in dollars), the FTD selected, the signatures of all Contractowners, exactly as registered on the Contract, if necessary, and any other information or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Additional Premiums.  Subsequent Premiums must be for at least $5,000 per FTD. We reserve the right to limit Premiums to no more than $500,000 a year. For additional Premiums, please send your check, payable to TIAA-CREF Life Insurance Company, including your Contract number and FTD allocation choice, to:

TIAA-CREF Investment Horizon Annuity

P.O. Box 933898

Atlanta, GA 31193-3898

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We will allocate each subsequent Premium to a new FTD, based on your instructions, as of the Business Day we receive it in good order. Currently, we will accept Premiums at any time both the Contractowner and the Annuitant are living and your Contract is in the Accumulation Period. However, any premiums received less than one year before your scheduled annuity starting date will be allocated to the Short Term Holding Account. We reserve the right to not accept additional Premiums under this Contract after you have been given three months’ notice.

Electronic Payment.  You may make initial or additional Premium payments by electronic payment. A Federal wire transfer is usually received on a “same” day basis and an Automated Clearing House (“ACH”) transfer is usually received by the second day after transmission. Be aware that your bank may charge you a fee to wire funds, although ACH transfers are usually less expensive than a Federal wire. This is what you need to do:

(1)	If you are sending in an initial Premium, send your completed application to us at our Administrative Office;

(2)	Instruct your bank to wire or transfer money to:

Wachovia Bank, N.A.

ABA Number 031201467

Avondale, PA

Account of: TIAA-CREF Life Insurance Company

Account Number: 2000035305820

(3)	Specify on the wire or transfer:

•	Your name, address and Social Security Number(s) or Taxpayer Identification Number(s)
•	Indicate if the Premium is for a new application or for an existing Contract (provide Contract number and FTD allocation choice, if existing)

Certain Restrictions.  You may only open one Contract in any calendar year. Also, your Contract may not contain more that 120 FTDs at any one time.

If mandated under applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject a Premium payment. We may also be required to block a Contractowner’s account and refuse to pay any request for surrenders, withdrawals, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

We may deduct any charges for premium taxes from your initial or subsequent Premium before we allocate it under the Contract. (See “The Contract” – “Charges” – “Premium Taxes.”)

More About Remitting Premiums.  We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

FIXED TERM DEPOSIT (“FTD”)

Fixed Terms.  An FTD is the period of years during which we will credit a specified interest rate. Currently, you can choose from FTDs of one year to ten years (whole years only). If the crediting rate for an FTD is lower than your Contract’s minimum guaranteed interest rate, that FTD will be temporarily unavailable. Only FTDs ending before the annuity starting date or the calendar month in which the Annuitant or any Contractowner turns age 90 will be available to you. We reserve the right to stop offering any FTD at any time. If you allocate any part of a Premium to an unavailable FTD, we will not consider your allocation instructions to be in good order and will not process your allocation instructions.

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Crediting Interest.  Each FTD to which you allocate any portion of a Premium or your Contract Value earns interest at the specified interest rate in effect for that FTD from the date the Premium or Contract Value is credited to the FTD through the end of the term of the FTD, or until the FTD Value is surrendered, if earlier. We will credit interest to each FTD on a daily basis. We will also credit interest on a daily basis on any amounts held in the Short Term Holding Account at an interest rate determined by us, but not less than your Contract’s minimum guaranteed interest rate.

Maturity of a Fixed Term Deposit.  An FTD matures at the end of the specified term, and the proceeds then become available to the Contractowner(s). Prior to the end of an FTD’s term, you may select from the following options:

(1)	Receive all or part of your ending FTD Value without a surrender charge or MVA;
(2)	Instruct us to apply all or part of your ending FTD Value to one or more new FTDs that you select from the FTDs that we are then offering and are available to you; or
(3)	Do nothing and allow a new FTD to automatically begin.

If any FTD matures after a notice of death is received but before the death benefit is paid, the Contract Value in that FTD will be transferred to the Short Term Holding Account.

We will mail you a notice at least 45 days, but not more than 75 days, prior to maturity of each FTD. Prior to maturity, you must instruct us to either apply the proceeds to one or more new FTDs then available or transfer the proceeds out of the Contract. If no FTDs are then available, you may apply the proceeds to the Short Term Holding Account.

If we have not received valid instructions from you before maturity, the proceeds will be applied to a new FTD with the shortest term then available. If no FTDs are then available, the proceeds will be applied to the Short Term Holding Account. If FTDs become available to you while you have a Contract Value in the Short-Term Holding Account, we will mail you a notice after which you will have at least 15 days, but not more than 45 days, to allocate your Short Term Holding Account accumulation among the available FTDs. If we do not receive valid instructions from you in that time frame, your entire Contract Value in the Short Term Holding Account will be applied to a new FTD with the shortest term then available.

Surrenders at the end of an FTD

To surrender your ending Contract Value in an FTD, you must request the surrender in writing prior to the end of the expiring FTD. Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will generally be subject to a surrender charge and an MVA. (See “The Contract” – “Charges” – “Surrender Charge” and “The Contract” – “Market Value Adjustment.”) Any surrendered or withdrawn amount may be subject to income taxes, and a 10% IRS tax penalty on earnings may apply if you are not yet 59 1 /2 years old. (See “Federal Income Taxes.”)

Selecting a subsequent FTD

To apply the ending Contract Value in an FTD to one or more new FTDs, you must provide us with written instructions as to the FTDs that you select prior to the end of the expiring FTD. You may select a subsequent FTD only from the FTDs that we are offering at the time you make your selection and that are available to you. Only FTDs ending before the annuity starting date or the calendar month in which the Annuitant or any Contractowner turns age 90 will be available. At least $5,000 must be allocated to any subsequent FTD.

If you request that we allocate the ending Contract Value to an FTD that is not available to you, we will allocate the ending Contract Value to the Short Term Holding Account. We will mail you a notice of the FTDs that are available to you, after which you will have at least 15 days, but not more than 45 days, to allocate the amount in the Short Term Holding Account among one or more of those available FTDs. If we do not receive valid instructions from you, we will apply the amount in the Short Term Holding Account to the FTD with the shortest term then available to you under your Contract.

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Automatic subsequent FTDs

Unless you instruct otherwise, the Contract Value at the end of an expiring FTD will be allocated to a subsequent FTD. The subsequent FTD will be the shortest duration FTD that we currently offer. The new FTD will earn interest at the interest rate in effect for that subsequent FTD when your Contract Value is allocated to it. If the shortest duration FTD extends beyond the annuity starting date or the calendar month in which the Annuitant or any Contractowner turns age 90, then we will allocate the Contract Value to the Short Term Holding Account.

CREDITING RATES

Each FTD receives a credited interest rate guaranteed for the entire term. Credited interest rates for each FTD will vary by term, purchase date, and purchase amount. These rates will be rounded to the nearest 0.05%.

We have no specific formula for setting the interest rates for the FTDs. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates for the FTDs, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. We will make the determination as to the interest rate we will declare for each FTD. We cannot predict nor do we guarantee what future interest rates we will declare, but your Contract will have a minimum guaranteed interest rate that we will determine when we issue the Contract to you. You will also be credited with interest on any amounts held in the Short Term Holding Account at an interest rate determined by us, but not less than your Contract’s minimum guaranteed interest rate.

MARKET VALUE ADJUSTMENT (“MVA”)

If, before the end of an FTD’s term, you surrender your Contract, make a withdrawal or apply your Contract Value to an Income Option, we generally will apply an MVA to the amount being surrendered, withdrawn or applied to an Income Option. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

To determine the MVA for an FTD at the time of a premature withdrawal, surrender, or selection of an Income Option from that FTD, we first calculate an MVA ratio (as described below, under “Market Value Adjustment Formula”). We then multiply this ratio by the amount you have withdrawn, surrendered, or applied to an Income Option to calculate the amount of the MVA.

Note:	An MVA will either increase or decrease your Contract Value, and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA.  An MVA generally reflects the relationship on any given day between the interest rate you would earn if your Contract Value remained in the existing FTD until its maturity, and the interest rate you would earn if your Contract Value were transferred to a new FTD with a comparable remaining term on that day. The greater the difference in interest rates, the greater the effect that an MVA will have on your Contract Value. The amount of time remaining until maturity for a particular FTD also will affect the determination of an MVA; the greater the length of time remaining until maturity, the greater the effect an MVA will have on your Contract Value.

As a general rule, if interest rates have increased since your FTD was issued, the MVA will be negative and will decrease your Contract Value; if interest rates have decreased during that period by more than 0.25%, the MVA will be positive and will increase your Contract Value. The MVA formula (as set forth below) contains a

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0.25% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a premature surrender, withdrawal, or selection of an Income Option. Thus, even if interest rates remain the same during the period, or decrease by less than 0.25%, the MVA will be negative due to the 0.25% factor.

The possibility of you experiencing a substantial, positive MVA (and, therefore, significant financial gain) due to an early redemption is unlikely.

Exceptions.  Any surrender, withdrawal, or selection of an Income Option from an FTD before the end of its term is considered premature and is subject to an MVA except for:

1)	a surrender to cancel the Contract during the “free look” period;

2)	systematic interest withdrawals;

3)	a surrender or withdrawal made by you within the last 30 days of an FTD’s term;

4)	annuity payments beginning on an annuity starting date that occurs during the last year of an FTD’s term; and

5)	amounts withdrawn to pay the death benefit.

Application of a Market Value Adjustment.  We calculate a separate MVA for each FTD by multiplying the amount that you surrender, withdraw, or from which you apply your Contract Value to an Income Option prematurely by the ratio calculated in accordance with the MVA formula set forth below. If multiple FTDs are affected by your premature surrender, withdrawal, or selection of an Income Option, we will apply multiple MVAs, some of which may be positive and some of which may be negative. However, if you were a New York resident at the time you purchased your Contract, we will not calculate any MVA and surrender charge independently of one another, but instead we will assess the surrender charge on the amount surrendered or withdrawn after we have applied the MVA to that amount.

We will apply an MVA to each amount prematurely surrendered, withdrawn, or applied to an Income Option from an FTD. We will calculate the MVA as of the date we receive your written request for surrender or withdrawal or on the annuity starting date before we calculate any annuity payments. If an MVA is positive, we will credit the additional amount to your Contract Value before paying any surrender, withdrawal, or annuity payment; if an MVA is negative, we will deduct the amount from your Contract Value before paying any surrender, withdrawal, or annuity payment. We will also deduct any applicable surrender charges and premium taxes before paying any surrender, withdrawal, or annuity payment. We will calculate any MVA, surrender charge, and/or premium taxes independently of one another, each calculated based on your Contract Value that you are withdrawing or annuitizing before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a market value adjustment if you apply your Contract Value to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Market Value Adjustment Formula.  The MVA formula applicable to an FTD equals N multiplied by R, where N and R are calculated as follows:

N =	the number of years remaining until maturity of the FTD. This number is calculated by multiplying the number of days remaining until maturity by 12 and dividing by 365, rounding the result up to the next whole number, and then dividing this result by 12

R =	I reduced by J and further reduced by 0.25%, where I and J are calculated as follows:

M = N rounded up to the next whole number

The transaction date equals the applicable annuity starting date or the effective date of the withdrawal or surrender.

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If a new FTD with a term of M years is available to you on the transaction date then,

I = The interest rate applicable to the original FTD

J = The interest rate applicable to a new FTD with a term of M years being offered on the transaction date

If a new FTD with a term of M years is not available to you on the transaction date, then

I = the yield, as of the effective date of the FTD, of the STRIPS for which the time then remaining until maturity is closest, within six months, to the term of the FTD. If no STRIPS within six months is available, then I equals the interpolation of the yields, as of the effective date of the FTD, of the closest STRIPS maturity prior to, and the closest STRIPS maturity following, the term of the FTD; and

J = the yield, as of the transaction date, of the STRIPS for which the time then remaining until maturity is closest, within six months to M years. If no STRIPS within six months is available, then J equals the interpolation of the yields, as of the transaction date, of the closest STRIPS maturity prior to, and the closest STRIPS maturity following, M years.

STRIPS refers to U.S. Treasury STRIPS. The STRIPS yield is the U.S. Treasury STRIPS asked yield reported by The Wall Street Journal, or any successor thereto. If the U.S. Treasury STRIPS asked yield is no longer reported by The Wall Street Journal or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued.

Demonstration of an MVA

Example 1:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was 1% less than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Contract Value		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7-year FTD at the time of the withdrawal)		2.00%
MVA		$574

MVA = $10,927 x (7 x (3.00%-2.00%-0.25%)) = $574

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Example 2:

If a Contractowner invested $10,000 in a 10 year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was 1% greater than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Contract Value		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		4.00%
MVA		$(956)

MVA = $10,927 x (7 x (3.00%-4.00%-0.25%)) = -$956

For additional examples of MVA calculations, including the calculation of the applicable surrender charges, see the table at the end of “Charges.”

CASH WITHDRAWALS

At any time before the annuity starting date, you can withdraw some or all of your Contract Value from the FTD(s) and/or from any amounts you have in the Short Term Holding Account. A full withdrawal of your Contract Value is called a surrender. Cash withdrawals must be for at least $1,000, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may also impose the following restrictions:

•	Withdrawals from your Contract can be limited to no more than one per calendar quarter.
•	We may change the cut-off time establishing when a transaction request must be received in order to be effective at the end of that Business Day.

All withdrawal requests must be in accordance with procedures established by us. A withdrawal will be effective, and all values determined, as of the end of the Business Day in which we receive your written request in good order, unless you choose to defer the withdrawal’s effective date to a future date acceptable to us. You may not revoke a request for a withdrawal after its effective date.

If you request a withdrawal of less than the entire Contract Value, you must designate the FTD(s) and/or the Short Term Holding Account from which we should take the withdrawal. If you have not provided these instructions in good order, we will reject your withdrawal request unless we receive your request within the last 30 days of an FTD’s term. If we receive your withdrawal request within the last 30 days of an FTD’s term, we will make the withdrawal from the expiring FTD. However, if the amount of your withdrawal request exceeds the Contract Value in the expiring FTD, we will reject the portion of the withdrawal request that exceeds the Contract Value in the expiring FTD.

If you withdraw your entire Contract Value, we will cancel your Contract and all of our obligations to you under the Contract will end. We will deduct the annual maintenance fee from any surrender proceeds, if your Contract Value is less than $25,000 at the time of surrender.

Surrenders and withdrawals made more than 30 days before the maturity of an FTD’s term may be subject to a surrender charge and an MVA. (See “The Contract” – “Charges” – “Surrender Charge” and “The Contract” – “Market Value Adjustment.”) Withdrawals and surrenders are subject to Federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1 /2. (See “Federal Income Taxes.”)

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SYSTEMATIC INTEREST WITHDRAWALS

If your initial Premium is at least $25,000, you may request systematic withdrawals of the interest that we have credited to your FTD Values. Systematic interest withdrawals must be made from all FTDs in which you are invested. Systematic interest withdrawals can be established for monthly, quarterly, semi-annual or annual withdrawals from the first to the twenty-eighth day of the month. If the scheduled date of a systematic interest withdrawal is not a Business Day, the withdrawal will be paid on the next Business Day.

We do not assess a surrender charge or apply an MVA on systematic interest withdrawals; however, systematic interest withdrawals are subject to Federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1 /2. (See “Federal Income Taxes.”)

Systematic interest withdrawals can only be initiated when the Contract is issued and cannot be cancelled. Systematic interest withdrawals will continue until the earliest of the following:

•	the annuity starting date,
•	the date we are notified of your death, or
•	the first death benefit payable date.

We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

CHARGES

No Deductions from Premiums.  The Contract does not provide for any front-end charges (except for premium taxes as may be required in certain jurisdictions – and as described below).

Premium Taxes.  Currently, residents of several states may be subject to premium taxes on their Contracts. We normally will deduct any charges for premium taxes from your Contract Value when it is applied to an Income Option. However, if a jurisdiction requires that premium taxes be paid at other times, such as when Premiums are paid, we will deduct premium taxes from your Contract Value at those times. State premium taxes currently range from 1.0% to 3.5% of Premium payments and are determined by state insurance laws.

Annual Maintenance Fee.  Your Contract will be subject to an annual maintenance fee of $25 during the Accumulation Period to compensate us for the expenses associated with administering your Contract. We will assess this fee annually, on every anniversary of the date of issue of your Contract, and if you surrender your Contract. We will waive the maintenance fee if your Contract Value equals or exceeds $25,000 on an anniversary of your Contract or the day you surrender your Contract. We do not deduct this charge during the annuity period. We will deduct this charge first from any amounts you have in the Short Term Holding Account and then from the FTD with the most recent effective date. If more than one FTD became effective on the same most recent date, we will deduct the charge from the FTD with the shortest term on the date when we deduct the charge.

Market Value Adjustment.  If, before the end of an FTD’s term, you surrender your Contract, make a withdrawal or apply your Contract Value to an Income Option, we generally will apply an MVA to the amount being surrendered, withdrawn, or applied to an Income Option. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, the value of your Contract could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Value to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a market value adjustment if you apply your Contract Value to an Income Option, even if you do so more than one year before the end of an FTD’s term.

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The following table demonstrates the MVAs and surrender charges that would be applicable if you chose to make a full withdrawal of your FTD Value on each anniversary date. The example is based on hypothetical FTD Values for a $10,000 initial Premium allocated to a 10 year FTD with a 3.0% guaranteed interest rate. The example assumes three potential interest rates for a remaining term FTD and is for illustrative purposes only.

		Assumed FTD Guaranteed Interest Rate = 3.00%
		Market Value Adjustments, Surrender Charges and FTD Values
		2% on Remaining Term FTD			3% on Remaining Term FTD			4% on Remaining Term FTD
End of Anniversary Year	FTD Value	Market Value Adjustment	Surrender Charge	Net FTD Value	Market Value Adjustment	Surrender Charge	Net FTD Value	Market Value Adjustment	Surrender Charge	Net FTD Value
1	$10,300	$695	$(155)	$10,841	$(232)	$(155)	$9,914	$(1,159)	$(155)	$8,987
2	10,609	637	(159)	11,086	(212)	(159)	10,238	(1,061)	(159)	9,389
3	10,927	574	(164)	11,337	(191)	(164)	10,572	(956)	(164)	9,807
4	11,255	506	(169)	11,593	(169)	(169)	10,917	(844)	(169)	10,242
5	11,593	435	(174)	11,854	(145)	(174)	11,274	(725)	(174)	10,694
6	11,941	358	(179)	12,120	(119)	(179)	11,642	(597)	(179)	11,164
7	12,299	277	(184)	12,391	(92)	(184)	12,022	(461)	(184)	11,653
8	12,668	190	(190)	12,668	(63)	(190)	12,414	(317)	(190)	12,161
9	13,048	98	(196)	12,950	(33)	(196)	12,819	(163)	(196)	12,689
10	13,439	-	-	13,439	-	-	13,439	-	-	13,439

Surrender Charge.  We will assess a surrender charge on any surrender or withdrawal taken from an FTD more than 30 days before the end of its term. We will not assess a surrender charge upon cancellation of your Contract during the “free look” period, systematic interest withdrawals, payment of the death benefit, or if you apply your Contract Value to an Income Option. We typically calculate the surrender charge and MVA independently of one another, each calculated based on your Contract Value that you are withdrawing before any of the other adjustments. However, if you were a New York resident at the time you purchased your Contract, we will instead assess the surrender charge on the amount surrendered or withdrawn after that amount has been adjusted by the MVA.

Except in New York, the surrender charge will be equal to six months of simple interest on the amount withdrawn at the FTD’s crediting rate (even if the FTD has not been in force for six months), or a lesser amount, if required by state insurance law.

In New York, we calculate the surrender charge rate for amounts withdrawn from each FTD as follows:

1.	If the FTD was established with an initial or additional Premium, the surrender charge rate equals the lesser of:

(A)	one half of the total credited interest rate applicable to that FTD; and
(B)	seven percent reduced (but not below zero) by one percent after each complete year since the date the Premium was credited to the FTD.

2.	If the FTD was established with (i) your Short Term Holding Account accumulation or (ii) the proceeds of one or more prior FTDs, the surrender charge rate equals the lesser of:

(A)	one half of the total credited interest rate applicable to that FTD; and
(B)	the greater of the following:
(1)	any remaining surrender charge rate under 1(B) above; and
(2)	the lesser of the following:
(a)	five percent, reduced (but not below zero) by one percent after each complete year since the effective date of the FTD; and
(b)	one percent times the term of the FTD, reduced (but not below zero) by one percent after each complete year since the effective date of the FTD.

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The following Examples demonstrate how we would calculate the surrender charge rate under the above scenarios.

Surrender Charge Rate for an FTD Established With an Initial or Additional Premium

Example 1: If the Contractowner purchases a 10-year 5% credited interest rate FTD with an initial or additional Premium, and makes a withdrawal at any time more than 30 days before the end of the FTD term, the surrender charge rate would be as follows:

FTD Year	Term	Years Remaining	Interest Rate	1A: 1/2 Credited Interest Rate	1B: 7% Reduced By 1%	Surrender Charge: Lesser of 1A and 1B
1	10	10	5.0%	2.5%	7.0%	2.5%
2		9		2.5%	6.0%	2.5%
3		8		2.5%	5.0%	2.5%
4		7		2.5%	4.0%	2.5%
5		6		2.5%	3.0%	2.5%
6		5		2.5%	2.0%	2.0%
7		4		2.5%	1.0%	1.0%
8		3		2.5%	0%	0%
9		2		2.5%	0%	0%
10		1		2.5%	0%	0%

Surrender Charge Rate for an FTD Established With Short Term

Holding Account Accumulation or Proceeds of Prior FTD(s)

Example 2(a): If the Contractowner purchases a 10-year 5% credited interest rate FTD with initial Premiums and then renews the FTD, and then makes a withdrawal at any time more than 30 days before the end of the renewal period, the surrender charge would be as follows:

Contract Year	FTD Year	Term	Years Rem’g	Int. Rate	2A: 1/2 Credited Int. Rate	2B(1): Any Remaining Surrender Charge Rate (7% Reduced By 1%) From Initial FTD	2B2(a): 5% Reduced by 1%	2B2(b): 1% x Years Left in FTD	2B(2): Lesser of 2B2(a) and 2B2(b)	2B: Greater of 2B(1) and 2B(2)	Surrender Charge: Lesser of 2A and 2B
1	1	10	10	5.0%	2.5%	—	—	—	—	—	—
2	2		9		2.5%	—	—	—	—	—	—
3	3		8		2.5%	—	—	—	—	—	—
4	4		7		2.5%	—	—	—	—	—	—
5	5		6		2.5%	—	—	—	—	—	—
6	6		5		2.5%	—	—	—	—	—	—
7	7		4		2.5%	—	—	—	—	—	—
8	8		3		2.5%	—	—	—	—	—	—
9	9		2		2.5%	—	—	—	—	—	—
10	10		1		2.5%	—	—	—	—	—	—
11	1	10	10	5.0%	2.5%	0.0%	5.0%	10.0%	5.0%	5.0%	2.5%
12	2		9		2.5%	0.0%	4.0%	9.0%	4.0%	4.0%	2.5%
13	3		8		2.5%	0.0%	3.0%	8.0%	3.0%	3.0%	2.5%
14	4		7		2.5%	0.0%	2.0%	7.0%	2.0%	2.0%	2.0%
15	5		6		2.5%	0.0%	1.0%	6.0%	1.0%	1.0%	1.0%
16	6		5		2.5%	0.0%	0.0%	5.0%	0.0%	0.0%	0.0%
17	7		4		2.5%	0.0%	0.0%	4.0%	0.0%	0.0%	0.0%
18	8		3		2.5%	0.0%	0.0%	3.0%	0.0%	0.0%	0.0%
19	9		2		2.5%	0.0%	0.0%	2.0%	0.0%	0.0%	0.0%
20	10		1		2.5%	0.0%	0.0%	1.0%	0.0%	0.0%	0.0%

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Example 2(b): If the Contractowner purchases a 2-year 12% credited interest rate FTD with initial Premiums and continues to renew the FTD, and then makes a withdrawal at any time more than 30 days before the end of any renewal period, the surrender charge would be as follows:

Contract Year	FTD Year	Term	Years Rem’g	Int. Rate	2A: 1/2 Credited Int. Rate	2B(1): Any Remaining Surrender Charge Rate (7% Reduced By 1%) From Initial FTD	2B2(a): 5% Reduced by 1%	2B2(b): 1% x Years Left in FTD	2B(2): Lesser of 2B2(a) and 2B2(b)	2B: Greater of 2B(1) and 2B(2)	Surrender Charge: Lesser of 2A and 2B
1	1	2	2	12.0%	6.0%	—	—	—	—	—	—
2	2		1		6.0%	—	—	—	—	—	—
3	1	2	2	12.0%	6.0%	5.0%	5.0%	2.0%	2.0%	5.0%	5.0%
4	2		1		6.0%	4.0%	4.0%	1.0%	1.0%	4.0%	4.0	%*
5	1	2	2	12.0%	6.0%	3.0%	5.0%	2.0%	2.0%	3.0%	3.0%
6	2		1		6.0%	2.0%	4.0%	1.0%	1.0%	2.0%	2.0	%*
7	1	2	2	12.0%	6.0%	1.0%	5.0%	2.0%	2.0%	2.0%	2.0%
8	2		1		6.0%	0.0%	4.0%	1.0%	1.0%	1.0%	1.0	%*
9	1	2	2	12.0%	6.0%	0.0%	5.0%	2.0%	2.0%	2.0%	2.0%
10	2		1		6.0%	0.0%	4.0%	1.0%	1.0%	1.0%	1.0	%*
11	1	2	2	12.0%	6.0%	0.0%	5.0%	2.0%	2.0%	2.0%	2.0%
12	2		1		6.0%	0.0%	4.0%	1.0%	1.0%	1.0%	1.0	%*
13	1	2	2	12.0%	6.0%	0.0%	5.0%	2.0%	2.0%	2.0%	2.0%
14	2		1		6.0%	0.0%	4.0%	1.0%	1.0%	1.0%	1.0	%*

* We do not assess a surrender charge on any surrender or withdrawal taken from an FTD within 30 days before the end of its term.

THE ANNUITY PERIOD

You can apply your Contract Value to provide you with guaranteed annuity payments. The determination of your annuity payment amounts will be based, among other things, on the amount of your Contract Value and your choice of an Income Option. You may choose to receive monthly, quarterly, semi-annual or annual payments. If your annuity payments would be less than $100 a month, we may decide to change to less frequent payments, and, if we do, we will inform you of that decision. The total value of annuity payments that are eventually made to you may be more or less than the total Premium(s) you paid under the Contract.

If you choose to receive annuity payments that begin more than one year before the end of an FTD’s term, we will apply an MVA to the Contract Value withdrawn from that FTD before we calculate your annuity payments. (See “The Contract” – “Market Value Adjustment.”) State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a market value adjustment if you apply your Contract Value to an Income Option, even if you do so more than one year before the end of an FTD’s term. We also may deduct any charges for premium taxes from your Contract Value before we apply it to an Income Option. (See “The Contract” – “Charges” – “Premium Taxes.”)

WHEN ANNUITY PAYMENTS BEGIN

Generally, you pick the date when you want annuity payments to begin when you complete your application for a Contract. The date you choose cannot be later than the Annuitant’s or any Contractowner’s 90th birthday. You can choose or change the annuity starting date at any time before annuity payments actually begin. In any case, the annuity starting date will be the first day of a month and cannot be earlier than fourteen months after the day your Contract is issued (twelve months for Contracts issued in Florida). Your first annuity check may be delayed while we process your choice of Income Option and calculate the amount of your initial payment.

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For payments to begin on the annuity starting date that you chose, we must receive all information and documentation necessary for the Income Option you have picked at our Administrative Office in good order. If we have not received all the necessary information in good order, we will defer the annuity starting date until the first day of the month after the information has reached us in good order, but not beyond the Annuitant’s or any Contractowner’s 90th birthday. If you have not picked an Income Option, or if we have not otherwise received all the necessary information by that date, we will begin payments under a One-Life Annuity with a 10 year guaranteed period, or a shorter guaranteed period, if required under Federal tax law.

We will send your annuity payments by mail to your home address or (if you request) by mail or electronic fund transfer to your bank. If you want to change the address or bank where you want your annuity payments sent, it is your responsibility to notify us. We can send payments to your residence or most banks abroad.

ANNUITY PAYMENTS

Your annuity payments are based on your Contract Value on the annuity starting date. At the annuity starting date, the dollar amount of each annuity payment resulting from your Contract Value will become fixed, based upon:

•	the Income Option you choose,
•	the length of the guaranteed period you choose, if applicable,
•	the frequency of payment you choose,
•	the ages of the Annuitant and any Second Annuitant,
•	our then-current annuity rates, which will not be less than those specified in your Contract’s rate schedule and
•	any premium taxes and/or MVAs applied to your Contract Value on the annuity starting date, if applicable.

INCOME OPTIONS

You have a number of different Income Options.

•

One-Life Annuity with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant lives. If you choose a guaranteed period (i.e., 10, 15 or 20 years) and your Annuitant dies before the guaranteed period is over, annuity payments will continue to you or your Beneficiary until the end of the guaranteed period you selected. If you do not choose a guaranteed period, all annuity payments end at the Annuitant’s death—so it is possible for the Annuitant to receive only one payment if the Annuitant dies less than a month after annuity payments start.

•

Fixed-Period Annuities.  This Income Option provides for annuity payments for a stipulated period of not less than two years or more than 30 years. At the end of the period you’ve chosen, annuity payments will stop. If you and your joint owner, if any, die before the period is up, your Beneficiary becomes the Contractowner.

•

Two-Life Annuities with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant or Second Annuitant lives, then continues at either the same or a reduced level for the life of the survivor, or until the end of the specified guaranteed period, if you choose one, whichever period is longer. There are three types of Two-Life Income Options, all available with or without a guaranteed period—Full Benefit While Either the Annuitant or the Second Annuitant is Alive, Two-Thirds Benefit After the Death of Either the Annuitant or the Second Annuitant, and a Half-Benefit After the Death of the Annuitant.

We may offer different Income Options in the future.

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The commuted value of any annuity payments remaining to be paid after the death of a Beneficiary and during a guaranteed period may be paid in a lump sum, unless the Contractowner(s) direct(s) us otherwise. The commuted value is the present value of the remaining annuity payments that will be paid in a lump sum, and such present value is equal to the sum of the scheduled annuity payments less the interest that would have been earned on those payments, from the effective date of the commuted value calculation to the dates when each of the scheduled annuity payments would have been made.

The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract.

DEATH BENEFITS

AVAILABILITY AND CHOOSING BENEFICIARIES

Unless the “Special Option For Spouses” (which is described immediately below) applies, the death benefit will be paid to the death benefits payee(s) if any Contractowner or Annuitant dies during the Accumulation Period. When you complete your application for a Contract, you will name one or more Beneficiaries to receive the death benefit if any Contractowner or Annuitant dies. You can change your Beneficiaries at any time during the Accumulation Period. For more information on designating Beneficiaries, you should contact us, and you may also want to consult your qualified legal advisor.

SPECIAL OPTION FOR SPOUSES

If the surviving spouse is the sole Beneficiary when the Contractowner dies, the surviving spouse can either choose to become the Contractowner and continue the Contract, or receive the death benefit. If the surviving spouse does not make a choice within 60 days after we receive proof of the Contractowner’s death, the spouse will automatically become the Contractowner, and no death benefit will be paid to the surviving spouse. The surviving spouse will also become the Annuitant if the deceased owner was the Annuitant.

The right of a spouse to continue the Contract and all Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under Federal law. The Federal Defense of Marriage Act currently does not recognize same-sex marriages or civil unions, even those which are permitted under individual state laws. Therefore, the spousal continuation provisions of this Contract will not be available to such partners or same sex marriage spouses. Consult a tax advisor for more information on this subject.

AMOUNT OF DEATH BENEFIT

The amount of the death benefit is your Contract Value as of the first death benefit payable date. Each payee’s death benefit payable date is the date when we have received proof of the Contractowner’s or Annuitant’s death and all information that we require for payment of the payee’s portion of the death benefit has been received by us at our Administrative Office in good order. We will not deduct a surrender charge or apply an MVA to the death benefit payment.

On the first death benefit payable date, all FTDs will be terminated, and all FTD Values will be applied to the Short Term Holding Account.

METHODS OF PAYMENT OF DEATH BENEFITS

We will pay each death benefit payee’s portion of the death benefit in one payment. Death benefit payments must be made within five years of your death. Upon payment of the death benefit, the Contract will terminate.

In all events, the death benefit and the termination provisions of the Contract will be administered in accordance with the requirements of Sections 72(s) of the IRC, as applicable to your Contract.

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FEDERAL INCOME TAXES

The following discussion is based on our understanding of current Federal income tax law, which is subject to change. For complete information on your personal tax situation, you should check with a qualified tax advisor.

TAXATION OF ANNUITIES

The following discussion assumes the Contracts qualify as “annuity contracts” for Federal income tax purposes:

In General.  IRC Section 72 governs annuity taxation generally. We believe that an owner who is a natural person usually will not be taxed on increases in the value of a Contract until there is a distribution (i.e., the Contractowner withdraws all or part of the Contract Value or takes annuity payments.) Assigning, pledging, or agreeing to assign or pledge any part of the Contract Value usually will also be considered a distribution.

Withdrawals of accumulated investment earnings will be taxable as ordinary income. The IRC generally requires withdrawals under your Contract to be first allocated to investment earnings.

The owner of a Contract who is not a natural person (such as a corporation or trust) generally must treat any increases in the value of the Contract during the taxable year as income. There are some exceptions to this rule, and a prospective Contractowner who is not a natural person should discuss these potential exceptions with a qualified tax advisor.

The following discussion applies generally to Contracts owned by a natural person:

Withdrawals.  If you make a withdrawal from your Contract, the IRC generally treats the withdrawal as first coming from earnings and then from your Premium(s). Such withdrawn earnings are includable in your income in the calendar year when the withdrawal occurs. The Contract Value immediately before a withdrawal occurs may have to be increased by any positive MVA. There is no definitive guidance on the proper tax treatment of MVAs, and you may want to consult a qualified tax advisor if you receive an MVA as part of a withdrawal.

Required Distributions.  In order for your Contract to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the IRC requires that it contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of the Contractowner. Specifically, Section 72(s) requires that (a) if any Contractowner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Contractowner’s death; and (b) if any Contractowner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Contractowner’s death. However, if the designated Beneficiary is the surviving spouse of the deceased Contractowner (as defined under Federal law), the Contract may be continued with the surviving spouse as the new Contractowner. (See “Death Benefits” – “Special Option for Spouses”).

The Contract contains provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review the applicable provisions in the Contract and modify them, if necessary, to assure that they comply with the IRC requirements when such requirements are clarified by the IRS, by regulation, or otherwise.

The IRC also provides that any amount you receive from your Contract that is included in income may be subject to an IRS tax penalty. The amount of the IRS tax penalty is equal to 10% of the amount that is includable in income. Some withdrawals will be exempt from the tax penalty. They include any amounts:

(1)	paid on or after you reach age 59 1 /2;

(2)	paid after you die;

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(3)	paid if the you become totally disabled (as that term is defined in the IRC);

(4)	paid in a series of substantially equal payments made annually (or more frequently) for life or a period not exceeding life expectancy;

(5)	paid under an immediate annuity (as that term is defined in the IRC); or

(6)	that come from purchase payments made prior to August 14, 1982.

With respect to (4) above, if the series of substantially equal periodic payments is modified (unless the modification is made under permitted exceptions) before the later of your attaining age 59 1 /2 or 5 years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax that would have been imposed (the 10% tax penalty) but for the exception, plus interest for the tax years in which the exception was used.

Taxation of Death Benefit Proceeds.  Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

Partial 1035 Exchanges.  Section 1035 of the IRC provides that a non-qualified annuity contract may be exchanged in a tax-free transaction for another annuity contract. The IRS has also ruled that a partial exchange of an annuity contract, whereby a portion of an annuity contract is directly transferred into another annuity contract, would also qualify as a non-taxable exchange. IRS guidance provides that a distribution from either of the contracts involved in the direct partial exchange within 12 months of the exchange would result in the exchange being treated as a taxable distribution from the first contract, followed by a payment for the second contract, except in limited circumstances, including a lifetime event such as divorce, disability, or loss of employment which occurred between the date of the partial direct exchange and the withdrawal. Contractowners should consult their own qualified tax advisors prior to entering into a partial exchange of an annuity contract.

Medicare Tax.  Beginning in 2013, distributions from non-qualified annuity contracts will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

TRANSFERS, ASSIGNMENTS OR EXCHANGES OF A CONTRACT

Transferring Contract ownership, pledging the Contract as security for a loan, designating an Annuitant, payee or other Beneficiary who is not also the Contractowner, designating an annuity starting date, or exchanging a Contract can have other tax consequences that we do not discuss here. If you are thinking about any of those transactions, contact a qualified tax advisor.

ANNUITY PAYMENTS

Although the tax consequences may vary depending on the annuity payment option you select, in general, only a portion of the annuity payments you receive will be includable in your gross income. In general, the excludable portion of each annuity payment you receive will be determined as follows: by dividing your “investment in the contract” on the annuity commencement date by the total expected value of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable from your gross income.

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The remainder of each annuity payment you receive is includable in your gross income. Once your “investment in the contract” has been fully recovered through the receipt of excludable portions of annuity payments, the full amount of any additional annuity payments will be includable in your gross income and will be taxed as ordinary income.

If, after the annuity commencement date, annuity payments stop because an Annuitant died, the excess (if any) of your “investment in the contract” as of the annuity commencement date over the aggregate amount of annuity payments received that was excluded from gross income may possibly be allowable as a deduction in your tax return.

WITHHOLDING

Annuity distributions are usually subject to withholding for the recipient’s Federal income tax liability at rates that vary according to the type of distribution and the recipient’s tax status. However, recipients can usually choose not to have tax withheld from distributions.

MULTIPLE CONTRACTS

In determining gross income, Section 72(e) will treat as one contract all TIAA-CREF Life non-qualified and TIAA non-qualified deferred annuity contracts issued to the same contract owner during any calendar year. This treatment could affect when income is taxable and how much might be subject to the 10% IRS tax penalty on earnings (see above). You should consult a qualified tax advisor before buying more than one deferred annuity contract in any calendar year from us and/or TIAA for the purpose of gaining a tax advantage.

POSSIBLE CHARGE FOR TIAA-CREF LIFE’S TAXES

Currently, we do not charge the Contracts for any Federal, state, or local taxes on it other than premium taxes (See “The Contract”—“Charges”—“Premium Taxes”), but we reserve the right to charge the Contracts for any tax or other cost resulting from tax laws that we believe should be attributed to the Contracts.

OTHER TAX ISSUES

Federal estate taxes.  While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should keep in mind that the value of a Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the Contract, the value of the annuity included in the gross estate may be the value of the lump sum amount payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. You should consult a qualified estate planning advisor for more information.

Generation-skipping transfer tax.   Under certain circumstances, the IRC may impose a “generation skipping transfer tax” when all or part of a Contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contractowner. Regulations issued under the IRC may require us to deduct this tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

Estate, gift, and generation-skipping transfer taxes in 2010.  In 2001, Congress enacted the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), which eliminated the estate tax (but not the gift tax) and replaced it with a carryover basis income tax regime for estates of decedents dying in 2010, and also eliminated the generation-skipping transfer tax for transfers made in 2010. Beginning in 2011, however, EGTRRA allowed the estate, gift, and generation-skipping transfer taxes to return to their pre-EGTRRA form. Moreover, it is possible that Congress may enact legislation reinstating the estate and generation-skipping transfer taxes for 2010, possibly on a retroactive basis. The uncertainty as to future estate, gift, and generation-skipping transfer taxes underscores the importance of seeking guidance from a qualified advisor to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

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Annuity purchases by nonresident aliens.  The discussion above provides general information regarding U.S. Federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers who are not U.S. citizens or residents will generally be subject to U.S. Federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Foreign tax credits.   We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under Federal tax law.

TAX ADVICE

What we tell you here about Federal and other taxes is not comprehensive and is for general information only. It does not cover every situation. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, you should check with a qualified tax advisor.

TIAA-CREF LIFE INSURANCE COMPANY

Business Overview

We are a stock life insurance company and were organized under the laws of the State of New York on November 20, 1996. We commenced operations under our former name, TIAA Life Insurance Company, and changed our name on May 1, 1998. Our headquarters are located at 730 Third Avenue, New York, NY 10017-3206. We are a wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). We are subject to regulation by the State of New York Superintendent of Insurance as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

Our primary products are individual annuities, life insurance and funding agreements; the individual annuities and life insurance products are marketed directly to individuals while the funding agreements are issued directly to states. Our individual products are available to the general public; however, we market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA. TIAA provides retirement annuities and insurance coverage to more than 3.6 million individuals primarily at approximately 15,000 educational, research, and cultural institutions, other nonprofit organizations and certain governmental entities across the United States.

We operate three primary business segments, which are defined as our major products: Individual Annuities, Life Insurance and Funding Agreements. Additional information concerning our business segments may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein.

Individual Annuities

The Individual Annuities business segment issues (and provides customer service for) a number of individual after-tax annuity products. We distribute our annuity products through non-commissioned agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the United

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States Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds, a Delaware statutory trust registered with the SEC under the Investment Company Act of 1940 (File No. 811-08961) as an open-end management investment company, or in other, non-proprietary funds.

At December 31, 2009, the general account reserves associated with our outstanding individual annuities were approximately $1,194.4 million, and total separate account liabilities associated with outstanding variable annuities were approximately $647.6 million.

Life Insurance

The Life Insurance business segment distributes term life insurance, universal life insurance and variable universal life insurance. We sell our life insurance products through non-commissioned agents appointed by us. Those agents selling variable insurance products are also registered representatives of our affiliated broker-dealers. Our primary marketing efforts for term life insurance products involve direct mail and an Internet web site to direct potential policyholders to a call center staffed by licensed agents. Our universal life and variable universal life insurance products are also sold through non-commissioned agents with leads generated primarily through internal and external referrals.

The term life insurance product line includes annually renewable term and level premium term life insurance policies, both of which offer level death benefit coverage until the policies’ expiration dates. Universal life insurance policies include single life and last survivor individual non-participating flexible premium adjustable life insurance contracts. Variable universal life insurance policies include single life and last survivor individual non-participating flexible premium variable life insurance contracts. Assets associated with variable universal life insurance policies are held in various investment subaccounts of a separate account, based on policyholders’ investment allocation decisions. That separate account is registered with the SEC as a unit investment trust, and its assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

Underwriting.  We establish underwriting policies for risk selection and classification. The information that we use to perform our underwriting includes information from the insurance application, inspection reports, attending physician statements, medical examinations or other pertinent information. This information is then used to determine whether we will issue the policy as applied for or other than applied for (i.e., with modifications that are acceptable to us), or whether we will reject the insurance application. The various requirements for the information that we use in our underwriting vary by the age of the applicant and by the amount of coverage being requested. For certain risks, we may also use reinsurers to assist us in the evaluation of the risk.

Reinsurance.  We use reinsurance to manage risk by ceding (i.e., transferring) some of our insurance reserve liabilities to other insurance and reinsurance companies. Even when we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. Our maximum retention is $2.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. Our maximum retention is less for certain issue ages and underwriting classifications.

At December 31, 2009, we had total life insurance in force of approximately $23.9 billion, of which approximately $18.4 billion was ceded through reinsurance. At December 31, 2009, total policy reserves held in our general account associated with life insurance policies in force on that date were approximately $95.4 million, and separate account liabilities associated with outstanding variable universal life policies were approximately $32.5 million.

Funding Agreements

Our Funding Agreements business segment currently focuses on providing non-participating flexible premium funding agreements, which are issued from our general account, to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after

TIAA-CREF Investment Horizon Annuity Prospectus	22

section 529 of the Internal Revenue Code (“IRC”)), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan, and we provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We can also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

We currently have eleven outstanding funding agreements with state 529 college savings plans. There are ten funding agreements with 8 current state 529 plans. Four funding agreements previously issued that have terminated, retain existing accumulations and receive no new funds. One funding agreement associated with their state scholarship program also receives no new funds. Total general account reserves associated with our funding agreements totaled approximately $930.2 million at December  31, 2009.

Additional Business Considerations

In addition to the preceding description of the products that we distribute through our three primary business segments, there are other elements of our business operations that may affect our operating performance and our financial condition.

Investments

Our general account investment portfolio primarily consists of bonds, stocks, mortgage loans secured by commercial real estate, cash, short-term investments and other long-term investments. Our total assets were approximately $3,319.1 million at December 31, 2009. Of this total amount, the assets in the separate accounts equaled approximately $703.7 million, and those in the general account equaled approximately $2,615.4 million. Our overall general account portfolio quality was very high with 98.2% of our total invested assets classified as investment grade with approximately 1.8% of our portfolio below investment grade.

The selection and management of our general account investment portfolio reflect the asset/liability analyses that we perform for our various business segments and the specific products that they issue. Our investment objective is to earn the highest possible rates of return within reasonable risk parameters while ensuring a prudently diversified portfolio.

The Notes to “TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements,” included herein, contain additional information about our investment portfolio and explain how we value each asset class under the statutory accounting principles that we follow, in accordance with the insurance regulatory framework with which we must comply.

Policy Liabilities and Accruals

The applicable state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies. These liabilities are calculated in accordance with such applicable state insurance laws and are the amounts that allow us to make adequate provision for the anticipated future cash flows required by our contractual obligations on all outstanding policies. These state insurance laws specify the calculation method(s), mortality rates and interest rates that we are required to use, in order to determine the minimum required liabilities for the various policy types that we issued and have outstanding.

Federal Income Tax Consequences

Our earnings are subject to the Federal corporation income tax, and the IRC contains specific tax treatment for the operations of life insurance companies. We are taxed by the Federal government in many areas in a manner similar to companies in other industries, but restrictions specifically apply to the combining, in a consolidated U.S. income tax return, of life insurance company taxable income with non-life insurance company taxable losses.

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Employees

We do not currently have any employees. Our operational needs are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling and distribution agreements, or by third party service providers under separate agreements. Under the agreements with TIAA and its subsidiaries, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, TIAA, and its applicable subsidiaries.

Properties

The Company has no business offices. Our business activities are transacted in facilities owned by TIAA in New York and North Carolina pursuant to an inter-company service agreement between the two companies.

Legal Proceedings

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

Summary Information and Risk Factors

The operating results of insurance and annuity companies have historically been subject to significant fluctuations. The potential risk factors that could affect our future results include, but are not limited to, general economic conditions and the trends and uncertainties that are discussed more fully below.

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

The life insurance and annuity industry in which we operate is a very mature industry and is highly competitive, with many companies of varying sizes offering products that are similar to ours and distributing them through a variety of marketing channels. We compete in the sale of our products with a large number of insurance companies, investment management firms, mutual fund companies, banks and other types of competitors. Many of the entities with whom we compete are larger, have been established for a longer period of time, have broader distribution channels and/or have more resources than we do. Furthermore, larger competitors may be better able than we are to lower their operating costs or have a better ability to absorb greater risk, while maintaining their financial strength ratings, which may allow them to price their products more competitively.

We offer life insurance protection products, cash value accumulation life insurance products and annuity products designed to meet the demands of an aging population with evolving retirement savings and wealth protection needs. We have thus far elected to retain our unique distribution approach through the use of non-commissioned agents. We believe that this distribution approach allows us to offer a valuable consumer service based on the concept that it is an added value to our customers that the cost of the products that we distribute can be separated from the cost for financial advice that may be embedded in the products sold by our competitors.

Competition in each of our businesses is based on a number of factors, which include investment performance, efficiency and ease of distribution, servicing capability, range of products, product quality, features and innovation, competitive fees, financial strength and organizational reputation. Our competitive strengths include our low expenses, historically high credited interest rates, good customer service and, for certain of our products, low liquidity demands, which permit us to invest the related assets in less liquid, longer-term, higher yielding investments, which in turn improves our ability to deliver strong long-term investment performance. We believe that we are well positioned to maintain and even increase our market position in the face of this competition; however, there are risks to our ability to meet that goal.

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Our continued ability to compete depends upon many internal and external factors that may affect us. Some of the internal factors that may affect our future competitiveness include our ability to market to target customers, our ability to effectively market to fee-based financial advisors, our ability to develop and maintain competitive products, our ability to maintain an appropriate cost structure and our ability to maintain strong financial strength ratings from the nationally recognized rating agencies. Some of the external factors that may affect our future competitiveness include potential changes in the tax treatment of the products that we offer, changes in the relative competitive strengths of the other entities in our marketplace, and the continuing evolution of financial products and services offered by our competitors.

Substantial regulation of the insurance and annuity industry may adversely affect our business.

We are licensed to transact our life insurance and annuity business in all 50 states and the District of Columbia, and we are subject to substantial government regulation in each of the jurisdictions in which we are licensed. Such regulation includes, among others, the authority to grant or revoke operating licenses and to regulate premium rates, benefits, marketing and sales practices, advertising, the form and content of policy forms, underwriting standards, deposits of securities, investments, accounting practices and the maintenance of specified reserves and capital adequacy. Such regulation is concerned primarily with the protection of contract owners rather than stockholders or general creditors.

Most jurisdictions also have laws requiring companies like us to participate as members of their life and health insurance guaranty associations. These associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which an impaired or insolvent insurer is engaged. While the amount of future assessments cannot be accurately predicted, we may be required to allocate funds to satisfy unanticipated assessments in the future, and that could adversely affect our results of operations for the period when those assessments occur.

We are required to file detailed annual statutory-basis financial statements with supervisory agencies in each of the jurisdictions in which we are licensed. We are also subject to examination by such agencies at regular intervals.

As life insurers introduce new and often more complex products, regulators may refine capital requirements and introduce new reserving standards for the life insurance industry. Regulations recently adopted or currently under review can potentially impact the reserving/capital requirements and marketing/sales practices for certain products, particularly variable annuities and the optional guaranteed benefits offered with these products.

If an insurer’s risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action, depending upon the level. Possible regulatory actions range from requiring the insurer to take actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

While the life insurance industry is primarily regulated at the state level, some products are also subject to Federal regulation. Various Federal and state securities regulators and self-regulatory organizations, such as the SEC and the Financial Industry Regulatory Authority (“FINRA”), continue to review and, in many cases, adopt changes to their established rules and policies in areas such as corporate governance, mutual fund trading, mutual fund and variable annuity distribution practices, disclosure practices and auditor independence that can impact the insurance industry.

In recent years, various legislative proposals have also been introduced in Congress that called for the Federal government to assume some role in the regulation of the insurance industry. To date, none of the Congressional proposals has been enacted. We cannot predict what form any such future proposals might take or what effect, if any, such proposals might have on us if enacted into law. Any legislation that increases government regulation of the industry may have an adverse effect on our operations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase both our direct and indirect compliance-related costs and other expenses of doing business, thus potentially having a material adverse effect on our financial results.

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Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

Federal legislation, administrative policies and court decisions can significantly and adversely affect our business in relation to product tax issues and taxation generally. For example, the following events could adversely affect our business:

•	Changes in tax laws that would reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;

•	Repeal of the Federal estate tax; or

•	Changes in the availability of individual retirement accounts.

Existing Federal laws and regulations affect the taxation and, as a result, the relative attractiveness of the products that we issue. Income tax on investment earnings during the accumulation period of certain life insurance and annuity products is generally deferred for contract owners. This favorable tax treatment may give certain of our products a competitive advantage over other, non-insurance products. To the extent that the IRC may be revised in the future to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, or may be revised to create or increase the tax-deferred treatment of competing products, all life insurance companies could be adversely affected with respect to their ability to sell life insurance and/or annuity products. Also, depending upon any grandfathering provisions that may be created if the IRC were revised to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, we could be adversely affected by the surrenders of existing annuity contracts and/or life insurance policies.

Additionally, if enacted, currently proposed changes in the Federal tax law that would establish new tax-advantaged retirement and life savings plans could reduce the relative tax advantage of investing in life insurance and/or annuity products. Such proposals include changes that may create new non-insurance vehicles for tax-exempt savings.

Life insurance products are often used to fund estate tax obligations. Current Federal law phases out, and ultimately eliminates, the U.S. estate tax in 2010. The same law, if not explicitly extended by Congress and the President via new legislation, reinstates the U.S. estate tax in full in 2011. If the U.S. estate tax is significantly reduced or repealed, the demand for certain life insurance products could be adversely affected.

We cannot predict what changes, if any, to existing tax law, or the relevant interpretations of such tax law, may ultimately be enacted or adopted, and, as a result, we cannot predict whether any such changes will adversely affect the future taxation of our operations.

A downgrade in our ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

Ratings from the nationally recognized rating agencies are an important factor in the competitive positioning of life insurance and annuity companies. A downgrade in our ratings could have a material adverse effect on our business, financial condition and operating results. In addition, a downgrade in the our ratings could adversely affect (i) our ability to sell certain of our products and (ii) the returns on the insurance and annuity products we issue and, ultimately, (iii) the results of our operations. Rating agencies regularly review the operating performance and financial condition of insurers, including us. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency about the rated company’s industry, general economic conditions and circumstances outside the rated company’s control. In addition, rating agencies use various models and formulas to assess the strength of a rated company, and may, from time to time, alter their models. Changes to the rating agencies’ models could impact the rating agencies’ judgment of the rating to be assigned to the rated company. We cannot predict what actions the rating agencies may take in the future or how those actions could affect us.

TIAA-CREF Investment Horizon Annuity Prospectus	26

A downgrade in TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

We have a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the National Association of Insurance Commissioners (“NAIC”) Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength ratings from the nationally recognized rating agencies at least the same as TIAA’s ratings at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any of our contract owners with recourse to TIAA.

The risks noted above about a downgrade in our ratings from the nationally recognized rating agencies are also applicable to TIAA, and a downgrade in TIAA’s ratings could have a material adverse effect on us because of the terms of the financial support agreement that we have with TIAA. Under one of the provisions of that financial support agreement, TIAA will provide financial support to us as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. TIAA’s Statutory-Basis Financial Statements are included in our Form S-1 Registration Statement filed with the SEC.

Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency, operating costs and other expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts, to satisfy rating agencies’ expectations and to meet regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target returns on a portfolio basis. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions.

Our profitability depends on the adequacy of investment margins, the management of market and credit risks associated with our investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability.

Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

Our ability to maintain our competitive cost structure is dependent upon a number of factors, such as us generating a sufficient level of new sales, achieving our projected persistency (i.e., continuation or renewal) of existing business and achieving successful expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs, which could adversely affect our results of operations.

Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

Fluctuations in interest rates, volatility in the securities markets and other economic factors may adversely affect the sales of our products. For example, a decline in market interest rates may result in lower crediting rates on our products, which may adversely affect the desirability of these products to potential customers. Additionally, a protracted period of strong performance of the equity markets could adversely impact the popularity and sales of our fixed annuity products. The level of volatility in the investment markets in which we invest and our overall investment returns also impact our profitability.

27	TIAA-CREF Investment Horizon Annuity Prospectus

The profitability of many of our products, and, in particular our annuity products, depend in large part on our ability to manage the spread between the interest rates that we earn on our investments and the interest rates that we credit to holders of our annuity and life insurance products. As markets become more volatile, it can become increasingly difficult to maintain our anticipated spreads. There can be no assurance that we will be able to successfully manage our spread risk in the future. If we are unable to achieve the interest rate spreads that we projected in pricing our products, our operating performance will be adversely affected.

Additionally, our asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve). In general terms, our results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped yield curve. Our asset/liability management programs and procedures also incorporate assumptions about the relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors. The effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from the assumptions that we used.

Equity market volatility and downturns in the equity markets could negatively impact our business.

Significant downturns and volatility in the equity markets could have an adverse effect on our financial condition and results of operations in three principal ways. First, equity market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, because these products have investment returns linked to the performance of the equity markets. Significant downturns and volatility in the equity markets may also cause some of our existing customers to withdraw their cash values or reduce additional investments in those products.

Second, downturns and volatility in the equity markets can have an adverse effect on the revenues that we receive from our separate account products. Because these products generate fees generally from the value of the assets under management, a decline in the equity markets could reduce the value of the investment assets that we manage, thereby reducing our revenues.

Finally, all of our variable annuity products include provisions for guaranteed minimum death benefits that are dependent on or are tied to the investment performance of the assets held within the variable annuity. A significant equity market decline could result in declines in customer account values which could increase our obligation to make payments under guaranteed minimum death benefits in connection with variable annuities. An unexpected increase in such payments could have an adverse effect on our financial condition and results of operations.

Our investments are subject to market and credit risks.

Our invested assets and derivative financial instruments are subject to the risks of credit defaults and changes in market values. Additionally the value of our commercial mortgage loan portfolio depends, in part, on the financial condition of the tenants occupying the properties that we have financed and the strength of the commercial real estate market, both generally and in the specific markets where the financed properties are located. Factors that may affect the overall default rate on and market value of our invested assets, derivative financial instruments and mortgage loans include market interest rate levels, financial market performance and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

We could be forced to sell investments at a loss to pay contract benefits, cover contract owner withdrawals, or fund maturities.

Many of the products that we offer allow contract owners to withdraw their funds under defined circumstances, often without penalties. We manage our liability structure and configure our investment portfolio to maintain sufficient liquidity to support anticipated withdrawal demands, to pay contract benefits and to fund contract maturities. While we own a significant amount of liquid assets, a certain portion of our assets are relatively illiquid. If we experience unanticipated withdrawal, benefit payment or surrender activity,

TIAA-CREF Investment Horizon Annuity Prospectus	28

we could exhaust the liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms and incur losses. If we are forced to dispose of assets on unfavorable terms and incur losses, it could have an adverse effect on our financial condition.

We are dependent on the performance of others.

In addition to our reliance on the financial and administrative performance of our reinsurers, which we describe in the next section, our business and operating results may be affected by the performance of others because we have entered into various arrangements involving services provided by other parties. For example, a substantial portion of our business is administered by third parties on our behalf. Because certain of these other parties may act on our behalf or represent us in various capacities, we may be held responsible for obligations that arise from the acts or omissions of these other parties. Additionally, our business operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

As with all financial services companies, our ability to conduct business is dependent upon consumer confidence in the industry and in our products. The future actions of our competitors and the potential financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect our retention of existing business and the future sales of our life insurance and annuity products.

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

We cede (i.e., transfer) material amounts of life insurance coverage sold by us to other insurance companies through reinsurance and transfer the related assets to our reinsurers. Notwithstanding the transfer of the related assets, we remain liable with respect to the ceded insurance coverage should any reinsurer fail to meet the obligations assumed by it. Therefore, the financial failure of one or more of our reinsurers could negatively impact our earnings and financial position.

Our ability to compete in the insurance industry is dependent on the availability of reinsurance or other substitute capital market solutions. Our premium rates are based, in part, on the assumption that reinsurance will be available to us at a certain cost. Under certain reinsurance agreements, the reinsurer may prospectively increase the rate it charges us for the reinsurance that we have ceded to the reinsurer. Therefore, if the cost of reinsurance were to increase, or if reinsurance were to become unavailable and if alternatives to reinsurance were not available to us, our profitability could be adversely affected.

In recent years, the number of life reinsurers has decreased as the reinsurance industry has continued to consolidate. Access to reinsurance has become more costly for us as well as for the insurance industry in general. This could have a negative effect on our ability to compete successfully in the future. The decreased number of participants in the life reinsurance market also results in an increased concentration risk for insurers, including us. If the reinsurance market further contracts, our ability to continue to offer our products on favorable terms could be adversely impacted.

Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

We may become subject to class action and individual lawsuits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. While we are not a party to

29	TIAA-CREF Investment Horizon Annuity Prospectus

any current litigation that could have a material adverse effect on us, litigation may arise in the future that may result in material financial losses or require significant management resources.

We are also subject to various regulatory inquiries, such as information requests, subpoenas and examinations of our books and records, by state and Federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action, or investigation, we could suffer significant reputational harm, which could also have an adverse effect on our business, financial condition and results of operations.

Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operation.

Our business is highly dependent upon the effective operation of our computer systems and those of our affiliated and unaffiliated service providers. We rely on these systems throughout our business for a variety of functions, including processing applications and claims, providing information to customers, regulatory bodies and distributors, performing actuarial analyses and maintaining our financial records. Despite our implementation of what we consider to be prudent security and back-up measures, our computer systems and those of our business partners may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operation.

We retain confidential information in our computer systems and those of our service providers, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and/or penetrate our computer systems and/or those of our service providers could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. An increasing number of states require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems and those of our service providers that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

While we have implemented what we believe are prudent risk management and contingency plans and have taken other preventive measures and precautions, we could still be affected by scenarios that could have an adverse effect on us. In addition, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures would indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us; however, this information may not always be accurate, complete, up-to-date or properly evaluated.

A natural disaster (such as hurricanes, floods, earthquakes and tornadoes), a pandemic, or an outbreak of an easily communicable disease could adversely affect our mortality or morbidity experience or that of our reinsurers. Such events could also have an adverse effect on lapses and surrenders of existing policies, as well as a reduction in the sales of new policies. In addition, we are exposed to various risks arising from man-made disasters, including acts of terrorism, malicious acts and military action. All of these types of risks may adversely affect our results of operations and financial condition. For example, the possible macroeconomic effects of such events could also adversely affect our investment portfolio. Additionally, the disruption of our normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services, could have a negative effect on us.

TIAA-CREF Investment Horizon Annuity Prospectus	30

While we have a business continuation and crisis management plan, there is no assurance that our plan and insurance coverages would be completely effective in mitigating any negative effects on our operations or profitability in the event of such a disaster.

We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

The preceding risks may not be the only risks facing us in the future. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition and/or operating results in the future.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock. All of our outstanding shares are owned by TIAA. As of April 22, 2010, we had issued and outstanding 2,500 shares of common stock, $1,000 par value per share.

Insurers are subject to various state statutory and regulatory restrictions on the insurers’ ability to pay dividends. Under the New York Insurance Law, we are permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains).

In 2009, 2008 and 2007, we paid no dividends on our common stock to TIAA. We have no plans to pay dividends in 2010.

GENERAL MATTERS

TELEPHONE AND INTERNET

To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can call the Administrative Office at 877-694-0305.

You can also use the TIAA-CREF Web Center’s account access feature to check your Contract Value. You will be asked to enter your Contract number and Social Security number. To use the Web Center’s account access feature, access the TIAA-CREF Internet home page at www.tiaa-cref.org.

CONTACTING TIAA-CREF LIFE

We will not consider any notice, form, request, or payment to have been received by us until it reaches our Administrative Office. You can ask questions by calling toll-free 877-694-0305.

ELECTRONIC PROSPECTUSES

If you received this prospectus electronically and would like a paper copy, please call 877-694-0305, and we will send it to you.

DELAYS IN PAYMENTS

We have the right to defer withdrawals from the Short Term Holding Account for up to six months. If we defer such withdrawals for 10 or more Business Days, we will credit interest to such amounts at the rate we are currently crediting to the Short Term Holding Account, but not less than your Contract’s minimum guaranteed interest rate. If, at any time, applicable state law requires the crediting of a higher rate of interest, we will credit such higher rate.

31	TIAA-CREF Investment Horizon Annuity Prospectus

HOUSEHOLDING

To cut costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the prospectus, prospectus supplements, or any other required documents, to your household, even if more than one Contractowner lives there. If you would prefer to continue receiving your own copy of any of these documents, you may write us or call us toll-free at 877-694-0305.

SIGNATURE REQUIREMENTS

For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

ERRORS OR OMISSIONS

We reserve the right to correct any errors or omissions on any form, report or statement that we send to you.

LOANS

Loans are not available under your Contract.

OTHER ADMINISTRATIVE MATTERS

The Contract and the completed application are the entire contractual agreement between you and TIAA-CREF Life. We will issue the Contract in return for your completed application and the first Premium. Any endorsement to or amendment of the Contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA-CREF Life. All benefits are payable at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office.

ASSIGNMENT OF CONTRACTS

You may not assign your Contract prior to the annuity starting date without our prior approval of such assignment. We assume no responsibility for the validity of any such assignment, nor will we be charged with notice of any assignment unless it is in writing and has been received in good order and approved by us. The rights of the Contractowners, Annuitant, any Second Annuitant, any Beneficiaries and any other person to receive benefits under your Contract will be subject to the terms of any assignment. You should consult a qualified tax advisor before making any assignment of your Contract. We reserve the right to restrict any such assignment of Contracts in our sole discretion on a non-discriminatory basis, except where any such restriction would be prohibited by state law. You may not assign your Contract on or after the annuity starting date, except where your right to do so is required by the insurance laws in your state of residence.

PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.

We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that is not a natural person. TIAA-CREF Life will not be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

BENEFITS BASED ON INCORRECT INFORMATION

If the amounts of benefits provided under a Contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by us, appropriate adjustments will be made. Any amounts so paid or charged will include compound interest at the effective rate of 6% per year.

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PROOF OF SURVIVAL

We reserve the right to require satisfactory proof that the Annuitant, Second Annuitant, or anyone named to receive benefits under a Contract is living on the date payment is due. If this proof is not received in good order after a request in writing, we will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a Two-Life Annuity we have overpaid benefits because we were not notified of a death, we will reduce or withhold subsequent payments until the amount of the overpayment, plus compound interest at the rate of 6% per year, has been recovered.

PROTECTION AGAINST CLAIMS OF CREDITORS

The benefits and rights accruing to you or any other persons under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

PROCEDURES FOR ELECTIONS AND CHANGE

You have to make any changes or elections under the Contract in a form acceptable to us at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office. If you send us a notice changing your Beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed by you, even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than the allocation of Premiums.

REPORTS

At least once each year, we will send you a report showing your current Contract Value, FTD Values, interest credited, surrender charges deducted and MVAs applied, if any, during the period covered by the report, and any other information required by law.

RELIANCE ON EXEMPTION FROM 1934 ACT REPORTING

We are relying on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”), which provides an exemption from the reporting requirements of Sections 13 and 15(d) of the 1934 Act.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

The Contracts are offered by TIAA-CREF Individual & Institutional Services, LLC, a wholly-owned subsidiary of TIAA. Services is registered with the SEC as a broker dealer, and is a member of FINRA. Services may also enter into selling agreements with affiliated entities or with third parties to distribute the Contracts. Services may be considered the “principal underwriter” for interests in the Contract. Anyone distributing the Contracts must be a registered representative of Services or have entered into a selling agreement with Services. The main offices of Services are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid in connection with the distribution of the Contracts, although we will reimburse Services from our General Account assets for all reasonable costs and expenses incurred by Services in connection with distributing the Contracts. (We will make the cost and expense reimbursements to TIAA, and TIAA will remit the cost and expense reimbursements to Services.) We intend to recoup the cost and expense reimbursements that we make to Services through a portion of the investment spread that we expect to earn between the investment of Premiums and the interest that we will credit to the Contracts.

33	TIAA-CREF Investment Horizon Annuity Prospectus

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

EXPERTS

The audited TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited Teachers Insurance and Annuity Association of America’s Statutory-Basis Financial Statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, included in this prospectus, have been so included in reliance on the report of PwC, independent auditors, given on the authority of said firm as experts in auditing and accounting.

The principal business address of PwC is 300 Madison Avenue, New York, NY 10017-6204.

LEGAL MATTERS

Meredith Kornreich, Esq., has provided advice on certain matters relating to the laws of New York regarding the Contracts and our issuance of the Contracts, and has provided advice on certain legal matters relating to the Contracts under the Federal securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights significant factors influencing the financial position and results of operations of TIAA-CREF Life Insurance Company (referred to in this document as “we,” “our,” “us,” “Registrant,” or the “Company”). It should be read in conjunction with the audited statutory-basis financial statements and related notes include herein and Risk Factors included above.

FORWARD-LOOKING STATEMENTS

This discussion reviews our financial condition and results of operations, including our liquidity and capital resources, for the periods covered by the audited statutory-basis financial statements included in this report. Historical information is presented and discussed and, where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements included in this section may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on the current expectations, estimates and projections made by management. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases or expressions with similar meaning. While management believes the assumptions underlying any of its forward-looking statements to be reasonable, such information may be subject to risks and uncertainties which may be difficult to predict or may

TIAA-CREF Investment Horizon Annuity Prospectus	34

be beyond management’s control, and we cannot give assurance that such statements will prove to be correct. Refer to “Risk Factors” included in Part I, Item 1A of this report for more information about the risks that could affect our future results. A copy of this report and our registration statement, including exhibits, is available on the internet site of the SEC at http://www.sec.gov.

Given these risks and uncertainties, you should not place undue reliance on management’s forward-looking statements as a prediction of actual results. Additionally, management’s forward-looking statements represent management’s views only as of the date of this report, and management does not undertake any obligation to update, publicly or otherwise, any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

OUR BUSINESS

Overview

We are a stock life insurance company that commenced operations as a legal reserve life insurance company under the laws of the State of New York on December 18, 1996, under our former name, TIAA Life Insurance Company. We changed our name to TIAA-CREF Life Insurance Company on May 1, 1998. We are a wholly-owned subsidiary of TIAA. We are subject to regulation by the State of New York Superintendent of Insurance as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

Our primary products are individual annuities, life insurance and funding agreements. The individual annuities and life insurance products are marketed directly to individuals while the funding agreements are issued directly to states in support of state sponsored 529 College Savings and Scholarship Plans. Our individual products are available to the general public; however, we market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA. TIAA provides retirement annuities and insurance coverage to more than 3.6 million individuals primarily at approximately 15,000 educational, research and cultural institutions, as well as other nonprofit organizations and certain governmental entities across the United States.

The majority of the services required for our business operations are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries pursuant to various service, investment management, administrative, selling and distribution agreements. Under these agreements, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services are efficiently performed in this manner to meet our operational needs and that we, thereby, minimize duplication of costs among TIAA and its subsidiaries. We do not currently have any employees.

Financial Highlights

For 2009, we recognized a net loss of $7.0 million compared to a net loss of $61.5 million for 2008. In 2009, our operations were positively impacted by an increase of $62.9 million in total premiums and other considerations and an increase of $8.0 million in net investment income. In addition, net realized losses declined by $53.5 million in 2009 compared to 2008 primarily due to reduced other-than-temporary impairments within the investment portfolio. These positives were partially offset by a net increase of $62.1 million in total benefits and expenses and an increase of $7.9 million in federal income tax expense. At December 31, 2009, total assets were approximately $3,319.1 million, and statutory capital and surplus was approximately $353.3 million.

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Our Segments

We provide financial services through the production, sale, distribution and administration of individual annuities, life insurance and funding agreements. We operate three business segments, each distinguished by broad product categories and each having a strategic focus. Our segments are Individual Annuities, Life Insurance and Funding Agreements. Premiums and deposits by segment for 2009, 2008 and 2007 are set forth in the following table (in millions):

	For the years ended December 31,
	2009	2008	2007
Segment
Individual Annuities	$201.2	$142.1	$142.3
Life Insurance	31.0	27.2	28.7
Total premiums	$232.2	$169.3	$171.0

Funding Agreements*	$226.4	$172.7	$110.1
Total deposits received	$226.4	$172.7	$110.1

*	The deposits that we receive on funding agreements are recorded as liabilities and are not treated as premiums or as revenue under statutory accounting principles. These liabilities are included in Reserves for Life and Health, Annuities and Deposit-type Contracts.

Individual Annuities.  We market a variety of individual after-tax annuity products. Our annuity products are distributed through non-commissioned agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the SEC as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds. The variable annuities do not offer any living benefit riders. We are, therefore, not exposed to the liabilities associated with these riders. A reserve is maintained in the general account for the Guaranteed Minimum Death Benefit (“GMDB”) business. Effective December 31, 2009 as prescribed by Actuarial Guideline 43, the reserve for GMDB is now part of the total reserves and not a separate calculation. At December 31, 2008, the reserve for the GMDB was calculated on a seriatim basis in accordance with Actuarial Guideline 34, Variable Annuity Minimum Guaranteed Death Benefit Reserves and New York State Regulation 151.

In 2009, the yield on money market funds approached zero. Investors looked for alternative fixed options. Investors who owned one of our older products, the Personal Annuity Select, added premiums to the fixed account which had an attractive yield. Additional contributions to this fixed account in 2009 were $57.2 million compared to $40.4 million in 2008, an increase of 26%.

In addition, 2009 was the first full year for two new annuity products, Intelligent Variable Annuity (“IVA”) and Investment Horizon Annuity (“IHA”), introduced in 2008. These two deferred annuity products complement each other to meet contract owners’ risk profiles and to provide contract owners with a variety of variable annuity investment subaccount options and fixed term deposits. The IVA offers over 40 investment choices that include ten proprietary TIAA-CREF Life funds and more than thirty non-proprietary funds. The IHA guarantees principal and a stated interest rate if not withdrawn before the maturity date. In 2009, gross premiums for these two products totaled $132.7 million compared to $67.4 million in 2008, an increase of 97%. Additionally, we will continue marketing a single premium immediate annuity.

Our products are designed to meet the investor’s goals. The IHA offers guaranteed periods from 1 to 10 years. The interest rate for each guaranteed period is based upon the current yield curve. It allows investors to use a “laddered” approach for fixed investing. The IVA facilitates an individual’s overall portfolio asset diversification.

TIAA-CREF Investment Horizon Annuity Prospectus	36

Life Insurance.  We distribute and sell term life insurance, universal life insurance and variable universal life insurance products through non-commissioned agents appointed by us. Those agents selling variable insurance products are also registered representatives of our affiliated broker-dealers. The primary marketing efforts for term life insurance products involve direct mail and an Internet web site which is designed to direct potential policyholders to a call center staffed by licensed agents. Our universal life and variable universal life insurance products are also sold through non-commissioned agents. Assets associated with variable universal life insurance policies are held in various investment subaccounts of a separate account, based on policyholders’ investment allocation decisions. That separate account is registered with the SEC as a unit investment trust, and its assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

Life insurance premiums increased $3.8 million to $31.0 million in 2009 from $27.2 million in 2008. Contributing to this increase were increases in the universal life premiums and term life insurance premiums, net of loading, of $3.2 million and $0.6 million, respectively.

Entering into 2010, our term portfolio has been re-priced. Given that the decline in industry rates that has been occurring over the past few years has abated, our term life insurance pricing position, in the near term, will remain at or near its current rates. Renewed marketing efforts are being pursued.

Funding Agreements.  Our Funding Agreements segment focuses primarily on providing non-participating flexible premium funding agreements issued from the general account to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after Section 529 of the Internal Revenue Code), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan. We provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We can also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

We currently have funding agreements with 11 states which include California, Connecticut, Georgia, Idaho, Kentucky, Michigan, Minnesota, Mississippi, Missouri, Oklahoma, and Vermont. There are ten funding agreements in eight states with current state 529 college savings plans. Four funding agreements previously issued to three other states have terminated retain existing accumulations but receive no new funds. In addition, there is also one funding agreement with California associated with their state scholarship program that receives no new funds.

KNOWN TRENDS AND UNCERTAINTIES

The various trends that could impact our future results of operations and financial condition include, but are not limited to, general economic conditions, including the interest rate environment and equity market returns, changes in those general economic conditions and changes in life expectancy trends, which could impact our Individual Annuity and Life Insurance businesses. Our future business results could also be affected by the following uncertainties:

•

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

•	Substantial regulation of the insurance and annuity industry may adversely affect our business.

•	Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

•	A downgrade in our ratings or TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

37	TIAA-CREF Investment Horizon Annuity Prospectus

•	Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

•	Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

•	Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

•	Equity market volatility and downturns in the equity markets could negatively impact our business.

•	Our investments are subject to market and credit risks.

•	We could be forced to sell investments at a loss to pay contract benefits, cover contract owner withdrawals, or fund maturities.

•	We are dependent on the performance of others.

•

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

•

Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

•

Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operations.

•	We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

•	We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

CRITICAL ACCOUNTING POLICIES

Our accounting policies require management to make interpretative and valuation judgments and to make estimates based on assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in our statutory-basis financial statements. Because the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different. Additionally, actual amounts may differ from our estimates. A discussion of the statutory-basis of presentation and the business factors that affect our critical accounting policies is presented below.

Basis of Presentation

Our statutory-basis financial statements have been prepared on the basis of statutory accounting principles (“SAP”) prescribed or permitted by the New York State Insurance Department (the “Department”), a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, we cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP. The effects of the differences between

TIAA-CREF Investment Horizon Annuity Prospectus	38

GAAP and NAIC SAP, while not determined, are presumed to have a material effect on our statutory-basis financial statements, and the primary differences are summarized in the Notes to our “Statutory-Basis Financial Statements,” included herein.

Accounting for Investments

Because of the types of products that are issued from the general account, we primarily invest in fixed income investments; the general account investment portfolio primarily consists of bonds, preferred stocks, mortgage loans secured by commercial real estate, cash, cash equivalents, short-term investments and other long-term investments. In accordance with NAIC SAP, the majority of our invested assets are carried at amortized cost and, therefore, the investment balances do not generally reflect the investments’ current fair values. At December 31, 2009, $2,385.6 million of the general account’s invested assets was invested in bonds; approximately $5.5 million was invested in preferred stock; approximately $61.4 million was invested in mortgage loans; and the remaining investments were held in cash, cash equivalents, short-term investments and other long-term investments. The overall general account portfolio quality was very high at December 31, 2009, with approximately 98.2% of our total invested assets classified as investment grade and approximately 1.8% of its portfolio classified as below investment grade.

The selection and management of the general account investment portfolio reflect the asset/liability analyses that we perform for the various business segments and the specific products that are issued. Our investment objective is to earn the highest-possible rates of return within reasonable risk parameters while ensuring a prudently diversified portfolio. As a result of the kinds of investments that we make, the investment portfolio is primarily exposed to credit risk and interest rate risk. To manage risks, our Board of Directors establishes investment limits that are followed in constructing the investment portfolio; some of these limits identify maximum investment amounts by individual investment and by issuer, based on the credit quality of the issuers. We also utilize a risk management department that is independent of the investment management function to monitor the risk exposures that are represented in the investment portfolio. We utilize a formal investment impairment review process that is performed for the entire portfolio at least once each quarter. The investment impairment review process is co-led by the finance and valuation departments, which are also both independent of the investment management function.

Because our invested assets comprise such a large percentage of its total assets and because the performance of its investment portfolio has such a dramatic effect on its overall performance, the accounting policies which guide the valuation of TC Life’s investments represent some of its most critical accounting policies. Because we prepare statutory-basis financial statements, we follow the investment valuation requirements promulgated by the NAIC, but the application of statutory accounting principles still requires management to make interpretive and valuation judgments.

Our bond portfolio consists primarily of high quality publicly-traded corporate debt securities and government securities. We invest a significant portion of our portfolio in high quality, publicly-traded bonds in order to maintain and manage liquidity and to reduce the risk of credit default in the portfolio. We do, however, also make investments in private placement bonds to increase portfolio diversification and to obtain higher yields than can be earned by investing in comparable quality, publicly-traded securities. To control risk when utilizing privately-placed securities, we rely upon broader access to management information, stronger (negotiated) protective covenants, call protection features and a higher level of collateralization than can customarily be achieved in the public market.

Included within bonds are loan-backed and structured securities. Loan-backed and structured securities not in or near default are stated at amortized cost. Estimated future cash flows and expected repayment periods are used in calculating amortization for loan-backed and structured securities on the prospective method. Loan-backed securities and structured securities held for sale are stated at the lower of amortized cost or fair value. Loan- backed securities and structured securities in or near default are based upon estimated cash flows discounted at the current effective yield when the intent and ability exists to hold the security until recovery of the value; otherwise such securities are valued at the lower of carrying or fair value.

39	TIAA-CREF Investment Horizon Annuity Prospectus

Our preferred stock portfolio consists primarily of high quality publicly-traded securities.

The NAIC Securities Valuation Office (“SVO”) rates investment credit risk of bonds and preferred stocks based upon the issuer’s credit quality. NAIC ratings designations range from 1 through 6. An NAIC designation of 1 denotes obligations of the highest quality in which credit risk is at its lowest and the issuer’s credit profile is stable; an NAIC designation of 6 is assigned to obligations that are in, or near, default. Classes 1 and 2 are considered to be investment grade and Classes 3 through 6 are non-investment grade. The vast majority of TC Life’s bond and preferred stock portfolios, including privately-placed securities, are investment grade.

Our mortgage loan portfolio is comprised of loans collateralized by commercial real estate and is diversified by property type and by geographic region. Our underwriting standards generally limit such investments to first mortgage liens on completed, income-producing properties. We utilize a mortgage loan quality framework developed by a third party to evaluate the credit quality of the individual mortgage loans in our portfolio.

All investments are subjected to our investment impairment process, which is performed at least quarterly. We may perform investment impairment monitoring and analysis procedures more frequently, for example, during periods of significant market turmoil. Management considers evidence to evaluate the potential impairment of its investments. The investment quarterly impairment review process utilizes, but is not limited to, a screening process based on the fair values of the investments. Management considers a wide range of factors in the impairment review process, including, but not limited to, the following:

(a)	The extent to which and the length of time that the fair value has been below our amortized cost basis.

(b)	The financial condition and near-term prospects of the issuer.

(c)	Whether the issuer is current on contractually-obligated interest and principal payments.

(d)	Our ability and intent to retain the investment for a sufficient period of time to allow for a recovery in its fair value or for the investment to be repaid.

(e)	Information obtained from regulators and rating agencies.

(f)	The potential for impairments in an industry sector or sub-sector.

(g)	The potential for impairments in economically-depressed geographic regions.

(h)	The potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities.

All securities are subjected to the Company’s process for identifying other-than-temporary impairments. The Company writes down securities that it deems to have an other than temporary impairment in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Preferred stocks are stated at amortized cost unless they have a NAIC rating designation of 4, 5 or 6, in which case they are stated at the lower of amortized cost or fair value.

When a mortgage loan impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgages are included in net unrealized capital gains/losses on investments.

TIAA-CREF Investment Horizon Annuity Prospectus	40

We do not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, we will continue to review the impaired investment for appropriate valuation on an ongoing basis.

Other Critical Accounting Policies

Non-Admitted Assets.  Our largest non-admitted asset is deferred federal income tax asset, which is calculated under a structured formula in accordance with New York SAP. All changes in non-admitted assets are charged or credited directly to surplus and have no impact on our results of operations.

Policy and Contract Reserves.  Policy and contract reserves are determined in accordance with standard valuation methods approved by the New York State Insurance Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest (at rates ranging from 4.00% to 6.75% and averaging approximately 4.53%), mortality and other risks insured. Such reserves are designed to be sufficient for all contractual benefits guaranteed under policy and contract provisions. These reserves reflect both management’s assumptions, which must be in line with the Department’s requirements, and the activity that has occurred in relation to our policies and contracts in-force (e.g., new issues, lapses, surrenders, etc.). The period-to-period changes in these reserves directly increase or decrease our results of operations.

Reserves for deposit-type funds, which do not contain any life contingencies, are equal to the sum of the deposits received and the interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holder. These reserves do not entail the exercise of management’s judgment, and, other than the interest expensed when credited to these contracts, the changes in these reserves do not affect our results of operations.

Reinsurance.  We use reinsurance to manage risk by ceding (i.e., transferring) some of our life insurance reserve liabilities to other insurance and reinsurance companies. Even when we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. As a result, we evaluate the financial stability of an insurance or reinsurance company before it enters into a reinsurance contract, which is often long-term in nature. Once we have concluded that the reinsurance contract meets the reinsurance criteria under SAP, which involves some management judgment in relation to the NAIC’s requirements, we reduce its policy and contract reserves by the portion ceded under the reinsurance contract. The financial stability of an insurance or reinsurance company is re-evaluated annually and monitored quarterly by our Risk Management Department. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. Our maximum retention is less for certain issue ages and underwriting classifications.

Asset Valuation Reserve.  The Asset Valuation Reserve (“AVR”), which covers all invested asset classes, is a reserve required by NAIC SAP to provide for potential future credit and equity losses related to our investment portfolio. Reserve components of the AVR are maintained for each of our asset classes. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Statutory formulae determine the required reserve components, and the formulae are primarily based on NAIC determined factors applied to asset classes. Insurance companies may also establish additional reserves for any AVR component, at management’s discretion; however, the ultimate balance cannot exceed the statutory maximum reserve for that component. We did not make any voluntary contributions to the AVR in 2009 or 2008. The net change in the AVR is reported as a change in surplus in our Statutory-Basis Statements of Changes in Capital and Surplus; the net realized capital gains and losses that are credited to or charged against the AVR are also a component of the Statutory-Basis Statements of Operations.

Interest Maintenance Reserve.  The Interest Maintenance Reserve (“IMR”) is a formulaic reserve required by NAIC SAP, which accumulates realized interest rate-related capital gains and losses, as defined by NAIC

41	TIAA-CREF Investment Horizon Annuity Prospectus

SAP, on sales of fixed income investments. Such capital gains and losses are recognized as a reserve liability and are amortized out of the IMR, under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

Separate Account Assets and Liabilities.  Separate accounts are established in conformity with insurance laws, and the separate account assets are generally carried at fair value and are segregated from our general account. Separate accounts are generally maintained for the benefit of separate account holders. Seed money investments that remain in the separate accounts, which are included in separate account assets are generally stated at fair value. Separate account liabilities are equal to separate account assets, net of any general account seed money investments.

Income Taxes. We file a consolidated federal income tax return with our parent, TIAA, and its affiliates. The consolidated group has entered into a tax-sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their net operating losses or other tax attributes they have generated when utilized in the consolidated return, subject to the limitations imposed under the IRC.

The consolidated group is subject to the domestic federal statutory rate of 35%. Our effective federal tax rates for the periods presented differ from the statutory rate based on adjustments from statutory to tax basis reporting. Deferred federal income tax assets that are greater than statutory limits are deemed non-admitted and are therefore not recognized under statutory reporting.

RESULTS OF OPERATIONS

Year Ended December 31, 2009, Compared to Year Ended December 31, 2008

The following table sets forth our statutory-basis statements of operations for the periods indicated (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2009	2008	$	%
REVENUES
Individual annuity premiums and other considerations	$201.2	$142.1	$59.1	41.6%
Life insurance premiums	31.0	27.2	3.8	14.0%
Total premiums and other considerations	232.2	169.3	62.9	37.2%
Net investment income	131.1	123.1	8.0	6.5%
TOTAL REVENUES	363.3	292.4	70.9	24.2%

EXPENSES
Policy and contract benefits	142.3	155.9	(13.6)	(8.7%)
Increase in policy and contract reserves	55.9	36.7	19.2	52.3%
Operating expenses	42.8	40.4	2.4	5.9%
Transfers to separate accounts, net	75.2	20.9	54.3	259.8%
Other, net	22.7	22.9	(0.2)	(0.9%)
TOTAL BENEFITS AND EXPENSES	338.9	276.8	62.1	22.4%
Income before federal income taxes and net realized capital losses	24.4	15.6	8.8	56.4%
Federal income tax expense	11.9	4.0	7.9	197.5%
Net realized capital losses, net of taxes and after transfers to the interest maintenance reserve	(19.5)	(73.0)	53.5	(73.3%)
NET LOSS	$(7.0)	$(61.4)	$54.4	(88.6%)

TIAA-CREF Investment Horizon Annuity Prospectus	42

The individual components of net investment income are presented in the table below (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2009	2008	$	%
Bonds	$127.8	$115.1	$12.7	11.0%
Preferred stocks	0.2	4.1	(3.9)	(95.1%)
Mortgages	1.8	3.8	(2.0)	(52.6%)
Cash, cash equivalents and short-term investments	2.7	1.9	0.8	42.1%
Other long term investments	0.1	0.1	—	0.0%
Other liabilities*	(0.1)	(0.2)	0.1	(50.0%)
TOTAL GROSS INVESTMENT INCOME	132.5	124.8	7.7	6.2%
Less investment expenses	(2.2)	(3.0)	0.8	(26.7%)
Net investment income before amortization of net interest maintenance reserve gains (losses)	130.3	121.8	8.5	7.0%
Amortization of net interest maintenance reserve gains (losses)	0.8	1.3	(0.5)	(38.5%)
TOTAL NET INVESTMENT INCOME	$131.1	$123.1	$8.0	6.5%

*	Derivative instruments are included in other liabilities.

Total Premiums and Other Considerations.  Total premiums and other considerations totaled $232.2 million for 2009 compared to $169.3 million for 2008, an increase of $62.9 million, or 37.2%.

On a year-over-year basis, individual annuity premiums and other considerations increased $59.1 million, or 41.6%, in 2009. This increase was primarily due to an increase of $65.5 million for the two new products, IVA and IHA, launched in 2008 resulting in a full year of premiums in 2009. Also contributing to the increase was a $13.0 million net increase in Personal Annuity Select products. Offsetting these increases was a decline of $19.4 million in an annuity product which was essentially replaced by the new IVA and was no longer offered by TC Life once the IVA was approved within a particular State.

Life insurance premiums increased $3.8 million in 2009 compared to 2008. The $3.8 million increase in life insurance premiums was primarily attributable to increases of $0.6 million and $3.2 million in the direct term life insurance and universal life products, respectively.

Net Investment Income.  Net investment income includes gross earnings on investments, investment expenses and amortization of capital gains and losses from the interest maintenance reserve. Net investment income totaled $131.1 million for 2009 compared to $123.1 million for 2008, an increase of $8.0 million, or 6.5%. This increase in investment income primarily resulted from increases in the average invested asset balances and in interest rates during 2009 as compared to 2008, partially offset by a decline of $0.5 million in amortization of net capital gains from the interest maintenance reserve.

Policy and Contract Benefits.  Policy and contract benefits totaled $142.3 million for 2009 compared to $155.9 million for 2008, a decrease of $13.6 million, or 8.7%. This decrease was primarily attributable to a $14.9 million decline in surrenders on individual annuity, partially offset by a $1.3 million increase in benefit payments.

The $13.6 million year-over-year decline in surrenders of individual annuity products was primarily driven by an overall reduction in surrender activity for TC Life’s annuity products. The increase in benefit payments of $1.3 million was primarily due to an increase in annuity benefit payments of $2.5 million offset by decreases in term life and universal life products of $0.1 million and $1.1 million, respectively.

Change in Policy and Contract Reserve.  Policy and contract reserves increased $55.9 million during 2009 compared to $36.7 million during 2008, which resulted in a year-over-year increase of $19.2 million. The

43	TIAA-CREF Investment Horizon Annuity Prospectus

increase in policyholder reserves was impacted by an increase in life insurance reserves of $10.0 million. The increase was also driven by interest credited on reserves and net premiums exceeding policyholder benefit payments.

Net Transfers to Separate Accounts.  Net transfers to the separate accounts of $75.2 million for 2009 compared to $20.9 million for 2008. The year-over-year increase was the result of discretionary contract-holder activity.

Federal Income Tax Expense.  The statutory tax rate of 35.0% was impacted by Statutory to Tax basis reporting adjustments of $9.9 million which brought the net taxable gain from operations before federal income taxes to $34.3 million from $24.4 million on a statutory basis. The tax adjustments of $9.9 million were primarily driven by a permanent difference between the statutory and taxable reserves resulting from the 2009 increase in life insurance reserves of $10.0 million. This change in life insurance reserves is not deductible for tax purposes.

Net Realized Capital Losses.  Net realized capital losses (after the transfer to the IMR of interest-related capital gains of $3.6 million and $2.2 million for 2009 and 2008, respectively) decreased by $53.5 million, to $19.5 million for 2009 from $73.0 million for 2008. This decrease was primarily due to a $42.9 million decrease in other-than-temporary impairment write-downs associated with the invested asset portfolios resulting in part from the recovery of the financial and credit markets during 2009. Also contributing to the decline in net realized losses was a $12.1 million net increase in gains from the sales and redemptions of investments.

Year Ended December 31, 2008, Compared to Year Ended December 31, 2007

The following table sets forth our statutory-basis statements of operations for the periods indicated (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2008	2007	$	%
REVENUES
Individual annuity premiums and other considerations	$142.1	$142.3	$(0.2)	(0.1%)
Life insurance premiums	27.2	28.7	(1.5)	(5.2%)
Total premiums and other considerations	169.3	171.0	(1.7)	(1.0%)
Net investment income	123.1	128.5	(5.4)	(4.2%)
TOTAL REVENUES	292.4	299.5	(7.1)	(2.4%)

EXPENSES
Policy and contract benefits	156.0	227.9	(71.9)	(31.5%)
Increase (decrease) in policy and contract reserves	36.7	(121.1)	157.8	(130.3%)
Operating expenses	40.4	44.0	(3.6)	(8.2%)
Transfers to separate accounts, net	20.9	97.5	(76.6)	(78.6%)
Other, net	22.9	26.6	(3.7)	(13.9%)
TOTAL EXPENSES	276.9	274.9	2.0	0.7%
Income before federal income taxes and net realized capital losses	15.5	24.6	(9.1)	(37.0%)
Federal income tax expense	4.0	6.2	(2.2)	(35.5%)
Net realized capital losses, net of taxes and after transfers to the interest maintenance reserve	(73.0)	(8.3)	(64.7)	779.5%
NET (LOSS) INCOME	$(61.5)	$10.1	$(71.6)	(708.9%)

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The individual components of net investment income are presented in the table below (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2008	2007	$	%
Bonds	$115.1	$118.6	$(3.5)	(3.0%)
Preferred stocks	4.1	3.0	1.1	36.7%
Mortgages	3.8	5.4	(1.6)	(29.6%)
Cash, cash equivalents and short-term investments	1.9	4.8	(2.9)	(60.4%)
Other long term investments	0.1	0.1	—	0.0%
Other liabilities*	(0.2)	(0.2)	—	0.0%
TOTAL GROSS INVESTMENT INCOME	124.8	131.7	(6.9)	(5.2%)
Less investment expenses	(3.0)	(3.0)	—	0.0%
Net investment income before amortization of net interest maintenance reserve gains (losses)	121.8	128.7	(6.9)	(5.4%)
Amortization of net interest maintenance reserve gains (losses)	1.3	(0.2)	1.5	(750.0%)
TOTAL NET INVESTMENT INCOME	$123.1	$128.5	$(5.4)	(4.2%)

*	Derivative instruments are included in other liabilities.

Total Premiums and Other Considerations.  Total premiums and other considerations totaled $169.3 million for 2008 compared to $171.0 million for 2007, a decrease of $1.7 million, or 1.0%.

On a year-over-year basis, individual annuity premiums and other considerations were relatively flat, experiencing a slight decline of $0.2 million, or 0.1%, in 2008. Although the year-over-year decline was small, the product mix experienced significant offsetting increases and decreases. The $0.2 million net decrease was primarily attributable to a $25.3 million net decline in our variable annuity products without fixed account options, resulting from a decrease in internal tax-free exchanges. The decrease in premiums for these variable annuity products was mostly offset by a net increase of $25.1 million in our variable annuity products with fixed account options, including $10.9 million of new premium volume from the annuity product launched in August 2008.

Life insurance premiums decreased $1.5 million in 2008 compared to 2007. The $1.5 million net decrease in life insurance premiums was primarily attributable to a $3.4 million decline in our direct term life insurance partially offset by a net increase of $1.9 million in our universal life products.

Net Investment Income.  Net investment income includes gross earnings on investments, investment expenses and amortization of capital gains and losses from the interest maintenance reserve. Net investment income totaled $123.1 million for 2008 compared to $128.5 million for 2007, a decrease of $5.4 million, or 4.2%. This decrease in investment income primarily resulted from a decline in the average invested asset balances and overall decline in interest rates during 2008 as compared to 2007, partially offset by an increase of $1.5 million in amortization of net capital gains from the interest maintenance reserve.

Policy and Contract Benefits.  Policy and contract benefits totaled $155.9 million for 2008 compared to $227.9 million for 2007, a decrease of $72.0 million, or 31.6%. This decrease was primarily attributable to a $79.9 million decline in surrenders on our individual annuity products in part driven by a reduction in internal tax-free exchanges, partially offset by a $7.9 million increase in benefit payments.

The $79.9 million year-over-year decline in surrenders of individual annuity products was primarily driven by reduced surrender activity of $106.7 million on one of our variable annuity products with fixed account options. During 2008, the portfolio rate on this variable annuity product became more competitive as interest rates became more competitive relative to other market returns, resulting in a decrease in customer outflows.

45	TIAA-CREF Investment Horizon Annuity Prospectus

Partially offsetting the reduced surrenders on this variable annuity product was an increase in surrenders of $26.8 million on our variable annuity products without fixed account options due to the volatile equity market conditions and the recent economic slowdown.

The increase in benefit payments of $7.9 million was primarily due to increases in term life, fixed universal life and annuity benefit payments.

Change in Policy and Contract Reserve.  Policy and contract reserves increased $36.7 million during 2008, compared to a decrease of $121.1 million during 2007, which resulted in a year-over-year increase of $157.8 million. This increase was primarily attributable to an increase in reserves on one of our variable annuity products with fixed account options, compared to a release of reserves during 2007. This change was due to the decline in surrender activity for this variable annuity product, which is discussed in “Policy and Contract Benefits” above.

Net Transfers to Separate Accounts.  Net transfers to the separate accounts of $20.9 million for 2008 compared to $97.5 million for the same prior year period, resulted in a decrease of $76.6 million. The year-over-year decline was the result of discretionary contract-holder activity and reflected the volatility and continued negative returns of the equity markets during 2008.

Net Realized Capital Losses.  Net realized capital losses (after the transfer to the IMR of interest-related capital gains of $2.2 million and losses of $3.3 million for 2008 and 2007, respectively) increased by $64.7 million, to $73.0 million for 2008 from $8.3 million for 2007. This increase was primarily due to a $52.9 million increase in other-than-temporary impairment write-downs associated with our invested asset portfolios resulting from the deteriorating conditions in the financial and credit markets. Also contributing to the increase in net realized losses was a $6.2 million increase in losses from the sales and redemptions of investments.

TIAA-CREF Investment Horizon Annuity Prospectus	46

FINANCIAL CONDITION

The following table sets forth our statutory-basis statements of admitted assets, liabilities and capital and surplus (in millions, except percentages):

	December 31,		Increase/(decrease)
	2009	2008	$	%
ADMITTED ASSETS
Bonds	$2,385.6	$2,130.8	$254.8	12.0%
Preferred stocks	5.5	43.9	(38.4)	(87.5%)
Mortgages	61.4	80.8	(19.4)	(24.0%)
Other long term investments	1.8	2.2	(0.4)	(18.2%)
Cash, cash equivalents and short-term investments	110.9	105.0	5.9	5.6%
Investment income due and accrued	30.1	27.9	2.2	7.9%
Invested Assets	2,595.3	2,390.6	204.7	8.6%
Income tax recoverable from TIAA	0.8	0.2	0.6	300.0%
Net deferred income tax asset	8.8	2.2	6.6	300.0%
Other assets	10.5	11.0	(0.5)	(4.5%)
Total general account assets	2,615.4	2,404.0	211.4	8.8%
Separate account assets	703.7	513.6	190.1	37.0%
TOTAL ADMITTED ASSETS	$3,319.1	$2,917.6	$401.5	13.8%

LIABILITIES
Reserves for life and health, annuities and deposit-type contracts	$2,263.5	$2,125.1	$138.4	6.5%
Asset valuation reserve	0.3	0.9	(0.6)	(66.7%)
Interest maintenance reserve	5.0	2.2	2.8	127.3%
Other liabilities	16.9	15.7	1.2	7.6%
Total general account liabilities	2,285.7	2,143.9	141.8	6.6%
Separate account liabilities	680.1	493.4	186.7	37.8%
TOTAL LIABILITIES	2,965.8	2,637.3	328.5	12.5%
CAPITAL AND SURPLUS
Capital (2,500 shares of $1,000 par value common stock issued and outstanding)	2.5	2.5	—	0.0%
Additional paid-in capital	357.5	287.5	70.0	24.3%
Surplus	(6.7)	(9.7)	3.0	(30.9%)
TOTAL CAPITAL AND SURPLUS	353.3	280.3	73.0	26.0%
TOTAL LIABILITIES, CAPITAL AND SURPLUS	$3,319.1	$2,917.6	$401.5	13.8%

Admitted Assets

Total Admitted Assets.  Total admitted assets of $3,319.0 million as of December 31, 2009, increased $401.5 million, or 13.8%, from $2,917.6 million as of December 31, 2008. Contributing to the increase of $401.5 million were increases in separate account assets and general account assets of $190.1 million and $211.4 million, respectively. The $190.1 million increase in the separate account assets during 2009 was primarily driven by the rebound of the equity markets resulting in the appreciation of underlying investments as well as discretionary contract-holder deposits in excess of withdrawals.

Bonds.  As of December 31, 2009, bonds totaled $2,385.6 million compared to $2,130.8 million as of December 31, 2008, an increase of $254.8 million, or 12.0%. Bonds represented 93.0% of TC Life’s invested asset portfolio, excluding investment income due and accrued, at December 31, 2008. The portfolio consisted of publicly traded bonds of $2,016.3 million and privately placed bonds of $369.3 million as of December 31, 2009. During 2009, write-downs on bonds resulting from impairments that are considered to be other-than-temporary were $21.3 million.

47	TIAA-CREF Investment Horizon Annuity Prospectus

The following table sets forth our bond portfolio by industry (in millions, except percentages):

	December 31, 2009		December 31, 2008
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total
Public utilities	$403.7	16.9%	$360.6	16.9%
Manufacturing	402.0	16.8%	254.0	11.9%
Finance and financial services	364.4	15.3%	350.4	16.5%
Oil and gas	238.7	10.0%	162.5	7.6%
Residential mortgage-backed securities	208.2	8.7%	215.0	10.1%
Asset-backed securities	150.2	6.3%	180.0	8.5%
Communications	130.0	5.4%	128.5	6.0%
Commercial mortgage-backed securities	127.8	5.4%	152.8	7.2%
Services	87.1	3.7%	90.7	4.3%
Transportation	78.2	3.3%	61.2	2.9%
Retail and wholesale trade	74.4	3.1%	52.6	2.5%
U.S., Canada and other government	58.8	2.5%	30.2	1.4%
Mining	40.5	1.7%	39.4	1.8%
REIT	21.6	0.9%	41.2	1.9%
Revenue and special obligations	—	0.0%	11.7	0.5%
Total	$2,385.6	100.0%	$2,130.8	100.0%

The table below sets forth the NAIC Securities Valuation Office (“SVO”) credit quality ratings for our bond portfolio (in millions, except percentages):

	December 31, 2009		December 31, 2008
NAIC Classes	Carrying Value	% of Total	Carrying Value	% of Total
1	$1,610.9	67.5%	$1,342.0	63.0%
2	729.6	30.6%	744.5	34.9%
Investment grade	2,340.5	98.1%	2,086.5	97.9%
3	21.4	0.9%	17.6	0.8%
4	17.7	0.7%	2.5	0.1%
5	4.5	0.2%	—	0.0%
6	1.5	0.1%	24.2	1.1%
Below investment grade	45.1	1.9%	44.3	2.1%
Total	$2,385.6	100.0%	$2,130.8	100.0%

TIAA-CREF Investment Horizon Annuity Prospectus	48

The table below sets forth TC Life’s bond portfolio statutory carrying values and estimated fair values by contractual maturity (in millions, except percentages):

	December 31, 2009			December 31, 2008
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$189.4	7.9%	$197.9	$272.2	11.4%	$270.2
Due after one year through five years	1,204.1	50.5%	1,269.8	840.7	35.2%	804.1
Due after five years through ten years	120.7	5.1%	130.3	210.2	8.8%	200.8
Due after ten years	385.2	16.1%	392.5	259.9	10.9%	238.1
Subtotal	1,899.4	79.6%	1,990.5	1,583.0	66.4%	1,513.2
Residential mortgage-backed securities	208.2	8.7%	214.0	215.0	9.0%	220.2
Commercial mortgage-backed securities	127.8	5.4%	82.7	152.8	6.4%	79.2
Asset-backed securities	150.2	6.3%	137.9	179.9	7.5%	147.0
Subtotal	486.2	20.4%	434.6	547.7	23.0%	446.4
Total	$2,385.6	100.0%	$2,425.1	$2,130.7	89.3%	$1,959.6

Bonds, not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable.

TC Life primarily uses third party pricing vendors and to a lesser extent broker quotes in determining the fair value of it loan-backed and structured securities. Generally, each bond in the portfolio is priced individually utilizing the most recent price available.

Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from the experience for a particular transaction and vary by security type and vintage.

Preferred Stock.  As of December 31, 2009, the preferred stock portfolio balance of $5.5 million declined $38.4 million, or 87.5%, from the December 31, 2008 balance of $43.9 million. The decrease of $38.4 million was primarily due to the reclassification of ten hybrid securities to the long-term bond category in order to conform to the treatment prescribed by NAIC updating prior treatment of classifying these hybrid securities as preferred stock. As of December 31, 2009, preferred stocks represented approximately 0.2% of the invested asset portfolio. As of December 31, 2009, approximately 94.4% of the portfolio was classified as investment grade and 100.0% of the portfolio was comprised of publicly traded securities. TC Life had no emerging market or foreign securities in the portfolio as of December 31, 2009. During 2009, there were no write-downs on preferred stock resulting from impairments that were considered to be other-than-temporary.

Mortgages.  Mortgages decreased $19.4 million, or 24.0%, to $61.4 million at December 31, 2009, from $80.8 million at December 31, 2008. The decrease during 2009 was primarily driven by maturities of $18.4 million and scheduled principal payments of $1.0 million. The $18.4 million in maturities was comprised of the scheduled redemptions of two loans of $9.2 million each during February 2009.

The following table sets forth our mortgage loan portfolio by property type (in millions):

	December 31,
	2009		2008
	Carrying Value	% of Total	Carrying Value	% of Total
Office building	$37.7	61.3%	$38.2	47.3%
Shopping centers	18.3	29.9%	37.1	45.9%
Apartments	5.4	8.8%	5.5	6.8%
Total	$61.4	100.0%	$80.8	100.0%

49	TIAA-CREF Investment Horizon Annuity Prospectus

The following table sets forth our mortgage loan portfolio by geographic location (in millions):

	December 31,
	2009		2008
	Carrying Value	% of Total	Carrying Value	% of Total
South Atlantic	$26.5	43.1%	$27.2	33.7%
North Central	20.6	33.6%	20.6	25.5%
Pacific	—	0.0%	18.4	22.8%
Mountain	8.9	14.5%	9.1	11.3%
South Central	5.4	8.8%	5.5	6.8%
Middle Atlantic	—	0.0%	—	0.0%
Total	$61.4	100.0%	$80.8	100.0%

The following table set forth the contractual maturity schedule of mortgage loans (in millions):

	December 31,
	2009		2008
	Carrying Value	% of Total	Carrying Value	% of Total
Due in one year or less	$1.1	1.8%	$19.1	23.6%
Due after one year through five years	54.4	88.6%	55.3	68.5%
Due after five years through ten years	2.9	4.7%	2.7	3.3%
Due after ten years	3.0	4.9%	3.7	4.6%
Total	$61.4	100.0%	$80.8	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

Cash, Cash Equivalents and Short-Term Investments.  These investments totaled $110.9 million as of December 31, 2009, compared to $105.0 million as of December 31, 2008, an increase of $5.9 million, or 5.6%.

Net Deferred Income Tax Asset.  Net deferred tax asset increased $6.6 million, or 300.0%, to $8.8 million at December 31, 2009, compared to $2.2 million at December 31, 2008. Contributing to this increase was TC Life’s adoption of SSAP No. 10R – Revised, Income Taxes which resulted in an additional $4.0 million of admitted deferred tax assets recognized as of December 31, 2009.

Separate Account Assets.  Total separate account assets of $703.7 million as of December 31, 2009, compared to $513.6 million as of December 31, 2008. This increase of $190.1 million, or 37.0%, was primarily due to the net appreciation of the underlying investment accounts during 2009 of $116.3 million and net discretionary new premiums exceeding withdrawals of $76.7 million partially offset by fees paid of $2.9 million.

Liabilities, Capital and Surplus

Total Liabilities.  Total liabilities of $2,965.7 million as of December 31, 2009, compared to $2,637.3 million as of December 31, 2008. This increase of $328.4 million, or 12.5%, was due to increases in separate account liabilities and the general account liabilities of $186.7 million and $141.7 million, respectively. The increase in separate account liabilities resulted primarily from discretionary contract-holder activity and reflected the recovery of the equity markets during 2009. The increase in general account liabilities was primarily caused by an increase in reserves on individual annuity and individual life contracts and the interest maintenance reserve.

TIAA-CREF Investment Horizon Annuity Prospectus	50

Policy and Contract Reserves.  Policy and contract reserves of $2,263.5 million as of December 31, 2009, compared to $2,125.1 million as of December 31, 2008, increased $138.4 million, primarily due to increases in policyholder reserves of $55.9 million and deposit-type contract liabilities of $82.3 million. The $55.9 million increase in policyholder reserves was impacted by an increase in life insurance reserves of $10.0 million. The increase was also driven by interest credited on reserves and net premiums exceeding policyholder benefit payments. The $82.3 million increase in deposit-type liabilities was driven by deposits and investment earnings exceeding redemptions during 2009.

Asset Valuation Reserve.  The AVR of $0.3 million as of December 31, 2009, compared to $0.9 million as of December 31, 2008, decreased $0.6 million. This decrease was primarily driven by realized losses resulting from impairments.

Interest Maintenance Reserve.  The IMR of $5.0 million as of December 31, 2009, increased approximately $2.8 million from $2.2 million at December 31, 2008, primarily due to net realized gains transferred to IMR during 2009 compared to 2008.

Separate Account Liabilities.  These liabilities totaling $680.1 million as of December 31, 2009, compared to $493.4 million as of December 31, 2008, increased $186.7 million, or 37.8%, due to the appreciation of separate account investments during 2009 and discretionary contract-holder activity.

Other Liabilities.  Other liabilities consist mainly of inter-company payables, which changed primarily due to expenses allocated to TC Life from its parent.

Capital and Surplus.  Capital and surplus totaled $353.3 million as of December 31, 2009, compared to $280.3 million as of December 31, 2008. The $73.0 million increase in capital and surplus was primarily due to a capital contribution of $70.0 million from TIAA during the first quarter of 2009.

LIQUIDITY AND CAPITAL RESOURCES

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain its capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain its financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA. On March 17, 2009, TIAA made a $70.0 million capital contribution to us in accordance with the financial support agreement.

We also maintain a $100.0 million unsecured 364-day revolving line of credit arrangement with TIAA. As of December 31, 2009, $30.0 million of this facility was maintained on a committed basis for which we paid a commitment fee of 20.0 basis points on the unused committed amount. During 2009, we drew down under this line of credit arrangement 7 times, which totaled approximately $15.2 million, of which no amount was outstanding at December 31, 2009. We have no material off-balance sheet arrangements for financing or other purposes.

The following table presents our total adjusted capital, which, as defined by the NAIC, includes the AVR, by period (in millions).

	December 31,
	2009	2008
Total Adjusted Capital
Total Capital and Surplus	$353.3	$280.3
Asset Valuation Reserve	0.3	0.9
Total Adjusted Capital	$353.6	$281.2

51	TIAA-CREF Investment Horizon Annuity Prospectus

Our total adjusted capital increased by $72.4 million from $281.2 million at December 31, 2008 to $353.6 million at December 31, 2009. The increase was primarily due to the $70.0 million capital contribution from TIAA.

Our financial strength (i.e., claims-paying ability) ratings are AAA (Extremely Strong) from Standard and Poor’s, A++ (Superior) from A.M. Best Company, AAA (Exceptionally Strong) from Fitch Ratings and Aaa (Excellent) from Moody’s Investors Service. Each rating agency independently assigns a rating based on its own independent review and takes into account a variety of factors, which are subject to change, in making its decision. Accordingly, there can be no assurance of the ratings that will be afforded to us in the future. These ratings do not apply to the separate accounts because the underlying assets have been allocated to specific separate account liabilities and generally are not available to fund the needs of our general account.

A significant portion of our general account investments consist of investment grade publicly-traded bonds, which can be readily converted to cash. We carefully review our liquidity position on an ongoing basis.

The following table illustrates our cash flows provided by or used in operating, investing and financing activities for the following periods (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)			Increase/(decrease)
	2009	2008	$	%	2007	$	%

Net cash provided by operations	$116.7	$96.9	$19.8	20.4%	$(26.2)	$123.1	469.8%
Net cash used in investments	(232.8)	(52.2)	(180.6)	346.0%	91.7	(143.9)	156.9%
Net cash provided by (used in) financing and other	122.0	(1.3)	123.3	9484.6%	(117.1)	115.8	98.9%

Net change in cash, cash equivalents and short term investments	$5.9	$43.4	$(37.5)	86.4%	$(51.6)	$95.0	184.1%

Total net cash flow provided by operations includes premiums and investment income received less benefit payments, expenses and net transfers to (from) separate accounts as well as deposit-type contract activity. Cash flow from operations is affected by the level of premiums from the sale of individual annuity and life insurance products, investment income received, expenses paid and customer decisions to move funds into or out of separate accounts. As an insurance entity, the positive cash flows generated from premiums received and net investment income earned, are offset by benefits and surrenders paid and customers’ net transfers to separate accounts.

The net cash provided by operations was $116.7 million for 2009 compared to $96.9 million for 2008. The $19.8 million increase in net cash provided by operations was primarily due to an increase in premiums combined with a decrease in benefits partially offset by increases in transfers to separate accounts, income taxes and operating expenses combined with a decline in net investment income. The $123.1 million increase in net cash provided by operations in 2008 compared to 2007 was primarily due to decreases in surrenders on individual annuity contracts and decreases in net transfers to separate accounts, partially offset by a decrease in net investment income.

Net cash used in investments increased $180.6 million to net cash used of $232.8 million for 2009 from $52.2 million for 2008. The increase in cash used by investments primarily resulted from a net decrease in proceeds from long-term investments sold, matured or repaid of $204.6 million partially offset by a net decrease in purchases of investments of $21.1 million. For 2008, net cash used by investments increased $143.9 million to net cash used of $52.2 million from net cash provided of $91.7 million for 2007. The increase in cash used by investments primarily resulted from net increases in purchases of investments of $154.6 million and net miscellaneous applications of $1.3 million partially offset by a net increase in proceeds from long-term investments sold, matured or repaid of $12.0 million.

The $123.3 million increase in net cash provided by financing and other between 2009 and 2008 was primarily due to a $70.0 million capital contribution from TIAA, an increase of $37.8 million in net deposit activity on

TIAA-CREF Investment Horizon Annuity Prospectus	52

deposit-type contracts and an increase of $15.5 million in other cash applied. The $115.8 million decline in net cash used in financing and other between 2008 and 2007 was primarily due to a $118.5 million decrease in net withdrawal activity on deposit-type contracts partially offset by an increase of $2.7 million in other cash applied.

Impact of Inflation

The level of inflation during the periods covered by the statutory-basis financial statements included in this prospectus has not had a significant impact on our revenues, expenses, or net income (loss).

Increased levels of inflation tend to increase the need for life insurance. Many policyholders who once had adequate insurance coverage may increase their life insurance coverage to provide the same relative financial benefit and protection. Higher interest rates can also result in higher sales of our individual fixed annuities.

The higher interest rates that have traditionally accompanied inflation could also affect certain other aspects of our operations. Policy loans increase as policy loan interest rates become relatively more attractive. As interest rates increase, disintermediation of existing annuity account balances and individual life policy cash values may increase customer withdrawals. The fair value of our fixed-rate, long-term investments may decrease, and our ability to make attractive mortgage loans may decrease. Our margins, representing the difference between the interest rate earned on investments and the interest rate credited to life insurance and annuity products, may also be adversely affected by rising interest rates.

Inflation could also increase the costs that we might incur in the future to operate our business. Should inflation increase our future operating costs, we would attempt to adjust the crediting rates that we provide on the individual fixed annuity, life insurance (to the extent applicable), and funding agreement contracts that we issue in order to maintain our margins.

Contractual Obligations

As of December 31, 2009, we do not have any current or future contractual obligations related to long-term debt, capital leases, operating leases or purchase obligations. The table below sets forth our estimated future contractual obligations as of December 31, 2009 related to contract owner, policyholder and funding agreement obligations (in millions):

Amounts Due By Period
Less than one year	$421.7
One to three years	491.6
Three to five years	480.7
More than five years	1,654.9
Total	$3,048.9

The estimated due dates for our estimated contractual obligations are based on various assumptions, including mortality and lapse assumptions of the individual annuity and life insurance lines of business, using historical experience, which we use for asset/liability modeling. These estimated obligations begin with our actual general account balance sheet values and include interest expected to be credited during the remaining estimated periods; due to the significance of the assumptions used, the amounts presented could materially differ from actual future results. (Separate account liabilities are legally separated from the general account, and are expected to be fully funded by the separate account assets.) Cash flows from the general account’s investments are anticipated to fully fund the general account’s obligations.

Recently Issued Accounting Standards

The NAIC promulgates Statutory Accounting Principles primarily through the issuance of Statements of Statutory Accounting Principles (SSAPs). See “Application of Accounting Pronouncements” in Note 2 of the audited statutory-basis financial statements elsewhere in this report.

53	TIAA-CREF Investment Horizon Annuity Prospectus

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We are primarily exposed to market risk through our investment and insurance activities; however, the majority of our investments are carried at amortized cost and not at fair value. Because our investment balances do not generally reflect current fair values, the market risk factors discussed below do not generally have a significant direct impact on our financial position or results of operations unless investment positions are determined to have other-than-temporary impairment.

Our financial position and earnings are indirectly subject to various market risks, including changes in interest rates, changes in the yield curve, changes in spreads between risk-adjusted and risk-free interest rates, changes in foreign currency rates and equity price risks. These market risks may impact our prospective earnings on future investments, which may, in turn, affect the interest that we will prospectively credit on our general account products. We analyze and manage the risks arising from market exposures of financial instruments, as well as other risks, through an integrated asset/liability management (“ALM”) process. Our ALM process involves the monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the rebalancing of assets and liabilities with respect to yield, risk and cash flow characteristics.

The primary focus of our asset/liability program is the management of interest rate risk within our insurance operations. This includes the aforementioned monitoring of asset and liability durations to provide an appropriate balance between risk and profitability for each product line as well as the Company as a whole. As of December 31, 2009, the difference between our assets and liabilities once guaranteed minimum interest rates and assets supporting capital and surplus were excluded was approximately 0.1 years. This level of asset/liability matching indicates that the fair value sensitivity of our assets and liabilities to interest rate movements is roughly equal. It is our policy to generally maintain asset and liability durations to within one-half year of one another, although, from time-to-time a broader interval may occur.

We believe our ALM programs and procedures and certain product features provide protection against the effects of changes in interest rates under various scenarios. Additionally, we believe our ALM programs and procedures provide sufficient liquidity to enable us to fulfill our obligation to pay benefits under our various insurance and deposit contracts. However, our ALM programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve), relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors and the effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from those assumptions.

Our investment portfolio (“Portfolio”) is subject to broad market risk as well as specific interest rate risk. Market risk relates to the potential loss in fair value resulting from adverse changes in market sentiment of risk and prices. Interest rate risk is the potential loss in fair value resulting from adverse changes in interest rates relative to the interest rate characteristics of interest bearing assets and liabilities. We manage these risks through an integrated ALM process that includes asset allocation and individual exposure limits based on internal risk measurements. Our ALM process involves the aforementioned continuous monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the pro-active rebalancing of assets and liabilities with respect to yield, risk and cash flow characteristics.

In addition to market rate and interest rate risk, mortgage-backed securities, which are included in bonds in our Portfolio, are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). Included in these mortgage-backed securities are some interest-only securities. If the underlying mortgage assets experience faster than anticipated repayments of principal, we could fail to recoup some or all of our initial investment in these securities, since the original price paid by us was based in part on assumptions regarding the receipt of interest payments. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. If the underlying mortgage assets are repaid later than anticipated, we could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment

TIAA-CREF Investment Horizon Annuity Prospectus	54

depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. These securities may also be harder to sell than other securities.

EXECUTIVE OFFICERS AND DIRECTORS

Directors

All directors are employees of TIAA, the parent company of TIAA-CREF Life, and do not receive additional compensation for their board service. Directors are selected by the Nominating and Personnel Committee of the Board. The election of Directors generally occurs at the annual meeting of the stockholder. The annual meeting is held each year on the second Wednesday of November. At such annual meeting, all Directors are elected for the ensuing year. The names, ages and a description of the business experience, principal occupation and employment during at least the last five years of each of the directors of TIAA-CREF Life are set forth below:

Eric T. Jones, 49, has been Senior Vice President since joining TIAA in September 2006. Prior to joining TIAA, Mr. Jones was self employed as a research consultant from February to August 2006. He served also at UBS Financial Services as a Senior Vice President from November 1992 to August 2005. He has been serving as Chairman, President and Chief Executive Officer of TIAA-CREF Life Insurance Company since his election to the Board in August 2008.

Elizabeth D. Black, 51, has been Managing Director and Head of Fixed Income Trading at TIAA since January 2010. She has been employed by TIAA since 1987 and has served as a Managing Director and Head of Fixed Income Portfolio Management from October 2006 to December 2009 and held various positions prior thereto. Ms. Black was first elected to the Board in June 2006.

Anthony Garcia, 46, has been Vice President, Insurance & ATA Products since joining TIAA in December 2009. Prior to joining TIAA, he served as Senior Vice President at Healthmarkets, Inc. from May 2004 through June 2009. He also served as Senior Vice President and Division General Manager at HSBC from August 1999 through April 2004. Mr. Garcia was elected to the Board in March 2010.

Sanjeev Handa, 48, is a Managing Director and Head of Global Public Markets at TIAA since September 2006. He has been employed by TIAA since 1988 and has served as a Managing Director with responsibility for TIAA’s asset-backed and CDO portfolios from 1998 to August 2006. Mr. Handa was elected to the Board in November 2007.

Nancy Heller, 53, has served as a Senior Managing Director and Head of New Business at TIAA since April 2009. Prior to her current position, she was Senior Managing Director and Head of Institutional Relationships from 2007 to 2009 and Senior Managing Director, Head of TIAA-CREF Asset Management from 2005 to 2007. She has also served in various other positions since her employment with TIAA in 1983. Ms. Heller was elected to the Board in November 2007.

Patrick Kennedy, 54, has served as a Senior Vice President, Shared Resource at TIAA since August 2008. He has served as a Vice President in the wealth management group since his employment in April 2004 to July 2008. Prior to joining TIAA, Mr. Kennedy was employed by Deutsche Asset Management from 1996 to 2004 and served as Vice President at Chase JP Morgan from June 1994 to October 1995. He is a Certified Financial Planner. Mr. Kennedy was elected to the Board in November 2008.

Harry I. Klaristenfeld, 59, is Senior Vice President and Chief Actuary of TIAA since July 2005. Prior to his current position he served as Vice President and Chief Actuary from March 2000 to June 2005 and has served in various other positions since his employment in June 1971. Mr. Klaristenfeld is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Klaristenfeld was elected to the Board in 2005 and serves also as Chief Actuary.

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Matthew Kurzweil, 42, is Senior Vice President and Corporate Controller at TIAA since June 2009. He has served as Vice President and Controller since his employment with TIAA in October 2006 to May 2009. Prior to joining TIAA, he was a Partner in the Financial Services Advisory Practice with Ernst & Young from 1989 to 2006. He is a member of the American Institute of Certified Public Accountants. Mr. Kurzweil was elected to the Board in May 2008.

Lisa Mancini, 49, has served as the Chief Underwriter for TIAA and TIAA-CREF Life Insurance Company since November 2005. Ms. Mancini was employed by AXA, serving as Vice President, Underwriting from June 2003 to November 2005. She was Assistant Vice President with Swiss Reinsurance from June 1999 to June 2003. Ms. Mancini is a member of the Association of Home Office Underwriters (AHOU) and holds the designation of Fellow, Academy of Life Underwriting (FALU) through that organization. She currently serves as committee member of the American Council of Life Insurers Risk Classification Committee. Ms. Mancini was elected to the Board in May 2008.

Steven Maynard, 45, currently serves as Vice President, Insurance and ATA Products at TIAA since 2008. He has served in other management position since joining TIAA in 2003, including Director, Planning and Implementation and Policy Owner Services from 2005 to 2008, Director, Planning and Implementation and New Business and Underwriting in 2004, and Program Manager in 2003. Prior to joining TIAA, Mr. Maynard served as Vice President, Project Services in Wachovia Bank’s Wealth Management Business Unit since 1998. He holds FINRA Series 6 and 63 designations, North Carolina life and health insurance agent licenses. In addition, he holds CLU, ChFC, and FLMI designations. Mr. Maynard was elected to the Board in December 2006 and serves also as Vice President, Chief Operating Officer of TIAA-CREF Life Insurance Company.

Russell Noles, 51, currently serves as Senior Vice President of TIAA since October 2009. He has been employed by TIAA since July 2004. Prior to his current position he served as Senior Vice President, Internal Audit from July 2006 to September 2009, from May 2005 to July 2006 he served as Vice President & Acting Chief Financial Officer and between July 2004 and May 2005 he served as Vice President, Internal Audit. Prior to joining TIAA he served as Vice President at St. Paul Travelers Companies from November 2001 to June 2004. He also served as Vice President at Qwest/US WEST Communications from February 1984 to October 2001. He is a member of the American Institute of Certified Public Accountants. Mr. Noles was elected to the Board in May 2005.

Douglas A. Rothermich, 49, has served as Vice President, Wealth Planning Strategies within TIAA’s Wealth Management Group since 2003. He has been employed by TIAA since June 1997. Prior to the establishment of the Wealth Management Group, he served as Vice President and Corporate Secretary for the TIAA-CREF Trust Company from 1997 to 2003. Mr. Rothermich was first elected to the Board in November 2007.

Wayne Williams, 49, has been Vice President, Market and Channel Integration for TIAA’s and TIAA-CREF Life’s individual products since January 2007. He has served as Director, Market and Channel Integration since his employment in December 2004 to December 2006. Prior to joining TIAA, Mr. Williams served in senior positions in product management, marketing, distribution and information technology at Sun Life Financial in Wellesley, MA in 2004. He served as a consultant in product marketing at Fidelity Investments from October 2002 to March 2004 and from 2000 to 2002 as Cross Channel Marketing Manager at Gateway. Mr. Williams was first elected to the Board in November 2007.

The Board has an Audit Committee that reviews the scope and results of the audit and other services provided by TIAA-CREF Life’s independent registered public accounting firm, and reviews and approves matters pertaining to accounting, internal control procedures, and related policies. The Board has an Executive Committee that has the full powers of the Board during intervals between the meetings of the Board, SUBJECT TO APPLICABLE LAW. The Board has an Investment Committee that determines the investment policies and supervises the investment of the funds of TIAA-CREF Life. The Board has a Nominating and Personnel Committee that nominates directors and executive officers and designates principal officers. The Board does not have a Compensation Committee because TIAA-CREF Life does not have any employees. The Board may, from time to time, establish certain other committees and subcommittees to facilitate the management of TIAA-CREF Life.

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Executive Officers

All executive officers are denoted by (*). All officers are employees of TIAA and do not receive any compensation from TIAA-CREF Life for their services. The names, ages, position and a description of the business experience, principal occupation and employment during at least the last five years of each of the officers of TIAA-CREF Life are set forth below:

Eric T. Jones *—For Mr. Jones’s business experience, principal occupation and employment history, see information under “Directors.”

Linda Dougherty*, 61, has been Vice President and Assistant Controller at TIAA since December 2006. She has been employed by TIAA since March 1999 and has served as Director, Accounting from March 1999 to December 2006. Prior to joining TIAA, Ms. Dougherty served as Vice President of Prudential Financial from 1988 through 1998. In addition, she has served as the Vice President and Chief Financial Officer of TIAA-CREF Life Insurance Company since 2004.

Dorothy Bonett, 44, has been the Director of New Business and Underwriting for TIAA and TIAA-CREF Life since January 2009, and a Director of Project Implementation from January 2008 to January 2009. Ms. Bonett was employed by Bankers Life of NY, serving as Vice President, Marketing from June 2002 to November 2006, and as an Assistant Vice President, Marketing and New Business from April 2000 to June 2002.

Jorge Gutierrez, 48, is Vice President, Treasurer of TIAA since July 2009. He has been employed by TIAA since December 1989 and has served as Treasurer from September 2008 to June 2009, Manager, Treasury Services and Assistant Treasurer from October 2004 to August 2008 and as Manager, Treasury Services from January 2000 to September 2004. Mr. Gutierrez serves as Treasurer of TIAA-CREF Life Insurance Company.

Harry I. Klaristenfeld—For Mr. Klaristenfeld’s business experience, principal occupation and employment history, see information under “Directors.”

Meredith Kornreich, 53, is Vice President and General Counsel, Product Development & Management/Institutional Sales & Development at TIAA since September 2008. Ms. Kornreich joined TIAA in 1993 and has served as General Counsel for TIAA-CREF Asset Management and Chief Counsel of TIAA-CREF’s Investment Products and Corporate Finance Law units from 2000 to 2008. Ms. Kornreich serves as General Counsel of TIAA-CREF Life Insurance Company.

Lisa Mancini—For Ms. Mancini’s business experience, principal occupation and employment history, see information under “Directors.”

Steven Maynard—For Mr. Maynard’s business experience, principal occupation and employment history, see information under “Directors.”

Marjorie Pierre-Merritt, 43, is Vice President and Assistant Corporate Secretary of TIAA since September 2007. She has been employed by TIAA since November 2006 and has served as Assistant Corporate Secretary from November 2006 to August 2007. Before joining TIAA, Ms. Pierre-Merritt was Assistant Corporate Secretary of The Dun & Bradstreet Corporation from 2003 to 2006, and Counsel at The New York Times Company from 2001 to 2003. She also served as Assistant General Counsel at Pfizer from 1998 to 2000. She is a Member of the Society of Corporate Secretaries. Ms. Pierre-Merritt serves as Secretary of TIAA-CREF Life Insurance Company.

Dennis Rupp, 47, has been a Director of Insurance Wholesaling since joining TIAA in February 2005. Prior to joining TIAA, he served as Vice President at Fidelity Investments from 1995 to 2005. Mr. Rupp serves as Director of Insurance Wholesaling of TIAA-CREF Life Insurance Company.

Wayne Smiley, 48, has been a Director, Compliance Officer since joining TIAA in 2006. Prior to his employment with TIAA, Mr. Smiley was Assistant Vice President and Chief Compliance Officer of Old Mutual Financial Network in Baltimore, Maryland from 2000 to 2006. Mr. Smiley is Chief Compliance Officer of TIAA-CREF Life Insurance Company.

Edward Van Dolsen, 52, has been Executive Vice President, Product Development & Management since 2009. Since his employment in 1982 he has held various management positions including Executive Vice President,

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Institutional Client Serves from 2006 to 2009 and Executive President, Product Management from 2005 to 2006. Between 2003 and 2006 he served as Senior Vice President, Pension Products and from 1998 to 2000 he was Vice President, Support Services. Mr. Van Dolsen serves as Executive Vice President of TIAA-CREF Life Insurance Company.

Wayne B. Williams—For Mr. Williams’ business experience, principal occupation and employment history, see information under “Directors.”

Audit Committee Financial Expert

On November 12, 2009, the Board of Directors of TIAA-CREF Life determined that Russell Noles was qualified and would serve as the audit committee financial expert on TIAA-CREF Life’s audit committee. Mr. Noles is not independent of TIAA-CREF Life’s management.

Code of Ethics

The Board of Trustees of TIAA has a code of ethics for senior financial officers, including its principal executive officer, principal financial officer, principal accounting officer, or controller, and persons performing similar functions, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. As employees of TIAA, the Board of Directors and Executive Officers of TIAA-CREF Life must adhere the code of ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. In addition, TIAA-CREF Life has a code of ethics for senior financial officers, including its principal executive officers, principal financial officers, principal accounting officers or controllers, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. The code of ethics for TIAA-CREF Life is filed as an exhibit to this report.

During the period, there were no implicit or explicit waivers granted by the Registrant from any provision of the code of ethics.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Not applicable.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We do not currently have any employees. Our operational needs are met by TIAA and certain of its direct and indirect wholly-owned subsidiaries. All employees who provide services to us are TIAA employees and are paid by TIAA. Their compensation-related costs are allocated to us based on various factors, the primary being the estimated time allocated to providing service to TIAA-CREF Life, or as general corporate overhead, based primarily on assets under management. Our directors and officers are not specifically compensated for their work for TIAA-CREF Life. The description of the compensation plans, the Corporate Scorecard, the Long Term Performance Plan (“LTPP”) Scorecard and the compensation-related information presented below is primarily related to TIAA. The compensation tables contain the compensation-related costs allocated from TIAA to TIAA-CREF Life for the Named Executive Officers.

Compensation and Benefits Philosophy

The compensation and benefits programs for TIAA executives are designed with the goal of providing compensation that is fair, reasonable and competitive. The programs are intended to help TIAA recruit and retain qualified executives, and motivate executives by providing rewards that are linked to performance while also aligning the interests of executives with those of TIAA’s institutional clients and individual customers (referred to in this Item 11 as “participants”).

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The design of specific programs is based on the following guiding principles:

Performance

TIAA believes that the best way to accomplish alignment of compensation plans with the interest of its participants is to link pay directly to individual, business area and company-wide performance. When performance exceeds expectations, pay levels are targeted to be above the competitive median. When performance falls below expectations, pay levels are targeted below the competitive median.

Competitiveness

Compensation and benefits programs are designed to be competitive with those provided by companies with whom TIAA competes for talent. In general, programs are considered competitive when they are targeted at the competitive median of these competitor companies and vary based on level of performance. Benefits programs are designed to provide competitive levels of protection and financial security and are not based on performance.

Cost

Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of TIAA’s participants are considered.

Comparator Groups

The relevant comparator group for compensation and benefit programs consists of financial services firms, including insurance companies, mutual funds and other investment companies. Information regarding compensation and benefit programs of the firms included in the comparator group is provided to TIAA by independent compensation survey providers. The survey data further enables the Human Resources Committee of TIAA’s Board of Trustees (the “Committee”) to compare the competitiveness of the compensation of its executive officers with those firms with which TIAA competes for talent.

Internal Equity

The guiding principles described above are the same principles that govern the design of the compensation and benefit plans provided to TIAA’s non-executive workforce. TIAA believes that this alignment of philosophy is an important element in creating an environment of trust and teamwork that furthers the long-term interests of the organization.

Components of Total Compensation

TIAA’s executive compensation and benefits package consists of direct compensation and company-sponsored benefit plans. Each component is designed to achieve a specific purpose and contribute to a total package that is competitive, appropriately performance-based, and valued by TIAA’s executives.

Direct Compensation

Direct compensation consists of base salary and variable compensation (which includes an Annual Cash Award and a Long Term Performance Plan Award). All elements of compensation are targeted at the competitive median. Both elements of variable compensation are linked to performance – individual, business area and company-wide. When performance exceeds expectations, pay levels are targeted to be above the competitive median. When performance falls below expectations, pay levels are targeted below the competitive median. By creating these links, TIAA seeks to achieve its objectives of performance-based, cost-effective compensation programs.

Base Salary

Base salary is determined with reference to competitive pay practices and is aligned with the individual’s relative role and responsibilities.

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Variable Compensation

Variable compensation, comprised of Annual Cash Awards and Long Term Performance Plan Awards, is designed to place a significant portion of total compensation at risk – that is, linked directly to performance.

Annual Cash Award

Annual Cash Awards, together with base salary, comprise the annual total cash compensation payable to executives. Annual Cash Awards are discretionarily determined with reference to the competitive market and vary based on performance.

Long Term Performance Plan Award

Awards under the LTPP are determined as dollar amounts and granted as plan units that vest over a specified performance period. The number of units awarded is determined by dividing the dollar value of the individual’s award by the plan’s unit value as of December 31st of the preceding year. Depending on the level of the executive who received the award, units awarded prior to 2008 vest in either three equal annual installments on the third, fourth, and fifth anniversaries of the grant date or vest in full on the third anniversary of the grant date. Beginning with the February 2008 awards, units vest on the third anniversary of the grant date. The cash value of the units is payable upon vesting and, generally, individuals must be employed on the vesting date in order to receive a payment.

The LTPP was designed to mirror equity-related plans offered by most organizations with which TIAA competes for talent. The plan enables executives to align their interests with those of participants and to participate in the success of the enterprise. Following an extensive review last year, several changes were made to the LTPP plan effective 2008 to ensure market competitiveness and to better tie the LTPP performance to long-term performance metrics.

Company-Sponsored Benefit Plans

TIAA provides company-sponsored insurance, retirement and severance benefit plans to executives. The benefits package is designed to assist executives in providing for their own financial security in a manner that recognizes individual needs and preferences.

Insurance Plans

The core insurance package includes health, dental, disability and basic group life insurance coverage. In general, executives participate in these benefits on the same basis as other TIAA employees.

Retirement and Deferred Compensation Plans

TIAA provides qualified (under the IRC) and non-qualified retirement and deferred compensation benefits to executives.

Retirement Plan

The TIAA Retirement Plan is a tax-qualified defined contribution plan intended to help provide for an employee’s financial security in retirement. TIAA employees who have completed six months of service and are age 21 or older are eligible to participate in the plan. TIAA makes contributions that may currently be invested in TIAA and/or CREF retirement annuities and TIAA-CREF mutual funds available under the plan, as directed by the employee. Contributions are expressed as a percentage of base salary and the percentage increases upon attainment of certain ages. TIAA does not offer a defined benefit retirement plan.

Equalization Plan

The TIAA Retirement Benefit Equalization Plan (“Equalization Plan”) is a non-qualified plan that covers all employees for whom TIAA’s annual contributions to the TIAA Retirement Plan are restricted by IRC

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limitations. Under the Equalization Plan, TIAA contributes an amount equal to what would otherwise have been provided under the TIAA Retirement Plan except for the restrictions imposed by tax law. Amounts are credited to notional accounts in the same annuity and mutual fund options as under the TIAA Retirement Plan. In 2008, benefits were payable from the Equalization Plan following the executive’s separation from service and at the same time as benefits were payable under the TIAA Retirement Plan. Due to a change in the tax law effective in 2009, amounts under the Equalization Plan are now payable independently from the TIAA Retirement Plan. All amounts deferred under the Plan are fully vested after three years of service.

TIAA 401(k) Plan and Excess Plan

TIAA’s 401(k) plan provides employees the opportunity to save for retirement on a tax-favored basis. Executives may elect to participate in the 401(k) plan on the same basis as all other TIAA employees. Contributions made may currently be invested in TIAA and/or CREF retirement annuities and TIAA-CREF mutual funds available under the plan, as directed by the employee. Employees whose deferrals are subject to IRC limits may defer excess amounts under the TIAA 401(k) Excess Plan (“Excess Plan”), a non-qualified plan. Amounts are credited to notional accounts in the same annuity and mutual fund options as under the 401(k) plan. In 2008, benefits under the Excess Plan were payable at the same time as benefits were payable under the 401(k) plan. Due to a change in the tax law effective in 2009, amounts under the Excess Plan are now payable independently from the 401(k) plan. All amounts in the Excess Plan are fully vested at all times. Neither the 401(k) plan nor the Excess Plan provide for matching contributions.

Severance Plan

Executives whose employment terminates involuntarily because their positions are eliminated, relocated, or their job duties change due to company reorganization qualify for competitive severance benefits under TIAA’s severance plan. Executives participate in the severance plan on the same basis as other TIAA employees. In general, the level of severance benefit is based on the number of years of completed service and is tiered based on the employee’s base salary. The minimum severance benefit is six weeks of salary and the maximum is 52 weeks of salary.

Employees who are eligible for benefits under the Severance Plan are also eligible to receive a payment based on their prior year Annual Cash Award. Also, any outstanding performance units awarded in 2005 or later under the LTPP will continue to vest per the vesting schedule under which the awards were granted. Awards granted prior to 2005 will vest on a prorated basis. All severance benefits are conditional on the executive signing a Separation and Release Agreement.

Perquisites

There were no perquisites for the Named Executive Officers.

Determining Benefit Levels

These benefit levels, in aggregate, are reviewed periodically to ensure that the plans and programs provided are generally competitive and cost-effective for TIAA and support TIAA’s human capital needs. Benefit levels are not directly tied to company-wide, business area, or individual performance.

Establishing Compensation Levels

Direct compensation levels (base salary, Annual Cash Award and LTPP Award) are established based on several factors: competitive benchmarking and company-wide, business area and individual performance.

Competitive Benchmarking

Each year, competitive compensation levels are established through the use of market data provided by third party surveys and public disclosures by relevant comparator companies. These comparator companies include: both public and private asset managers; insurance companies; other financial services organizations; and other

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general industry companies, as appropriate. The data sources for the analysis are obtained from two independent compensation survey providers. These market analyses include base salary, annual cash awards and long-term awards. Based on the competitive market data, compensation guidelines are established for each position. These guidelines provide information on the 25th, 50th (median) and 75th percentile pay levels in the competitive market.

Company Performance

The actual amount of total funding recommended for the Annual Cash Award and LTPP Award for all employees is dependent on overall company performance of TIAA, as determined by the Committee. The Corporate Scorecard is the key measure of certain company performance indicators. Subject to affordability, when Corporate Scorecard performance is at target, the overall recommended funding for variable compensation awards is intended to approximate the competitive median. When Scorecard performance is below target, overall recommended funding will generally be below the competitive median; similarly, when Scorecard performance exceeds target, overall recommended funding may be above the competitive median.

Determining Incentive Compensation Allocation—Annual and Long-Term Incentives

Overall variable compensation funding is established with reference to company performance at TIAA against the Corporate Scorecard and is ultimately subject to a discretionary adjustment based on the judgment of the Committee regarding affordability, and to ensure appropriate alignment with the interests of participants.

TIAA executive management allocates the combined variable compensation pool to business and support areas, based on their relative contributions to TIAA’s overall performance.

Determining Individual Compensation Levels

Executives

Individual compensation levels for executives are determined based on overall company-wide, business area and individual performance and is subject to funding availability as described above in “Company Performance.” Within the approved funding levels, executives whose performance exceeds expectations will generally receive total compensation above the competitive median of their compensation guideline; executives whose performance meets expectations will receive total compensation comparable to the competitive median of their guideline; and executives with below-expectation performance will receive total compensation below the competitive median of their guideline.

Base Salary

TIAA does not typically grant regular, annual base salary increases to executives. Instead, increases to base salary are awarded when necessary to address significant changes in the external competitive market for a given position, to recognize an executive for assuming significant additional responsibilities, or to achieve an appropriate competitive level due to a promotion to a more senior position.

Annual Cash Award and Long Term Performance Plan Award

In determining the amount of an executive’s variable compensation—the Annual Cash Award and the LTPP Award—TIAA uses the market-based compensation guidelines described above. Within those guidelines, TIAA considers the overall funding available for variable compensation awards and the executive’s performance. TIAA does not employ the use of incentive target percentages for the annual or long-term award, and does not use any formula-based approach in determining individual awards. Rather, discretion is exercised in determining the overall total compensation to be awarded to the executive. Once Total Compensation level is established, the mix of cash bonus and LTPP award for each employee is determined based on a scale applicable to all employees. As a result, the amounts delivered in the form of an Annual Cash Award and in the form of a LTPP Award are designed to work together in conjunction with base salary to deliver an appropriate total compensation level to the executive.

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TIAA believes that the discretionary design of its variable compensation programs support its overall compensation objectives by allowing for significant differentiation of pay based on performance; by providing the flexibility necessary to ensure that pay packages for the executive group are competitive relative to the external market; and by providing TIAA with the ability to deliver compensation in a manner that is linked to results that benefit TIAA’s participants as well as being internally equitable and appropriately reflecting the contributions of each executive to the short- and long-term success of the organization.

The Annual Compensation Process

The Committee reviews the benchmarking and performance results presented by management in determining the appropriate aggregate compensation levels for the performance year. In conducting its review, the Committee considers quantitative performance results (including the Corporate Scorecard results), the overall need of the organization to attract, retain and incent the executive team, and the total cost of compensation programs. Following the Committee’s decisions on overall funding levels, TIAA management determines the appropriate individual compensation levels for executives.

Compensation in the Last Fiscal Year

Summary Compensation Table*

For the Years Ended December 31, 2009, 2008 and 2007

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Benham, Bret L. [4] Former Chairman, President and CEO	2009 2008 2007	— 94,192 105,114	— — 160,923	— — —	— — —	— 42,261 87,927	— — —	— 223,365 22,230	— 359,818 376,194
Jones, Eric T. Chairman, President and CEO	2009 2008 2007	26,550 22,196 19,025	32,081 27,586 51,710	— — —	— — —	— — —	— — —	4,281 3,995 2,568	62,912 53,777 73,303
Dougherty, Linda Vice President and CFO	2009 2008 2007	32,108 1,273 6,619	20,153 800 5,977	— — —	— — —	5,065 275 2,428	— — —	5,753 255 1,469	63,079 2,603 16,493
Rupp, Dennis Director, Insurance Wholesaling	2009 2008 2007	148,384 133,791 120,797	47,331 42,940 62,900	— — —	— — —	19,391 13,244 22,100	— — —	23,927 24,082 20,857	239,033 214,057 226,654
Maynard, Steven J. VP, Insurance & Advisory Prod	2009 2008 2007	146,240 103,021 90,445	34,220 27,163 43,820	— — —	— — —	24,854 6,719 —	— — —	21,570 15,453 13,567	226,884 152,356 147,832
Steinberg, Stephen A. VP, Actuary	2009 2008 2007	112,272 96,838 96,309	47,703 41,404 48,287	— — —	— — —	26,875 — 24,808	— — —	15,087 14,526 13,545	201,937 152,768 182,949

*	Amounts represent the executives’ compensation allocated to TIAA-CREF Life.

[1]	The amounts shown represent the base salary earnings for the 2009, 2008 and 2007 calendar years and are not reduced to reflect elections for tax-qualified benefits or to defer compensation.

[2]	The amounts shown represent annual cash awards earned for the 2009, 2008 and 2007 performance cycles, payable in the following year under the TIAA’s Annual Cash Award program.

[3]	The amounts shown represent the payout made in 2009 based on the performance unit value of $1,214 for previous grants that vested in 2008.

[4]	Mr. Benham resigned as Chairman, President and CEO of the TIAA-CREF Life as of August 19, 2008. All Other compensation for 2008 includes payments made in connection with the termination from TIAA.

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Non-Qualified Contribution and Other Deferred Compensation Plans

As of Year Ended December 31, 2009

Name and Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals Distribution ($)	Aggregate Balance at Last FYE ($)
Jones, Eric T. Chairman, President and CEO	—	—	657	22	1,663
Dougherty, Linda Vice President and CFO	5,065	—	2,770	—	11,424
Steinberg, Stephen A. VP, Actuary	—	—	—	—	—
Rupp, Dennis Director, Insurance Wholesaling	—	—	—	—	—
Maynard, Steven J. VP, Insurance & Advisory Product	—	—	—	—	—

Contributions consist of executive contributions to the Excess Plan and TIAA-CREF Life’s allocation of TIAA’s contributions to the Equalization Plan, of which each plan is described above under Company-Sponsored Benefit Plans.

Payments and Benefits Triggered by Termination

Named Executive Officers. The amount of compensation (if any) that is payable to the Named Executive Officers upon termination of employment depends on the nature and circumstances under which employment is ended. All such Named Executive Officers are entitled to severance benefits under the Severance Plan under the same terms as are applicable to all TIAA employees.

Resignation by the Executive. If a Named Executive Officer voluntarily resigns from TIAA, no Annual Cash Award is payable and no amounts under the LTPP will be payable unless the Named Executive Officer meets the retirement requirements under that plan at the time of termination. The Named Executive Officer may be entitled to receive benefits from the TIAA Retirement Plan and the Retirement Equalization Plan to the extent those benefits have been earned under the provisions of the plan and he or she has met the vesting requirements of the plan. In addition, the Named Executive Officer would be entitled to receive any amounts voluntarily deferred (and the earnings thereon) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

Termination by TIAA Meeting Severance Plan Eligibility. If a Named Executive Officer’s employment is involuntarily terminated by TIAA under circumstances that meet the eligibility provisions of the TIAA’s Severance Plan (generally an involuntary termination due to their position being eliminated or relocated or a change in their job duties due to company reorganization), described in the “Compensation Discussion and Analysis” section, he or she will be entitled to receive the following:

•	Earned and vested amounts under the TIAA Retirement Plan and the Retirement Equalization Plan.

•	Deferred amounts (and earnings) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

•	Severance benefits based on salary and years of service.

•

A payment based on the Named Executive Officer’s last Annual Cash Award payment and his or her Termination Date. If the Termination Date occurs before Annual Cash Awards have been paid for the prior year, the amount of payment will be equal to 100% of the last Annual Cash Award that the Named Executive Officer was actually paid, plus 75% of the amount of the last paid Annual Cash Award, prorated based on completed months of service from January 1 of the year of termination through his or her Termination Date. If the Termination Date occurs after the Annual Cash Awards have been paid for

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the prior year, the executive will receive 75% of the last Annual Cash Award that he or she was actually paid, prorated based on completed months of service from January 1 of the year of termination through his or her Termination Date.

•	For LTPP Awards granted, the award will continue to vest and be paid based on the terms under which the award was granted.

Termination by TIAA Not Meeting Severance Plan Eligibility. If a Named Executive Officer’s employment is involuntarily terminated by TIAA under circumstances that do not meet the eligibility provisions of the Severance Plan, no amounts are generally payable under the plan. In addition, if the Named Executive Officer is terminated for misconduct or other serious infraction of TIAA policy, all LTPP performance units will be forfeited regardless of whether the Named Executive Officer qualifies for retirement under the LTPP. The Named Executive Officer may be entitled to receive benefits from the Retirement Plan and the Retirement Equalization Plan to the extent those benefits have been earned under the provisions of such plans and he or she has met the vesting requirements of such plans. In addition, the Named Executive Officer would be entitled to receive any amounts voluntarily deferred (and the earnings thereon) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

Change in Control

TIAA has no post-employment compensation programs designed to provide benefits upon the change in control of TIAA. In addition, none of TIAA’s compensation and benefit plans contain provisions for payments in connection with a change in control.

Discussion of Potential Payments Triggered by Termination

The values set forth on the “Payments and Benefits Triggered by Termination” table below list the estimated additional compensation that would have been payable to each of the Named Executive Officers if employment had been terminated as of December 31, 2009 under various scenarios (generally corresponding to those described above).

The Named Executive Officers are generally eligible for benefits under the Severance Plan in the event of an applicable termination. With respect to payments shown for “Severance Plan Eligible” terminations:

•	amounts listed under “Salary” reflect the portion of the Severance Plan benefit that is based on salary level and years of service,

•	amounts listed under “Annual Cash Award” are based on a pro-rata portion of any unpaid bonus attributable to Named Executive Officer’s employment in the year in which such termination occurs, and

•

amounts listed under “Vesting of Previously Granted LTPP Awards” represent the value of previously-granted LTPP awards held by the Named Executive Officers as of December 31, 2009 that become vested due to the termination and which would otherwise have been forfeited upon termination of employment (other than due to death or disability).

In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2009 would vest in accordance with LTPP, as listed in the “Vesting of Previously Granted LTPP Awards” column in the following table.

65	TIAA-CREF Investment Horizon Annuity Prospectus

Payments and Benefits Triggered by Termination*

As of December 31, 2009

	Vesting of Previously Granted LTPP Awards[4]	Severance		Total
Name and Reason for Termination		Salary (2)	Annual Cash Award (3)

Jones, Eric T.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	81,243	6,127	24,061	111,431
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	81,243	—	—	81,243
Dougherty, Linda S.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	26,342	21,611	15,115	63,068
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	26,342	—	—	26,342
Rupp, Dennis
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	53,252	39,949	35,499	128,700
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	53,252	—	—	53,252
Maynard, Steven J.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	53,606	67,495	25,665	146,766
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	53,606	—	—	53,606
Steinberg, Stephen A.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	64,922	34,545	35,777	135,244
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	64,922	—	—	64,922

*	Amounts represent the executives’ payments and benefits which would be allocable to TIAA-CREF Life.

[1]	In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2009 would vest in accordance with the LTPP.

[2]	Amounts represent the executives’ portion of the Severance Plan that is based on salary level and years of service.

[3]	“Severance – Annual Cash Award” payments reflect the pro-rated Annual Cash Award payable under the Severance Plan, based on 75% of the prior Annual Cash Award paid in February 2009.

[4]

“Vesting of Previously Granted LTPP Awards” reflects the value of previously-granted LTPP awards held by the named officers that are payable following a termination that is (a) Severance Plan eligible or (b) not Severance Plan eligible (not including misconduct), in each case, pursuant to the terms of either the Severance Plan or the LTPP, and which otherwise would have been forfeited upon termination of employment. These values corresponding to Severance Plan eligible terminations represent the unvested portion of LTPP Awards previously granted during the period of 2004 – 2009 and are not increased due to termination (other than any inherent increase in value attributable to the acceleration of a payment).

[5]	Amounts reflect actual severance benefits payable to Mr. Benham in connection with his severance-eligible termination by TIAA on August 19, 2008.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions, and Director Independence.

Except for the agreements described below, there have been no transactions between TIAA-CREF Life and any related person since January 1, 2009, nor are any such related person transactions currently being contemplated for which disclosure would be required.

TIAA-CREF Investment Horizon Annuity Prospectus	66

TIAA is the sole stockholder of TIAA-CREF Life, and TIAA-CREF Life and TIAA are parties to the following agreements:

Investment Management Agreement

The Investment Management Agreement provides that TIAA serves as investment adviser with respect to our investment portfolio that we maintain in connection with our business as an insurer. Under the Agreement, TIAA provides investment management services as we may request or as we may determine is reasonably necessary for the proper administration of our investment portfolio, and TIAA agrees to maintain sufficient facilities and trained personnel to perform those services. In consideration for the services provided under the Agreement, we agree to pay TIAA each calendar quarter a fee, which will be the cost to TIAA of performing the investment management services under the Agreement and to reimburse TIAA for any expenses relating to the performance of those services.

Amended and Restated Service Agreement

The Amended and Restated Service Agreement provides that TIAA will perform certain administrative and special services for our business operations, including accounting and bookkeeping services, treasury tasks, tax related services, provide operations systems, telecommunications and mail services, data processing services, maintenance of records, files and other information, legal advisory services, corporate secretarial services, actuarial advisory services, personnel services, public relations services, and such other services as we may request from time to time. In addition, the Agreement allows us to use, in our day-to-day operations, certain property, equipment, and facilities of TIAA, including, without limitation, data processing equipment, business property (whether owned or leased), and communication equipment. In consideration for the services provided under the Agreement, we agree to reimburse TIAA each quarter for the cost to TIAA of performing the services under the Agreement, as reasonably and equitably determined to be attributable to us by TIAA, including all direct and directly-allocable expenses, plus a reasonable charge for direct overhead as agreed to by us and TIAA from time to time.

Financial Support Agreement

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA.

Tax Allocation Agreement

As a subsidiary of TIAA, we are included in TIAA’s consolidated group for U.S. Federal income tax purposes. With respect to tax returns for any taxable period in which we are included in TIAA’s consolidated group, the amount of taxes to be paid by us is determined, subject to some adjustments, as if we filed our own separate tax return. Under the Tax Allocation Agreement, TIAA agrees to prepare, and TIAA Board of Overseers, the sole, collective owner of TIAA, will execute and file, all consolidated returns with respect to the consolidated group. We agree to pay to TIAA an amount equal to the Federal income tax payments that we would be obligated to pay the Federal government if we filed a separate return. TIAA agrees to pay each of its subsidiaries, including us, any reductions in the consolidated group’s Federal income tax liability that are attributable to the tax losses of the subsidiary, and any refund owed to the subsidiary.

Distribution Arrangements

Our affiliates, Teachers Personal Investor Services, Inc. (“TPIS”), a subsidiary of TIAA-CREF Enterprises, Inc. and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, are authorized to distribute contracts for VA-1, VLI-1 and IHA. The Company subcontracts distribution services to TPIS for the VA-1 and VLI-1 products pursuant to Distribution Agreements. Under the Distribution

67	TIAA-CREF Investment Horizon Annuity Prospectus

Agreements, TPIS receives a monthly fee based on a percentage of the monthly premiums received by us and which are allocated to the applicable Separate Account under the contracts.

Services is authorized to sell the VA-1 and VLI-1 contracts under a Selling Agreement with TPIS. The Company subcontracts distribution services to Services for the IHA product pursuant to an Amended and Restated Distribution Agreement. Services is compensated by us for all reasonable direct and directly allocable expenses it incurs in providing distribution services under the IHA Distribution Agreement, as reasonably and equitably determined to be attributable to Services.

Note Purchase Agreement

The Company maintains a $100 million unsecured 364-day revolving line of credit with TIAA. As of December 31, 2009, $30 million of this facility was maintained on a committed basis for which effective May, 2009, the Company paid a commitment fee of 20 basis points on the undrawn committed amount.

Service Agreement

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of Enterprises, is the program manager, are provided to TIAA-CREF Life by TFI pursuant to a Service Agreement between the Company and TFI.

Related Person Fees

For the services provided in accordance with the agreements identified above, we incurred $50.1 million in total fees to TIAA during the year ended December 31, 2009.

Transactions with Related Persons Prohibited

The Board of Directors and Executive Officers of TIAA-CREF Life, as employees of TIAA, must adhere to a Corporate Code of Conduct and a Code of Ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. The policies proscribe activities and transactions where the director’s or executive officer’s private interests interfere with the interests of TIAA, its affiliates and subsidiaries. Under these rules, no director or officer would be permitted to engage in transactions with TIAA for which disclosure is required under SEC rules. Annually, directors and executive officers must submit a form to TIAA’s General Counsel confirming that he or she has received, read and understands the Code of Ethics and has complied with the requirements of the Code; and notify the General Counsel promptly if he or she becomes aware of any existing or potential violation of this Code.

TIAA-CREF Investment Horizon Annuity Prospectus	68

TIAA-CREF LIFE INSURANCE COMPANY

INDEX TO STATUTORY–BASIS FINANCIAL STATEMENTS

December 31, 2009

69	TIAA-CREF Investment Horizon Annuity Prospectus

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of TIAA-CREF Life Insurance Company:

We have audited the accompanying statutory-basis statements of admitted assets, liabilities and capital and surplus of TIAA-CREF Life Insurance Company (the “Company”) as of December 31, 2009 and 2008, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of New York, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2009 and 2008, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2009.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, on the basis of accounting described in Note 2.

As discussed in Note 2 to the financial statements, on December 31, 2009, the Company adopted Statement of Statutory Accounting Principles No. 10R, Income Taxes-Revised, A Temporary Replacement of SSAP No.10.

As discussed in Note 2 to the financial statements, as of July 1, 2009, the Company adopted Statement of Statutory Accounting Principles No. 43R, Loan-backed and Structured Securities. This statement superceded Statement of Statutory Accounting Principles No. 98, Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities, which was previously adopted by the Company on January 1, 2008.

New York, New York

April 12, 2010

TIAA-CREF Investment Horizon Annuity Prospectus	70

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS,

LIABILITIES AND CAPITAL AND SURPLUS

	December 31,
(in thousands)	2009	2008

ADMITTED ASSETS
Bonds	$2,385,576	$2,130,765
Preferred stocks	5,502	43,899
Mortgage loans	61,415	80,822
Other long-term investments	1,828	2,170
Cash, cash equivalents and short-term investments	110,885	104,993
Investment income due and accrued	30,123	28,000
Separate account assets	703,712	513,568
Federal income tax recoverable from TIAA	755	206
Net deferred federal income tax asset	8,799	2,196
Other assets	10,493	10,966

Total admitted assets	$3,319,088	$2,917,585

LIABILITIES, CAPITAL AND SURPLUS
Liabilities
Reserves for life and health, annuities and deposit-type contracts	$2,263,530	$2,125,092
Asset valuation reserve	292	908
Interest maintenance reserve	4,983	2,161
Separate account liabilities	680,135	493,427
Other liabilities	16,835	15,666

Total liabilities	2,965,775	2,637,254

Capital and Surplus
Capital (2,500 shares of $1,000 par value common stock issued and outstanding)	2,500	2,500
Additional paid-in capital	357,500	287,500
Surplus (Deficit)	(6,687)	(9,669)

Total capital and surplus	353,313	280,331

Total liabilities, capital and surplus	$3,319,088	$2,917,585

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

71	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(in thousands)	2009	2008	2007

REVENUES
Insurance and annuity premiums and other considerations	$232,200	$169,340	$171,025
Net investment income	131,115	123,083	128,431

Total revenues	$363,315	$292,423	$299,456

EXPENSES
Policy and contract benefits	$142,267	$155,949	$227,863
Increase (decrease) in policy and contract reserves	55,901	36,718	(121,111)
Net operating expenses	42,778	40,429	43,988
Net transfers to separate accounts	75,252	20,880	97,470
Other benefits and expenses	22,759	22,878	26,649

Total expenses	$338,957	$276,854	$274,859

Income before federal income tax and net realized capital losses	$24,358	$15,569	$24,597
Federal income tax expense	11,922	4,005	6,173
Net realized capital losses less capital gains taxes, after transfers to the interest maintenance reserve	(19,452)	(73,040)	(8,326)

Net (loss) income	$(7,016)	$(61,476)	$10,098

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

TIAA-CREF Investment Horizon Annuity Prospectus	72

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

(in thousands)	Capital Stock	Additional Paid-In Capital	Surplus (Deficit)	Total

Balance, December 31, 2006	$2,500	$287,500	$50,553	$340,553

Net income			10,098	10,098
Net unrealized capital losses on investments			(566)	(566)
Change in asset valuation reserve			5,453	5,453
Changes in surplus in separate accounts			14	14
Change in net deferred income tax			1,692	1,692
Change in non-admitted assets:
Deferred federal income tax asset			(1,215)	(1,215)
Deferred premium asset limitation			(23,899)	(23,899)

Balance, December 31, 2007	$2,500	$287,500	$42,130	$332,130

Net loss			(61,476)	(61,476)
Net unrealized capital gains on investments			759	759
Change in asset valuation reserve			9,418	9,418
Changes in surplus in separate accounts			(3)	(3)
Change in net deferred income tax			24,289	24,289
Change in non-admitted assets:
Deferred federal income tax asset			(24,599)	(24,599)
Deferred premium asset limitation			(540)	(540)
Other assets			(152)	(152)
Prior year income adjustment			505	505

Balance, December 31, 2008	$2,500	$287,500	$(9,669)	$280,331

Net loss			(7,016)	(7,016)
Net unrealized capital loss on investments			(1,706)	(1,706)
Change in asset valuation reserve			616	616
Change in accounting principle (Adoption of SSAP 43R)			4,290	4,290
Change in accounting principle (Adoption of SSAP 10R)			3,967	3,967
Changes in surplus in separate accounts			3,436	3,436
Change in liability for reinsurance in unauthorized companies			(1,692)	(1,692)
Change in net deferred income tax			9,286	9,286
Change in non-admitted assets:
Deferred federal income tax asset			(6,650)	(6,650)
Deferred premium asset limitation			(609)	(609)
Other invested assets			(1,089)	(1,089)
Other assets			149	149
Capital contribution		70,000		70,000

Balance, December 31, 2009	$2,500	$357,500	$(6,687)	$353,313

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

73	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in thousands)	2009	2008	2007

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$233,062	$167,633	$168,219
Miscellaneous income	11,038	11,086	10,447
Net investment income	149,949	159,979	175,187

Total Receipts	394,049	338,698	353,853
Policy and contract benefits	142,795	155,756	227,960
Operating expenses	46,194	43,853	50,352
Federal income tax expense	12,470	3,457	3,062
Net transfers to separate accounts	75,912	38,763	98,701

Total Disbursements	277,371	241,829	380,075

Net cash from operations	116,678	96,869	(26,222)

CASH FROM INVESTMENTS
Proceeds from long-term investments sold, matured, or repaid:
Bonds	477,366	692,794	657,595
Stocks	4,846	3,853	17,166
Mortgage loans	19,407	9,511	19,419
Miscellaneous proceeds	259	75	30
Cost of investments acquired:
Bonds	731,034	752,219	553,737
Stocks	2,925	2,800	46,656
Miscellaneous applications	—	3,093	1,779
Net increase in contract loans and premium notes	735	276	311

Net cash from investments	(232,816)	(52,155)	91,727

CASH FROM FINANCING AND OTHER
Additional paid in capital	70,000	—	—
Net deposits on deposit-type contracts funds	51,796	13,995	(104,539)
Other cash provided (applied)	234	(15,282)	(12,578)

Net cash from financing and other	122,030	(1,287)	(117,117)

NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	5,892	43,427	(51,612)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	104,993	61,566	113,178

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$110,885	$104,993	$61,566

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

TIAA-CREF Investment Horizon Annuity Prospectus	74

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

Note 1—Organization and Operations

TIAA-CREF Life Insurance Company commenced operations as a legal reserve life insurance company under the insurance laws of the State of New York on December 18, 1996, under its former name, TIAA Life Insurance Company and changed its name to TIAA-CREF Life Insurance Company (“TIAA-CREF Life” or the “Company”) on May 1, 1998. TIAA-CREF Life is a direct wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA” or the “Parent”), a legal reserve life insurance company established under the insurance laws of the State of New York in 1918.

The Company issues non-qualified annuity contracts with fixed and variable components, fixed and variable universal life contracts, funding agreements, term-life insurance and single premium immediate annuities.

Note 2—Significant Accounting Policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Insurance Department (the “Department”); a comprehensive basis of accounting that differs from generally accepted accounting principles in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income (loss) and capital and surplus between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of more conservative interest rates and mortality tables. The deferred premium asset limitation results from the Department requiring that any deferred premium asset established along with the corresponding mean reserve should be reduced by the proportionate amount reinsured on a coinsurance basis. Under this approach the deferred premium asset for reinsurance is adjusted based upon the premium mode of the direct policy rather than the premium mode of the reinsurance agreement.

	For the Years Ended December 31,
(in thousands)	2009	2008	2007

Net (Loss) Income, New York SAP	$(7,016)	$(61,476)	$10,098
New York SAP Prescribed Practices:
Additional Reserves for:
Term Conversions	101	80	105
Deferred and Payout Annuities issued after 2000	(1)	(2)	(2)

Net (Loss) Income, NAIC SAP	$(6,916)	$(61,398)	$10,201

Capital and Surplus, New York SAP	$353,313	$280,331	$332,130
New York SAP Prescribed Practices:
Deferred Premium Asset Limitation	25,049	24,440	23,899
Additional Reserves for:
Term Conversions	1,045	944	864
Deferred and Payout Annuities issued after 2000	3	4	6

Capital and Surplus, NAIC SAP	$379,410	$305,719	$356,899

75	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Generally Accepted Accounting Principles in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows.

Under GAAP:

•

The Asset Valuation Reserve (“AVR”) is eliminated as a reserve and the credit-related realized gains and losses are reported in the statement of income on a pretax basis as incurred for securities designated as trading as a component of equity for securities designated available for sale;

•

The Interest Maintenance Reserve (“IMR”) is eliminated and realized gains and losses resulting from changes in interest rates are reported as a component of net income rather than being accumulated in and subsequently amortized into income over the remaining life of the investments sold;

•	Dividends on insurance policies and annuity contracts are accrued as the related earnings emerge from operations rather than being accrued in the year when they are declared;

•	Certain assets designated as “non-admitted assets” are included in the GAAP balance sheet rather than excluded from assets in the statutory balance sheet;

•	Policy acquisition costs are deferred and amortized over the life of the policies issued rather than being charged to operations as incurred;

•	Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying audited GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost;

•

Impairments on securities other than loan-backed and structured securities are recorded as OTTI through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity;

•

State taxes are included in the computation of deferred taxes. A deferred tax asset is recorded for the amount of gross deferred tax asset expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable;

•	Annuities that do not incorporate significant insurance risk are classified as investment contracts and are not accounted for as insurance contracts;

•

Derivatives are generally valued at fair value rather than being accounted for in a manner consistent with the hedged item, when hedge accounting is applied. Declines in fair value are recorded through earnings. Derivatives embedded in host contracts are accounted for separately like a freestanding

TIAA-CREF Investment Horizon Annuity Prospectus	76

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

derivative if certain criteria are met. Replication (synthetic asset) transactions (“RSAT”) are not recognized;

•

Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance for statutory purposes. Assets and liabilities are reported gross of reinsurance for GAAP and net of reinsurance for statutory purposes.

The Company assumes that the effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of the Company’s statutory-basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the date of the financial statements. Actual results may differ from those estimates. The following is a summary of the significant accounting policies followed by the Company:

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Corporate bonds are stated at amortized cost using the current effective interest method. Corporate bonds that are held for sale or rated NAIC 6 or non-agency residential mortgage-backed securities (“RMBS”) determined by the NAIC guidelines are held at the lower of amortized cost or fair value. For other-than-temporary impairments, the cost basis of a corporate bond is written down as a realized loss to fair value.

Included within bonds are loan-backed and structured securities. For these securities, estimated future cash flows and expected repayment schedules are used to calculate income including amortization for loan-backed and structured securities on the prospective method. Loan-backed and structured securities not in default are stated at amortized cost. Loan-backed and structured securities held for sale or rated NAIC 6 or non-agency RMBS determine by the NAIC guidelines are held at the lower of amortized cost or fair value. The carrying value of loan-backed and structured securities in default is based upon estimated cash flows discounted at the current effective yield when the intent and ability exists to hold the security until recovery of that value otherwise such securities are carried at the lower of carrying or fair value.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value.

Common Stocks: Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances, except that purchase money mortgages are stated at the lower of amortized cost or ninety percent of appraised value. Mortgages held for sale are stated at the lower of amortized cost or fair value. A mortgage is evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgages are included in net unrealized capital gains/losses on investments. When an event occurs resulting

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus; (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition) that are not impaired are stated at amortized cost using the interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Cash Equivalents: Cash equivalents are short-term, highly liquid investments with original maturities of three months or less at date of purchase, are stated at amortized cost.

Contract Loans: Contract loans are stated at outstanding principal balances.

Limited Partnerships and Limited Liability Companies: Investments in limited partnerships and limited liability companies are carried at the Company’s percentage of the underlying GAAP equity of the respective entity’s audited financial statements. An unrealized loss is deemed to be other-than-temporary when there is limited ability to recover the loss. A realized loss is recorded for other-than-temporary impairments.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders and carried at market value.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company uses derivative instruments for hedging and income generation. Derivatives used by the Company may include, but are not limited to, foreign currency, interest rate and credit default swaps, foreign currency forwards, options and interest rate cap contracts.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a Replication Synthetic Asset Transaction is carried at unamortized premiums received or paid, adjusted for any impairments. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally furniture and equipment, leasehold improvements, prepaid expenses, and a portion of deferred federal income tax assets (“DFIT”). The non-admitted portion of the DFIT asset was $37,592 thousand and $34,909 thousand at December 31, 2009 and 2008, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred in connection with acquiring new insurance business are charged to operations as incurred.

Policy and Contract Reserves: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type funds, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holders.

Application of New Accounting Pronouncements: SSAP No. 43R—Loan-backed and Structured Securities—Revised, effective September 30, 2009, which superceded SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities, provides statutory accounting guidance for loan-backed and structured securities and incorporates certain principles underlying recent changes in GAAP other-than-temporary impairment (“OTTI”) guidance for statutory reporting. The financial impact in 2009 of the adoption of SSAP No. 43R at September 30, 2009, by the Company, was a $4,290 thousand increase in surplus as an adjustment as of July 1, 2009 and is recognized as a cumulative effect due to a change in accounting principle.

SSAP No. 43R guidance results in an OTTI recorded through earnings for the difference between amortized cost and the present value of discounted cash flows. Declines in fair value related to non-credit declines are not recognized in earnings and require disclosure only if the entity has the intent and ability to hold to recovery. The guidance requires a recognized realized loss recorded in earnings for the difference between fair value and amortized cost if the entity intends or is required to sell the investment at the measurement date. The entity is required to evaluate discounted cash flows quarterly to assess credit deterioration.

For reporting periods beginning on or after January 1, 2009, SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities established statutory accounting principles for impairment analysis and subsequent valuation of loan-backed and structured securities. The change resulting from the adoption of this statement was accounted for prospectively. No cumulative effect adjustments or application of the new guidance to prior events or periods were required. The Company elected to adopt SSAP No. 98 which resulted in an additional $12,378 thousand of realized losses being recognized at December 31, 2008.

SSAP No. 10R—Revised, Income Taxes, is effective as of December 31, 2009 for the 2009 annual financial statements and the 2010 interim and annual financial statements only. For entities that meet specified capital requirements, the revised statement increases the admitted deferred federal income tax asset ceiling by increasing the limit from 10 to 15 percent of capital and surplus and by extending the recoverable period from 1 to 3 years. The change resulting from the modification of this statement is accounted for as a change in accounting principle. The adoption of SSAP No. 10R resulted in an additional $3,967 thousand of admitted deferred tax assets recognized as of December 31, 2009. A recommendation by the NAIC on the appropriate determination for admitting deferred tax assets for reporting periods after December 31, 2010 will be made at a later date.

For reporting periods beginning on or after January 1, 2009, SSAP No. 99—Accounting for Certain Securities Subsequent to an Other-Than-Temporary Impairment, establishes standards for the treatment of premiums or

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

discounts applicable to certain securities subsequent to the recognition of an OTTI. The other-than-temporarily impaired security is recorded as if the security had been purchased on the measurement date of the other-than-temporary impairment. The discount or reduced premium associated with the other-than-temporary impaired security, based on the new cost basis, is amortized over the remaining life of the security, to the extent recoverable in a prospective manner based on the amount and timing of future estimated cash flows. The change resulting from the adoption of this statement is accounted for prospectively. No cumulative effect adjustment or application of the new guidance to prior events or periods is required.

For reporting periods ending on or after December 31, 2007, SSAP No. 97—Investment in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 88, was implemented. The statement establishes statutory accounting principles for investments in subsidiaries, controlled and affiliated entities. SSAP No. 97 clarified the basis that a company could use to value its equity investment in its investment subsidiaries.

For reporting periods ending December 31, 2007 and thereafter, SSAP No. 96—Settlement Requirements for Intercompany Transactions, An Amendment to SSAP No. 25, became effective. This statement established a statutory aging threshold for admission of loans and advances to related parties outstanding as of the reporting date.

The statement requires transactions between related parties to be in the form of a written agreement and must provide for timely settlement of amounts owed, with a specific due date.

The NAIC issued modifications to allow multiple market based valuations to be utilized as an alternative to published SVO unit prices. The Company adopted this guidance effective December 31, 2008.

The NAIC issued additional disclosure requirements for credit derivatives, amendments to SSAP No. 86—Accounting for Derivatives Instruments and Hedging Activities and SSAP No. 5—Liabilities, Contingencies and Impairments of Assets. The Company adopted this guidance effective December 31, 2008.

Note 3—Long Term Bonds and Preferred Stocks

The carrying value, amortized cost, estimated fair values, and the unrealized gains and losses of long-term bonds and preferred stocks at December 31, 2009 are shown below (in thousands):

	Carrying Value	Amortized Cost	Gross Unrealized		Estimated Fair Value
			Gains	Losses
Bonds:
U.S. Governments	$22,374	$22,374	$2,042	$(239)	$24,177
States, Territories & Possessions	8,997	8,997	415	—	9,412
Political Subdivisions of States, Territories, & Possessions	2,564	2,564	18	—	2,582
Special Revenue & Special Assessment, Non-guaranteed Agencies & Government	222,329	222,329	10,884	(7,652)	225,561
Industrial & Miscellaneous	2,088,874	2,090,743	106,516	(71,273)	2,125,986
Hybrids	40,438	40,438	913	(3,938)	37,413
Total Bonds	2,385,576	2,387,445	120,788	(83,102)	2,425,131
Preferred Stocks	5,502	5,502	481	—	5,983
Total Bonds and Preferred Stocks	$2,391,078	$2,392,947	$121,269	$(83,102)	$2,431,114

As of January 1, 2009, $37,956 thousand of hybrid preferred stocks were transferred to the bond portfolio from the preferred stock portfolio due to changes in the NAIC requirements for the classification of securities.

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The carrying value, amortized cost, estimated fair values, and the unrealized gains and losses of long-term bonds and preferred stocks at December 31, 2008 are shown below (in thousands):

	Carrying Value	Amortized Cost	Gross Unrealized		Estimated Fair Value
			Gains	Losses
Bonds:
U.S. Governments	$12,443	$12,443	$3,714	$—	$16,157
States, Territories & Possessions	17,742	17,742	57	(760)	17,039
Special Revenue & Special Assessment, Non-guaranteed Agencies & Government	196,832	196,832	5,737	(812)	201,757
Public Utilities	344,490	344,491	5,516	(12,503)	337,504
Industrial & Miscellaneous	1,559,258	1,559,353	15,339	(187,576)	1,387,116
Total Bonds	2,130,765	2,130,861	30,363	(201,651)	1,959,573
Preferred Stocks	43,899	43,899	—	(13,633)	30,266
Total Bonds and Preferred Stocks	$2,174,664	$2,174,760	$30,363	$(215,284)	$1,989,839

Impairment Review Process: All securities are subjected to the Company’s process for identifying other-than-temporary impairments. The Company writes down securities that it deems to have an other than temporary impairment in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and rating agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations; and (h) the potential for impairment based on an estimated discounted cash flow analysis for loan-backed and structured securities.

Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Unrealized Losses on Bonds and Preferred Stocks: The gross unrealized losses and estimated fair values for securities, by the length of time that individual securities had been in a continuous unrealized loss position for 2009 and 2008 are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2009
Corporate bonds	$105,810	$(2,385)	$103,425	$172,192	$(14,083)	$158,109
Loaned-backed and structured bonds	23,985	(3,402)	20,583	198,733	(63,232)	135,501
Total bonds	$129,795	$(5,787)	$124,008	$370,925	$(77,315)	$293,610
Preferred stocks	—	—	—	—	—	—
Total bonds and preferred stocks	$129,795	$(5,787)	$124,008	$370,925	$(77,315)	$293,610

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2008
Corporate bonds	$808,594	$(54,706)	$753,888	$300,975	$(38,503)	$262,472
Loaned-backed and structured bonds	125,864	(18,859)	107,005	217,381	(89,583)	127,798
Total bonds	$934,458	$(73,565)	$860,893	$518,356	$(128,086)	$390,270
Preferred stocks	20,101	(5,310)	14,791	23,798	(8,323)	15,475
Total bonds and preferred stocks	$954,559	$(78,875)	$875,684	$542,154	$(136,409)	$405,745

For 2009, the categories of securities where the estimated fair value declined and remained below cost for less than twelve months were concentrated in residential mortgage-backed securities (56%). The preceding percentage was calculated as a percentage of the gross unrealized loss.

For 2009, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in commercial mortgage-backed securities (59%) and asset-backed securities (19%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

For 2008, the categories of securities where the estimated fair value declined and remained below cost for less than twelve months were concentrated in finance (26%) and commercial mortgage-backed securities (14%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

For 2008, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in commercial mortgage-backed securities (46%), asset-backed securities (19%) and finance (13%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the cause of the decline is primarily attributable to increased market yields caused principally by an extensive widening of credit spreads at December 31, 2009, resulting from diminished market liquidity as opposed to a long-term deterioration in credit quality. The Company currently intends and has the ability to hold the fixed maturity and equity securities with unrealized losses for a period of time sufficient for them to recover and the Company has concluded that these securities are not other–than temporarily impaired.

Scheduled Maturities of Bonds: The statutory carrying values and estimated fair values of long-term bond investments by contractual maturity are shown below ($ in thousands):

	December 31, 2009			December 31, 2008
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$189,365	7.9%	$197,884	$272,201	12.8%	$270,214
Due after one year through five years	1,204,102	50.5	1,269,766	840,705	39.4	804,091
Due after five years through ten years	120,713	5.1	130,286	210,211	9.9	200,794
Due after ten years	385,245	16.1	392,566	259,852	12.2	238,084
Subtotal	1,899,425	79.6	1,990,502	1,582,969	74.3	1,513,183
Residential mortgage-backed securities	208,161	8.7	213,975	215,016	10.1	220,166
Commercial mortgage-backed securities	127,760	5.4	82,779	152,839	7.2	79,205
Asset-backed securities	150,230	6.3	137,876	179,941	8.4	147,019
Subtotal	486,151	20.4	434,630	547,796	25.7	446,390
Total	$2,385,576	100.0%	$2,425,132	$2,130,765	100.0%	$1,959,573

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Bonds, not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable.

For the year ended December 31, 2009, the preceding table has included NAIC 6 long-term bond investments totaling approximately $1,508 thousand of which $1,125 thousand are categorized as one year or less and $383 thousand are categorized as residential mortgage-backed securities.

For the year ended December 31, 2009, the preceding table has included under asset-backed securities is the Company’s exposure to sub-prime mortgage investments totaling $34,080 thousand. Eighty-five percent (85%) of the sub-prime securities were rated investment grade (NAIC 1 and 2).

For the year ended December 31, 2008, the preceding table has included NAIC 6 and 6Z long-term investments totaling approximately $24,259 thousand of which $4,813 thousand are categorized as one year or less, $12,331 thousand are categorized as due after one year through five years, $4,363 thousand are categorized as due after ten years and $1,751 thousand are categorized as residential mortgage-backed securities and $1,001 thousand are categorized as asset-backed securities.

For the year ended December 31, 2008 the preceding table has included under asset-backed securities is the Company’s exposure to sub-prime mortgage investments totaling $45,483 thousand. Ninety-eight percent (98%) of the subprime securities were rated investment grade (NAIC 1 and 2).

Bond Credit Quality and Diversification: At December 31, 2009 and 2008, approximately 98.1% and 98.0%, respectively, of the long-term bond portfolio was comprised of investment grade securities. The carrying values of long-term bond investments were diversified by industry classification at December 31 as follows:

	2009	2008
Public utilities	16.9%	16.9%
Manufacturing	16.9	11.9
Finance and financial services	15.3	16.4
Oil and gas	10.0	7.6
Residential mortgage-backed securities	8.7	10.1
Asset-backed securities	6.3	8.5
Commercial mortgage-backed securities	5.4	7.2
Communication	5.4	6.0
Services	3.6	4.3
Transportation	3.3	2.9
Retail and wholesale trade	3.1	2.5
U.S. and Other Government	2.5	1.4
Mining	1.7	1.9
REIT	0.9	1.9
Revenue and Special Obligation	—	0.5
Total	100.0%	100.0%

Trouble Debt Restructuring: During 2009 and 2008, the Company recorded bonds and stocks acquired through troubled debt restructurings with book values aggregating $208 thousand and $0, respectively, through non-monetary transactions. When restructuring troubled debt, the Company generally accounts for assets at their fair value at the time of restructuring or at the carrying value of the assets given up if lower. If the fair value is less than the carrying value of the assets given up, the required write-down is recognized as a realized capital loss. The Company acquired bonds and stocks through exchanges aggregating $43,618 thousand and

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

$24,463 thousand during the year ended December 31, 2009 and 2008, respectively. When exchanging securities, the Company generally accounts for assets at their fair value or at the book value if lower unless the exchange was as a result of restricted securities under SEC rule 144A exchanged for unrestricted securities, which are accounted for at book value.

For the years ended December 31, 2009 and 2008, the Company did not have any bonds and stocks denominated in foreign currency.

Debt securities amounting to approximately $8,612 thousand and $8,674 thousand at December 31, 2009 and 2008, respectively, were on deposit with governmental authorities or trustees, as required by law.

The Company does not have any restricted preferred stock.

LOAN-BACKED AND STRUCTURED SECURITIES OTTI

The Company primarily uses third party pricing vendors and to a lesser extent broker quotes in determining the fair value of it loan-backed and structured securities. Generally, each bond in the portfolio was priced individually utilizing the most recent price available.

Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from the 3, 6 or 12 month experience for a particular transaction and vary by security type and vintage.

The following table represents the top ten exposures of loan-backed and structured securities (agency-backed securities are excluded from the table) as of December 31, 2009 (in thousands):

Name	Carrying Value	Estimated Fair Value
GMSL 2005-A	$14,961	$12,216
MLMT 2005-LC1	14,025	8,355
CSFB 2005-C6	13,669	9,058
GMACC 2005-C1	10,025	4,910
CABMT 2008-1A	10,000	9,980
DCENT 2008-A2	10,000	10,012
WBCMT 2006-WL7A	10,000	6,773
WBCMT 2007-WHL8	10,000	6,998
WBCMT 2005-C21	9,837	4,627
SMRTF 2007-2	9,834	9,873
Total	$112,351	$82,802

At December 31, 2008, the Company changed from the retrospective to the prospective method due to negative yields on securities totaling $2,517 thousand carrying value.

The following table represents OTTI on loaned-backed and structured securities with the intent to sell and/or the lack of intent to retain or inability to hold for each quarter of 2009 (in thousands).

	1	2		3
	Amortized Cost Basis Before Other-than-Temporary Impairment	2a Interest	2b Non-Interest	Fair Value 1-(2a+2b)
OTTI recognized 1st Quarter of 2009
a. Intent to sell	$1,875	$—	$454	$1,421
b. Inability or lack of intent to retain	—	—	—	—
Total 1st Quarter	$1,875	$—	$454	$1,421

Annual Aggregate Total		$—	$454

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

For the quarters ending June 30, 2009, September 30, 2009 and December 31, 2009 there were no impairments recorded due to intent to sell.

During 2009 the Company sold loan-backed and structured securities with a realized gain of $1,321 thousand.

The following table represents loan-backed and structured securities with a recognized other-than-temporary impairment and currently held at December 31, 2009 where the present value of cash flows expected to be collected is less than the amortized cost (in thousands).

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value	Financial Reporting Period
126171AQ0	$4,979	$4,294	*	$(685)	$4,294	$1,184	4Q 2009
161551GA8	9	4	*	(5)	4	1	4Q 2009
525221EB9	4,999	4,977	*	(23)	4,976	2,699	4Q 2009
33848JAC9	5,000	3,183	*	(1,817)	3,183	2,894	3Q 2009
12670BAC3	4,340	2,217	*	(2,123)	2,217	1,556	3Q 2009
161551GA8	3	—	[1]	(2)	1	1	2Q 2009
52521RAS0	3,174	—	[1]	(1,673)	1,501	1,501	2Q 2009
015386AD7	1,875	—	[1]	(454)	1,421	1,421	1Q 2009
161551GA8	6	—	[1]	(6)	—	1	1Q 2009
05948KZV4	5,975	—	[1]	(4,890)	1,085	1,085	4Q 2008
05948KZW2	1,289	—	[1]	(942)	347	347	4Q 2008
161546CR5	54	—	[1]	(54)	—	12	4Q 2008
161551GA8	13	—	[1]	(7)	6	6	4Q 2008
76113GAC2	4,757	—	[1]	(4,437)	320	320	4Q 2008
20847TBL4	2,370	—	[1]	(1,780)	590	590	3Q 2008
05948KZW2	1,578	1,338	[2]	(240)	1,338	594	3Q 2008
05948KZW2	2,448	1,626	[2]	(821)	1,627	1,103	2Q 2008
Total	$42,869	$17,639		$(19,959)	$22,910	$15,315

*	Projected cash flows are provided for securities impaired under SSAP 43R adoption

[1]	Impairment based on Fair Value

[2]	Impairment based on undiscounted cash flows

Note 4—Mortgage Loans

The Company originates mortgages that are principally collateralized by commercial real estate. The Company also acquires mezzanine real estate loans, which are secured by a pledge of direct or indirect equity interests in an entity that owns real estate. The Company did not originate conventional loans or acquire mezzanine loans during 2009 therefore there was no coupon rate or maximum percentage of any one loan to the value of the security at the time of the loan.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Any impairment is classified as either temporary, for which, a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with impaired values at December 31, 2009, and 2008 have been written down to net realizable values based upon independent appraisals of the collateral while mortgage loans held for sale have been written down to the current fair value of the loan, as shown in the table below. For impaired

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

mortgage loans where the impairments were deemed to be temporary, an allowance for credit losses has been established, as indicated below (in thousands):

	2009	2008	2007
Investment in impaired mortgage loans, with temporary allowances for credit losses (at net carried value plus accrued interest)	$—	$—	$—
Related temporary allowances for credit losses	$—	$—	$—
Investment in impaired mortgage loans, net of other-than-temporary impairment losses recognized	$—	$—	$4,964
Related write-downs for other-than-temporary impairments	$—	$—	$(3,000)
Average investments in impaired mortgage loans	$—	$2,037	$11,912
Interest income recognized on impaired mortgage loans during the period	$—	$170	$596
Interest income recognized on a cash basis during the period	$—	$197	$649

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution ($ in thousands):

	December 31, 2009		December 31, 2008
	Carrying Value	% of Total	Carrying Value	% of Total
Property Type
Shopping centers	$37,663	61.3%	$38,207	47.3%
Office building	18,360	29.9	37,119	45.9
Apartments	5,392	8.8	5,496	6.8
Total	$61,415	100.0%	$80,822	100.0%

	December 31, 2009		December 31, 2008
	Carrying Value	% of Total	Carrying Value	% of Total
Geographic Region
South Atlantic	$26,460	43.1%	$27,191	33.6%
North Central	20,614	33.5	20,614	25.5
Pacific	—	0.0	18,395	22.8
Mountain	8,949	14.6	9,126	11.3
South Central	5,392	8.8	5,496	6.8
Middle Atlantic	—	0.0	—	0.0
Total	$61,415	100.0%	$80,822	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

Pacific states are AK, CA, HI, OR and WA

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

Middle-Atlantic states are PA, NJ and NY

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

New England states are CT, MA, ME, NH, RI and VT

Mountain states are AZ, CO, ID, MT, NV, NM, UT and WY

Other comprises investments in foreign countries, primarily in Canada.

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, 2009, 33.5% of the mortgage portfolio was invested in Ohio in the North Central region and approximately 29.9% of the mortgage portfolio was invested in District of Columbia in the South Atlantic region. At December 31, 2008, 25.5% of the mortgage portfolio was invested in Ohio in the North Central region and approximately 23.2% of the mortgage portfolio was invested in District of Columbia in the South Atlantic region.

Scheduled Mortgage Loan Maturities: The following table set forth the contractual maturity schedule of mortgage loans ($ in thousands):

	December 31, 2009		December 31, 2008
	Carrying Value	% of Total	Carrying Value	% of Total
Due in one year or less	$1,119	1.8%	$19,073	23.6%
Due after one year through five years	54,374	88.5	55,341	68.5
Due after five years through ten years	2,885	4.7	2,727	3.4
Due after ten years	3,037	5.0	3,681	4.5
Total	$61,415	100.0%	$80,822	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgages with restructured or modified terms at December 31, 2009 and 2008 and thus no investment income was earned on such mortgages. When restructuring mortgages, the Company generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Due and accrued income on any mortgage in default for more than eighteen months is non-admitted. Cash received on impaired mortgages that are performing according to their contractual terms is applied in accordance with those terms. For mortgages in the process of foreclosure, cash received is initially held in suspense and applied as return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There were no mortgages with interest more that 180 days past due at December 31, 2009 or 2008.

During 2009, the Company did not reduce the interest rate of outstanding loans.

The Company has no reverse mortgages as of December 31, 2009 and 2008.

The Company has no mortgage loans denominated in foreign currency for the years ended December 31, 2009 and 2008.

The Company does not underwrite nor does it hold sub-prime mortgages in the commercial mortgage loan portfolio and does not have any material indirect exposure from sub-prime lenders who are tenants in buildings that are secured by commercial mortgages.

Note 5—Subsidiaries and Affiliates

The Company is a direct wholly-owned insurance subsidiary of TIAA, an insurance company domiciled in the State of New York. TIAA-CREF Life Insurance Agency (“Agency”) is the sole operating subsidiary of TIAA-CREF Life. The Company has no investments in subsidiary, controlled and affiliated entities that exceed 10% of its admitted assets. To conform to the NAIC Annual Statement presentation, Agency’s carrying value of $1,089 thousand and $1,077 thousand for December 31, 2009 and 2008, respectively, is reported as other invested assets. For the year ended December 31, 2009, Agency’s carrying value was non-admitted. The carrying value of Agency was not impaired for the years ended December 31, 2009 or 2008.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

During 2009 and 2008, there was no net amount due from insurance subsidiaries and affiliates.

Note 6—Other Long-term Investments

The Company’s carrying value of other long-term investments, which are primarily the interest in Agency and contract loans, at December 31, 2009 and 2008 was $1,828 thousand and $2,170 thousand, respectively.

Note 7—Commitments

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers and the funding of mortgages commitments are generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. At December 31, 2009, the Company had no outstanding commitments to fund future investments.

Note 8—Investment Income and Capital Gains and Losses

Net Investment Income: The components of net investment income were as follows (in thousands):

	2009	2008	2007
Bonds	$127,789	$115,087	$118,576
Stocks	252	4,128	3,015
Mortgage loans	1,806	3,765	5,420
Cash, cash equivalents and short-term investments	2,672	1,893	4,768
Other long-term investments	17	(95)	(207)
Total gross investment income	$132,536	$124,778	$131,572
Less investment expenses	(2,215)	(3,011)	(2,985)
Net investment income before amortization of net IMR gains (losses)	130,321	121,767	128,587
Amortization of net IMR gains (losses)	794	1,316	(156)
Net investment income	$131,115	$123,083	$128,431

Due and accrued income is excluded from net investment income is as follows: Bonds and preferred stocks in default; mortgage loans with amounts greater than the excess of the property value over the unpaid principal balance and on mortgages in default more than eighteen months. Total due and accrued income excluded from net income was $0, $2 thousand and $0 for the years ended December 31, 2009, 2008 and 2007, respectively.

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions of investments and write-downs due to other than temporary impairments for the years ended December 31 were as follows (in thousands):

	2009	2008	2007
Bonds	$(17,575)	$(52,575)	$(6,211)
Stocks	1,480	(18,417)	(746)
Mortgage loans	—	3,217	(2,938)
Derivative instruments	—	(3,093)	(1,779)
Cash, cash equivalent and short-term investments	259	76	29
Total before capital gains taxes and transfers to the IMR	(15,836)	(70,792)	(11,645)
Transfers to the IMR	(3,616)	(2,248)	3,319
Capital gains taxes	—	—	—
Net realized capital losses less capital gains taxes, after transfers to the IMR	$(19,452)	$(73,040)	$(8,326)

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Reflected in the table above as realized capital losses are write-downs of bonds resulting from impairments that are considered to be other-than-temporary that were $21,280 thousand, $48,451 thousand and $7,643 thousand at December 31, 2009, 2008 and 2007, respectively. Write-downs of preferred stocks resulting from impairments that are considered to be other-than-temporary were $0, $15,778 thousand and $650 thousand at December 31, 2009, 2008 and 2007, respectively. Write-downs of mortgages resulting from impairments that are considered to be other-than-temporary were $0 for the years ended December 31, 2009 and 2008, respectively and $3,000 thousand at December 31, 2007.

Proceeds from sales of long-term bond investments during 2009, 2008 and 2007 were $64,398 thousand, $55,617 thousand and $42,587 thousand, respectively. Net gains of $7,497 thousand, $6,245 thousand and $2,036 thousand, and net losses, excluding impairments considered to be other-than-temporary, of $3,792 thousand, $10,369 thousand and $604 thousand were realized during 2009, 2008 and 2007, respectively.

Unrealized Capital Gains and Losses: For 2009, 2008 and 2007, the net change of unrealized capital gains (losses) in investments, resulting in a net increase (decrease) in valuation of investments was approximately $(1,706) thousand, $759 thousand and $(566) thousand, respectively.

Note 9—Disclosures About Fair Value of Financial Instruments

Fair Value Measurements

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or market.

The fair value of an asset is the amount at which that asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. The fair value of a liability is the amount at which that liability could be incurred or settled in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

Fair values are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party vendor or internally calculated. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spread, and such estimations may become significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used.

The Company’s financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by ASU 820, Fair Value Measurements and Disclosures. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Level 2—Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3—Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.

FINANCIAL ASSETS AND LIABILITIES MEASURED AT FAIR VALUE ON A RECURRING BASIS:

The following table provides information about the Company’s financial assets and liabilities measured at fair value on a recurring basis (in thousands).

December 31, 2009	Level 1	Level 2	Level 3	Total
Assets at fair value:
Derivatives	$—	$—	$—	$—
Separate accounts assets, net	615,551	88,161	—	703,712
Total assets at fair value	$615,551	$88,161	$—	$703,712

Liabilities at fair value:
Derivatives	$—	$—	$—	$—
Total liabilities at fair value	$—	$—	$—	$—

December 31, 2008	Level 1	Level 2	Level 3	Total
Assets at fair value:
Derivatives	$—	$—	$—	$—
Separate accounts assets, net	483,059	29,015	—	512,074
Total assets at fair value	$483,059	$29,015	$—	$512,074

Liabilities at fair value:
Derivatives	$—	$(56)	$—	$(56)
Total liabilities at fair value	$—	$(56)	$—	$(56)

Fair values and changes in the fair values of separate account assets generally accrue directly to the policyholders and are not included in the Company’s revenues and expenses or surplus.

ASSETS MEASURED AT FAIR VALUE ON A NON-RECURRING BASIS:

Certain financial assets are measured at fair value on a non-recurring basis, such as certain bonds and preferred stock valued at the lower of cost or fair value, or investments that are impaired during the reporting period and recorded at fair value on the balance sheet at December 31, 2009 and 2008. The following table summarizes the changes in assets measured at fair value on a non-recurring basis (in thousands):

December 31, 2009	Level 1	Level 2	Level 3	Total Gains (Losses)
Bonds	$—	$—	$1,318	$(1,882)
Preferred stocks	—	—	—	—
Total	$—	$—	$1,318	$(1,882)

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

December 31, 2008	Level 1	Level 2	Level 3	Total Gains (Losses)
Bonds	$—	$25,076	$3,042	$(30,131)
Preferred stocks	310	3,979	—	(15,256)
Total	$310	$29,055	$3,042	$(45,387)

Described below are the Company’s application of the fair value hierarchy to its assets and liabilities carried at fair value on a recurring and non-recurring basis:

Level 1 Financial Assets

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies. Preferred stocks carried on a lower of cost or market basis are those that trade in an active market where prices for identical securities are readily available.

Level 2 Financial Assets

Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Because most bonds and preferred stocks do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.

If an independent pricing service is unable to provide the fair value for a security due to insufficient market information, such as for a private placement transaction, the Company will determine the fair value internally using a matrix pricing model. This model estimates fair value using discounted cash flows at a market yield considering the appropriate treasury rate plus a spread. The spread is derived by reference to similar securities, and may be adjusted based on specific characteristics of the security, including inputs that are not readily observable in the market. The Company assesses the significance of unobservable inputs for each security priced internally and classifies that security in Level 2 only if the unobservable inputs are insignificant.

Separate account assets carried on a recurring basis in Level 2 consist principally of corporate bonds. Preferred stocks in Level 2 are those carried on a lower of cost or market basis where daily trade prices are not available for identical securities.

Derivatives: Amounts classified in Level 2 represent over-the-counter instruments such as swap contracts that do not qualify for hedge accounting. Fair values for these instruments are determined internally using market observable inputs including forward currency and interest rate curves and widely published market observable indices. Credit risk related to the counterparty is considered when estimating the fair values of these derivatives.

Level 3 Financial Assets

Bonds classified as Level 3 on a non-recurring basis consists of a floating rate corporate bond which was priced manually using unobservable inputs.

Fair Value of Financial Instruments

The estimated fair value amounts of financial instruments presented in the following tables were determined by the Company using market information available as of December 31, 2009 and 2008 and appropriate valuation

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

methodologies. However, considerable judgment is necessarily required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts (in thousands).

	December 31, 2009		December 31, 2008
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Assets
Public bonds	2,016,310	2,063,223	1,726,164	1,604,187
Private bonds	369,266	361,909	404,601	355,386
Total bonds	2,385,576	2,425,132	2,130,765	1,959,573
Preferred stocks	5,502	5,983	43,899	30,266
Mortgage loans	61,415	59,479	80,822	75,248
Cash, cash equivalents and short-term investments	110,885	110,885	104,993	104,993
Contract loans	1,828	1,828	1,093	1,093
Separate account assets	703,712	703,712	513,568	513,568
Liabilities
Liability for deposit-type contracts	969,703	969,703	887,434	887,434
Derivative financial instruments	—	—	56	56
Separate account liabilities	680,135	680,135	493,427	493,427

Valuation techniques or pricing sources for each instrument type are as follows:

Bonds: The fair values for publicly traded long-term bond investments were determined using prices provided by third party pricing services. For privately placed long-term bond investments without a readily ascertainable market value, such values were determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Mortgage Loans: The fair values of mortgages were generally determined by discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Preferred Stocks: The fair values of preferred stocks were determined using prices provided by third party pricing services or valuations from the NAIC.

Cash, Cash Equivalents, Short-Term Investments and Contract Loans: The carrying values were considered reasonable estimates of fair value.

Insurance and Annuity Contracts: The Company’s insurance and annuity contracts entail mortality risks and are, therefore, exempt from the fair value disclosure requirements related to financial instruments.

Deposit-type Contracts: For deposit-type contracts the fair value approximates the carrying value. The carrying value is payable upon demand.

Derivative Financial Instruments: The fair value of foreign currency swap and interest rate swap contracts are estimated internally based on estimated future cash flows, anticipated foreign exchange relationships and anticipated interest rates and such values are reviewed for reasonableness with estimates provided by the Company’s counter-parties.

Separate Accounts: Separate account assets are carried at market value.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 10—Derivative Financial Instruments

The Company uses derivative instruments for hedging and income generation. The Company does not engage in derivative financial instrument transactions for speculative purposes. As of December 31, 2009, the Company did not hold any derivative instruments, and no collateral was held or posted.

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cashflow hedge to manage currency risks on investments denominated in foreign currencies. As of December 31, 2009, there were no unrealized gains or losses on foreign currency swap contracts. There were $0 and $(3.1) million of realized gains or (losses) from foreign currency swap contracts for the years ended December 31, 2009 and 2008, respectively.

Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as economic cash flow hedges and allow TIAA to lock in a fixed interest rate and to transfer the risk of rate changes. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The Company also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows. These contracts are designated as economic fair value hedges in connection with certain interest sensitive products, and are carried at fair value as hedge accounting is not applied. As of December 31, 2009 and 2008, there were no realized gains or losses from interest rate swap contracts.

A summary of derivative asset and liability positions held by the Company, including notional amounts, carrying values and estimated fair values, appears below (in thousands):

		December 31, 2009			December 31, 2008
		Notional	Carrying Value	Estimated Fair Value	Notional	Carrying Value	Estimated Fair Value
Interest rate swap contracts	Assets	—	—	—	—	—	—
	Liabilities	—	—	—	4,000	(56)	(56)
	Subtotal	—	—	—	4,000	(56)	(56)
Total Derivatives	Assets	—	—	—	—	—	—
	Liabilities	—	—	—	4,000	(56)	(56)
	Total	—	—	—	4,000	(56)	(56)

Note 11—Separate Accounts

The Company’s Separate Account VA-1 (“VA-1”) was established as a separate account of the Company on July 27, 1998 to fund individual non-qualified variable annuities. VA-1 is registered with the Securities and Exchange Commission (“SEC”) as a unit investment trust under the Investment Company Act of 1940. All of its assets are invested in an underlying portfolio of mutual funds. Most of the contracts offered through VA-1 include a nominal guaranteed minimum death benefit.

The Company’s Separate Account VLI-1 (“VLI-1”) is a unit investment trust and was organized May 23, 2001. It was established under New York Law for the purpose of issuing and funding flexible premium variable universal life insurance policies.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company provides mortality and expense guarantees to VA-1 and VLI-1, for which it is compensated. The Company also guarantees that expense charges to VLI-1 participants will never rise above the maximum amount stipulated in the contract.

Although the Company owns the assets of these separate accounts, the separate account’s income, investment gains and investment losses are credited to or charged against the assets of the separate accounts’ without regard to the Company’s other income, gains or losses. Under New York law, the Company cannot charge the separate account with liabilities incurred by any other than the Company’s separate account or other business activity the Company may undertake.

The Company’s Separate Account Investment Horizon Annuity (“IHA”) was established on July 23, 2008, as an individual flexible premium modified guaranteed annuity contract. The Company owns all of the assets related to the separate account and all of the investment performance. The assets of this account are carried at fair value.

Information regarding separate accounts of the Company for the years ended December 31 is as follows (in thousands):

	December 31, 2009
	*Non-indexed less than or equal to 4%	**Non-indexed more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended:	$36,458	$18,892	$100,858	$156,208
Reserves at 12/31/2009 for accounts with assets at:
Fair value	42,166	21,734	615,875	679,775
Amortized cost	—	—	—	—
Total Reserves	$42,166	$21,734	$615,875	$679,775

By withdrawal characteristics:
Subject to discretionary withdrawal:
With FV adjustment	$28,651	$21,734	$—	$50,385
At BV without FV adjustment and with current surrender charge of 5% or more	—	—	—	—
At fair value	—	—	615,875	615,875
At BV without FV adjustment and with current surrender charge less than 5%	13,515	—	—	13,515
Subtotal	42,166	21,734	615,875	679,775
Not subject to discretionary withdrawal	—	—	—	—
Total reserves	$42,166	$21,734	$615,875	$679,775

*	Includes annuities whose credited rate will be at or below 4% during 2010.
**	Includes annuities whose credited rate will be above 4% throughout 2010.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	December 31, 2008
	*Non-indexed less than or equal to 4%	**Non-indexed more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended:	$10,250	$680	$103,615	$114,545
Reserves at 12/31/08 for accounts with assets at:
Fair value	10,172	696	483,286	494,154
Amortized cost	—	—	—	—
Total Reserves	$10,172	$696	$483,286	$494,154

By withdrawal characteristics:
Subject to discretionary withdrawal:
With FV adjustment	$2,820	$696	$—	$3,516
At BV without FV adjustment and with current surrender charge of 5% or more	—	—	—	—
At fair value	—	—	483,286	483,286
At BV without FV adjustment and with current surrender charge less than 5%	7,352	—	—	7,352
Subtotal	10,172	696	483,286	494,154
Not subject to discretionary withdrawal	—	—	—	—
Total reserves	$10,172	$696	$483,286	$494,154

*	Includes annuities whose credited rate will be at or below 4% during 2009.
**	Includes annuities whose credited rate will be above 4% throughout 2009.

	December 31, 2007
	Non-indexed less than or equal to 4%	Non-indexed more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended:	$—	$—	$131,071	$131,071
Reserves at 12/31/07 for accounts with assets at:
Fair value		—	694,225	694,225
Amortized cost	—	—	—	—
Total Reserves	$—	$—	$694,225	$694,225

By withdrawal characteristics:
Subject to discretionary withdrawal:
With FV adjustment	$—	$—	$—	$—
At BV without FV adjustment and with current surrender charge of 5% or more	—	—	—	—
At fair value	—	—	694,225	694,225
At BV without FV adjustment and with current surrender charge less than 5%	—	—	—	—
Subtotal	—	—	694,225	694,225
Not subject to discretionary withdrawal	—	—	—	—
Total reserves	$—	$—	$694,225	$694,225

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following is a reconciliation of transfers to or (from) the Company to the Separate Accounts (in thousands):

	2009	2008	2007
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$382,423	$297,395	$321,631
Transfers from Separate Accounts	(306,745)	(276,707)	(223,816)
Net transfers to or (from) Separate Accounts	75,678	20,688	97,815

Reconciling Adjustments:
Fund transfer exchange gain (loss)	(426)	192	(345)
Transfers as reported in the Statements of Operations of the Life, Accident & Health Annual Statement	$75,252	$20,880	$97,470

Note 12—Related Party Transactions

The majority of services for the operation of the Company are provided at cost by TIAA pursuant to a Service Agreement. Expense reimbursement payments under the Service Agreement are made quarterly by TIAA-CREF Life to TIAA based on TIAA’s costs for providing such services. The Company also reimburses TIAA, at cost, on a quarterly basis for certain investment management services, according to the terms of an Investment Management Agreement.

The Company has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain the Company’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life’s financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. The total capital stock owned by and net paid-in-capital received from TIAA is $360 million. On March 17, 2009, TIAA made a $70 million capital contribution to TIAA-CREF Life in accordance with the financial support agreement.

The Company maintains a $100 million unsecured 364-day revolving line of credit with TIAA. As of December 31, 2009, $30 million of this facility was maintained on a committed basis for which effective May, 2009, the Company paid a commitment fee of 20 basis points on the undrawn committed amount. During 2009, there were 7 draw downs totaling $15 million that were repaid by December 31, 2009. During 2008, there were 17 draw downs totaling $41 million that were repaid by December 31, 2008. As of December 31, 2009 and 2008, outstanding principal plus accrued interest on this line of credit was $0.

The Company subcontracts administrative services for VA-1 and VLI-1 to TIAA pursuant to an Amended and Restated Service Agreement. Teachers Personal Investor Services, a subsidiary of TIAA-CREF Enterprises, Inc. (“Enterprises”) and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, are authorized to distribute contracts for VA-1, VLI-1 and IHA.

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of Enterprises, is the program manager, are provided to TIAA-CREF Life by TFI pursuant to a Service Agreement between the Company and TFI.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 13—Federal Income Taxes

Beginning January 1, 1998, the Company began filing a consolidated federal income tax return with its parent and its affiliates. The consolidating companies have a tax-sharing agreement. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are generally reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return. Amounts due from TIAA for federal income taxes were $755 thousand and $206 thousand at December 31, 2009 and 2008, respectively.

The affiliates that file a consolidated federal income tax return with TIAA-CREF Life and its parent are as follows:

TIAA-CREF Enterprises, Inc.

Dan Properties, Inc.

JV Georgia One, Inc.

Teachers Michigan Properties, Inc.

JWL Properties, Inc

Liberty Place Retail, Inc.

ND Properties, Inc.

Savannah Teachers Properties, Inc.

TCT Holdings, Inc.

Teachers Advisors, Inc.

Teachers Boca Properties II, Inc.

Teachers Pennsylvania Realty, Inc.

Oleum Holding Company, Inc.

Teachers Personal Investors Service, Inc.

T-Investment Properties Inc.

T-Land Corp.

WRC Properties, Inc.

TIAA-CREF Tuition Financing, Inc.

TIAA-CREF Trust Company, FSB

730 Texas Forest Holdings, Inc.

TIAA Global Markets, Inc.

T-C Sports Co., Inc.

TIAA Board of Overseers

TIAA Realty, Inc.

TIAA Park Evanston, Inc.

Port Northwest IV Corporation

The components of deferred tax assets (“DTA”) and deferred tax liabilities (“DTL”), as of December 31, consisted of the following (in thousands):

	2009			2008
Description	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross deferred tax assets	$13,560	$35,121	$48,681	$9,839	$27,266	$37,105
Statutory valuation allowance	—	—	—	—	—	—
Adjusted gross deferred tax assets	13,560	35,121	48,681	9,839	27,266	37,105
Gross deferred tax liabilities	(2,290)	—	(2,290)	—	—	—
Net deferred tax asset/(liability) before admissibility test	$11,270	$35,121	$46,391	$9,839	$27,266	$37,105

Federal Income Taxes recoverable through loss carryback (10.a)	$2,224	$—	$2,224	$2,131	$65	$2,196
Admitted pursuant to par. 10.b.	—	2,608	2,608	—	—	—
Admitted pursuant to par. 10.c.	2,290	—	2,290	—	—	—
Additional admitted pursuant to par. 10.e.i.	3,712	—	3,712	N/A	N/A	N/A
Additional admitted pursuant to par. 10.e.ii.	—	255	255	N/A	N/A	N/A
Additional admitted pursuant to (10.e.iii)	—	—	—	N/A	N/A	N/A
Admitted deferred tax asset	8,226	2,863	11,089	2,131	65	2,196
Deferred tax liability	(2,290)	—	(2,290)	—	—	—
Net admitted DTA or DTL	$5,936	$2,863	$8,799	$2,131	$65	$2,196

Nonadmitted DTA	$5,334	$32,258	$37,592	$7,708	$27,201	$34,909

97	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

For 2009 the Company has admitted DTAs pursuant to paragraph 10.e of SSAP No. 10R. No such election existed in 2008.

The Company recorded an increase in admitted DTAs as the result of its election to employ the provisions of paragraph 10.e. as follows (in thousands):

	Increase (Decrease) during 2009
Description	Ordinary	Capital	Total
Gross deferred tax assets	$3,721	$7,855	$11,576
Statutory valuation allowance	—	—	—
Adjusted gross deferred tax assets	3,721	7,855	11,576
Gross deferred tax liabilities	(2,290)	—	(2,290)
Net deferred tax asset before admissibility test	$1,431	$7,855	$9,286

Federal income taxes recoverable through loss carryback (10.a)	$93	$(65)	$28
Admitted pursuant to par. 10.b.	—	2,608	2,608
Admitted pursuant to par. 10.c.	2,290	—	2,290
Additional admitted pursuant to par. 10.e.i.	3,712	—	3,712
Additional admitted pursuant to par. 10.e.ii.	—	255	255
Additional admitted pursuant to par. 10.e.iii.	—	—	—
Admitted deferred tax asset	6,095	2,798	8,893
Deferred tax liability	(2,290)	—	(2,290)
Change in net admitted DTA or DTL	$3,805	$2,798	$6,603

Change in nonadmitted DTA	$(2,374)	$5,057	$2,683

The following table provides the Company’s assets, capital and surplus, and Risk Based Capital (“RBC”) information with the DTA calculated under SSAP No. 10R paragraphs 10(a) to (c) and the additional DTA determined under SSAP No. 10R paragraph 10.e as of December 31, 2009 (in thousands):

Description	With Par. 10.a -.c	With Par. 10.e	Difference
Admitted DTAs	$4,832	$8,799	$3,967
Admitted assets	$3,315,121	$3,319,088	$3,967
Statutory surplus	$349,346	$353,313	$3,967
Total adjusted capital	$349,638	$353,605	$3,967
RBC authorized control level	$16,856

The changes in current income taxes incurred consist of the following major components as of December 31 (in thousands):

Description	2009	2008
Current income tax expense	$11,997	$3,889
Tax on capital gains (losses)	—	—
Foreign taxes	—	—
Prior year under accrual (over accrual)	(75)	116
Federal income taxes incurred	$11,922	$4,005

TIAA-CREF Investment Horizon Annuity Prospectus	98

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The tax effect of temporary differences that give rise to a significant portion of the deferred tax assets and liabilities are as follows (in thousands):

DTAs resulting from book/tax differences in:	December 31, 2009	December 31, 2008	Change	Character
Investments	$19,319	$19,997	$(678)	Capital
Differences between statutory and tax reserves	4,352	688	3,664	Ordinary
Capital loss carryover	15,803	7,270	8,533	Capital
Deferred acquisition costs	9,200	9,142	58	Ordinary
Other	7	8	(1)	Ordinary
Gross DTAs	48,681	37,105	11,576
Nonadmitted DTAs	$37,592	$34,909	$2,683

DTLs resulting from book/tax differences in:	December 31, 2009	December 31, 2008	Change	Character
Investments	$(2,290)	$—	$(2,290)	Ordinary
Gross DTLs	$(2,290)	$—	$(2,290)

The change in net deferred income taxes is composed of the following (in thousands):

Description	December 31, 2009	December 31, 2008	Change
Total deferred tax assets	$48,681	$37,105	$11,576
Total deferred tax liabilities	(2,290)	—	(2,290)
Net deferred tax asset	$46,391	$37,105	9,286

Tax effect on unrealized (gains) losses			654

Change in net deferred income tax (charge) benefit			$8,632

The provision for Federal income taxes incurred is different from that which would be obtained by applying the statutory Federal income tax rate to net gains from operations after dividends to policyholders and before Federal income tax. The significant items causing this difference for the year ended December 31, 2009, are as follows (in thousands):

Description	Amount	Tax Effect	Effective Tax Rate
Income before federal income taxes	$8,522	$2,983	35.00%
Dividends received deduction	(1,400)	(490)	-5.75%
Amortization of interest maintenance reserve	(794)	(278)	-3.26%
Prior year true-up	(465)	(163)	-1.91%
Change in surplus in separate account	3,436	1,202	14.11%
Other	102	36	0.41%
Total	$9,401	$3,290	38.60%

Federal income tax incurred expense (benefit)		$11,922	139.89%
Tax on capital gains (losses)		—	0.00%
Change in net deferred income tax charge (benefit)		(8,632)	-101.29%
Total statutory income taxes		$3,290	38.60%

99	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company had no operating loss carry forwards or alternative minimum tax credit carry forwards at December 31, 2009.

At December 31, 2009, the Company had $45.2 million capital loss carry forwards which are expiring from 2011 to 2014 of (in thousands):

Year Incurred	Capital Loss	Year of Expiration
2006	$2,391	2011
2007	1,475	2012
2008	16,905	2013
2009	24,379	2014
Total	$45,150

The following is income tax expense for the years ended December 31, 2009 and 2008 that is available for recoupment on TIAA’s consolidated federal tax return in the event of future net losses (in thousands):

Year	Ordinary	Capital	Total
2007	$6,661	$—	$6,661
2008	3,814	—	3,814
2009	11,997	—	11,997
Total	$22,472	$—	$22,472

The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Sec. 6603.

Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (beginning 9/15/2009, collectively known as FASB ASC 740), establishes a minimum threshold for financial statement recognition of the benefits of positions taken in tax returns, and requires certain expanded disclosures. FASB ASC 740 is effective for fiscal years beginning after December 15, 2006 and is to be applied to all open years as of the effective date. Management has evaluated the Company’s tax position under the principles of FASB ASC 740, and has not recorded any uncertain tax benefits as of December 31, 2009 or 2008.

Note 14—Pension Plan and Postretirement Benefits

The Company has no employees. The Company’s parent, TIAA allocates employee benefit expenses based on salaries attributable to the Company. The Company’s share of net expense for the qualified defined contribution plan was approximately $1,780 thousand, $1,799 thousand and $1,679 thousand for 2009, 2008 and 2007, respectively and for other postretirement benefit plans was $264 thousand, $200 thousand and $217 thousand for 2009, 2008 and 2007, respectively.

Note 15—Policy and Contract Reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions.

Personal Annuity Select (“PAS”), a deferred annuity, and Funding Agreements (“FA”) represent 92% of the total General Account reserves in the Company. The general account reserves for these products are established using Commissioners Annuity Reserve Valuation Method (“CARVM”) in accordance with the Standard Valuation Law, NY Regulation 151, Actuarial Guideline 33, Actuarial Guideline 34 and Actuarial Guideline 43 (“AG 43”). In addition, a reserve was maintained in the general account for the PAS’s, the Lifetime Variable Select’s (“LVS”) and the Intelligent Variable Annuity’s (“IVA”) Guaranteed Minimum

TIAA-CREF Investment Horizon Annuity Prospectus	100

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Death Benefit (“GMDB”) provisions. The reserve for the GMDB was calculated in accordance with Actuarial Guideline 34, Variable Annuity Minimum Guaranteed Death Benefit Reserves and New York State Regulation 151 and was approximately $2,949 thousand at December 31, 2008. In 2009, Actuarial Guideline 43 was adopted replacing Actuarial Guideline 34 and Actuarial Guideline 39 which resulted in the reserve for GMDB to be calculated as part of the total annuity reserves and not calculated independently.

For the product, Lifetime Fixed V, base reserves are calculated in accordance with the CARVM as the greatest present values, at the date of valuation, of all future benefits provided for by the contract on any day of each respective contract year. Reserves are based on the Annuity 2000 Table and interest rates on an issue year basis, varying by benefit type.

For deferred annuities in the pay out stage, Single Premium Immediate Annuities (“SPIA”) and supplementary contracts, the path of future guaranteed benefits with the highest present value is used to set policy reserves. For most fixed period annuity contracts (except for certain issues prior to 2002), this present value is calculated using the maximum statutory valuation interest rate for SPIA. Life annuity contracts are valued based on the Annuity 2000 table, and the maximum valuation interest rates on an issue year basis.

For annuities and supplementary contracts, policy and contract reserves are calculated using CARVM in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products. For most annuities which do not contain variable guarantees (payout annuities), the reserves are calculated as the present value of guaranteed benefits using the valuation interest and mortality table. Variable annuity reserves are calculated using AG43 which incorporates a deterministic floor plus a stochastic component for products which contain guaranteed benefits.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contracts at December 31 are as follows ($ in thousands):

	2009		2008
	Amount	Percent	Amount	Percent
Subject to discretionary withdrawal:
At book value without adjustment	$2,173,268	77.3%	$2,007,476	79.5%
At book value less current surrender charge of 5% or more	3,188	0.1%	674	0.0%
At fair value	583,346	20.7%	465,040	18.4%
Not subject to discretionary withdrawal	52,170	1.9%	53,721	2.1%
Total (gross)	2,811,972	100.0%	2,526,911	100.0%
Reinsurance ceded	—		—
Total (net)	$2,811,972		$2,526,911

101	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Annuity reserves and deposit-type contract funds for the year ended December 31 are as follows (in thousands):

	2009	2008
General Account:
Total annuities (excluding supplementary contracts with life contingencies)	$1,194,362	$1,166,407
Supplementary contracts with life contingencies	661	678
Deposit-type contracts	969,703	887,434
Subtotal	2,164,726	2,054,519

Separate Accounts:
Annuities	644,810	470,204
Supplementary contracts with life contingencies	27	24
Deposit-type contracts	2,409	2,164
Subtotal	647,246	472,392
Total	$2,811,972	$2,526,911

For Ordinary Life Insurance (including term plans, universal life and variable universal life), reserves for all policies are calculated in accordance with New York State Insurance Regulation 147 using the 1980 CSO Table or 2001 CSO Table and interest rates of 4.5% and 4.0%. Term conversion reserves are based on TIAA term conversion mortality experience and interest at 4.0%. The Company increased life insurance reserves by an additional $10 million based on an asset adequacy analysis that incorporated input received from the Department.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and are set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. The Company had no policies where the surrender values were in excess of the legally computed reserves at December 31, 2009 and December 31, 2008, respectively. As of December 31, 2009 and 2008, the Company had $22.6 billion and $21.9 billion of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the State of New York. Premium deficiency reserves related to the above insurance totaled $7,559 thousand and $8,208 thousand at December 31, 2009 and 2008, respectively.

For retained assets, an accumulation account issued from the proceeds of annuity and life insurance policies, reserves are held equal to the current account balances.

The Tabular Interest has been determined by formula as prescribed by the NAIC. The Tabular Less Actual Reserve Released has been determined by formula as prescribed by the NAIC. The Tabular Cost has been determined by formula as described in the instructions prescribed by the NAIC. For Immediate Annuities not involving life contingencies and Supplementary Contracts not involving life contingencies, for each valuation rate of interest, the tabular interest has been calculated as the product of the valuation rate times the mean liability for the year. For all other funds not involving life contingencies, tabular interest has been calculated as the total interest credited to such funds.

TIAA-CREF Investment Horizon Annuity Prospectus	102

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 16—Reinsurance

In 2004, TIAA and TIAA-CREF Life entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of TIAA and TIAA-CREF Life, an indemnity reinsurance agreement where TIAA and TIAA-CREF Life ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement where, after appropriate filings in each jurisdiction, MetLife has begun the process of offering the TIAA and TIAA-CREF Life policyholders the option of transferring the liability for policies from TIAA and TIAA-CREF Life to MetLife. At December 31, 2009, there were still premiums in force of $7,739 thousand.

In addition to the MetLife agreements, the Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. The required liability for reserves ceded to unauthorized reinsurers is secured by letters of credit. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance. The major lines in the accompanying financial statements that were reduced by the effect of these reinsurance agreements include (in thousands):

	2009	2008	2007
Insurance premiums	$37,271	$37,468	$44,915
Increase in policy and contract reserves	$32,561	$41,244	$18,889
Reserves for life and health	$288,488	$255,926	$214,682

Note 17—Capital and Surplus and Shareholders’ Dividends Restrictions

The portion of unassigned surplus increased or reduced by each item below as of December 31 are as follows (in thousands):

	2009	2008
Net unrealized capital gains (losses)	$(1,706)	$759
Asset valuation reserve	$616	$9,418
Deferred federal income tax	$9,286	$24,289
Non-admitted assets	$(8,199)	$(25,292)
Change in liability for reinsurance of unauthorized companies	$(1,692)	$—
Change in accounting principle (Adoption of SSAP 43R)	$4,290	$—
Change in accounting principle (Adoption of SSAP 10R)	$3,967	$—
Capital contribution	$70,000	$—
Change in separate accounts	$3,436	$(3)

Capital: The Company has 2,500 shares of common stock authorized, issued and outstanding. All shares are Class A. The Company has no preferred stock outstanding.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company generally has not paid dividends to its shareholder and has no plans to in 2010.

103	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 18—Contingencies

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to the Company’s financial position or the results of its operations.

Note 19—Subsequent Event

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 12, 2010, the date the financial statements were issued. No such items were identified by the Company.

TIAA-CREF Investment Horizon Annuity Prospectus	104

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY-BASIS FINANCIAL STATEMENTS

105	TIAA-CREF Investment Horizon Annuity Prospectus

REPORT OF MANAGEMENT RESPONSIBILITY

April 12, 2010

To the Policyholders of Teachers Insurance and Annuity Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA’s internal control over financial reporting is a process affected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with statutory accounting principles. TIAA’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with statutory accounting principles, and the receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management is responsible for establishing and maintaining effective internal control over financial reporting. Management assessed the effectiveness of the entity’s internal control over financial reporting as of December 31, 2009, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework. Based on that assessment, management concluded that, as of December 31, 2009, TIAA’s internal control over financial reporting is effective based on the criteria established in Internal Control—Integrated Framework.

In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of TIAA, and the Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent auditors of PricewaterhouseCoopers LLP have audited the accompanying statutory-basis financial statements of TIAA for the years ended December 31, 2009, 2008 and 2007. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting service, which is not in accordance with TIAA’s specific auditor independence policies designed to avoid such conflicts, be obtained from a firm other than the independent auditor. The independent auditors’ report expresses an opinion on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent auditor and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

Roger W. Ferguson, Jr.	Georganne C. Proctor
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

TIAA-CREF Investment Horizon Annuity Prospectus	106

REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the accompanying statutory-basis statements of admitted assets, liabilities and capital and contingency reserves of Teachers Insurance and Annuity Association of America (the “Company”) as of December 31, 2009 and 2008, and the related statutory-basis statements of operations, changes in capital and contingency reserves, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our financial statement audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of New York, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory-basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2009 and 2008, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2009.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, on the basis of accounting described in Note 2.

As discussed in Note 2 to the financial statements, on December 31, 2009, the Company adopted Statement of Statutory Accounting Principles No. 10R, Income Taxes—Revised, A Temporary Replacement of SSAP No. 10.

As discussed in Note 2 to the financial statements, as of July 1, 2009, the Company adopted Statement of Statutory Accounting Principles No. 43R, Loan-backed and Structured Securities. This statement superceded Statement of Statutory Accounting Principles No. 98, Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities, which was previously adopted by the Company on January 1, 2008.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of New York. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of New York, and that receipts and expenditures of the company are

107	TIAA-CREF Investment Horizon Annuity Prospectus

being made only in accordance with authorizations of management and those charged with governance; and (iii) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assertion of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management Responsibility. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audit of internal control over financial reporting in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and, testing and evaluating the design and operating effectiveness of internal control, based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

New York, New York

April 12, 2010

TIAA-CREF Investment Horizon Annuity Prospectus	108

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND CONTINGENCY RESERVES

	December 31,
(in millions)	2009	2008

ADMITTED ASSETS
Bonds	$152,406	$135,680
Mortgage loans	18,135	19,668
Real estate	1,586	1,645
Preferred stocks	133	3,216
Common stocks	3,137	3,017
Other long-term investments	11,985	10,675
Cash, cash equivalents and short-term investments	528	5,553
Investment income due and accrued	1,674	1,522
Separate account assets	9,338	12,473
Net deferred federal income tax asset	2,432	1,381
Other assets	374	407

Total admitted assets	$201,728	$195,237

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$164,526	$159,649
Dividends due to policyholders	1,717	2,341
Federal income taxes	70	10
Asset valuation reserve	606	332
Interest maintenance reserve	324	502
Separate account liabilities	8,426	12,319
Borrowed money	939	—
Other liabilities	2,276	2,330

Total liabilities	178,884	177,483

Capital and Contingency Reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	2,000	—
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	20,030	17,751
Change in accounting principle (Adoption of SSAP 10R)	811	—

Total capital and contingency reserves	22,844	17,754

Total liabilities, capital and contingency reserves	$201,728	$195,237

See notes to statutory-basis financial statements.

109	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(in millions)	2009	2008	2007

REVENUES
Insurance and annuity premiums and other considerations	$11,527	$14,827	$10,420
Annuity dividend additions	1,325	2,725	2,495
Net investment income	10,340	10,559	10,828
Other revenue	124	161	159

Total revenues	$23,316	$28,272	$23,902

BENEFITS AND EXPENSES
Policy and contract benefits	$11,175	$13,625	$10,133
Dividends to policyholders	2,646	4,574	4,578
Increase in policy and contract reserves	6,994	11,900	4,820
Net operating expenses	808	831	730
Net transfers (from) to separate accounts	(1,289)	(4,229)	1,511
Other benefits and expenses	166	141	198

Total benefits and expenses	$20,500	$26,842	$21,970

Income before federal income taxes and net realized capital losses	$2,816	$1,430	$1,932
Federal income tax (benefit) expense	(58)	(45)	348
Net realized capital losses less capital gains taxes, after transfers to the interest maintenance reserve	(3,326)	(4,451)	(137)

Net (loss) income	$(452)	$(2,976)	$1,447

See notes to statutory-basis financial statements.

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL

AND CONTINGENCY RESERVES

(in millions)	Capital Stock and Additional Paid-In Capital	Contingency Reserves	Total

Balance, December 31, 2006	$3	$16,347	$16,350

Net income		1,447	1,447
Net unrealized capital gains on investments		865	865
Change in asset valuation reserve		(698)	(698)
Change in net deferred income tax		57	57
Change in non-admitted assets:
Deferred federal income tax asset		55	55
Other assets		(235)	(235)
Other, net		4	4

Balance, December 31, 2007	$3	$17,842	$17,845

Net loss		(2,976)	(2,976)
Net unrealized capital losses on investments		(2,757)	(2,757)
Change in asset valuation reserve		4,104	4,104
Change in net deferred income tax		13,009	13,009
Prior year federal income tax settlement		1,244	1,244
Change in non-admitted assets:
Deferred federal income tax asset		(12,704)	(12,704)
Other assets		(3)	(3)
Other, net		(8)	(8)

Balance, December 31, 2008	$3	$17,751	$17,754

Net loss		(452)	(452)
Net unrealized capital gains on investments		910	910
Change in asset valuation reserve		(273)	(273)
Change in accounting principle (Adoption of SSAP 43R)		219	219
Change in accounting principle (Adoption of SSAP 10R)		811	811
Change in value of investments in separate accounts		(301)	(301)
Change in valuation basis of annuity reserves		2,260	2,260
Change in net deferred income tax		(218)	(218)
Change in dividend accrual methodology		155	155
Change in non-admitted assets:
Deferred federal income tax asset		458	458
Other assets		(479)	(479)
Issuance of surplus notes		2,000	2,000

Balance, December 31, 2009	$3	$22,841	$22,844

See notes to statutory-basis financial statements.

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in millions)	2009	2008	2007

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$11,527	$14,827	$10,420
Net investment income	10,073	10,606	10,789
Miscellaneous income	122	162	159

Total Receipts	21,722	25,595	21,368
Policy and contract benefits	11,401	13,533	10,100
Operating expenses	957	979	708
Dividends paid to policyholders	1,789	1,928	1,892
Federal income tax benefit	(119)	(91)	(10)
Net transfers (from) to separate accounts	(243)	(4,050)	1,505

Total Disbursements	13,785	12,299	14,195

Net cash from operations	7,937	13,296	7,173

CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	17,247	13,238	11,663
Stocks	1,085	2,092	3,326
Mortgage loans and real estate	2,440	2,805	5,556
Other invested assets	778	1,981	2,576
Miscellaneous proceeds	79	(27)	47
Cost of investments acquired:
Bonds	32,719	20,367	21,599
Stocks	1,261	1,062	3,120
Mortgage loans and real estate	1,193	2,390	2,412
Other invested assets	2,075	4,587	4,846
Miscellaneous applications	214	222	163

Net cash used for investments	(15,833)	(8,539)	(8,972)

CASH FROM FINANCING AND OTHER
Issuance of surplus notes	2,000	—	—
Borrowed money	939	(952)	952
Net deposits on deposit-type contracts funds	54	32	12
Other cash (applied) provided	(122)	113	(26)

Net cash used by financing and other	2,871	(807)	938

NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(5,025)	3,950	(861)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	5,553	1,603	2,464

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$528	$5,553	$1,603

See notes to statutory-basis financial statements.

TIAA-CREF Investment Horizon Annuity Prospectus	112

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

DECEMBER 31, 2009

Note 1—Organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers (“Board of Overseers”), a not-for-profit corporation incorporated in the State of New York created for the purpose of holding the stock of TIAA. The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security.

Note 2—Significant Accounting Policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Insurance Department (the “Department”); a comprehensive basis of accounting that differs from generally accepted accounting principles in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income (loss) and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of contractually guaranteed interest rates and mortality tables (in millions).

	2009	2008	2007

Net (Loss) Income, New York SAP	$(452)	$(3,283)	$1,429
New York SAP Prescribed Practices:
Federal Income Tax Settlement	—	1,244	—
Additional Reserves for:
Term Conversions	2	2	—
Deferred and Payout Annuities issued after 2000	(312)	424	490

Net (Loss) Income, NAIC SAP	$(762)	$(1,613)	$1,919

Capital and Contingency Reserves, New York SAP	$22,844	$17,754	$17,827
New York SAP Prescribed Practices:
Goodwill/Intangible Asset Limitation	16	20	28
Additional Reserves for:
Term Conversions	13	11	9
Deferred and Payout Annuities issued after 2000	3,497	3,809	3,385

Capital and Contingency Reserves, NAIC SAP	$26,370	$21,594	$21,249

113	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Reconciliations of Net Income and Contingency Reserves: Subsequent to the filing of its New York SAP financial statements, the Company made the following adjustments to the Statutory-Basis financial statements. Reconciliations of TIAA’s net income and contingency reserves between the New York SAP as originally filed and these audited financial statements are shown below (in millions):

	2009	2008	2007

Net (Loss) Income—New York SAP—as filed with Department	$(452)	$(3,283)	$1,429
Adjustment to Current Federal Income Taxes	—	—	18
Treatment of Guarantee of Subsidiary Debt	—	307	—

Net (Loss) Income—Audited Financial Statement	$(452)	$(2,976)	$1,447

	2009	2008	2007

Capital and Contingency Reserves—New York SAP—as filed with Department	$22,844	$17,754	$17,827
Adjustment to Current Federal Income Taxes	—	—	18

Capital and Contingency Reserves—Audited Financial Statement	$22,844	$17,754	$17,845

Generally Accepted Accounting Principles in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•

The Asset Valuation Reserve (“AVR”) is eliminated as a reserve and the credit-related realized gains and losses are reported in the statement of income on a pretax basis as incurred for securities designated as trading and are reported as a component of equity for securities designated available for sale;

•

The Interest Maintenance Reserve (“IMR”) is eliminated and the realized gains and losses resulting from changes in interest rates are reported as a component of net income rather than being accumulated in and subsequently amortized into income over the remaining life of the investment sold;

•	Dividends on insurance policies and annuity contracts are accrued as the related earnings emerge from operations rather than being accrued in the year when they are declared;

•	Certain assets designated as “non-admitted assets” are included in the GAAP balance sheet rather than excluded from assets in the statutory balance sheet;

•	Policy acquisition costs are deferred and amortized over the lives of the policies issued rather than being charged to operations as incurred;

•	Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;

•	Surplus notes are reported as liabilities rather than a component of capital and contingency reserves;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying audited GAAP equity or statutory surplus of a domestic insurance subsidiary;

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost;

•

Impairments on securities other than loan-backed and structured securities are recorded as OTTI through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity;

•

State taxes are included in the computation of deferred taxes. A deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable;

•	For purposes of calculating the defined benefit and the post-retirement benefit obligations, active participants not currently vested would also be included in determining the liability;

•	Annuities that do not incorporate significant insurance risk are classified as investment contracts and are not accounted for as insurance contracts;

•

Derivatives are generally valued at fair value rather than being accounted for in a manner consistent with the hedged item when hedge accounting is applied. Declines in fair value are recorded through earnings. Derivatives embedded in host contracts are accounted for separately like a freestanding derivative if certain criteria are met. Replication (synthetic asset) transactions (“RSAT”) are not recognized;

•

Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance for statutory purposes. Assets and liabilities are reported gross of reinsurance for GAAP and net of reinsurance for statutory purposes.

The Company assumes that the effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Corporate bonds are stated at amortized cost using the current effective interest method. Corporate bonds that are held for sale or rated NAIC 6 or non-agency RMBS determined by the NAIC guidelines are held are stated at the lower of amortized cost or fair value. For other-than-temporary impairments, the cost basis of a corporate bond is written down as a realized loss to fair value.

Included within bonds are loan-backed and structured securities. For these securities, estimated future cash flows and expected repayment schedules are used to calculate income including amortization for loan-backed

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

and structured securities on the prospective method. Loan-backed and structured securities not in default are stated at amortized cost. Loan-backed and structured securities held for sale or rated NAIC 6 or non-agency RMBS determined by the NAIC guidelines are held at the lower of amortized cost or fair value. The carrying value of loan-backed and structured securities in default is based upon estimated cash flows discounted at the current effective yield when the intent and ability exists to hold the security until recovery of that value otherwise such securities are carried at the lower of carrying or fair value.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value.

Common Stocks: Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances, except that purchase money mortgages are stated at the lower of amortized cost or ninety percent of appraised value. Mortgages held for sale are stated at the lower of amortized cost or fair value. A mortgage is evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgages are included in net unrealized capital gains/losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate. Depreciation is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Limited Partnerships and Limited Liability Companies: Investments in limited partnerships and limited liability companies are carried at TIAA’s percentage of the underlying GAAP equity as reflected on the respective entity’s audited financial statements. An unrealized loss is deemed to be other-than-temporary when there is limited ability to recover the loss. A realized loss is recorded for other-than-temporary impairments.

Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition) that are not impaired are stated at amortized cost using the interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Cash Equivalents: Cash equivalents are short-term, highly liquid investments with original maturities of three months or less at date of purchase, and are stated at amortized cost.

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Policy Loans: Policy loans are stated at outstanding principal balances.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of the separate account contract holders.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments, are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, and asset replication purposes. Derivatives used by the Company include foreign currency, interest rate and credit default swaps, foreign currency forwards, options and interest rate cap contracts.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a Replication Synthetic Asset Transaction is carried at unamortized premiums received or paid, adjusted for any impairments. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally furniture and equipment, leasehold improvements, prepaid expenses, and a portion of deferred federal income tax assets (“DFIT”)). Investment-related non-admitted assets totaled $418 million and $305 million at December 31, 2009 and 2008, respectively. The non-admitted portion of the DFIT asset was $13,522 million and $14,671 million at December 31, 2009 and 2008, respectively. Other non-admitted assets were $684 million and $318 million at December 31, 2009 and 2008, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

Furniture and Fixtures, Equipment, Leasehold Improvements and Computer Software: Electronic data processing equipment (“EDP”), computer software, furniture and equipment which qualify for capitalization are depreciated over the lesser of its useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of its useful life or 5 years and the remaining life of the lease, respectively.

Accumulated depreciation of EDP equipment and computer software was $440 million and $340 million at December 31, 2009 and 2008, respectively. Related depreciation expenses allocated to TIAA were $37 million, $38 million and $35 million in 2009, 2008 and 2007, respectively. Accumulated depreciation of all furniture and equipment and leasehold improvements, which is non-admitted, was $396 million and $346 million at December 31, 2009, and 2008, respectively. Related depreciation expenses allocated to TIAA was $56 million, $19 million and $14 million in 2009, 2008 and 2007, respectively.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred with acquiring new business are charged to operations as incurred. Amounts received or paid under contracts, which do not contain any life contingencies, are recorded as an adjustment to the liability for deposit-type funds and not reflected in the Statutory-Basis Statements of Operations.

Policy and Contract Reserves: The Company offers a range of group and individual annuities and individual life policies. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

During 2009, TIAA received approval from the Department to change the valuation basis on a portion of its payout annuity reserves. These reserves, which had previously been calculated on the basis of interest at either 1.5% or 2.5%, with mortality on the basis of either the 1983 Table A with ages set back 9 years or the Annuity 2000 Table with ages set back either 9 or 12 years, will henceforth be valued on the basis of interest at 2.5% with mortality in accordance with the Annuity 2000 Table with ages set back 4 years. This reserve modification had the net effect of reducing beginning of year 2009 reserves by approximately $2.26 billion.

Liability for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holder.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Application of New Accounting Pronouncements: SSAP No. 43R—Loan-backed and Structured Securities—Revised, effective September 30, 2009, which superceded SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities, provides statutory accounting guidance for loan-backed and structured securities and incorporates certain principles underlying recent changes in GAAP other-than-temporary impairment (“OTTI”) guidance for statutory reporting. The financial impact in 2009 of the adoption of SSAP No. 43R at September 30, 2009, by TIAA, was a $219 million increase in surplus as an adjustment as of July 1, 2009 and is recognized as a cumulative effect due to a change in accounting principle.

SSAP No. 43R guidance results in an OTTI recorded through earnings for the difference between amortized cost and the present value of discounted cash flows. Declines in fair value related to non-credit declines are not recognized in earnings and require disclosure only if the entity has the intent and ability to hold to recovery. The guidance requires a recognized realized loss recorded in earnings for the difference between fair value and amortized cost if the entity intends or is required to sell the investment at the measurement date. The entity is required to evaluate discounted cash flows quarterly to assess credit deterioration.

For reporting periods beginning on or after January 1, 2009, SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities established statutory accounting principles for impairment analysis and subsequent

TIAA-CREF Investment Horizon Annuity Prospectus	118

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

valuation of loan-backed and structured securities. The change resulting from the adoption of this statement was accounted for prospectively. No cumulative effect adjustments or application of the new guidance to prior events or periods were required. The Company elected to early adopt SSAP No. 98 which resulted in an additional $469 million of realized losses being recognized at December 31, 2008.

SSAP No. 10R—Revised, Income Taxes, is effective as of December 31, 2009 for the 2009 annual financial statements and the 2010 interim and annual financial statements only. For entities that meet specified capital requirements, the revised statement increases the admitted deferred federal income tax asset ceiling by increasing the limit from 10 to 15 percent of capital and surplus and by extending the recoverable period from 1 to 3 years. The change resulting from the modification of this statement is accounted for as a change in accounting principle. The adoption of SSAP No. 10R resulted in an additional $811 million of admitted deferred tax assets recognized as of December 31, 2009. A recommendation by the NAIC on the appropriate determination for admitting deferred tax assets for reporting periods after December 31, 2010 will be made at a later date.

For reporting periods beginning on or after January 1, 2009, SSAP No. 99—Accounting for Certain Securities Subsequent to an Other-Than-Temporary Impairment, establishes standards for the treatment of premiums or discounts applicable to certain securities subsequent to the recognition of an OTTI. The other-than-temporarily impaired security is recorded as if the security had been purchased on the measurement date of the other-than-temporary impairment. The discount or reduced premium associated with the other-than-temporary impaired security, based on the new cost basis, is amortized over the remaining life of the security, to the extent recoverable, in a prospective manner based on the amount and timing of future estimated cash flows. The change resulting from the adoption of this statement is accounted for prospectively. No cumulative effect adjustment or application of the new guidance to prior events or periods is required.

For reporting periods ending on or after December 31, 2007, SSAP No. 97—Investment in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 88, was implemented. The statement establishes statutory accounting principles for investments in subsidiaries, controlled and affiliated entities (“SCA”). SSAP No. 97 clarified the basis that a company could use to value its equity investment in its investment subsidiaries. The initial application of this statement resulted in a $249.5 million increase in non-admitted assets at December 31, 2007.

For reporting periods ending December 31, 2007 and thereafter, SSAP No. 96—Settlement Requirements for Intercompany Transactions, An Amendment to SSAP No. 25, became effective. This statement established a statutory aging threshold for admission of loans and advances to related parties outstanding as of the reporting date. The statement requires transactions between related parties to be in the form of a written agreement and must provide for timely settlement of amounts owed, with a specific due date. This change resulted in a $30.5 million increase in non-admitted assets at December 31, 2007.

The NAIC issued modifications to allow multiple market based valuations to be utilized as an alternative to published SVO unit prices. The Company adopted this guidance effective December 31, 2008.

The NAIC issued additional disclosure requirements for credit derivatives, amendments to SSAP No. 86—Accounting for Derivatives Instruments and Hedging Activities and SSAP No. 5—Liabilities, Contingencies and Impairments of Assets. The Company adopted this guidance effective December 31, 2008.

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 3—Long-Term Bonds, Preferred Stocks, and Common Stocks

The carrying value, amortized cost, estimated fair value, and unrealized gains and losses of long-term bonds, preferred stocks, and common stocks at December 31, 2009 are shown below (in millions):

	Carrying Value	Amortized Cost	Gross Unrealized		Estimated Fair Value
			Gains	Losses
Bonds:
U.S. Governments	$15,582	$15,582	$480	$(104)	$15,958
All Other Governments	2,623	2,623	375	(13)	2,985
States, Territories and Possessions	278	278	1	(22)	257
Political Subdivisions of States, Territories, and Possessions	242	242	7	(11)	238
Special Revenue and Special Assessment, Non-Guaranteed Agencies and Government	33,170	33,170	1,607	(318)	34,459
Credit Tenant Loans	420	420	28	(7)	441
Industrial and Miscellaneous	95,589	95,717	4,473	(9,748)	90,442
Hybrids	3,075	3,075	156	(299)	2,932
Parent, Subsidiaries and Affiliates	1,427	1,427	29	(48)	1,408
Total Bonds	152,406	152,534	7,156	(10,570)	149,120
Preferred Stocks	133	158	10	(42)	126
Common Stocks Unaffiliated	905	724	209	(28)	905
Common Stocks Affiliated*	2,232	2,278	329	(339)	2,268
Total Bonds and Stocks	$155,676	$155,694	$7,704	$(10,979)	$152,419

*	Also reported in Note 6 Subsidiaries and Affiliates.

As of January 1, 2009, $2,736 million of hybrid preferred stocks were transferred to the bond portfolio from the preferred stock portfolio due to change in the NAIC requirements for the classification of securities.

The carrying value, amortized cost, estimated fair value, and unrealized gains and losses of long-term bonds, preferred stocks, and common stocks at December 31, 2008 are shown below (in millions):

	Carrying Value	Amortized Cost	Gross Unrealized		Estimated Fair Value
			Gains	Losses
Bonds:
U.S. Governments	$5,887	$5,887	$1,248	$(7)	$7,128
All Other Governments	1,597	1,597	54	(100)	1,551
States, Territories and Possessions	1,346	1,346	255	(62)	1,539
Political Subdivisions of States, Territories, and Possessions	—	—	—	—	—
Special Revenue and Special Assessment, Non-Guaranteed Agencies and Government	30,625	30,625	1,296	(88)	31,833
Public Utilities	8,503	8,503	267	(615)	8,155
Industrial and Miscellaneous	87,722	87,761	1,072	(20,137)	68,696
Total Bonds	135,680	135,719	4,192	(21,009)	118,902
Preferred Stocks	3,216	3,221	30	(1,090)	2,161
Common Stocks Unaffiliated	855	937	43	(125)	855
Common Stocks Affiliated*	2,162	1,895	1,543	(27)	3,411
Total Bonds and Stocks	$141,913	$141,772	$5,808	$(22,251)	$125,329

*	Also reported in Note 6 Subsidiaries and Affiliates.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Impairment Review Process: All securities are subjected to the Company’s process for identifying other-than-temporary impairments. The Company writes down securities that it deems to have an other than temporary impairment in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and rating agencies; (f) the potential for impairments in an entire industry sector or sub-sector; and (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Unrealized Losses on Bonds, Preferred Stocks and Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2009
Loan-backed and structured bonds	$7,704	$(322)	$7,382	$27,035	$(9,008)	$18,027
Corporate bonds	9,890	(246)	9,644	12,820	(994)	11,826
Total bonds	$17,594	$(568)	$17,026	$39,855	$(10,002)	$29,853
Common stocks	746	(310)	436	112	(57)	55
Preferred stocks	3	(2)	1	78	(40)	38
Total bonds and stocks	$18,343	$(880)	$17,463	$40,045	$(10,099)	$29,946

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2008
Loan-backed and structured bonds	$11,764	$(2,350)	$9,414	$26,305	$(12,876)	$13,428
Corporate bonds	25,299	(2,512)	22,787	17,487	(3,271)	14,217
Total bonds	$37,063	$(4,862)	$32,201	$43,792	$(16,147)	$27,645
Preferred stocks	1,500	(517)	983	1,333	(573)	760
Common stocks	960	(152)	808	—	—	—
Total bonds and stocks	$39,523	$(5,531)	$33,992	$45,125	$(16,720)	$28,405

As of December 31, 2009, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in residential mortgage-backed securities (35%), U.S. and other governments (24%), commercial mortgage-backed securities (12%) and asset-backed securities (10%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2009, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

(58%), residential mortgage-backed securities (20%), and asset-backed securities (13%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2008, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in commercial mortgage-backed securities (20%), finance (16%) and residential mortgage-backed securities (15%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2008, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in commercial mortgage-backed securities (57%) and residential mortgage-backed securities (12%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bond, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and Asset-backed securities are shown separately in the table below, as they are not due at a single maturity date ($ in millions).

	December 31, 2009			December 31, 2008
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$1,324	0.9%	$1,398	$2,103	1.5%	$2,102
Due after one year through five years	26,454	17.4	28,019	14,903	11.0	14,393
Due after five years through ten years	24,089	15.8	25,366	23,759	17.5	21,474
Due after ten years	29,898	19.6	30,807	26,961	19.9	26,847
Subtotal	81,765	53.7	85,590	67,726	49.9	64,816
Residential mortgage-backed securities	43,905	28.8	43,587	39,512	29.1	38,048
Commercial mortgage-backed securities	18,453	12.1	12,731	21,595	15.9	10,981
Asset-backed securities	8,283	5.4	7,212	6,847	5.1	5,057
Subtotal	70,641	46.3	63,530	67,954	50.1	54,086
Total	$152,406	100.0%	$149,120	$135,680	100.0%	$118,902

Included in the preceding table under asset-backed securities is TIAA’s exposure to sub-prime mortgages totaling approximately $3.2 billion. Sub-prime securities of approximately $2.6 billion or 81% were rated investment grade (NAIC 1 and 2). Sub-prime securities are backed by loans that are in the riskiest category of loans and are typically sold in a separate market from prime loans.

The following table presents the Company’s carrying value and estimated fair value for commercial mortgage-backed securities portfolio (“CMBS”) (in millions):

	December 31, 2009		December 31, 2008
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$12,754	$10,523	$18,736	$10,029
2	3,287	1,422	2,075	621
3	1,280	415	375	130
4	927	299	276	112
5	193	59	96	51
6	12	13	37	38
Total	$18,453	$12,731	$21,595	$10,981

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

With respect to the CMBS in the above table, approximately 87% were rated investment grade (NAIC 1 and 2) and approximately 64% were issued prior to 2006 (based on carrying value). While recent market events have resulted in significant illiquidity in the broad CMBS markets and consequently reduced trading activity and valuations available in the marketplace, the majority of the underlying investments in the CMBS portfolio have continued to perform within the Company’s original expectations as of the time of purchase. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in CMBS. Additionally, the Company continues to manage the CMBS portfolio to appropriately support its contractual obligations and will recognize impairments when diminishments in fair value are determined to be other than temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the CMBS portfolio as an integral component of its overall asset liability management program.

Included in the Company’s long-term investments are investments with a NAIC designation of 6. The statutory carrying value of these investments and related contractual maturity is listed in the following table (in millions):

	December 31,
	2009	2008

Due in one year or less	$1	$24
Due after one year through five years	22	162
Due after five years through ten years	9	184
Due after ten years	—	261

Subtotal	32	631
Residential mortgage-backed securities	8	68
Commercial mortgage-backed securities	12	38
Asset-backed securities	6	107

Total	$58	$844

Bond Credit Quality and Diversification: The carrying values of long-term bond investments were diversified by industry classification at December 31 as follows:

	2009	2008

Residential mortgage-backed securities	28.8%	29.1%
Commercial mortgage-backed securities	12.1	15.9
Government	10.8	6.4
Manufacturing	8.5	8.5
Finance and financial services	8.1	8.0
Public utilities	7.9	7.4
Asset-backed securities	5.4	5.1
Oil and gas	4.8	4.5
Communications	3.4	3.5
Services	2.7	2.6
Retail and wholesale trade	2.3	2.2
Real estate investment trusts	1.8	2.4
Transportation	1.2	1.2
Mining	1.1	1.2
Revenue and special obligations	1.1	2.0

Total	100.0%	100.0%

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, 2009 and 2008, 92.8% and 95.1%, respectively, of the long-term bond portfolio was comprised of investment grade securities.

Troubled Debt Restructuring: During 2009 and 2008, the Company acquired bonds and stocks through troubled debt restructurings with carrying values aggregating $29 million and $19 million, through non-monetary transactions. When restructuring troubled debt, TIAA generally accounts for assets at their fair value at the time of restructuring or at the carrying value of the assets given up if lower. If the fair value is less than the carrying value of the assets given up, the required write-down is recognized as a realized capital loss.

Exchanges: During 2009 and 2008, the Company also acquired bonds and stocks through exchanges with carrying values aggregating $1,564 million and $877 million, of which approximately $0.3 million and $1 million were acquired through non-monetary transactions, respectively. When exchanging securities, TIAA generally accounts for assets at fair value unless the exchange was as a result of restricted 144A’s exchanged for unrestricted securities, which are accounted for at book value.

During 2009 and 2008, TIAA acquired common stocks from other long term private equity fund investment distributions totaling $14 million and $18 million, respectively.

Debt securities amounting to approximately $8 million at December 31, 2009 and 2008 were on deposit with governmental authorities or trustees, as required by law.

For the years ended December 31, 2009 and 2008, the carrying amount of restricted common stock was $34 million for both periods. For the same periods, the carrying amount of restricted preferred stock was $14 million and $10 million, respectively. The restrictions limit share sales, private sales, general partner approval for sale, contractual restrictions and public or free trade restrictions.

For the years ended December 31, 2009 and 2008, the carrying amount of bonds and stocks denominated in a foreign currency was $3,160 million and $3,408 million, respectively. Bonds that totaled $1,221 million and $1,506 million at December 31, 2009 and 2008, respectively, represent amounts due from related parties that are collateralized by real estate owned by TIAA’s investment subsidiaries and affiliates.

LOAN-BACKED SECURITIES

The Company primarily uses third party pricing vendors and to a lesser extent broker quotes in determining the fair value of it loan-backed and structured securities.

Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from the 3, 6 or 12 month experience for a particular transaction and vary by security type and vintage.

The following table represents the top ten exposures (excluding agency-backed securities) of loan-backed and structured securities as of December 31, 2009 (in millions).

Description	Carrying Value	Estimated Fair Value
DCENT 2009-A1	$200	$201
WFMBS 2007-11	186	124
CSMC 2007-C2	155	79
CHAIT 2005-A6	150	148
CNHMT 2009-1A	150	150
MLMT 2007-C1	145	109
MSC 2003-1Q6	140	111
DCENT 2007-A1	139	147
GSMS 2003-C1	137	133
MSC 2007-HQ12	135	88
Total	$1,537	$1,290

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, 2008, the Company changed from the retrospective to the prospective method due to negative yields on securities totaling $184 million carrying value.

The following table represents OTTI on loaned-backed and structured securities with the intent to sell and/or the lack of intent to retain or inability to hold for each quarter (in millions).

	1	2		3
	Amortized Cost Basis Before OTTI	2a Interest	2b Non-Interest	Fair Value 1-(2a+2b)
OTTI recognized 1st Quarter
a. Intent to sell	$41	$1	$7	$33
b. Inability or lack of intent to retain	—	—	—	—
Total 1st Quarter	$41	$1	$7	$33

OTTI recognized 2nd Quarter
a. Intent to sell	$17	$—	$4	$13
b. Inability or lack of intent to retain	—	—	—	—
Total 2nd Quarter	$17	$—	$4	$13

OTTI recognized 3rd Quarter
a. Intent to sell	$42	$—	$14	$28
b. Inability or lack of intent to retain	—	—	—	—
Total 3rd Quarter	$42	$—	$14	$28

OTTI recognized 4th Quarter
a. Intent to sell	$44	$1	$10	$33
b. Inability or lack of intent to retain	—	—	—	—
Total 4th Quarter	$44	$1	$10	$33

Annual Aggregate Total		$2	$35

The Company did not recognize any OTTI on securities for which it lacked the intent and/or ability to retain.

At December 31, 2009, the Company held loan-backed and structured securities with a recognized other-than-temporary impairment where the present value of cash flows expected to be collected is less than the amortized cost. See Note 24 for listing of securities.

During 2009 the Company sold loan-backed and structured securities with a realized gain of $102 million.

Note 4—Mortgage Loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The coupon rates for non-mezzanine commercial mortgage loans originated during 2009 ranged from 4.00% to 8.00% and from 5.94% to 8.43% for 2008.

The Company also acquires mezzanine real estate loans, which are secured by a pledge of direct or indirect equity interests in an entity that owns real estate. There were no mezzanine real estate loans acquired during 2009 and the coupon rate for mezzanine real estate loans acquired during 2008 ranged from 5.83% to 6.96%.

The maximum percentage of any one loan to the value of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, was 95% and 80% for commercial loans (includes mezzanine loans) for the years ended December 31, 2009 and 2008, respectively.

For the years ended December 31, 2009 and 2008, the carrying value of mezzanine real estate loans was $637 million and $784 million, respectively.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Any impairment is classified as either temporary, for which, a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with impaired values at December 31, 2009 and 2008 have been written down to net realizable values based upon independent appraisals of the collateral while mortgage loans held for sale have been written down to the current fair value of the loan, as shown in the table below. For impaired mortgage loans where the impairments were deemed to be temporary, an allowance for credit losses has been established, as indicated below (in millions):

	2009	2008	2007

Investment in impaired mortgage loans, with temporary allowances for credit losses (at net carried value plus accrued interest)	$—	$—	$—
Related temporary allowances for credit losses	$—	$—	$—
Investment in impaired mortgage loans, net of other-than-temporary impairment losses recognized	$572	$259	$164
Related write-downs for other-than-temporary impairments	$(91)	$(209)	$(9)
Average investments in impaired mortgage loans	$361	$185	$746
Interest income recognized on impaired mortgage loans during the period	$31	$14	$40
Interest income recognized on a cash basis during the period	$35	$14	$50

	2009	2008	2007

Allowance for credit losses:
Balance at the beginning of the period	$—	$—	$—
Additions charged to surplus	333	—	—
Direct write-downs charges against the allowance	(64)	—	—
Recoveries of amounts previously added to surplus	(269)	—	—

Balance at the end of the period	$—	$—	$—

Mortgage Loan Diversification: The following tables set forth the commercial mortgage loan portfolio by property type and geographic distribution ($ in millions):

	Commercial Mortgage Loans by Property Type
	December 31, 2009		December 31, 2008
	Carrying Value	% of Total	Carrying Value	% of Total

Shopping centers	$6,396	35.3%	$7,084	36.0%
Office buildings	6,050	33.3	6,312	32.1
Industrial buildings	2,791	15.4	3,390	17.3
Apartments	1,378	7.6	1,438	7.3
Hotel	505	2.8	513	2.6
Land	385	2.1	120	0.6
Mixed use	363	2.0	672	3.4
Other	267	1.5	139	0.7

Total	$18,135	100.0%	$19,668	100.0%

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TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	Commercial Mortgage Loans by Geographic Distribution
	December 31, 2009		December 31, 2008
	Carrying Value	% of Total	Carrying Value	% of Total

Pacific	$4,908	27.1%	$5,602	28.4%
South Atlantic	4,447	24.5	4,628	23.5
Middle Atlantic	2,576	14.2	2,514	12.8
North Central	2,168	12.0	2,570	13.1
South Central	2,070	11.4	2,252	11.4
New England	742	4.0	755	3.8
Mountain	687	3.8	783	4.0
Other	537	3.0	564	3.0

Total	$18,135	100.0%	$19,668	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

Pacific states are AK, CA, HI, OR and WA

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

Middle-Atlantic states are PA, NJ and NY

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

New England states are CT, MA, ME, NH, RI and VT

Mountain states are AZ, CO, ID, MT, NV, NM, UT and WY

Other comprises investments in foreign countries, primarily in Canada.

At December 31, 2009 and 2008, approximately 21.3% and 23.7% of the mortgage loan portfolio, respectively, was invested in California and was included in the Pacific region shown above.

Scheduled Mortgage Loan Maturities: At December 31, 2009, contractual maturities for mortgage loans were as follows ($ in millions):

	December 31, 2009		December 31, 2008
	Carrying Value	% of Total	Carrying Value	% of Total

Due in one year or less	$1,800	9.9%	$1,625	8.2%
Due after one year through five years	7,462	41.2	7,704	39.2
Due after five years through ten years	8,111	44.7	9,399	47.8
Due after ten years	762	4.2	940	4.8

Total	$18,135	100.0%	$19,668	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no troubled debt restructurings during the periods ended December 31, 2009 or 2008. When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Due and accrued income on any mortgage in default for more than 180 days is non-admitted. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

as return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There were no mortgage loans with interest more than 180 days past due at December 31, 2009 or 2008.

During 2009 and 2008, the Company did not reduce the interest rate of any outstanding loans.

The Company has no Reverse Mortgages as of December 31, 2009 or 2008.

Mortgage loans that totaled $14 million and $180 million at December 31, 2009 and 2008, respectively, represent the carrying value of amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

For the years ended December 31, 2009 and 2008, the carrying value of mortgage loans denominated in foreign currency was $453 million and $507 million, respectively.

The Company does not underwrite nor does it hold sub-prime mortgages in the commercial mortgage portfolio and does not have any material indirect exposure from sub-prime lenders who are tenants in buildings that are secured by commercial mortgages.

Note 5—Real Estate

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. TIAA assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. TIAA evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is required. Internal estimates of value can be used to determine fair value when a third party appraisal is pending completion. Third party appraisals are also utilized to determine write downs on land investments held for development. Other-than-temporary impairments for real estate investments for the years ended December 31, 2009, 2008 and 2007 were $52 million, $23 million and $0, respectively and these amounts are included in the impairment table in Note 9. At December 31, 2009 and 2008, TIAA’s directly owned real estate investments of $1,586 million and $1,645 million, respectively, were carried net of third party mortgage encumbrances, which totaled approximately $128 million and $160 million, respectively.

At December 31, the carrying values of the directly owned real estate portfolio were diversified by property type and geographic region as follows ($ in millions):

	Directly Owned Real Estate by Property Type
	December 31, 2009		December 31, 2008
	Carrying Value	% of Total	Carrying Value	% of Total

Office buildings	$957	60.4%	$1,033	62.8%
Industrial buildings	289	18.2	257	15.6
Mixed-use projects	177	11.2	182	11.0
Apartments	105	6.6	107	6.5
Land under development	43	2.7	51	3.1
Retail	13	0.8	13	0.8
Land	2	0.1	2	0.2

Total	$1,586	100.0%	$1,645	100.0%

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	Directly Owned Real Estate by Geographic Distribution
	December 31, 2009		December 31, 2008
	Carrying Value	% of Total	Carrying Value	% of Total

South Atlantic	$608	38.3%	$622	37.8%
North Central	284	17.9	291	17.7
Middle Atlantic	193	12.2	233	14.2
Pacific	177	11.2	209	12.7
South Central	154	9.7	133	8.0
Other	135	8.5	124	7.6
Mountain	35	2.2	33	2.0

Total	$1,586	100.0%	$1,645	100.0%

At December 31, 2009 and 2008, approximately 18.7% and 18.4% of the real estate portfolio, respectively, were invested in Florida and was included in the South Atlantic region shown above.

Depreciation expense on directly owned real estate investments for the years ended December 31, 2009, 2008 and 2007, was $61 million, $60 million and $53 million, respectively. The amount of accumulated depreciation at December 31, 2009, 2008 and 2007 was $422 million, $374 million and $328 million, respectively.

There were no real estate properties acquired via the assumption of debt or in satisfaction of debt during 2009 or 2008.

The Company’s real estate portfolio does not have any material exposure from sub-prime lenders who are tenants in the buildings that are directly owned.

The Company does not engage in retail land sales operations.

Note 6—Subsidiaries and Affiliates

TIAA’s investment subsidiaries and affiliates have been created for legal or other business reasons and are primarily involved in real estate and securities investment activities for the Company. The larger investment subsidiaries and affiliates are ND Properties, Inc., TIAA Realty, Inc., WRC Properties, Inc., Mansilla Participacoes LTDA, Ceres Agricultural Properties, LLC and 485 Properties, LLC (in millions):

	2009	2008	2007
Net carrying value	$4,671	$4,456	$4,550
Other than temporary impairment	$138	$5	$9
Net investment income (distributed from investment subs and aff.)	$36	$82	$132
Amounts due from (to) subsidiaries and affiliates	$1	$(31)	$2

The 2009 other than temporary impairments relate to a decline in equity value of subsidiaries for which the carrying value is not expected to recover and impaired real estate investments that were written down to fair value.

TIAA’s operating subsidiaries and affiliates primarily consist of TIAA-CREF Tuition Financing, Inc. (“TFI”), Teachers Personal Investors Services (“TPIS”) and Teachers Advisors, Inc. (“Advisors”) which are wholly-owned subsidiaries of TIAA-CREF Enterprises, Inc. (“Enterprises”) a wholly-owned subsidiary of TIAA, TIAA-CREF Trust Company, FSB (“Trust”), TIAA-CREF Individual & Institutional Services LLC (“Services”), TIAA-CREF Asset Management Commingled Funds Trust I (“TCAM”), TIAA-CREF Investment Management, LLC (“Investment Management”), TIAA Global Markets, Inc. (“TGM”), TIAA-

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CREF Redwood, LLC, TIAA Global Public Investments, LLC, Oleum Holding Company, LLC, and Active Extension Funds I, II and III which are also wholly-owned subsidiaries of TIAA (in millions):

	2009	2008	2007
Net carrying value	$1,213	$480	$810
Other than temporary impairment	$27	$141	$56
Net investment income (distributed from investment subs and aff.)	$—	$—	$—
Amounts due from subsidiaries and affiliates	$45	$37	$121

The 2009 other than temporary impairments relate to a decline in equity value of subsidiaries for which the carrying value is not expected to recover.

TIAA discloses the contingencies and guarantees of TGM, TCAM and TIAA-CREF Life in Note 21.

To conform to the NAIC Annual Statement presentation, the Company’s share of net carrying value of these entities is reported as affiliated common stock or as other long-term investments.

The financial statements of these subsidiaries are not audited and TIAA has limited the value of these subsidiaries to the value contained in the financials of the underlying investments which will be audited, including adjustments required by SSAP No. 97, of SCA entities and/or non-SCA SSAP No. 48 valued in accordance with paragraphs 17 through 20 of SSAP No. 97. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in TIAA’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements.

Included in the above tables, the Company holds investments in six indirect non-insurance holding companies, or subsidiaries which are valued by the Company. The following table summarizes the Company’s carrying value in each subsidiary as of December 31, 2009 and 2008 (in millions):

Subsidiary	2009	2008
Mansilla Participacoes LTDA	$382.6	$256.2
TIAA Private Equity Alpha, LLC	112.6	84.0
TIAA European Funding Trust	42.1	40.5
Occator Agricultural Properties, LLC	35.3	—
730 Texas Forest Holdings Inc.	0.9	0.9
Demeter Agricultural Properties, LLC	0.4	—
Total	$573.9	$381.6

As of December 31, 2009 and 2008, TIAA’s investments in TIAA-CREF mutual funds totaled approximately $457 million and $468 million, respectively. These amounts are reported in the caption “Common Stocks” in the accompanying balance sheets.

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Note 7—Other Long-Term Investments

The components of TIAA’s carrying value in other long-term investments at December 31 were (in millions):

	2009	2008
Unaffiliated Other Invested Assets	$6,850	$6,417
Affiliated Other Invested Assets	4,004	3,044
Contract Loans	930	908
Other Long-Term Assets	201	306
Total other long-term investments	$11,985	$10,675

As of December 31, 2009, unaffiliated other invested assets of $6,850 million consist primarily of private equity funds of which $5,604 million invest in securities and $1,035 million invest in real estate related holdings. The remaining $211 million of unaffiliated other invested assets consist of defeased loans. As of December 31, 2009, affiliated other invested assets totaling $4,004 million represents investment subsidiaries totaling $2,811 million of which $1,514 million represents investments in agriculture and timber related holdings, $1,049 million represents investments in real estate related holding and $248 million represents investments in securities related holdings. The remaining $1,193 million of affiliated other invested assets represents operating subsidiaries and affiliates. Other long-term assets of $201 million in the table above consist primarily of $184 million in derivatives.

As of December 31, 2008 unaffiliated other invested assets of $6,417 million consist primarily of private equity funds of which $4,647 million invest in securities and $1,495 million invest in real estate related holdings. The remaining $275 million of unaffiliated other invested assets consist of defeased loans. As of December 31, 2008, affiliated other invested assets totaling $3,044 million represents investment subsidiaries totaling $2,605 million of which $1,195 million represents investments in agriculture and timber related holdings, $1,155 million represents investments in real estate related holdings and $255 million represents investments in securities. The remaining $439 million of affiliated other invested assets represents operating subsidiaries and affiliates. Other long-term assets in the table above consist primarily of $299 million in derivatives.

For the years ended December 31, 2009, 2008 and 2007, other-than-temporary impairments in other long-term investments for which the carrying value is not expected to be recovered were $1,005 million, $552 million and $42 million, respectively.

For the years ended December 31, 2009 and 2008, other long-term investments denominated in foreign currency were $1,282 million and $1,411 million, respectively.

The Company holds investments in Low Income Housing Tax Credits (“LIHTC”) which have 2 remaining tax credit years with a required holding period of 15 years. During 2009, the Company recognized $12 million of other-than-temporary impairments as a result of designating LIHTC investments as available for sale. The Company’s investments in LIHTC properties are not currently subject to regulatory review and do not exceed 10% of the Company’s admitted assets.

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Note 8—Commitments

The outstanding obligation for future investments at December 31, 2009, is shown below by asset category (in millions):

	2010	2011	In later years	Total Commitments
Bonds	$387	$173	$116	$676
Mortgage loans	66	40	2	108
Real estate	5	1	—	6
Stocks	101	65	60	226
Other long-term investments	1,478	1,032	2,668	5,178
Total	$2,037	$1,311	$2,846	$6,194

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers and the funding of mortgage and real estate commitments are generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. Due to TIAA’s due diligence in closing mortgage commitments, there is a lag between commitment and closing. For other long–term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

Other long-term investment commitments also include the Company’s limited partnership in the Hines Development Fund Limited Partnership (“Development Fund I & II”) whose primary focus is the development and redevelopment of real estate projects in Western Europe. Each of the limited partners made a specified commitment to the fund; the Company committed 130.0 million Euros which is approximately $186.4 million (in U.S. dollars) to Development Fund I and 100.0 million Euros which is approximately $143.3 million (in U.S. dollars) to Development Fund II as of December 31, 2009. The limited partners’ commitments are pledged as collateral to facilitate the financing of the activities of the fund by third parties through equity lines of credit. The limited partners do not anticipate funding their commitments but remain committed to do so should it become necessary for the Development Fund to make cash capital calls.

Note 9—Investment Income and Capital Gains and Losses

Net Investment Income: The components of net investment income for the years ended December 31 were as follows (in millions):

	2009	2008	2007

Bonds	$8,956	$8,232	$7,901
Mortgage loans	1,204	1,290	1,481
Real estate	272	285	246
Stocks	55	347	512
Other long-term investments	177	692	918
Cash, cash equivalents and short-term investments	28	95	90
Other	—	9	5

Total gross investment income	10,692	10,950	11,153
Less investment expenses	(420)	(451)	(448)

Net investment income before amortization of net IMR gains	10,272	10,499	10,705
Plus amortization of net IMR gains	68	60	123

Net investment income	$10,340	$10,559	$10,828

Due and accrued income excluded from net investment income is as follows: Bonds and Preferred stocks in default; Common stock affiliated related to real estate with rents over 90 days past due; Mortgage loans with

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amounts greater than the excess of the property value over the unpaid principal balance and on mortgages in default more than eighteen months; and Real estate relating to rent in arrears for more than 90 days. The total due and accrued income excluded from net income was $1 million each for the years 2009, 2008 and 2007.

Future rental income expected to be received under existing real estate leases in effect as of December 31, 2009 (in millions):

	2010	2011	2012	2013	2014	Thereafter	Total
Future rental income	$145	$130	$111	$91	$70	$177	$724

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to other than temporary impairments for the years ended December 31 were as follows (in millions):

	2009	2008	2007

Bonds	$(1,913)	$(2,822)	$(74)
Mortgage loans	(318)	(181)	7
Real estate	(43)	20	2
Stocks	(90)	(929)	77
Other long-term investments	(1,086)	(546)	56
Cash, cash equivalents and short-term investments	15	(33)	5

Total before capital gains taxes and transfers to the IMR	(3,435)	(4,491)	73
Transfers to the IMR	109	41	(44)
Capital gains taxes	—	—	(166)

Net realized capital losses less capital gains taxes, after transfers to the IMR	$(3,326)	$(4,450)	$(137)

Write-downs of investments resulting from other-than-temporary impairments, included in the preceding table, were as follows for the years ended December 31 (in millions):

	2009	2008	2007
Other-than-temporary impairments:
Bonds	$2,249	$2,467	$339
Mortgage loans	336	211	49
Real estate	52	23	—
Stocks	146	890	100
Other long-term investments	1,005	552	42
Total	$3,788	$4,143	$530

The Company has no contractual commitments to extend credit to debtors owning receivables whose terms have been modified in troubled debt restructurings.

The Company accrues interest income on impaired loans to the extent it is deemed collectible. Due and accrued income, which is deemed collectible, will be admitted in an amount not exceeding the value of the property (less taxes) over the unpaid principal balance of the loan. Any loans in default more than eighteen months will have all due and accrued income non-admitted.

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed

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candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process the investment will be monitored quarterly for further declines in fair value at which point an other than temporary impairment will be recorded until actual disposal of the investment. Proceeds from sales of long-term bond investments during 2009, 2008 and 2007 were $5,639 million, $5,099 million and $4,840 million, respectively. Net gains of $658 million, $216 million and $333 million and net losses, excluding impairments considered to be other-than-temporary, of $322 million, $571 million and $68 million were realized during 2009, 2008 and 2007, respectively.

Wash Sales: The Company does not engage in the practice of wash sales. However, in isolated cases management may sell and repurchase securities that meet the definition. As of December 31, 2009 and 2008, TIAA’s wash sales which meet the definition totaled $9 million and $20 million respectively, which is less than 1% of the total bond portfolio.

Unrealized Capital Gains and Losses: The net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the valuation of investments for the years ended December 31 were as follows (in millions):

	2009	2008	2007
Bonds	$86	$(483)	$299
Mortgage loans	66	(172)	95
Stocks	(16)	(633)	92
Other long-term investments	778	(1,474)	379
Cash, cash equivalents and short-term investments	(4)	5	—
Total	$910	$(2,757)	$865

Note 10—Securitizations

When TIAA sells bonds and mortgages in a securitization transaction, it may retain interest-only strips, one or more subordinated tranches, residual interest, or servicing rights, all of which are retained interests in the securitized receivables. The Company’s ownership of the related retained interests may be held directly by the Company or indirectly through an investment subsidiary. The retained interests are associated with Special Purpose Entities (“SPEs”) that issue equity and debt which is non-recourse to the Company. Fair value used to determine gain or loss on a securitization transaction is based on quoted market prices, if available; however, quotes are generally not available for retained interests, so the Company either obtains an estimated fair value from an independent pricing service or estimates fair value internally based on the present value of future expected cash flows using management’s best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

The Company has not initiated any securitization transactions in which it sold assets held on its balance sheet into SPEs during 2009 or 2008. Advisors, an indirect subsidiary of TIAA, provides investment advisory services for most assets securitized by the Company.

During 2007, TIAA entered into a securitization transaction in which it sold commercial mortgages with a total principal balance of approximately $2,092 million and recognized a gain of approximately $34 million. TIAA received proceeds of approximately $2,009 million and retained subordinated interests with a fair value of approximately $77 million. The total cash flows received on interests retained were approximately $2,017 million for the year ending December 31, 2007. There were no delinquencies or credit losses at December 31, 2009, 2008 and 2007, respectively.

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The sensitivity analysis represents changes in the fair value of the securitized assets. The following table summarizes the Company’s retained interests in securitized financial assets from transactions originated since 2000 (in millions):

					Sensitivity Analysis of Adverse Changes in Key Assumptions
Issue Year	Type of Collateral	Carrying Value	Estimated Fair Value		10% Adverse	20% Adverse
2000	Bonds	$74	$69	(a)	$(1)	$(2)
2001	Bonds	$188	$188	(b)	$(3)	$(6)
2002	Bonds	$2	$2	(c)	$—	$(1)
2007	Mortgages	$32	$6	(d)	$(1)	$(1)

The key assumptions applied to both the fair values and sensitivity analysis of the retained interests on December 31, 2009 was as follows:

a)	The retained interests securitized in 2000 are valued utilizing a discounted cash flow methodology. Discount rates utilized in the valuations ranged from 5.71% to 11.00%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

b)	The retained interests securitized in 2001 were valued using an independent third-party pricing service. The third-party pricing levels imply yield rates ranging from 1.20% to 193.82% (weighted average rate of 11.68%). To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

c)	The retained interests securitized in 2002 were valued based on a broker valuation mark. The valuation level implied a yield rate of 77.06% based upon an internal cash flow projection. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

d)	The retained interests securitized in 2007 were valued using an independent third-party pricing service. The third-party pricing levels imply yield rates ranging from 35.76% to 91.16% (weighted average rate of 59.46%). To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rates.

Note that the sensitivity analysis above does not give effect to any offsetting benefits of financial instruments which may hedge the risks inherent to these financial interests. Additionally, changes in particular assumptions, such as discount rates, may in practice change other valuation assumptions which may magnify or counteract the effect of these disclosed sensitivities.

Note 11—Disclosures About Fair Value of Financial Instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or market.

The fair value of an asset is the amount at which that asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. The fair value of a liability is the amount at which that liability could be incurred or settled in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

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Fair values are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by third party pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used.

The Company’s financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by ASU 820, Fair Value Measurements and Disclosures. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

•	Level 1—Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

•

Level 2—Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads and yield curves.

•

Level 3—Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.

The estimated fair value amounts of financial instruments presented in the following tables were determined by the Company using market information available as of December 31, 2009 and December 31, 2008 and appropriate valuation methodologies. However, considerable judgment may be required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

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The following table presents the carrying value and estimated fair value of the Company’s financial instruments (in millions).

	December 31, 2009		December 31, 2008
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Assets:
Public bonds	116,842	115,143	100,695	91,019
Private bonds	35,564	33,977	34,985	27,883
Total bonds	152,406	149,120	135,680	118,902
Mortgage loans	18,135	17,469	19,668	18,799
Preferred stocks	133	126	3,216	2,161
Common stocks	3,137	3,173	3,017	4,266
Cash, cash equivalents and short-term investments	528	528	5,553	5,553
Contract loans	930	930	908	908
Separate accounts assets	9,338	9,338	12,473	12,473
Derivative financial instruments	97	196	298	332
Liabilities:
Liability for deposit-type contracts	574	574	500	500
Derivative financial instruments	616	613	370	465
Separate accounts liabilities	8,426	8,426	12,319	12,319
Borrowed money	939	937	—	—

Bonds: The fair values for publicly traded long term bond investments were generally determined using prices provided by third party pricing services or valuations from the NAIC. For privately placed long term bond investments without a readily ascertainable market value, such values were determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Mortgage Loans: The fair values of mortgage loans were generally determined by discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Preferred Stocks: The fair values of preferred stocks were determined using prices provided by third party pricing services or valuations from the NAIC.

Common Stocks: Fair value of unaffiliated common stock is based on quoted market prices, where available, or prices provided by state regulatory authorities. The Company estimates the fair value of its affiliated common stock by determining the fair value of the underlying assets of the affiliated entities.

Cash, Cash Equivalents, and Short-term Investments: The carrying values were considered reasonable estimates of fair value.

Borrowed Money: Borrowed money is comprised of Term Asset-backed Securities Loan Facility (“TALF”) for which the fair values were determined using prices provided by a third party.

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FINANCIAL ASSETS AND LIABILITIES MEASURED AT FAIR VALUE ON A RECURRING BASIS:

The following tables provide information as of December 31, 2009 and December 31, 2008 about the Company’s financial assets and liabilities measured at fair value on a recurring basis (in millions):

	December 31, 2009
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Assets at fair value:
Common stocks	$643	$237	$25	$905
Derivatives	—	196	—	196
Separate accounts asset, net	1,501	671	7,166	9,338

Total assets at fair value	$2,144	$1,104	$7,191	$10,439

Liabilities at fair value:
Derivatives	$—	$(613)	$—	$(613)

Total liabilities at fair value	$—	$(613)	$—	$(613)

	December 31, 2008
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Assets at fair value:
Common stocks	$581	$274	$—	$855
Derivatives	—	282	—	282
Separate accounts assets, net	951	512	11,010	12,473

Total assets at fair value	$1,532	$1,068	$11,010	$13,610

Liabilities at fair value:
Derivatives	$—	$(195)	$—	$(195)

Total liabilities at fair value	$—	$(195)	$—	$(195)

Fair values and changes in the fair value of separate account assets generally accrue directly to the policyholders, except for the accumulation units purchased by TIAA and further described in Note 21 and thus there is no net impact to the Company’s revenues and expenses or surplus.

Changes in Level 3 Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following is a reconciliation of the beginning and ending balances for net assets measured at fair value on a recurring basis using Level 3 inputs at December 31, (in millions):

	2009	2008
Year Ended December 31, 2009	Net Assets	Net Assets

Balance at December 31, 2008:	$11,010	$13,823
Total gains or losses (realized/unrealized) included in surplus	(3,613)	(2,518)
Other activity	(206)	(295)

Balance at December 31, 2009	$7,191	$11,010

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Separate account net assets consist of directly owned real estate, joint ventures, limited partnerships and a note receivable held by the Real Estate Account (“REA”) net of mortgages issued to REA. The impact on overall surplus is offset by concurrent changes in value in both separate account assets and separate account liabilities in the Company’s Statement of Admitted Assets, Liabilities and Capital and Contingency Reserves, except for the accumulation units purchased by TIAA and further described in Note 21. Other activity consists principally of acquisitions or dispositions of properties or ownership interests and assumptions of mortgages and principal repayments made thereon.

ASSETS MEASURED AT FAIR VALUE ON A NON-RECURRING BASIS:

Certain financial assets are measured at fair value on a non-recurring basis, such as certain bonds and preferred stock valued at the lower of cost or fair value, or investments that are impaired during the reporting period and recorded at fair value on the balance sheet at December 31, 2009 and 2008.

The following tables represent the balances of assets and liabilities measured at fair value on a non-recurring basis and the related net gains and losses for the years ending December 31, for those items (in millions):

	2009
	Level 1	Level 2	Level 3	Total Gains (Losses)

Bonds	$—	$82	$162	$(308)
Preferred stocks	—	4	5	(1)
Mortgage loans	—	—	211	(47)
Other long-term investments	—	—	58	(90)

Total	$—	$86	$436	$(446)

	2008
	Level 1	Level 2	Level 3	Total Gains (Losses)

Bonds	$—	$1,353	$35	$(1,811)
Preferred stocks	28	223	3	(524)
Other long-term investments	—	—	906	(740)

Total	$28	$1,576	$944	$(3,075)

Described below are the Company’s application of the fair value hierarchy to its assets and liabilities carried at fair value on a recurring and non-recurring basis:

Level 1 Financial Instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies and exchange listed equities. Preferred stocks carried on a lower of cost or market basis are those that trade in an active market where prices for identical securities are readily available.

Level 2 Financial Instruments

Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Because most bonds and preferred stocks do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent

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trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.

If an independent pricing service is unable to provide the fair value for a security due to insufficient market information, such as for a private placement transaction, the Company will determine the fair value internally using a matrix pricing model. This model estimates fair value using discounted cash flows at a market yield considering the appropriate treasury rate plus a spread. The spread is derived by reference to similar securities, and may be adjusted based on specific characteristics of the security, including inputs that are not readily observable in the market. The Company assesses the significance of unobservable inputs for each security priced internally and classifies that security in Level 2 only if the unobservable inputs are insignificant.

Common stocks included in Level 2 include those which are traded in an inactive market or for which prices for identical securities are not available.

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Separate account assets in Level 2 consist principally of short term government agency notes and commercial paper. Preferred stocks in Level 2 are those carried on a lower of cost or market basis using daily trade prices based on prices for similar securities observable in the market. Bonds carried in Level 2 are composed of corporate bonds and asset-backed securities.

Level 3 Financial Instruments

Bonds classified as Level 3 include asset-backed securities that were manually priced. Valuations of separate account net assets and liabilities classified in Level 3 are generally based on discounted cash flow analyses which utilize market rates, but valuation methods may also include cost and comparable sales approaches.

Other long term assets in Level 3 include private equity holdings, real estate partnerships and investment interests in affiliates where carrying values approximate market or where impairments were recorded.

Note 12—Derivative Financial Instruments

The Company uses derivative instruments for economic hedging, income generation, and asset replication purposes. TIAA does not engage in derivative financial instrument transactions for speculative purposes. The Company enters into derivatives directly with counterparties of high credit quality (i.e., rated A-/A3 or better at the date of a transaction) and monitors counterparty credit quality on an ongoing basis. TIAA’s counterparty credit risk is limited to the net positive fair value of its derivative positions for each individual counterparty, unless otherwise described below. Effective January 1, 2003 TIAA adopted SSAP 86, “Accounting for Derivative Instruments and Hedging Activities,” and has applied this statement to all derivative transactions entered into or modified on or after that date. The National Association of Insurance Commissioners (NAIC) has also adopted disclosure requirements included within Accounting Standards Codification 815, “Derivatives and Hedging” (ASC 815) and Accounting Standards Codification 460, “Guarantees” (ASC 460), for annual audited statements in accordance with guidelines provided by the Statutory Accounting Principles Working Group.

Collateral: The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each counterparty to a derivative transaction. In addition to the ISDA

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agreement, Credit Support Annexes (“CSA’s”), which are bilateral collateral agreements, have been put in place with eight derivative counterparties. The CSA’s allow TIAA’s exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. As of December 31, 2009, TIAA held cash collateral of $31.5 million from its counterparties. TIAA must also post collateral to the extent its net position with a given counterparty is at a loss relative to the counterparty. As of December 31, 2009, the Company pledged cash collateral of $87 million to its counterparties.

Contingent Features: Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating were to fall below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination would require immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a liability position on December 31, 2009 is $395.8 million for which the Company has posted collateral of $77.6 million in the normal course of business.

Foreign Currency Swap Contracts: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized loss as of December 31, 2009, from foreign currency swap contracts that do not qualify for hedge accounting treatment was $264.5 million. The net realized loss for the year ended December 31, 2009, from all foreign currency swap contracts was $83.3 million.

Equity Index Options: TIAA purchased out-of-the-money put options on the S&P 500 Index as a hedge of a portion of the General Account equity position against a decline in value. These options are traded over-the-counter and the Company is exposed to both market and counterparty risk. These instruments are carried at fair value. On December 31, 2009, the Company did not hold any Equity Index Options. The net realized gain for the year ended December 31, 2009, from all Equity Index Option contracts was $0.4 million.

Foreign Currency Forward Contracts: TIAA enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The changes in the value of the contracts related to foreign currency exchange rates are recognized as unrealized gains or losses. A foreign exchange premium/(discount) is recorded at the time a contract is opened, based on the difference between the forward exchange rate and the spot rate. The Company amortizes the foreign exchange premium/(discount) into investment income over the life of the forward contract or at the settlement date, if the forward contract is less than a year. The net unrealized loss for the year ended December 31, 2009, from foreign currency forward contracts that do not qualify for hedge accounting treatment was $2.6 million. The net realized loss for the year ended December 31, 2009 from foreign currency forward contracts was $11.2 million.

Interest Rate Swap Contracts: TIAA enters into interest rate swap contracts as a cash flow hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as cash flow hedges and allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. TIAA also enters into interest rate swap contracts to exchange the cash flows on

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certain fixed interest rate bonds into variable interest rate cash flows. These contracts are designated as fair value hedges in connection with certain interest sensitive products. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made or accrued under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized loss for the year ended December 31, 2009, from interest rate swap contracts that do not qualify for hedge accounting treatment was $34.8 million. The net realized gain for the year ended December 31, 2009, from interest rate swap contracts was $12.9 million.

Purchased Credit Default Swap Contracts: The Company purchases credit default swaps (“CDS”) as protection against unexpected adverse credit events on selective investments in the TIAA portfolio. These swap contracts are designated as hedges and the premium payment to the counterparty is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized loss for the year ended December 31, 2009, from purchased credit default swap contracts that do not qualify for hedge accounting treatment was $78.9 million. The net realized gain for the year ended December 31, 2009 from all purchased credit default swap contracts was $3.0 million.

Written Credit Default Swaps used in Replication Transactions: A Replication Synthetic Asset Transaction (“RSAT”) is a written credit derivative transaction (the derivative component) entered into concurrently with another fixed income instrument (the cash component) in order to “replicate” the investment characteristics of another instrument (the reference entity).

As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, TIAA writes (sells) credit default swaps on either single name corporate credits or credit indices and provides credit default protection to the buyer. This type of derivative instrument is traded over-the-counter, and the Company is exposed to market, credit and counterparty risk. The carrying value of credit default swaps represents the unamortized premium received for selling the default protection. This premium is amortized into investment income over the life of the swap. The Company has negligible counterparty credit risk with the buyer. The net unrealized gain/loss for the year ended December 31, 2009, from written credit default swap contracts that do not qualify for hedge accounting treatment was $0. The net realized loss for the year ended December 31, 2009 from all written credit default swap contracts was $26 million.

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the Notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by TIAA may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by TIAA to Counterparty and delivery of physical security by Counterparty to TIAA.

2.	Notional amount payment by TIAA to Counterparty net of contractual recovery fee.

3.	Notional amount payment by TIAA to Counterparty net of auction determined recovery fee.

The following table contains information related to replication positions where credit default swaps have been sold by the Company on the Dow Jones North American Investment Grade Bond Series of indexes (DJ.NA.IG). The index is comprised of 125 of the most liquid investment grade credits domiciled in North

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America and represents a broad exposure to the investment grade corporate market. TIAA has written contracts on the overall index, whereby TIAA is obligated to perform should a credit event occur with any reference entity that comprises the index. TIAA has also written contracts on the “Super Senior” (30% to 100%) Tranche of the Dow Jones North American Investment Grade Bond Series # 9 Index (DJ.NA.IG.9), whereby TIAA is obligated to perform should the default rate of the entire index exceed 30%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount. TIAA will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss.

(in millions)	Term	Notional	Average Annual Premium Received	Fair Value	2009 Impairment

Asset Class
DJ Investment Grade Index	less than 1 year	$358	0.40%	$—	$(6)
DJ Investment Grade Index	1-2 years	960	0.43%	(4)	(12)
DJ Investment Grade Index	2-3 years	169	0.35%	(3)	(1)
Super SeniorTranche DJ.NA.IG.9	3-4 years	4,919	0.79%	95	—

Totals		$6,406		$88	$(19)

The following table contains information related to Replication positions where Credit Default Swaps have been sold by the Company on individual debt obligations of corporations and sovereign nations. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the Notional amount. TIAA will record the impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss.

(in millions)	Term	Notional	Average Annual Premium Received	Fair Value	2009 Impairment

Asset Class
Corporate	3-6 years	$786	0.89%	$11	$(2)
Sovereign	0-4 years	145	1.53%	1	—

Total		$931		$12	$(2)

Information related to the credit quality of replication positions where credit default swaps have been sold by the Company on indexes, individual debt obligations of corporations and sovereign nations appears below. The values are listed in order of their NAIC Credit Designation asset, with a designation of 1 having the highest credit quality and designations of 4 or below having the lowest credit quality based on the underlying asset referenced by the credit default swap.

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(in millions)	Reference Entity Asset Class	RSAT Notional Amount	Derivative Component Fair Value	Cash Component Fair Value	RSAT Fair Value
RSAT NAIC Designation
1 Highest Quality	Index	$—	$—	$—	$—
	Tranche	4,919	95	5,411	5,506
	Corporate	686	17	689	706
	Sovereign	60	1	61	62
	Subtotal	5,665	113	6,161	6,274
2 High Quality	Index	1,487	(7)	1,361	1,354
	Tranche	—	—	—	—
	Corporate	90	—	100	100
	Sovereign	25	—	26	26
	Subtotal	1,602	(7)	1,487	1,480
3 Medium Quality	Index	—	—	—	—
	Tranche	—	—	—	—
	Corporate	—	—	—	—
	Sovereign	60	—	61	61
	Subtotal	60	—	61	61
4 Low Quality	Index	—	—	—	—
	Tranche	—	—	—	—
	Corporate	10	(6)	11	5
	Sovereign	—	—	—	—
	Subtotal	10	(6)	11	5
Total		$7,337	$100	$7,720	$7,820

A summary of derivative asset and liability positions held by the Company, including notional amounts, carrying values and estimated fair values, appears below:

		December 31, 2009			December 31, 2008
(in millions)		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV

Foreign Currency Swap Contracts	Assets	$632	$58	$59	$1,798	$202	$210
	Liabilities	2,247	(492)	(534)	1,461	(290)	(344)

	Subtotal	2,879	(434)	(475)	3,259	(88)	(134)

Foreign Currency Forward Contracts	Assets	38	1	1	90	19	19
	Liabilities	22	(2)	(2)	150	(16)	(16)

	Subtotal	60	(1)	(1)	240	3	3

Interest Rate Swap Contracts	Assets	444	17	17	490	49	49
	Liabilities	185	(3)	(3)	3	—	—

	Subtotal	629	14	14	493	49	49

Credit Default Swap Contracts—RSAT	Assets	5,829	15	113	5,109	—	26
	Liabilities	1,508	(58)	(13)	1,537	(57)	(98)

	Subtotal	7,337	(43)	100	6,646	(57)	(72)

Credit Default Swap Contracts	Assets	205	6	6	660	28	28
(Purchased Default Protection)	Liabilities	1,565	(61)	(61)	473	(7)	(7)

	Subtotal	1,770	(55)	(55)	1,133	21	21

Total	Assets	7,148	97	196	8,147	298	332
	Liabilities	5,527	(616)	(613)	3,624	(370)	(465)

	Total	$12,675	$(519)	$(417)	$11,771	$(72)	$(133)

TIAA reflected $(21.1) million and $(1.9) million in valuation impairments related to Credit Default Swaps and Foreign Currency Swaps, respectively. The average fair value of derivatives used for other than hedging purposes, which are the credit default swaps used in replication synthetic asset transactions was $5.9 million in liabilities.

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The table below illustrates the Fair Values of Derivative Instruments in the Statement of Financial Position. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Hedging Instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions):

	Fair Value of Derivative Instruments
	Asset Derivatives				Liability Derivatives
	December 31, 2009		December 31, 2008		December 31, 2009		December 31, 2008
Qualifying Hedge Relationships	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV

Foreign Currency Swaps	Other Long-term Investments	$1	Other Long-term Investments	$16	Other Liabilities	$(220)	Other Liabilities	$(165)

Total Qualifying Hedge Relationships		1		16		(220)		(165)

Non-qualifying Hedge Relationships

Interest Rate Contracts	Other Long-term Investments	17	Other Long-term Investments	49	Other Liabilities	(3)	Other Liabilities	—
Foreign Currency Swaps	Other Long-term Investments	58	Other Long-term Investments	194	Other Liabilities	(314)	Other Liabilities	(179)
Foreign Currency Forwards	Other Long-term Investments	1	Other Long-term Investments	19	Other Liabilities	(2)	Other Liabilities	(16)
Purchased Credit Default Swaps	Other Long-term Investments	6	Other Long-term Investments	28	Other Liabilities	(61)	Other Liabilities	(7)

Total Non-qualifying Hedge Relationships		82		290		(380)		(202)

Derivatives used for other than Hedging Purposes

Written Credit Default Swaps	Other Long-term Investments	113	Other Long-term Investments	26	Other Liabilities	(13)	Other Liabilities	(98)
Equity Contracts	Other Long-term Investments	—	Other Long-term Investments	—	Other Liabilities	—	Other Liabilities	—

Total Derivatives used for other than Hedging Purposes		113		26		(13)		(98)

Total Derivatives		$196		$332		$(613)		$(465)

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The table below illustrates the Effect of Derivative Instruments in the Statement of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions).

	Effect of Derivative Instruments
	December 31, 2009		December 31, 2008
Qualifying Hedge Relationships	Income Statement Location	Realized Gain (Loss)	Income Statement Location	Realized Gain (Loss)

Foreign Currency Swaps	Net Realized Capital Gain (Loss)	$(12)	Net Realized Capital Gain (Loss)	$(4)
Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Net Realized Capital Gain (Loss)	(1)	Net Realized Capital Gain (Loss)	—

Total Qualifying Hedge Relationships		(13)		(4)

Non-qualifying Hedge Relationships

Interest Rate Contracts	Net Realized Capital Gain (Loss)	13	Net Realized Capital Gain (Loss)	1
Foreign Currency Swaps	Net Realized Capital Gain/(Loss)	(70)	Net Realized Capital Gain (Loss)	(84)
Foreign Currency Forwards	Net Realized Capital Gain (Loss)	(11)	Net Realized Capital Gain (Loss)	(4)
Purchased Credit Default Swaps	Net Realized Capital Gain (Loss)	3	Net Realized Capital Gain (Loss)	1

Total Non-qualifying Hedge Relationships		(65)		(86)

Derivatives used for other than Hedging Purposes

Written Credit Default Swaps	Net Realized Capital Gain (Loss)	(26)	Net Realized Capital Gain (Loss)	(65)
Equity Contracts	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	2

Total Derivatives used for other than Hedging Purposes	Net Realized Capital Gain (Loss)	(26)	Net Realized Capital Gain (Loss)	(63)

Total Derivatives		$(104)		$(153)

Note 13—Separate Accounts

The TIAA Separate Account VA-1 ("VA-1") is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding non-pension (after-tax) variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 is registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Real Estate Account ("REA") is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA's target is to invest between 75% and 85% of its assets directly in real estate or in real

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estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments that are easily converted to cash to maintain adequate liquidity; since late 2008, REA’s liquid securities have comprised less than 10% of its assets, primarily due to consistent REA participant withdrawals.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account and was organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 is registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

Other than the guarantees disclosed in Note 21, the Company does not make any guarantees to policyholders on its separate accounts. All accounts offer full or partial withdrawal at market value with no surrender charges. The assets and liabilities of these accounts (which represent participant account values) are carried at fair value (directly held real estate is carried at appraised value).

Information regarding separate accounts of the Company for the years ended December 31 is as follows (in millions):

Non-guaranteed Separate Accounts	2009	2008	2007

Premiums and considerations	$1,330	$2,035	$3,343
Reserves:
For accounts with assets at:
Fair value	8,287	12,127	18,752
Amortized cost	—	—	—

Total reserves	$8,287	$12,127	$18,752

By withdrawal characteristics:
At fair value	$8,287	$12,127	$18,752

Total reserves	$8,287	$12,127	$18,752

The following is a reconciliation of transfers to or (from) the Company to the Separate Accounts (in millions):

	2009	2008	2007

Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$1,523	$2,217	$3,698
Transfers from Separate Accounts	(2,810)	(6,443)	(2,186)

Net transfers (from) or to Separate Accounts	(1,287)	(4,226)	1,512

Reconciling Adjustments:
Fund transfer exchange loss	(2)	(3)	(1)

Transfers as reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$(1,289)	$(4,229)	$1,511

Note 14—Management Agreements

Under Cash Disbursement and Reimbursement Agreements, TIAA serves as the common pay-agent for its operating subsidiaries. The Company has allocated expenses of $954.5 million and $1,327 million to its various subsidiaries and affiliates in 2009 and 2008. In addition, under management agreements, TIAA

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provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company, FSB, and VA-1.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at-cost by two subsidiaries of TIAA. Such services are provided in accordance with an Amended and Restated Investment Management Services Agreement, dated as of January 2, 2008, between CREF and Investment Management, and in accordance with a Principal Underwriting and Distribution Services Agreement for CREF, dated as of January 1, 2009, between CREF and Services. TIAA also performs administrative services for CREF, on an at-cost basis. The management fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $710 million, $1,142 million and $1,075 million in 2009, 2008 and 2007, respectively, are not included in the statements of operations and had no effect on TIAA's operations.

Advisors provide investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. TPIS and Services distribute variable annuity contracts for VA-1 and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.

All services necessary for the operation of REA are provided at-cost by TIAA and Services. TIAA provides investment management and administrative services for REA. Distribution services are provided in accordance with a Distribution Services Agreement between REA and Services. Effective January 1, 2008 the Distribution and Administrative Services Agreement between REA and Services was modified to limit the work performed by Services to distribution activities with TIAA assuming responsibility for all administrative activities. TIAA and Services receive management fee payments from REA on a daily basis according to formulae established each year and adjusted periodically, with the objective of keeping the management fees as close as possible to actual expenses attributable to operating REA. Any differences between actual expenses and daily charges are adjusted quarterly.

The following amounts due to (from) subsidiaries and affiliates are included in the lines Other assets and Other liabilities on the Balance Sheet, as of December 31 (in millions):

	Receivable		Payable
Subsidiary/Affiliate	2009	2008	2009	2008
College Retirement Equities Fund	$—	$—	$40.0	$68.0
Investment Management	1.8	6.3	—	—
TIAA-CREF Life	12.4	12.1	—	—
TIAA Pension	—	0.6	—	—
TIAA-CREF Trust Company FSB	—	—	—	0.1
Services	—	2.0	0.8	0.6
TIAA Real Estate Account	2.6	1.6	—	—
Total	$16.8	$22.6	$40.8	$68.7

Note 15—Federal Income Taxes

By charter, TIAA is a stock life insurance Company that operates on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

Beginning with 1998, TIAA has filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in a tax-sharing agreement. Under the

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agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return. Amounts due to (receivable from) TIAA’s subsidiaries for federal income taxes were $70.2 million and $10.3 million at December 31, 2009 and 2008, respectively. The consolidating companies, as of December 31, 2009, which file a consolidated federal income tax return with TIAA are as follows:

TIAA-CREF Life Insurance Company

TIAA-CREF Enterprises, Inc.

Dan Properties, Inc.

JV Georgia One, Inc.

Teachers Michigan Properties, Inc.

JWL Properties, Inc.

Liberty Place Retail, Inc.

ND Properties, Inc.

Savannah Teachers Properties, Inc.

TCT Holdings, Inc.

Teachers Advisors, Inc.

Teachers Boca Properties II, Inc.

Teachers Pennsylvania Realty, Inc.

Oleum Holding Company, Inc.

Teachers Personal Investors Service, Inc.

T-Investment Properties Corp.

T-Land Corp.

WRC Properties, Inc.

TIAA-CREF Tuition Financing, Inc.

TIAA-CREF Trust Company, FSB

730 Texas Forest Holdings, Inc.

TIAA Global Markets, Inc.

T-C Sports Co., Inc.

TIAA Board of Overseers

TIAA Realty, Inc.

TIAA Park Evanston, Inc.

Port Northwest IV Corporation

The components of deferred tax asset (“DTA”) and deferred tax liabilities (“DTL”), as of December 31, consisted of the following (in millions):

	2009			2008
Description	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross deferred tax assets	$13,493	$2,717	$16,210	$14,771	$1,611	$16,382
Statutory valuation allowance	—	—	—	—	—	—
Adjusted gross deferred tax assets	13,493	2,717	16,210	14,771	1,611	16,382
Gross deferred tax liabilities	(234)	(21)	(255)	(1)	(329)	(330)
Net deferred tax asset (liability) before admissibility test	$13,259	$2,696	$15,955	$14,770	$1,282	$16,052

Federal Income Taxes recoverable through loss carryback (10.a)	$—	$—	$—	$—	$—	$—
Adj. Gross DTA expected to be realized in one year (10.b.i)	1,634	—	1,634	1,381	—	1,381
10% adj. statutory capital and surplus limit (10.b.ii)	1,622	—	1,622	1,381	—	1,381
Admitted pursuant to par. 10.b. (lesser of i. or ii.)	1,622	—	1,622	1,381	—	1,381
Admitted pursuant to par. 10.c.	234	21	255	1	329	330
Additional admitted pursuant to par. 10.e.i.	—	—	—	N/A	N/A	N/A
Adj. Gross DTA expected to be realized in three years (10.e.ii.a)	1,688	—	1,688	N/A	N/A	N/A
15% adj. statutory capital and surplus limit (10.e.ii.b)	811	—	811	N/A	N/A	N/A
Additional admitted pursuant to par. 10.e.ii. (lesser of a. or b.)	811	—	811	N/A	N/A	N/A
Additional admitted pursuant to par. 10.e.iii.	—	—	—	N/A	N/A	N/A
Admitted deferred tax asset	2,667	21	2,688	1,382	329	1,711
Deferred tax liability	(234)	(21)	(255)	(1)	(329)	(330)
Net admitted DTA or DTL	$2,433	$—	$2,433	$1,381	$—	$1,381

Nonadmitted DTA	$10,826	$2,696	$13,522	$13,389	$1,282	$14,671

For 2009 the Company has admitted DTAs pursuant to paragraph 10.e of SSAP No. 10R. No such election existed in 2008.

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The Company recorded an increase in admitted DTAs as the result of its election to employ the provisions of paragraph 10.e. of SSAP-10R as follows (in millions):

	Increase (Decrease) during 2009
Description	Ordinary	Capital	Total

Gross deferred tax assets	$(1,278)	$1,106	$(172)
Statutory valuation allowance	—	—	—

Adjusted gross deferred tax assets	(1,278)	1,106	(172)
Gross deferred tax liabilities	(233)	308	75

Net deferred tax asset before admissibility test	$(1,511)	$1,414	$(97)

Federal Income Taxes recoverable through loss carryback (10.a)	$—	$—	$—
Adj. Gross DTA expected to be realized in one year (10.b.i)	253	—	253
10% adj. statutory capital and surplus limit (10.b.ii)	241	—	241
Admitted pursuant to par. 10.b. (lesser of i. or ii.)	241	—	241
Admitted pursuant to par. 10.c.	233	(308)	(75)
Additional admitted pursuant to par. 10.e.i.	—	—	—
Adj. Gross DTA expected to be realized in three years (10.e.ii.a)	1,688	—	1,688
15% adj. statutory capital and surplus limit (10.e.ii.b)	811	—	811
Additional admitted pursuant to par. 10.e.ii. (lesser of a. or b.)	811	—	811
Additional admitted pursuant to par. 10.e.iii.	—	—	—

Admitted deferred tax asset	1,285	(308)	977
Deferred tax liability	(233)	308	75

Change in net admitted DTA or DTL	$1,052	$—	$1,052

Change in nonadmitted DTA	$(2,563)	$1,414	$(1,149)

The following table provides the Company’s assets, capital and surplus, and RBC information with the DTA calculated under SSAP No. 10R paragraphs 10(a) to (c) and the additional DTA determined under SSAP No. 10R paragraph 10.e as of December 31, 2009 (in millions):

Description	With Par. 10a.-c.	With Par. 10e	Difference
Admitted DTAs	$1,622	$2,433	$811
Admitted assets	$200,917	$201,728	$811
Statutory surplus	$22,033	$22,844	$811
Total adjusted capital	$23,494	$24,305	$811
RBC authorized control level	$2,254

The changes in current income taxes incurred consist of the following major components as of December 31 (in millions):

Description	2009	2008

Current income tax expense (benefit)	$(58)	$(45)
Tax on capital gains (losses)	—	—
Foreign taxes	—	—
Prior year under accrual (over accrual)	—	—

Federal income taxes incurred	$(58)	$(45)

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The tax effects of temporary difference that give rise to significant portions of the deferred tax assets and liabilities are as follows (in millions):

DTAs Resulting from book/tax Differences in:	December 31, 2009	December 31, 2008	Change	Character
Investments	$2,068	$1,479	$589	Capital
Intangible asset	8,427	8,835	(408)	Ordinary
Differences between statutory and tax reserves	401	1,174	(773)	Ordinary
Policyholder dividends	598	816	(218)	Ordinary
Deferred compensation	168	156	12	Ordinary
Balance of payout option reserve due to IRS settlement starting in 2006 (20 year amortization)	478	508	(30)	Ordinary
NOL Carryover	2,905	2,964	(59)	Ordinary
Capital loss carryover	649	132	517	Capital
Other	516	318	198	Ordinary

Gross DTAs	16,210	16,382	(172)

Nonadmitted DTAs	$13,522	$14,671	$(1,149)

DTLs Resulting from book/tax Differences in:	December 31, 2009	December 31, 2008	Change	Character
Market discount deferred on bonds	$(233)	$(329)	$96	Ordinary
Investments	(21)	(1)	(20)	Capital
Other	(1)	—	(1)	Ordinary

Gross DTLs	$(255)	$(330)	$75

The change in net deferred income taxes is composed of the following (this analysis is exclusive of nonadmitted assets) (in millions):

Description	December 31, 2009	December 31, 2008	Change

Total deferred tax assets	$16,210	$16,382	$(172)
Total deferred tax liabilities	(255)	(330)	75

Net deferred tax asset	$15,955	$16,052

Change in net deferred income tax (charge) benefit			$(97)

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The provision for Federal income taxes incurred is different from that which would be obtained by applying the statutory Federal income tax rate to net gains from operations after dividends to policyholders and before Federal income taxes. The significant items causing this difference for the year ended December 31, 2009, are as follows (in millions):

Description	Amount	Tax Effect	Effective Tax Rate
Loss before Federal income taxes	$(619)	$(217)	35.00%
Dividends received deduction	(14)	(5)	0.76%
Amortization of interest maintenance reserve	(68)	(24)	3.86%
Meal disallowance, spousal travel, and non-deductible lobbying	3	1	-0.15%
Utilization of NOL for Subsidiaries	(167)	(58)	9.42%
Change in reserve valuation basis – Direct to Surplus	2,260	791	-127.74%
Non admitted assets	(388)	(136)	21.95%
Prior year true-up	20	7	-1.16%
Adjustment to basis of non admitted assets	(918)	(320)	51.87%
Total	$109	$39	-6.19%

Federal income tax incurred expense (benefit)		(58)	9.42%
Tax on capital gains (losses)		—	0.00%
Change in net deferred income tax charge (benefit)		97	-15.61%
Total statutory income taxes		$39	-6.19%

At December 31, 2009, the Company had net operating loss carry forwards expiring from the year 2013 to 2023 of (in millions):

Year Incurred	Operating Loss	Year of Expiration
1998	$4,433	2013
1999	1,041	2014
2001	181	2016
2002	786	2017
2003	500	2018
2004	380	2019
2008	1,134	2023
Total	$8,455

At December 31, 2009, the Company had capital loss carry forwards expiring in the years 2013 and 2014 of (in millions):

Year Incurred	Capital Loss	Year of Expiration
2008	$439	2013
2009	1,416	2014
Total	$1,855

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, 2009, the Company had foreign tax credit carry forwards as follows (in millions):

Year Incurred	Foreign Tax Credit	Year of Expiration
2005	$1	2015
2006	2	2016
2007	2	2017
2008	2	2018
2009	2	2019
Total	$9

At December 31, 2009, the company had General Business Credit carry forward as follows (in millions):

Year Incurred	General Business Credit	Year of Expiration
2002	$ 1	2022
2003	2	2023
2004	2	2024
2005	2	2025
2006	5	2026
2007	7	2027
2008	5	2028
2009	5	2029
Total	$29

On September 12, 2008, TIAA executed a final settlement with the Internal Revenue Service (“IRS”) Appeals Division resolving all remaining issues for tax years 1998-2002. The primary issue before the IRS Appeals Division was the deduction of losses claimed with regard to certain intangible assets. The IRS conceded that $4.8 billion was deductible for losses related to the termination of pension contracts in force on January 1, 1998, the date that TIAA lost its federal tax exemption. The IRS also allowed losses of $9.4 million claimed for the abandonment of developed software. Additional losses claimed by TIAA of $1.9 billion were disallowed as part of the settlement. This settlement resulted in an adjustment of $1.2 billion as an elimination to the contingency reserve during the year ended 12/31/2008.

TIAA did not incur federal income taxes in 2009 or preceding years that would be available for recoupment in the event of future net losses.

The IRS started its examination for TIAA on April 2, 2009 for the tax years 2005 and 2006. The examination is scheduled to be completed in May of 2011. The statute of limitations for the 2007 and 2008 federal income tax returns are open until September 2011, and September 2012, respectively.

For the years 2003 and 2004 Federal income tax returns for the consolidated companies have been audited by the IRS. In November 2008, the IRS completed its audit and presented the group with a Revenue Agents Report that had no unagreed adjustments.

Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (beginning 9/15/2009, collectively known as FASB ASC 740) established a minimum threshold for financial statement recognition of the benefits of positions taken in tax returns, and requires certain expanded disclosures. FASB ASC 740 is effective for fiscal years beginning after December 15, 2006 and is to be applied to all open years as of the effective date. Management has evaluated the Company’s tax position under the principles of FASB ASC 740, and not recorded any uncertain tax benefits as of December 31, 2009 or 2008.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 16—Pension Plan and Post-retirement Benefits

TIAA maintains a qualified, non-contributory defined contribution pension plan covering substantially all employees. All qualified employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made semi-monthly to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $44 million, $40 million and $34 million in 2009, 2008 and 2007, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

In addition to the pension plan, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. As of December 31, 2009, the measurement date, the status of this plan for retirees and eligible active employees is summarized below (in millions):

	Post-retirement Benefits
	12/31/2009	12/31/2008	12/31/2007
Reconciliation of change in benefit obligation
Benefit obligation at beginning of year	$113	$99	$105
Eligibility cost	5	4	3
Interest cost	7	6	6
Actuarial losses (gains)	1	9	(11)
Benefits paid	(7)	(5)	(4)
Plan amendments	(3)	—	—
Benefit obligation at end of year	$116	$113	$99

Reconciliation of funded status
Benefit obligation at end of year
Current retirees	$93	$86	$79
Actives currently eligible to retire	23	27	20
Total obligation	116	113	99
Fair value of assets	—	—	—
Funded status	$(116)	$(113)	$(99)
Unrecognized net transition obligation	—	3	4
Unrecognized net (gain) losses	11	9	—
Unrecognized prior service cost	(1)	—	—
Accrued post-retirement benefit cost	$(106)	$(101)	$(95)

The net periodic post-retirement (benefit) cost for the years ended December 31 includes the following components (in millions):

	Post-retirement Benefits
	2009	2008	2007
Components of net periodic benefit cost
Eligibility cost	$5	$4	$3
Interest cost	7	6	6
Amortization of net transition obligation and net (gain) or loss	1	1	1
Net periodic benefit cost	$13	$11	$10

The cost of post-retirement benefits includes a reduction arising from the Medicare Prescription Drug Act of 2003 (“The Act”) subsidy of $2 million for both 2009 and 2008 and $3 million for 2007, respectively.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The post-retirement benefit obligation for non-vested employees was approximately $28 million at December 31, 2009 and approximately $94 million at December 31, 2008.

The Company made changes (plan amendments) to its post-retirement life and health benefits during 2009. The changes included a provision that eliminates post-retirement life insurance coverage for employees who retire on or after January 1, 2010. This change is detailed in the plan amendment component in the reconciliation of the change in benefit obligation shown above.

In addition, the Company changed the post-retirement medical and dental provisions such that employees qualifying for these programs on or after January 1, 2015 will have coverage under the programs, but without any Company subsidy. These changes resulted in the reduction in post-retirement benefit obligation for non-vested employees described above.

The Company allocates benefit expenses to certain subsidiaries based upon salaries. The Company’s proportionate share of the net pension cost of post-retirement benefits related to the pension plan was approximately $6 million, $5 million, $4 million for the years ended December 31, 2009, 2008 and 2007, respectively.

The assumptions used by the Company to calculate the benefit cost and obligations in the year are as follows:

	Post-retirement Benefits
	2009	2008	2007
Weighted-average assumption
Assumptions used to determine benefit obligations
Discount rate for benefit costs	5.75%	6.25%	5.75%
Rate of compensation increase	0.00%	4.00%	4.00%
Assumptions used to determine benefit obligations
Discount rate for benefit obligations	5.75%	5.75%	6.25%
Rate of compensation increase	4.00%	4.00%	4.00%
Medical cost trend rates
Immediate Rate	9.00%	9.50%	10.00%
Ultimate Rate	5.00%	5.00%	5.00%
Year Ultimate Rate Reached	2016	2014	2013
Ultimate medical care cost trend rate after a six year gradual decrease	5.00%	5.00%	5.00%
Dental cost trend rate	5.25%	5.25%	5.25%

The assumed medical cost trend rates have a significant effect on the amounts reported. A one-percentage point increase or decrease in assumed medical cost trend rates would have the following effects (in millions):

	Post-retirement Benefits
	2009	2008	2007
Effect of a 1% increase in benefit costs
Change in post-retirement benefit obligation	$12	$12	$10
Change in eligibility cost and interest cost	$1	$1	$1

Effect of a 1% decrease in benefit costs
Change in post-retirement benefit obligation	$(10)	$(10)	$(9)
Change in eligibility cost and interest cost	$(1)	$(1)	$(1)

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, are expected to be paid (in millions):

Gross Cash Flows (Before Medicare Part D Subsidy Receipts)
2010	7
2011	8
2012	8
2013	9
2014	9
Total for 2015-2019	53

Medicare Part D Subsidy Receipts
2010	0.4
2011	0.4
2012	0.5
2013	0.6
2014	0.7
Total for 2015-2019	5.0

The Company also maintains a non-qualified deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. The plan provides an award equal to 50% of the annual stipend that is invested annually in company-owned annuity contracts. Payout of accumulations is normally made in a lump sum following the trustees’ or member’s separation from the Board.

The Company had provided an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees.

The SERP provided an annual retirement benefit payable at normal retirement calculated as 3% of the participant’s 5-year average total compensation based on an average of the highest five of the last ten years multiplied by the number of years of service not in excess of 15 years. This amount is reduced by the benefit arising from the basic TIAA defined contribution annuity contracts.

Effective July 31, 2007, the SERP was curtailed. Under this curtailment, all participants, who had not attained the age of 55 and completed five years of service, forfeited their benefits under the plan. The one time cost associated with the curtailment of $5 million was due to the need to recognize the past service liability. This one time cost is included in the 2007 SERP total expense. In addition an expense of $11 million was recognized by the Company related to the funding of separate annuity contracts for individuals who forfeited benefit given the SERP curtailment.

The accumulated benefit obligation totaled $47 million and $45 million as of December 31, 2009 and 2008, respectively. The Company had an accrued pension cost of $46 million and $47 million and had $1.2 million and $0 of additional minimum liability accrued as of December 31, 2009 and 2008, respectively. The Company did not have any projected benefit obligation for non-vested employees for 2009 or 2008.

The SERP obligations were determined based upon a discount rate of 5.55% and a rate of compensation increase is not applicable as of December 31, 2009. In accordance with NAIC SSAP No. 89, Accounting For Pensions, A Replacement of SSAP No. 88, only vested obligations are reflected in the funded status.

The obligations of TIAA under the SERP are unfunded, unsecured promises to make future payments. As such, the plan has no assets. Contributions for a given period are equal to the benefit payments for that period. The expected rate of return on plan assets is not applicable. During 2007, the SERP expense, including expenses associated with the curtailment, totaled $11 million.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Future benefits expected to be paid for the time periods specified on the SERP are as follows (in millions):

1/1/2010 to 12/31/2010	$3.9
1/1/2011 to 12/31/2011	$3.6
1/1/2012 to 12/31/2012	$3.6
1/1/2013 to 12/31/2013	$3.6
1/1/2014 to 12/31/2014	$3.6
1/1/2015 to 12/31/2019	$17.5

Note 17—Policy and Contract Reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions.

For annuities and supplementary contracts, policy and contract reserves are generally equal to the present value of guaranteed benefits. For most annuities, the present value calculation uses the guaranteed interest and mortality table or a more conservative basis and for most accumulating annuities the reserve thus calculated is equal to the account balance. During 2009, TIAA received approval from the Department to change the valuation basis on a portion of its payout annuity reserves. These reserves, which had previously been calculated on the basis of interest at either 1.5% or 2.5%, with mortality on the basis of either the 1983 Table A with ages set back 9 years or the Annuity 2000 Table with ages set back either 9 or 12 years, will henceforth be valued on the basis of interest at 2.5% with mortality in accordance with the Annuity 2000 Table with ages set back 4 years. This reserve modification had the net effect of reducing beginning of year 2009 reserves by approximately $2.26 billion.

For the Personal Annuity (“PA”), deferred annuity reserves in the general account were, through December 31, 2008, equal to the account balance plus the present value, at the maximum statutory valuation rate on an issue year basis, of excess interest guaranteed beyond the valuation date. In addition, a reserve was maintained in the general account for the PA’s Guaranteed Minimum Death Benefit (“GMDB”) provision. The reserve for the GMDB was calculated in accordance with Actuarial Guideline 34, Variable Annuity Minimum Guaranteed Death Benefit

Reserves and New York State Regulation 151 and was approximately $1.1 million at December 31, 2008. In 2009, Actuarial Guideline 43 was adopted replacing Actuarial Guideline 34 and Actuarial Guideline 39 which resulted in the reserve for GMDB to be calculated as part of the total annuity reserves and not calculated independently.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioners Annuity Reserve Valuation Method in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products. For accumulating annuities which do not contain variable guarantees, the reserves are generally calculated as the present value of guaranteed benefits using the guaranteed interest and mortality table and the reserve thus calculated is generally equal to the account balance. For payout annuities the reserves meet and exceed minimum standards and are generally calculated as the present value of guaranteed benefits using conservative interest rates and mortality tables. Variable annuity reserves are calculated using Actuarial Guideline 43 which incorporates a deterministic floor plus a stochastic component for products which contain guaranteed benefits.

For retained assets, an accumulation account issued from the proceeds of annuities and life insurance policies, reserves held are equal to the total current account balances of all account holders.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

In aggregate, the reserves established for all annuity and supplementary contracts utilize assumptions for interest at a weighted average rate of approximately 3%. Approximately 79% of annuity and supplementary contract reserves are based on the 1983 Table set back at least 9 years or the Annuity 2000 table set back at least 9 years.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contracts at December 31 are as follows (in millions):

	2009		2008
	Amount	Percent	Amount	Percent
Subject to Discretionary Withdrawal
At fair value	$8,287	4.8%	$12,127	7.1%
At book value without adjustment	35,680	20.8%	32,232	18.9%
Not subject to discretionary withdrawal	127,812	74.4%	126,465	74.0%
Total (gross)	171,779	100.0%	170,824	100.0%
Reinsurance ceded	—		—
Total (net)	$171,779		$170,824

Annuity reserves and deposit-type contact funds for the year ended December 31 are as follows (in millions):

	2009	2008
General Account:
Total annuities (excluding supplementary contracts with life contingencies)	$160,455	$155,907
Supplementary contracts with life contingencies	2,463	2,290
Deposit-type contracts	574	500
Subtotal	163,492	158,697

Separate Accounts:
Annuities	8,223	12,024
Supplementary contracts with life contingencies	61	103
Deposit-type contracts	3	—
Subtotal	8,287	12,127
Total	$171,779	$170,824

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for issues on and after such date. Annual renewable and five-year renewable term policies issued on or after January 1, 1994 use segmented reserves, where each segment is equal to the term period. The Cost of Living riders issued on and after January 1, 1994 also use segmented reserves, where each segment is equal to one year in length.

Reserves for the vast majority of permanent insurance policies, term insurance policies, and regular insurance policies use Commissioners’ Standard Ordinary Mortality Tables with rates ranging from 2.25% to 6.00%. Term conversion reserves are based on TIAA term conversion mortality experience and 4.00% interest.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. Surrender values of approximately $0.1 million in excess of the legally computed reserves were held as an additional reserve liability at December 31, 2009 and $0.2 million at December 31, 2008, respectively. As of December 31, 2009 and December 31, 2008, TIAA had $ 1.1 billion and $1.1 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department. Reserves to cover these insurance amounts totaled $13.5 million and $16.9 million at December 31, 2009 and December 31, 2008, respectively.

For Immediate Annuities not involving life contingencies and Supplementary Contracts not involving life contingencies, for each valuation rate of interest, the tabular interest has been calculated as the product of the valuation rate times the mean liability for the year. For all other funds not involving life contingencies, tabular interest has been calculated as the total interest credited to such funds.

Note 18—Reinsurance

In 2005 and 2004, the Company entered into reinsurance agreements with RGA Reinsurance Company. In accordance with these agreements, the Company assumed Credit Life, Credit A&H, Term Life and Whole Life liabilities through coinsurance funds withheld and modified coinsurance arrangements on a proportional basis. During 2007, the Credit Life and Credit A&H agreement was recaptured, as well as one of the Term Life and Whole Life agreements. The statutory coinsurance reserves on these recaptured agreements at the end of the 2007 reporting period were approximately $18.4 million and $41.2 million, respectively.

At December 31, disclosures related to these assumed coinsurance agreements were (in millions):

	2009	2008	2007
Aggregated assumed premiums	$21	$22	$(2)
Reinsurance payable on paid and unpaid losses	$—	$—	$—
Modified coinsurance reserves	$192	$183	$171
(Decrease) Increase in policy and contract reserves	$(5)	$(4)	$(50)

In 2004, TIAA and its subsidiary, TIAA-CREF Life, entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of TIAA and TIAA-CREF Life, an indemnity reinsurance agreement where TIAA and TIAA-CREF Life ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement. After appropriate filings in each jurisdiction, MetLife offered the TIAA and TIAA-CREF Life policyholders the option of transferring their policies from TIAA and TIAA-CREF Life to MetLife. At December 31, 2009 and 2008, there were premiums in force of $21 million and $27 million, respectively.

The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers and there are no reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of reinsurance.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The major lines in the accompanying financial statements that were reduced by reinsurance agreements at December 31 are as follows (in millions):

	2009	2008	2007
Insurance and annuity premiums	$21	$23	$46
Policy and contract benefits	$70	$81	$91
Increase in policy and contract reserves	$95	$50	$187
Reserves for life and health insurance	$591	$686	$736

Note 19—Commercial Paper Program

TIAA began issuing commercial paper in May 1999. The current maximum amount authorized to be issued under the program is $2 billion, although TIAA’s Board of Trustees and management may reduce the maximum amount of commercial paper issuable under this program in the future. At December 31, 2009 and 2008, TIAA had no commercial paper outstanding and management does not currently intend to issue any commercial paper.

TIAA maintained a committed and unsecured 5-year revolving credit facility of $1 billion with a group of banks to support the commercial paper program. The commercial paper program and credit facility was terminated effective March 5, 2010.

Note 20—Capital and Contingency Reserves and Shareholders’ Dividends Restrictions

The portion of contingency reserves represented or reduced by each item below as of December 31 are as follows (in millions):

	2009	2008
Net unrealized capital gains (losses)	$910	$(2,757)
Asset valuation reserve	$(273)	$4,104
Net deferred federal income tax	$(218)	$13,009
Nonadmitted assets	$(21)	$(12,707)
Net change in reserve valuation	$2,260	$—
Net change in separate account	$(301)	$(1)
Issuance of surplus notes	$2,000	$—
Changes in accounting principles	$1,030	$—
Change in dividend accrual methodology	$155	$—
Prior year FIT settlement	$—	$1,244
Other	$—	$(7)

Capital: TIAA has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of TIAA. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: On December 16, 2009, the Company issued Surplus Notes (“Notes”) in an aggregate principal amount of $2 billion. The Notes bear interest at an annual rate of 6.850%, and have a maturity date of December 16, 2039. Proceeds from the issuance of the Notes were $1,997 million, net of issuance discount. The Notes were issued in a transaction pursuant to Rule 144A under the Securities Act of 1933, as amended, and the Notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company. Interest on these Notes is scheduled to be paid semiannually on June 16 and December 16 of each year through the maturity date. No subsidiary or affiliate of the Company is an obligor or guarantor of the Notes, which are solely obligations of the Company.

The Notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the Notes are not part of the legal liabilities

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

of the Company. The Notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the Notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the Notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 40 basis points, plus in each case, accrued and unpaid interest payments on the Notes to be redeemed to the redemption date.

At December 31, 2009, no affiliates of the Company held any portion of the Notes.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). TIAA has not paid dividends to its shareholder and has no plans to do so in the current year.

Note 21—Contingencies and Guarantees

SUBSIDIARY AND AFFILIATE GUARANTEES:

TGM, a wholly-owned subsidiary of TIAA, was formed for the purpose of issuing notes and other debt instruments and investing the proceeds in compliance with the investment guidelines approved by the Board of Directors of TGM. TGM is authorized to issue up to $5 billion in debt and TIAA’s Board of Trustees authorized TIAA to guarantee up to $5 billion of TGM’s debt. TGM had $3,280 million at December 31, 2009 and $3,295 million at December 31, 2008 of outstanding debt and accrued interest. TIAA also provides a $750 million uncommitted and unsecured 364-day revolving line of credit to TGM. During 2009, there were no draw downs. During 2008, there were 5 draw downs totaling $172 million that were repaid by December 31, 2008. There was no outstanding principal or accrued interest on the line of credit as of December 31, 2009 or 2008.

The carrying value of TGM was $(271) million and $(348) million at December 31, 2009 and December 31, 2008, respectively. Pursuant to TIAA’s guarantee of TGM, TIAA reported the negative equity of TGM as an unrealized loss.

The Company has a financial support agreement with TIAA-CREF Life. Under this agreement, the Company will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life’s financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. On March 17, 2009, the Company made a $70 million capital contribution to TIAA-CREF Life in accordance with the financial support agreement.

The Company also provides a $100 million unsecured 364-day revolving line of credit to TIAA-CREF Life. As of December 31, 2009, $30 million of this facility was maintained on a committed basis for which effective May, 2009, the Company received a commitment fee of 20 basis points on the undrawn committed amount. During 2009, there were 7 draw downs totaling $15.2 million that were repaid by December 31, 2009. During

161	TIAA-CREF Investment Horizon Annuity Prospectus

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

2008, there were 17 draw downs totaling $41 million that were repaid by December 31, 2008. As of December 31, 2009 and 2008, outstanding principal plus accrued interest on this line of credit was $0.

The Company provides a $1 billion uncommitted line of credit to certain accounts of CREF and certain TIAA-CREF Mutual Funds (the “Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $750 million committed credit facility (with a term expiring in June 2010) that is maintained with a group of banks.

The Company provides a $100 million committed and unsecured 364-day revolving line of credit to TCAM, a real estate fund managed by Advisors, in which TIAA has a minority indirect equity ownership interest. During 2009, there were 2 draw downs totaling $5 million which were repaid by December 31, 2009. In 2008, there were 3 draw downs totaling $89 million. Outstanding principal and accrued interest under this line of credit totaled $0 and $36 million as of December 31, 2009 and 2008, respectively.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees that, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, the TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at their accumulation unit value next determined after the transfer or withdrawal request is received in good order.

As a result of net participant transfers from REA during 2008, on December 24, 2008, the TIAA general account purchased $155.6 million of accumulation units (measured based on the cost of such units) issued by REA. Subsequent to December 24, 2008 and through December 31, 2009, the TIAA general account purchased an aggregate additional $1,058.7 million of accumulation units in a number of separate transactions. Overall TIAA has purchased $1,214.3 million of accumulation units and the fair value of such units was $912.3 million as of December 31, 2009, respectively. Accumulation units owned by TIAA are valued in the same manner as units owned by individual REA participants on a fair value basis and will fluctuate in value.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees that once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

TIAA-CREF Investment Horizon Annuity Prospectus	162

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Leases: The Company occupies leased office space in many locations under various long-term leases. At December 31, 2008, the future minimum lease payments are estimated as follows (in millions):

Year	2010	2011	2012	2013	2014	Thereafter	Total
Amount	$33	$31	$29	$25	$19	$63	$200

Leased space expense is allocated among the Company and affiliated entities. Rental expense charged to the Company for the years ended December 31, 2009, 2008 and 2007 was approximately $35 million, $36 million and $32 million, respectively.

OTHER CONTINGENCIES AND GUARANTEES:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of TIAA or its subsidiaries. It is TIAA management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

Note 22—Borrowed Money

Effective March 2009, TIAA was authorized to execute investment transactions under the Term Asset-Backed Securities Loan Facility (“TALF”) program. Under the TALF program, the Federal Reserve Bank of New York (“FRBNY”) will lend up to $200 billion on a non-recourse basis to holders of certain AAA-rated Asset Backed Securities (“ABS”) backed by newly and recently originated consumer and small business loans. The FRBNY will lend an amount equal to the market value of the ABS less a haircut and will be secured at all times by the ABS. Loan proceeds will be disbursed to the borrower, contingent on receipt by the FRBNY custodian bank of the eligible collateral. TIAA’s investments in the TALF program shall not exceed $500 million in the aggregate, net of financing provided by the FRBNY.

As of December 31, 2009, TIAA had purchased $1,024 million of eligible asset-backed securities under the TALF program which have been pledged as collateral to support a loan outstanding to the FRBNY in the amount of $939 million.

Note 23—Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 12, 2010, the date the financial statements were issued.

On February 26, 2010, TIAA entered into a mortgage loan pool sale for $509.9 million. The pool sale generated net gains of $12.4 million which included the recapture of $3.7 million of previously recorded impairments.

163	TIAA-CREF Investment Horizon Annuity Prospectus

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 24—Securities with a Recognized Other-than-temporary Impairments

The following table represents loan-backed and structured securities with a recognized other-than-temporary impairment and currently held at December 31, 2009, where the present value of cash flows expected to be collected is less than the amortized cost (in whole dollars).

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
02148FAW5	$28,092,011	$26,534,624	*	$(1,557,387)	$26,534,624	$18,680,751	Q4 2009
02149HAK6	24,244,801	23,401,542	*	(843,259)	23,401,542	18,845,140	Q4 2009
02150MAD7	14,901,516	13,816,740	*	(1,084,777)	13,816,740	8,972,865	Q4 2009
02151CBD7	28,168,626	27,928,845	*	(239,781)	27,928,844	23,040,583	Q4 2009
02151FAD1	38,605,381	37,069,440	*	(1,535,940)	37,069,440	24,873,276	Q4 2009
02151NBA9	18,265,546	17,329,210	*	(936,336)	17,329,209	8,458,155	Q4 2009
036510AB1	3,069,871	2,757,334	*	(312,537)	2,757,334	558,394	Q4 2009
03702YAC4	28,800	—	[2]	(3,600)	25,200	25,200	Q4 2009
03927NAA1	14,694,000	9,404,655	*	(5,289,345)	9,404,655	5,250,000	Q4 2009
05947UJT6	684,902	461,411	*	(223,492)	461,410	307,397	Q4 2009
05947UMM7	2,599,818	1,949,371	*	(650,447)	1,949,371	378,124	Q4 2009
05947UMN5	423,878	293,741	*	(130,137)	293,741	280,237	Q4 2009
05947UMQ8	65,123	40,439	*	(24,684)	40,438	88,981	Q4 2009
05947UVY1	1,969,347	1,783,588	*	(185,759)	1,783,588	231,398	Q4 2009
05947UVZ8	1,943,102	318,015	*	(1,625,086)	318,015	230,470	Q4 2009
05947UWA2	767,441	160,955	*	(606,486)	160,955	225,249	Q4 2009
05947UWB0	131,201	38,213	*	(92,988)	38,213	109,176	Q4 2009
05947UWC8	58,568	37,462	*	(21,106)	37,462	100,663	Q4 2009
05947UWD6	68,815	3,887	*	(64,928)	3,886	85,979	Q4 2009
05948KB65	10,449,434	9,975,969	*	(473,465)	9,975,968	6,636,940	Q4 2009
05948KC98	17,774,894	17,659,660	*	(115,234)	17,659,659	13,260,340	Q4 2009
05948KLA5	1,899,662	1,730,054	*	(169,607)	1,730,054	929,251	Q4 2009
05948KP37	10,774,469	10,676,031	*	(98,438)	10,676,031	7,980,675	Q4 2009
059497AC1	10,033,749	7,475,988	*	(2,557,761)	7,475,988	2,700,530	Q4 2009
059497AD9	2,324,169	1,247,454	*	(1,076,714)	1,247,454	1,025,695	Q4 2009
059497AE7	1,248,722	976,677	*	(272,045)	976,677	816,252	Q4 2009
05949AA67	6,044,085	4,810,509	*	(1,233,576)	4,810,509	3,013,806	Q4 2009
05949AA75	751,465	301,665	*	(449,799)	301,666	430,970	Q4 2009
05949AM23	2,018,498	1,815,559	*	(202,939)	1,815,559	1,867,555	Q4 2009
05949AM31	419,985	371,791	*	(48,194)	371,791	325,386	Q4 2009
05949AMP2	2,912,645	2,125,205	*	(787,440)	2,125,205	1,401,219	Q4 2009
059511AL9	7,909,548	4,984,251	*	(2,925,297)	4,984,251	2,157,600	Q4 2009
059511AM7	3,154,584	1,355,076	*	(1,799,508)	1,355,076	1,145,100	Q4 2009
059511AS4	1,707,661	1,267,071	*	(440,589)	1,267,071	1,098,651	Q4 2009
059511AU9	2,073,166	1,533,143	*	(540,023)	1,533,143	1,463,230	Q4 2009
07383FFU7	7,065,000	—	[2]	(1,399,103)	5,665,897	5,665,896	Q4 2009
07387BAU7	7,875,039	5,079,212	*	(2,795,827)	5,079,212	1,562,905	Q4 2009
07387BEQ2	6,510,227	1,763,264	*	(4,746,963)	1,763,264	2,421,832	Q4 2009
07387BGA5	2,801,784	1,418,267	*	(1,383,517)	1,418,267	380,252	Q4 2009
07388NAK2	14,152,891	13,845,930	*	(306,960)	13,845,930	3,354,147	Q4 2009
07388PAQ4	1,081,028	804,094	*	(276,933)	804,094	600,000	Q4 2009

TIAA-CREF Investment Horizon Annuity Prospectus	164

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
07388RAM9	$8,630,233	$7,989,403	*	$(640,830)	$7,989,402	$2,029,004	Q4 2009
07388RAN7	9,125,638	2,720,811	*	(6,404,827)	2,720,811	2,167,880	Q4 2009
07388RAP2	1,971,040	1,002,354	*	(968,686)	1,002,354	1,156,116	Q4 2009
07388YBC5	1,811,745	1,741,414	*	(70,331)	1,741,413	858,613	Q4 2009
07388YBE1	1,393,067	1,358,950	*	(34,117)	1,358,950	594,875	Q4 2009
073945AN7	3,339,528	3,306,158	*	(33,370)	3,306,158	957,803	Q4 2009
073945AQ0	1,868,879	659,798	*	(1,209,081)	659,798	418,758	Q4 2009
073945AS6	579,047	467,855	*	(111,193)	467,855	261,696	Q4 2009
12513YAM2	29,101,145	16,596,465	*	(12,504,680)	16,596,465	4,656,066	Q4 2009
12513YAP5	1,266,627	728,019	*	(538,609)	728,019	550,000	Q4 2009
12543TAD7	10,072,936	9,581,950	*	(490,987)	9,581,949	7,308,631	Q4 2009
12543UAD4	45,177,736	42,394,763	*	(2,782,973)	42,394,763	20,791,904	Q4 2009
12543UAE2	15,930,769	15,151,663	*	(779,106)	15,151,662	7,917,427	Q4 2009
12544AAC9	49,835,937	48,574,000	*	(1,261,938)	48,573,999	25,931,615	Q4 2009
12544DAK5	21,950,653	21,668,534	*	(282,120)	21,668,533	15,139,755	Q4 2009
12544DAQ2	15,698,178	15,576,810	*	(121,369)	15,576,809	9,330,008	Q4 2009
12544LAK7	31,269,224	30,929,120	*	(340,105)	30,929,120	23,283,773	Q4 2009
12544RAL2	8,883,000	8,687,070	*	(195,930)	8,687,070	5,835,361	Q4 2009
12545CAU4	39,546,663	37,843,800	*	(1,702,862)	37,843,800	29,109,776	Q4 2009
12558MBN1	14,860,111	14,345,456	*	(514,654)	14,345,456	2,493,919	Q4 2009
12566RAG6	40,498,727	38,955,331	*	(1,543,396)	38,955,331	28,805,442	Q4 2009
12566XAE8	34,342,512	31,146,695	*	(3,195,816)	31,146,696	22,906,737	Q4 2009
12566XAG3	15,725,340	14,714,071	*	(1,011,269)	14,714,071	7,004,737	Q4 2009
126171AQ0	4,979,133	4,294,374	*	(684,758)	4,294,375	1,184,275	Q4 2009
126378AG3	14,468,757	13,583,840	*	(884,917)	13,583,840	9,322,523	Q4 2009
126378AH1	15,735,264	14,849,375	*	(885,888)	14,849,376	8,924,133	Q4 2009
126670GR3	6,999,491	6,444,126	*	(555,365)	6,444,126	2,538,239	Q4 2009
126670QT8	3,628,335	3,588,345	*	(39,989)	3,588,345	2,216,845	Q4 2009
126671TW6	1,104,726	893,475	*	(211,251)	893,475	157,397	Q4 2009
12667F2J3	38,230,681	37,962,649	*	(268,031)	37,962,649	16,806,135	Q4 2009
12667F4N2	10,000,000	9,861,140	*	(138,860)	9,861,140	6,538,343	Q4 2009
12667FMJ1	19,582,164	19,378,750	*	(203,414)	19,378,750	11,437,931	Q4 2009
12667FR98	6,874,348	4,442,078	*	(2,432,270)	4,442,079	1,295,211	Q4 2009
12667FYZ2	24,125,540	19,416,476	*	(4,709,062)	19,416,477	5,117,969	Q4 2009
12667GFB4	68,056,538	67,661,838	*	(394,700)	67,661,838	49,131,254	Q4 2009
12667GFT5	19,521,163	19,142,452	*	(378,711)	19,142,452	12,645,891	Q4 2009
12667GJG9	16,385,944	16,353,725	*	(32,220)	16,353,725	11,171,557	Q4 2009
12667GKE2	15,362,913	14,843,603	*	(519,310)	14,843,603	7,562,329	Q4 2009
12667GQA4	23,036,429	22,632,015	*	(404,413)	22,632,015	15,677,998	Q4 2009
12667GW74	20,096,846	20,031,300	*	(65,546)	20,031,300	14,258,906	Q4 2009
12668ASQ9	4,716,558	4,702,861	*	(13,697)	4,702,861	3,743,740	Q4 2009
12668ASQ9	23,876,161	23,806,825	*	(69,335)	23,806,826	18,951,563	Q4 2009
12668ASR7	7,449,505	7,322,311	*	(127,195)	7,322,311	3,739,156	Q4 2009
126694AG3	14,053,115	13,575,455	*	(477,660)	13,575,456	5,578,762	Q4 2009
126694HK7	19,184,867	19,020,520	*	(164,347)	19,020,520	14,660,188	Q4 2009
126694JS8	27,939,566	27,834,552	*	(105,015)	27,834,552	10,595,359	Q4 2009

165	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
126694W61	$24,054,887	$22,698,354	*	$(1,356,531)	$22,698,355	$9,466,804	Q4 2009
126694XQ6	32,714,970	30,923,460	*	(1,791,510)	30,923,460	13,730,021	Q4 2009
12669DN87	2,557,344	1,951,794	*	(605,550)	1,951,794	1,261,641	Q4 2009
12669E4W3	5,078,179	4,840,770	*	(237,407)	4,840,771	2,593,800	Q4 2009
12669YAF9	20,652,190	19,664,480	*	(987,710)	19,664,480	8,774,980	Q4 2009
12669YAH5	16,469,188	16,368,462	*	(100,724)	16,368,463	6,872,166	Q4 2009
12669YAX0	15,969,650	15,316,597	*	(653,053)	15,316,597	6,697,462	Q4 2009
12670AAF8	48,352,021	45,989,003	*	(2,363,017)	45,989,003	33,931,285	Q4 2009
14986DAT7	24,737,519	24,630,218	*	(107,300)	24,630,219	3,632,255	Q4 2009
152314DS6	1,296,322	1,130,881	*	(165,440)	1,130,881	326,094	Q4 2009
152314DT4	372,409	340,216	*	(32,192)	340,216	225,279	Q4 2009
161546CJ3	831,935	783,254	*	(48,680)	783,255	587,105	Q4 2009
161546CK0	799,928	465,669	*	(334,259)	465,669	496,657	Q4 2009
161546DP8	1,096,469	763,269	*	(333,200)	763,269	310,295	Q4 2009
161546FY7	4,136,277	2,201,132	*	(1,935,146)	2,201,131	671,769	Q4 2009
161551FG6	335,000	288,420	*	(46,581)	288,420	133,289	Q4 2009
161551FV3	551,726	430,572	*	121,154)	430,572	253,334	Q4 2009
161551FW1	154,005	103,494	*	(50,512)	103,493	3,237	Q4 2009
161631AV8	42,128,293	40,838,841	*	(1,289,453)	40,838,841	30,045,941	Q4 2009
16163BAP9	29,341,512	28,968,115	*	(373,396)	28,968,115	13,865,667	Q4 2009
16165LAG5	13,821,284	13,647,765	*	(173,520)	13,647,765	7,986,973	Q4 2009
16165TBJ1	10,448,900	10,263,762	*	(185,139)	10,263,761	6,816,639	Q4 2009
170255AS2	15,112,930	14,773,335	*	(339,595)	14,773,335	11,552,634	Q4 2009
17025JAB9	9,459,235	9,190,500	*	(268,735)	9,190,500	4,008,065	Q4 2009
17025JAB9	28,874,314	28,054,001	*	(820,313)	28,054,001	12,234,618	Q4 2009
17025TAV3	28,498,552	27,463,404	*	(1,035,149)	27,463,404	15,287,882	Q4 2009
172973W62	440,184	436,545	*	(3,639)	436,545	313,988	Q4 2009
17309YAD9	20,217,243	19,172,924	*	(1,044,318)	19,172,924	12,006,899	Q4 2009
17310AAR7	32,963,982	32,409,718	*	(554,264)	32,409,718	20,022,763	Q4 2009
17310MAQ3	15,046,908	11,646,344	*	(3,400,565)	11,646,344	1,856,580	Q4 2009
17310MAS9	1,275,932	960,222	*	(315,710)	960,222	414,852	Q4 2009
17312FAD5	9,855,551	9,846,320	*	(9,231)	9,846,320	7,494,675	Q4 2009
190749AN1	1,490,230	1,163,840	*	(326,390)	1,163,840	360,290	Q4 2009
19075CAK9	10,988,235	5,934,671	*	(5,053,564)	5,934,671	4,175,325	Q4 2009
19075CAL7	4,094,402	2,993,689	*	(1,100,713)	2,993,689	3,540,530	Q4 2009
19075CAM5	1,087,743	779,994	*	(307,749)	779,994	719,115	Q4 2009
19075CAN3	841,743	620,145	*	(221,598)	620,145	500,000	Q4 2009
19075CAS2	3,735,011	3,321,386	*	(413,625)	3,321,386	2,419,440	Q4 2009
20047EAP7	3,693,912	2,729,624	*	(964,288)	2,729,624	4,169,656	Q4 2009
20173MAN0	19,810,076	7,538,530	*	(12,271,546)	7,538,530	3,457,580	Q4 2009
20173MAQ3	1,220,517	672,399	*	(548,119)	672,399	450,000	Q4 2009
20173QAQ4	2,426,918	2,420,539	*	(6,379)	2,420,539	964,680	Q4 2009
20173QAR2	1,574,088	1,494,364	*	(79,724)	1,494,364	669,900	Q4 2009
20173VAM2	7,613,342	6,145,038	*	(1,468,304)	6,145,038	1,986,190	Q4 2009
22544QAK5	17,504,444	15,077,211	*	(2,427,233)	15,077,211	3,463,938	Q4 2009
22544QAM1	19,198,558	6,452,459	*	(12,746,099)	6,452,459	3,771,547	Q4 2009

TIAA-CREF Investment Horizon Annuity Prospectus	166

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
22544QAN9	$3,673,347	$2,374,303	*	$(1,299,043)	$2,374,303	$1,541,414	Q4 2009
22544QAP4	1,395,672	1,013,000	*	(382,671)	1,013,000	841,401	Q4 2009
22544QAQ2	2,386,341	1,713,685	*	(672,655)	1,713,685	1,332,980	Q4 2009
225458DT2	2,910,803	2,893,702	*	(17,101)	2,893,702	1,143,105	Q4 2009
225458SB5	14,087,585	14,001,464	*	(86,122)	14,001,464	3,794,631	Q4 2009
22545MAL1	2,038,813	1,858,087	*	(180,726)	1,858,087	2,593,430	Q4 2009
22545MAM9	1,709,901	1,586,278	*	(123,623)	1,586,278	1,868,640	Q4 2009
22545XAP8	2,080,603	858,458	*	(1,222,145)	858,458	2,707,527	Q4 2009
22545XAQ6	1,601,753	—	*	(1,601,753)	—	1,117,160	Q4 2009
22545YAQ4	16,380,576	9,249,971	*	(7,130,604)	9,249,971	2,061,587	Q4 2009
22545YAS0	7,162,378	6,066,179	*	(1,096,199)	6,066,179	2,435,132	Q4 2009
225470H22	970,504	913,919	*	(56,586)	913,919	879,984	Q4 2009
251510CY7	6,174,468	6,128,158	*	(46,309)	6,128,159	2,385,464	Q4 2009
251510ET6	6,610,704	6,129,009	*	(481,695)	6,129,009	1,531,776	Q4 2009
294751FB3	4,704,156	4,472,357	*	(231,798)	4,472,358	941,193	Q4 2009
294751FC1	2,323,121	1,249,073	*	(1,074,047)	1,249,073	395,093	Q4 2009
294754AY2	5,853,602	5,588,892	*	(264,709)	5,588,893	4,304,994	Q4 2009
32051G2J3	19,664,606	19,456,027	*	(208,579)	19,456,027	15,337,214	Q4 2009
32051GDH5	5,217,232	4,028,086	*	(1,189,146)	4,028,086	3,390,503	Q4 2009
32051GFL4	7,842,427	7,595,406	*	(247,021)	7,595,406	5,536,785	Q4 2009
36157TJG7	1,804,125	1,308,395	*	(495,731)	1,308,395	1,469,454	Q4 2009
361849S29	6,462,883	4,691,115	*	(1,771,769)	4,691,115	1,678,015	Q4 2009
36228CXK4	14,878,974	14,014,916	*	(864,059)	14,014,916	1,650,000	Q4 2009
36228CYQ0	24,033,161	23,095,688	*	(937,473)	23,095,688	7,171,836	Q4 2009
3622ECAH9	6,009,448	5,942,640	*	(66,808)	5,942,640	2,934,538	Q4 2009
3622MPBE7	50,481,437	50,370,400	*	(111,038)	50,370,400	39,532,250	Q4 2009
3622MSAC6	2,256,915	1,320,710	*	(936,206)	1,320,710	1,198,500	Q4 2009
362332AM0	6,642,090	4,602,455	*	(2,039,635)	4,602,455	1,911,030	Q4 2009
362332AN8	3,128,933	473,329	*	(2,655,604)	473,329	856,025	Q4 2009
362332AT5	8,451,782	642,221	*	(7,809,561)	642,221	2,520,945	Q4 2009
362332AV0	3,936,084	668,865	*	(3,267,219)	668,865	1,640,000	Q4 2009
362334QC1	9,544,327	9,182,163	*	(362,163)	9,182,164	7,009,589	Q4 2009
36246LAJ0	24,572,527	20,199,835	*	(4,372,692)	20,199,835	6,914,975	Q4 2009
36246LAK7	20,209,700	7,818,916	*	(12,390,785)	7,818,916	8,829,030	Q4 2009
36246LAL5	6,796,200	4,064,932	*	(2,731,268)	4,064,932	5,808,390	Q4 2009
362669AQ6	10,133,998	10,076,619	*	(57,380)	10,076,619	6,805,070	Q4 2009
36298JAC7	9,824,095	7,485,905	*	(2,338,190)	7,485,905	1,299,000	Q4 2009
36828QSL1	1,764,915	977,473	*	(787,442)	977,473	908,306	Q4 2009
45660LPD5	13,759,047	13,655,346	*	(103,701)	13,655,346	9,245,813	Q4 2009
46412QAD9	4,768,657	4,752,036	*	(16,620)	4,752,037	1,247,784	Q4 2009
46614KAB2	2,754,987	2,069,970	*	(685,017)	2,069,970	500,000	Q4 2009
46625M2W8	1,230,406	1,196,249	*	(34,156)	1,196,249	169,265	Q4 2009
46625MQ93	2,095,225	474,700	*	(1,620,525)	474,700	146,389	Q4 2009
46625MR27	296,961	182,521	*	(114,441)	182,521	126,514	Q4 2009
46625MUJ6	4,427,693	3,229,620	*	(1,198,073)	3,229,620	1,013,133	Q4 2009
46625MZH5	1,179,409	1,094,197	*	(85,212)	1,094,197	490,187	Q4 2009

167	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
46625MZJ1	$2,162,622	$259,295	*	$(1,903,327)	$259,295	$342,817	Q4 2009
46625MZK8	2,331,637	—	*	(2,331,637)	—	302,478	Q4 2009
46625MZL6	44,886	—	*	(44,886)	—	225,453	Q4 2009
46625YC68	3,016,699	1,949,218	*	(1,067,481)	1,949,218	439,970	Q4 2009
46625YQ89	1,513,711	1,156,511	*	(357,200)	1,156,511	800,079	Q4 2009
46625YQ97	994,984	852,693	*	(142,291)	852,693	1,010,060	Q4 2009
46627MAC1	11,109,835	11,107,913	*	(1,922)	11,107,913	5,679,297	Q4 2009
46628CAD0	19,859,800	19,289,493	*	(570,307)	19,289,493	12,805,916	Q4 2009
46628SAG8	26,022,755	24,189,294	*	(1,833,461)	24,189,294	13,494,828	Q4 2009
46628YBK5	29,479,163	29,064,914	*	(414,249)	29,064,914	12,713,916	Q4 2009
46628YBP4	15,611,011	15,328,042	*	(282,969)	15,328,042	9,316,003	Q4 2009
46629YAM1	16,337,536	15,714,000	*	(623,536)	15,714,000	4,461,220	Q4 2009
46629YAQ2	1,460,898	1,180,316	*	(280,582)	1,180,316	1,011,940	Q4 2009
46630AAG3	450,846	429,259	*	(21,587)	429,259	360,000	Q4 2009
46630JAQ2	30,100,789	28,949,901	*	(1,150,888)	28,949,901	11,111,370	Q4 2009
46630JAS8	2,912,412	2,596,223	*	(316,189)	2,596,223	2,667,440	Q4 2009
46630JAU3	4,457,046	3,568,616	*	(888,430)	3,568,616	4,334,260	Q4 2009
46630JAW9	3,084,864	2,480,742	*	(604,122)	2,480,742	3,159,820	Q4 2009
46631BAP0	16,557,726	9,978,276	*	(6,579,450)	9,978,276	2,458,651	Q4 2009
46632HAR2	2,993,238	2,071,845	*	(921,393)	2,071,845	863,376	Q4 2009
486011AD1	12,800,000	—	[2]	(5,376,000)	7,424,000	7,424,000	Q4 2009
50177AAL3	9,847,630	2,320,838	*	(7,526,792)	2,320,838	1,603,730	Q4 2009
50179AAM9	3,872,820	2,919,210	*	(953,609)	2,919,210	480,000	Q4 2009
50179AAN7	1,687,002	1,350,628	*	(336,374)	1,350,628	549,000	Q4 2009
50179AAS6	1,625,796	1,300,608	*	(325,188)	1,300,608	524,370	Q4 2009
50180CAV2	824,030	740,070	*	(83,960)	740,070	720,000	Q4 2009
50180JAM7	5,085,004	4,203,920	*	(881,085)	4,203,920	1,700,000	Q4 2009
50180JAR6	2,635,610	2,240,014	*	(395,597)	2,240,014	840,000	Q4 2009
52108HSR6	6,799,961	2,694,968	*	(4,104,994)	2,694,968	1,660,414	Q4 2009
52108HST2	5,299,935	2,114,928	*	(3,185,007)	2,114,928	1,280,942	Q4 2009
52108HSV7	4,566,802	1,859,367	*	(2,707,435)	1,859,367	1,111,033	Q4 2009
52108HZ80	6,961,779	5,822,810	*	(1,138,969)	5,822,810	1,828,078	Q4 2009
525221EB9	4,999,219	4,976,530	*	(22,688)	4,976,531	2,699,322	Q4 2009
525221EB9	24,996,094	24,882,652	*	(113,441)	24,882,653	13,496,608	Q4 2009
525221JW8	42,492,282	40,532,474	*	(1,959,808)	40,532,474	25,739,305	Q4 2009
52522HAL6	40,000,000	39,094,709	*	(905,291)	39,094,709	17,347,248	Q4 2009
55312TAH6	10,038,969	7,114,883	*	(2,924,086)	7,114,883	2,796,660	Q4 2009
55312TAJ2	4,409,205	2,116,859	*	(2,292,346)	2,116,859	2,034,828	Q4 2009
55312TAK9	5,861,263	4,227,537	*	(1,633,726)	4,227,537	3,406,325	Q4 2009
55312TAQ6	627,674	—	[2]	(29,932)	597,742	597,742	Q4 2009
55312TAR4	692,324	—	[2]	(41,516)	650,808	650,808	Q4 2009
55312VAR9	20,572,173	19,840,853	*	(731,320)	19,840,853	3,954,150	Q4 2009
55312YAH5	9,889,566	8,118,376	*	(1,771,190)	8,118,376	3,489,990	Q4 2009
55312YAJ1	3,719,481	1,734,575	*	(1,984,907)	1,734,575	3,123,960	Q4 2009
55312YAK8	1,238,011	832,561	*	(405,450)	832,561	1,387,912	Q4 2009
55313KAJ0	16,420,888	9,748,422	*	(6,672,467)	9,748,422	4,319,428	Q4 2009

TIAA-CREF Investment Horizon Annuity Prospectus	168

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
55313KAK7	$4,705,265	$750,579	*	$(3,954,686)	$750,579	$1,104,800	Q4 2009
576434GR9	2,302,714	2,299,657	*	(3,057)	2,299,657	1,342,087	Q4 2009
576434SW5	11,501,301	11,319,422	*	(181,878)	11,319,422	6,428,454	Q4 2009
58556#AA0	3,648,605	2,088,388	*	(1,560,217)	2,088,388	2,088,461	Q4 2009
59022HEC2	4,863,526	1,462,290	*	(3,401,236)	1,462,290	2,343,838	Q4 2009
59022HED0	254,509	182,000	*	(72,509)	182,000	271,585	Q4 2009
59022HEE8	143,242	124,815	*	(18,427)	124,815	155,145	Q4 2009
59025KAK8	19,132,586	18,816,090	*	(316,496)	18,816,090	6,127,020	Q4 2009
60687UAM9	5,359,678	3,522,644	*	(1,837,034)	3,522,644	724,072	Q4 2009
60687VAM7	1,011,356	718,736	*	(292,620)	718,736	973,765	Q4 2009
60687VAN5	467,103	343,024	*	(124,080)	343,024	551,651	Q4 2009
60688BAM0	5,814,544	2,690,005	*	(3,124,539)	2,690,005	1,276,092	Q4 2009
60688BAS7	2,980,912	2,368,385	*	(612,527)	2,368,385	1,370,490	Q4 2009
617453AD7	1,542,447	1,438,751	*	(103,696)	1,438,751	1,055,068	Q4 2009
61745MTQ6	3,511,230	3,145,941	*	(365,289)	3,145,941	467,827	Q4 2009
61745MU68	2,521,714	2,318,144	*	(203,570)	2,318,144	1,326,172	Q4 2009
61749EAE7	21,937,113	20,632,744	*	(1,304,369)	20,632,744	14,241,794	Q4 2009
61749MAC3	4,982,502	3,122,850	*	(1,859,653)	3,122,850	1,248,255	Q4 2009
61749MAD1	3,971,145	869,200	*	(3,101,945)	869,200	1,097,016	Q4 2009
61749MAE9	649,935	537,516	*	(112,418)	537,516	973,452	Q4 2009
61749MAF6	335,488	309,596	*	(25,892)	309,596	444,996	Q4 2009
61749MAG4	245,789	226,491	*	(19,298)	226,491	295,570	Q4 2009
61749WAH0	5,831,762	5,444,731	*	(387,031)	5,444,731	4,125,921	Q4 2009
61749WAJ6	3,826,597	3,730,700	*	(95,897)	3,730,700	2,791,770	Q4 2009
61750HAN6	5,794,800	4,054,044	*	(1,740,756)	4,054,044	601,333	Q4 2009
61750YAF6	33,373,686	32,686,866	*	(686,821)	32,686,865	16,663,416	Q4 2009
61751NAQ5	2,487,197	1,664,541	*	(822,656)	1,664,541	589,020	Q4 2009
61751NAR3	1,028,941	880,327	*	(148,614)	880,327	400,000	Q4 2009
61751XAJ9	5,018,681	3,840,990	*	(1,177,692)	3,840,990	1,588,515	Q4 2009
61751XAL4	358,335	344,824	*	(13,511)	344,824	468,594	Q4 2009
61752JAF7	12,681,357	12,380,156	*	(301,201)	12,380,156	9,537,557	Q4 2009
61753JAN9	1,142,224	984,350	*	(157,874)	984,350	877,061	Q4 2009
61754KAN5	29,809,708	29,531,670	*	(278,038)	29,531,670	5,844,840	Q4 2009
61754KAP0	13,409,091	4,918,205	*	(8,490,886)	4,918,205	2,666,250	Q4 2009
643529AD2	13,146,934	13,050,002	*	(96,932)	13,050,002	9,017,512	Q4 2009
74438WAN6	1,816,058	1,072,747	*	(743,311)	1,072,747	458,439	Q4 2009
74438WAP1	49,158	—	*	(49,158)	—	141,563	Q4 2009
74924PAJ1	936,873	519,462	*	(417,411)	519,462	328,120	Q4 2009
74951PEA2	3,495,148	1,433,285	*	(2,061,864)	1,433,285	835,487	Q4 2009
749577AL6	19,105,048	18,361,590	*	(743,457)	18,361,590	8,706,964	Q4 2009
74957EAE7	18,387,988	18,193,031	*	(194,957)	18,193,031	12,426,822	Q4 2009
74957EAF4	38,816,646	38,362,976	*	(453,671)	38,362,976	30,535,097	Q4 2009
74957VAQ2	22,747,844	22,214,689	*	(533,156)	22,214,689	17,832,166	Q4 2009
74957XAF2	37,231,074	36,852,427	*	(378,648)	36,852,426	26,262,639	Q4 2009
749583AH3	10,731,811	10,129,813	*	(601,999)	10,129,813	4,117,628	Q4 2009
74958AAD6	32,866,792	31,650,698	*	(1,216,094)	31,650,698	25,854,525	Q4 2009

169	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
74958AAH7	$29,073,808	$27,518,940	*	$(1,554,869)	$27,518,940	$17,192,658	Q4 2009
74958BAH5	27,755,168	26,705,567	*	(1,049,600)	26,705,567	17,197,206	Q4 2009
74958EAD8	49,662,273	49,333,700	*	(328,573)	49,333,700	37,201,145	Q4 2009
74981TAC8	9,000,000	—	[2]	(3,150,000)	5,850,000	5,850,000	Q4 2009
75115CAG2	9,239,147	8,856,643	*	(382,503)	8,856,643	4,622,037	Q4 2009
75971EAF3	467,367	426,480	*	(40,888)	426,480	249,442	Q4 2009
760985CM1	1,269,068	1,011,623	*	(257,444)	1,011,623	804,386	Q4 2009
760985SS1	6,542,585	6,519,650	*	(22,934)	6,519,650	2,957,601	Q4 2009
760985U66	182,646	71,279	*	(111,367)	71,279	31,872	Q4 2009
760985U74	18,856	8,739	*	(10,118)	8,738	4,228	Q4 2009
76110H5M7	110,543	107,801	*	(2,743)	107,800	93,788	Q4 2009
76110HHB8	4,318,025	3,800,653	*	(517,371)	3,800,653	1,572,093	Q4 2009
76110HQT9	1,441,903	1,286,426	*	(155,476)	1,286,426	541,109	Q4 2009
76110HSH3	3,131,045	2,652,424	*	(478,621)	2,652,424	583,025	Q4 2009
76110HX53	10,788,610	10,730,776	*	(57,833)	10,730,777	6,894,858	Q4 2009
76110HX87	24,320,507	23,938,918	*	(381,588)	23,938,919	15,338,776	Q4 2009
76110WQA7	17,189,799	15,628,689	*	(1,561,111)	15,628,689	5,701,419	Q4 2009
76110WQU3	4,478,236	2,780,528	*	(1,697,709)	2,780,527	1,017,879	Q4 2009
76110WRX6	3,720,469	2,952,563	*	(767,906)	2,952,563	628,962	Q4 2009
76110WTC0	4,438,808	3,111,412	*	(1,327,395)	3,111,412	1,183,599	Q4 2009
76110WTV8	2,022,143	899,482	*	(1,122,661)	899,482	407,986	Q4 2009
76110WXR2	9,699,484	9,369,981	*	(329,503)	9,369,981	4,053,679	Q4 2009
761118CZ9	11,726,512	11,266,871	*	(459,641)	11,266,871	4,579,678	Q4 2009
761118PQ5	12,839,852	12,296,584	*	(543,268)	12,296,584	9,392,704	Q4 2009
76114DAE4	16,600,875	15,340,494	*	(1,260,382)	15,340,493	12,614,418	Q4 2009
84604CAE7	3,738,299	3,401,919	*	(336,381)	3,401,919	1,038,660	Q4 2009
86359DPP6	26,065,028	22,653,220	*	(3,411,808)	22,653,220	7,578,276	Q4 2009
87222PAE3	36,209,915	35,349,969	*	(859,947)	35,349,969	15,782,436	Q4 2009
87246AAP3	20,502,917	14,536,428	*	(5,966,490)	14,536,428	2,167,886	Q4 2009
87246AAQ1	5,424,135	1,225,109	*	(4,199,026)	1,225,109	593,798	Q4 2009
92976UAA8	13,920,295	10,668,447	*	(3,251,848)	10,668,447	1,820,000	Q4 2009
92977QAP3	13,540,376	8,896,827	*	(4,643,549)	8,896,827	2,906,604	Q4 2009
92977QAQ1	4,916,523	3,218,604	*	(1,697,920)	3,218,604	2,611,154	Q4 2009
92978MAN6	25,076,116	21,257,728	*	(3,818,388)	21,257,728	5,553,925	Q4 2009
92978MAT3	4,232,886	1366,517	*	(2,866,369)	1,366,517	1,044,924	Q4 2009
92978QAJ6	41,868,287	34,756,308	*	(7,111,979)	34,756,308	17,803,755	Q4 2009
92978QAN7	1,054,106	588,222	*	(465,884)	588,222	1,852,940	Q4 2009
92978QAP2	1,006,290	586,700	*	(419,590)	586,700	1,681,690	Q4 2009
92978QAR8	2,428,623	2,009,685	*	(418,937)	2,009,685	3,686,283	Q4 2009
92978TAL5	23,643,133	22,488,549	*	(1,154,584)	22,488,549	8,652,630	Q4 2009
92978TAM3	7,091,481	5,731,599	*	(1,359,882)	5,731,599	7,777,740	Q4 2009
92978YAM2	14,518,036	6,756,551	*	(7,761,485)	6,756,551	2,405,355	Q4 2009
92978YAN0	8,560,596	3,780,993	*	(4,779,603)	3,780,993	2,170,710	Q4 2009
92978YAT7	3,155,533	2,481,476	*	(674,056)	2,481,476	1,375,000	Q4 2009
939344AN7	7,558,129	—	[2]	(1,492,699)	6,065,430	6,065,430	Q4 2009
94980KAQ5	891,257	697,126	*	(194,131)	697,126	605,375	Q4 2009

TIAA-CREF Investment Horizon Annuity Prospectus	170

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
94980SAS4	$37,892,867	$37,298,560	*	$(594,307)	$37,298,560	$19,209,448	Q4 2009
94980SBJ3	19,025,324	18,852,600	*	(172,725)	18,852,600	9,434,204	Q4 2009
949837AF5	69,395,783	69,077,308	*	(318,475)	69,077,308	37,135,283	Q4 2009
949837BE7	20,118,623	19,943,534	*	(175,089)	19,943,534	14,029,989	Q4 2009
949837BK3	8,651,946	8,601,312	*	(50,634)	8,601,312	6,121,859	Q4 2009
949837CC0	26,170,357	25,669,010	*	(501,347)	25,669,010	17,713,389	Q4 2009
94983BAP4	15,664,980	15,471,918	*	(193,062)	15,471,918	11,295,344	Q4 2009
94984AAR1	29,306,329	29,299,320	*	(7,008)	29,299,320	14,513,796	Q4 2009
94984FAR0	35,392,208	35,362,909	*	(29,300)	35,362,909	25,486,630	Q4 2009
94984XAB6	9,930,589	9,542,008	*	(388,582)	9,542,008	4,478,081	Q4 2009
94984XAD2	8,215,869	7,891,136	*	(324,733)	7,891,136	3,736,617	Q4 2009
94984XAM2	12,527,390	12,047,711	*	(479,679)	12,047,711	6,848,925	Q4 2009
94985JAB6	49,089,904	48,927,100	*	(162,804)	48,927,100	27,457,860	Q4 2009
94985JBR0	30,201,956	29,492,147	*	(709,810)	29,492,146	11,724,021	Q4 2009
94985JCA6	30,000,000	28,972,050	*	(1,027,950)	28,972,050	23,547,594	Q4 2009
94985LAD7	15,416,713	15,332,698	*	(84,015)	15,332,698	10,789,988	Q4 2009
94985RAP7	63,260,667	61,811,840	*	(1,448,827)	61,811,840	41,620,166	Q4 2009
94985WAP6	24,098,090	23,541,749	*	(556,341)	23,541,749	18,898,058	Q4 2009
94985WAQ4	71,553,189	70,433,050	*	(1,120,139)	70,433,050	28,405,225	Q4 2009
94985WBL4	37,767,886	37,226,500	*	(541,386)	37,226,500	25,982,515	Q4 2009
94986AAC2	113,043,780	111,243,240	*	(1,800,539)	111,243,240	79,103,383	Q4 2009
00253CHZ3	2,893,261	1,404,258	*	(1,489,003)	1,404,258	694,423	Q3 2009
126670QT8	4,999,957	3,628,334	*	(1,371,622)	3,628,334	1,948,947	Q3 2009
126670QU5	19,998,914	12,696,540	*	(7,302,374)	12,696,540	7,020,652	Q3 2009
12670BAC3	6,955,065	4,636,034	*	(2,319,032)	4,636,033	3,256,906	Q3 2009
161551FG6	447,876	335,165	*	(112,711)	335,165	122,131	Q3 2009
23243NAG3	10,669,451	4,937,169	*	(5,732,282)	4,937,169	3,141,673	Q3 2009
251511AC5	18,175,550	14,861,707	*	(3,313,843)	14,861,707	8,959,648	Q3 2009
33848JAC9	9,112,868	6,923,454	*	(2,189,414)	6,923,454	6,366,877	Q3 2009
3622ECAK2	20,941,477	18,788,252	*	(2,153,225)	18,788,252	11,474,209	Q3 2009
3622ELAD8	50,223,381	44,199,500	*	(6,023,881)	44,199,500	26,566,545	Q3 2009
362334NC4	17,932,324	14,708,014	*	(3,224,310)	14,708,014	8,351,942	Q3 2009
362375AD9	19,344,302	15,288,031	*	(4,056,270)	15,288,031	10,719,528	Q3 2009
395386AP0	16,986,719	14,017,799	*	(2,968,920)	14,017,799	11,738,682	Q3 2009
525221CM7	28,026,636	24,254,757	*	(3,771,879)	24,254,757	7,226,630	Q3 2009
525221JW8	44,542,371	42,492,282	*	(2,050,089)	42,492,282	25,949,093	Q3 2009
52523KAH7	14,909,635	11,956,832	*	(2,952,803)	11,956,832	8,970,537	Q3 2009
61750YAF6	39,999,988	33,373,686	*	(6,626,302)	33,373,686	18,338,272	Q3 2009
61752JAF7	14,943,281	12,681,357	*	(2,261,924)	12,681,357	8,250,000	Q3 2009
74040KAC6	4,810,269	—	[2]	(515,386)	4,294,883	4,294,884	Q3 2009
87222PAE3	39,983,008	36,209,916	*	(3,773,092)	36,209,916	16,649,220	Q3 2009
036510AB1	4,581,160	3,134,629	*	(1,446,531)	3,134,629	471,803	Q3 2009
03702YAC4	2,162,800	—	[2]	(432,560)	1,730,240	1,730,240	Q3 2009
05947UJV1	312,746	—	[2]	(90,811)	221,935	238,411	Q3 2009
05947UMN5	1,743,036	423,878	*	(1,319,158)	423,878	280,466	Q3 2009
05947UWA2	1,738,023	767,441	*	(970,582)	767,441	212,822	Q3 2009

171	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
05947UWB0	$791,256	$131,202	*	$(660,054)	$131,202	$100,361	Q3 2009
059500AK4	850,693	—	[2]	(50,693)	800,000	800,000	Q3 2009
059500AM0	239,991	—	[2]	(16,551)	223,440	223,440	Q3 2009
05950EAN8	3,960,726	3,647,958	*	(312,768)	3,647,958	615,536	Q3 2009
05950EAP3	4,884,794	1,370,873	*	(3,513,921)	1,370,873	715,945	Q3 2009
059511AM7	5,904,407	3,154,584	*	(2,749,823)	3,154,584	750,192	Q3 2009
059511AS4	6,726,167	1,707,661	*	(5,018,506)	1,707,661	855,021	Q3 2009
059511AU9	9,752,428	2,073,166	*	(7,679,262)	2,073,166	1,137,750	Q3 2009
07387BEQ2	7,985,888	6,510,227	*	(1,475,661)	6,510,227	1,649,017	Q3 2009
07388RAN7	10,040,541	9,125,638	*	(914,903)	9,125,638	1,940,070	Q3 2009
07388RAP2	6,515,045	1,971,041	*	(4,544,005)	1,971,041	1,059,461	Q3 2009
07388VAL2	18,797,504	11,722,177	*	(7,075,327)	11,722,177	2,502,987	Q3 2009
07388YBA9	10,701,132	3,390,726	*	(7,310,407)	3,390,726	770,000	Q3 2009
07401DAN1	9,459,397	2,892,020	*	(6,567,377)	2,892,020	861,453	Q3 2009
12513YAP5	5,018,081	1,266,628	*	(3,751,454)	1,266,628	400,000	Q3 2009
19075CAK9	15,052,911	10,989,000	*	(4,063,911)	10,989,000	2,273,985	Q3 2009
19075CAL7	14,220,451	4,095,130	*	(10,125,321)	4,095,130	1,907,778	Q3 2009
19075CAM5	5,017,824	1,088,000	*	(3,929,824)	1,088,000	450,000	Q3 2009
19075CAN3	5,017,830	842,000	*	(4,175,830)	842,000	400,000	Q3 2009
19075CAS2	30,351,166	3,735,011	*	(26,616,156)	3,735,010	2,419,440	Q3 2009
20047EAP7	10,886,649	3,667,140	*	(7,219,509)	3,667,140	720,850	Q3 2009
20173QAN1	11,305,071	8,930,131	*	(2,374,940)	8,930,131	1,359,588	Q3 2009
20173VAM2	9,537,950	7,613,342	*	(1,924,608)	7,613,342	2,640,870	Q3 2009
22544QAM1	25,959,195	19,198,558	*	(6,760,637)	19,198,558	2,598,478	Q3 2009
22544QAN9	13,672,024	3,673,347	*	(9,998,678)	3,673,347	1,221,097	Q3 2009
22544QAP4	4,970,573	1,387,116	*	(3,583,458)	1,387,116	715,966	Q3 2009
225470H22	3,888,986	970,504	*	(2,918,481)	970,504	240,000	Q3 2009
362332AT5	15,051,925	8,451,782	*	(6,600,144)	8,451,782	2,285,175	Q3 2009
36246LAK7	34,001,514	20,209,700	*	(13,791,814)	20,209,700	4,404,435	Q3 2009
36246LAL5	28,970,952	6,796,200	*	(22,174,752)	6,796,200	3,239,070	Q3 2009
36828QSL1	2,972,198	1,764,915	*	(1,207,283)	1,764,915	611,917	Q3 2009
396789KF5	5,378,625	4,506,020	*	(872,604)	4,506,020	1,194,307	Q3 2009
42332QAN3	5,754,119	3,428,230	*	(2,325,889)	3,428,230	412,061	Q3 2009
46614KAB2	9,657,805	2,800,420	*	(6,857,385)	2,800,420	500,000	Q3 2009
46625MR50	330,414	—	[2]	(120,875)	209,539	92,059	Q3 2009
46625YQ89	3,430,992	1,513,711	*	(1,917,281)	1,513,711	581,182	Q3 2009
46629YAM1	20,070,948	16,337,536	*	(3,733,412)	16,337,536	3,476,200	Q3 2009
46630JAS8	10,035,389	2,912,412	*	(7,122,977)	2,912,412	1,108,700	Q3 2009
46632HAR2	4,028,186	2,987,063	*	(1,041,123)	2,987,063	657,928	Q3 2009
50180CAM2	11,464,618	2,607,049	*	(8,857,569)	2,607,049	1,573,335	Q3 2009
55312TAJ2	9,036,266	4,409,675	*	(4,626,591)	4,409,675	1,432,692	Q3 2009
55312TAK9	24,178,234	5,855,255	*	(18,322,980)	5,855,255	2,631,250	Q3 2009
55312TAR4	701,767	692,323	*	(9,444)	692,323	849,940	Q3 2009
55312VAR9	22,585,862	20,572,173	*	(2,013,689)	20,572,173	2,925,000	Q3 2009
55312YAH5	10,039,874	9,890,092	*	(149,782)	9,890,092	6,055,360	Q3 2009
55312YAJ1	15,059,261	3,720,261	*	(11,339,001)	3,720,261	3,310,965	Q3 2009

TIAA-CREF Investment Horizon Annuity Prospectus	172

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
55312YAK8	$8,031,810	$1,238,429	*	$(6,793,382)	$1,238,429	$1,521,368	Q3 2009
55312YAL6	10,039,591	1,036,649	*	(9,002,942)	1,036,649	1,268,330	Q3 2009
55312YAS1	10,039,851	682,106	*	(9,357,745)	682,106	1,273,890	Q3 2009
55312YAT9	2,141,339	1,234,413	*	(906,926)	1,234,413	1,800,000	Q3 2009
59023BAL8	4,930,792	4,713,154	*	(217,638)	4,713,154	604,725	Q3 2009
60687VAM7	5,018,438	1,011,356	*	(4,007,082)	1,011,356	581,350	Q3 2009
60688BAM0	8,279,911	5,814,544	*	(2,465,367)	5,814,544	2,036,952	Q3 2009
60688BAS7	9,910,681	2,980,912	*	(6,929,769)	2,980,912	2,100,637	Q3 2009
606935AQ7	4,916,561	1,051,034	*	(3,865,527)	1,051,034	812,775	Q3 2009
61745MU68	3,909,052	2,521,714	*	(1,387,338)	2,521,714	949,776	Q3 2009
61746WE63	5,393,259	4,810,580	*	(582,679)	4,810,580	1,369,482	Q3 2009
61749MAE9	3,953,068	649,935	*	(3,303,133)	649,935	783,732	Q3 2009
61750CAS6	9,000,000	5,734,363	*	(3,265,637)	5,734,363	1,779,777	Q3 2009
61751NAQ5	4,014,486	2,487,197	*	(1,527,289)	2,487,197	496,676	Q3 2009
61751XAK6	5,019,637	1,104,081	*	(3,915,556)	1,104,081	698,545	Q3 2009
61753JAK5	10,039,176	6,315,957	*	(3,723,219)	6,315,957	1,924,670	Q3 2009
61753JAL3	10,039,489	1,923,248	*	(8,116,241)	1,923,248	1,497,480	Q3 2009
61754KAP0	16,333,731	13,409,091	*	(2,924,640)	13,409,091	1,823,465	Q3 2009
74438WAN6	2,435,634	1,816,058	*	(619,576)	1,816,058	483,756	Q3 2009
87246AAQ1	6,507,642	5,424,135	*	(1,083,506)	5,424,135	600,539	Q3 2009
92978QAJ6	44,853,705	41,898,577	*	(2,955,129)	41,898,576	23,143,606	Q3 2009
92978QAN7	10,035,032	1,054,619	*	(8,980,412)	1,054,619	1,308,000	Q3 2009
92978QAP2	10,035,430	1,006,808	*	(9,028,621)	1,006,808	1,227,540	Q3 2009
92978QAR8	33,913,365	2,428,623	*	(31,484,742)	2,428,623	2,703,520	Q3 2009
92978QAT4	2,207,457	-307,191	*	(2,514,648)	-307,191	1,400,000	Q3 2009
92978TAL5	30,104,829	23,644,656	*	(6,460,172)	23,644,656	5,013,420	Q3 2009
92978TAM3	30,106,380	7,091,481	*	(23,014,899)	7,091,481	4,660,680	Q3 2009
92978YAN0	14,349,202	8,560,596	*	(5,788,606)	8,560,596	1,692,555	Q3 2009
92978YAT7	11,921,571	3,155,533	*	(8,766,039)	3,155,533	1,410,463	Q3 2009
02151CBD7	30,078,496	28,536,105	*	(1,542,391)	28,536,105	22,051,302	Q3 2009
12566XAG3	17,348,888	15,725,340	*	(1,623,548)	15,725,340	6,953,865	Q3 2009
02147QAE2	49,228,610	45,152,500	*	(4,076,110)	45,152,500	36,433,950	Q3 2009
12544RAL2	9,625,351	8,883,000	*	(742,351)	8,883,000	5,950,703	Q3 2009
12566XAE8	36,726,158	34,342,512	*	(2,383,646)	34,342,512	23,452,904	Q3 2009
16165TBJ1	11,550,415	10,448,900	*	(1,101,515)	10,448,900	6,535,688	Q3 2009
46627MAC1	11,998,763	11,109,835	*	(888,928)	11,109,835	5,856,448	Q3 2009
362334ME1	30,218,777	—	[2]	(12,195,320)	18,023,457	18,023,457	Q2 2009
61749EAE7	25,483,761	—	[2]	(16,778,706)	8,705,055	8,705,055	Q2 2009
294751CV2	2,761,322	—	[2]	(2,327,975)	433,347	433,347	Q2 2009
12613KAJ8	6,296,000	—	[2]	(5,351,600)	944,400	944,400	Q2 2009
643529AD2	15,955,720	—	[2]	(8,979,720)	6,976,000	6,976,000	Q2 2009
74040KAC6	5,669,246	—	[2]	(858,977)	4,810,269	4,810,270	Q2 2009
939344AN7	6,948,092	—	[2]	(1,155,092)	5,793,000	5,793,000	Q2 2009
015386AD7	1,718,750	—	[2]	(172,250)	1,546,500	1,546,500	Q2 2009
46630AAG3	3,008,127	—	[2]	(2,599,827)	408,300	408,300	Q2 2009
46630AAC2	3,509,499	—	[2]	(2,982,749)	526,750	526,750	Q2 2009

173	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
20173QAQ4	$8,069,157	$—	[2]	$(7,372,176)	$696,981	$696,981	Q2 2009
22545YAS0	22,629,873	—	[2]	(20,705,482)	1,924,391	1,924,391	Q2 2009
46630JAU3	20,074,125	—	[2]	(17,918,125)	2,156,000	2,156,000	Q2 2009
50179AAN7	5,511,632	—	[2]	(4,650,800)	860,832	860,832	Q2 2009
362332AV0	20,707,546	—	[2]	(18,846,146)	1,861,400	1,861,400	Q2 2009
22545MAL1	14,047,555	—	[2]	(12,207,955)	1,839,600	1,839,600	Q2 2009
50179AAS6	7,520,314	—	[2]	(6,537,495)	982,819	982,819	Q2 2009
22545LAR0	16,935,085	—	[2]	(14,758,255)	2,176,830	2,176,830	Q2 2009
50179AAM9	4,015,625	—	[2]	(3,284,425)	731,200	731,200	Q2 2009
07388YBE1	6,678,995	—	[2]	(6,104,995)	574,000	574,000	Q2 2009
07388YBC5	6,807,716	—	[2]	(6,205,016)	602,700	602,700	Q2 2009
05950VAT7	5,720,982	—	[2]	(5,312,292)	408,690	408,690	Q2 2009
05947UMQ8	407,714	—	[2]	(339,694)	68,020	68,020	Q2 2009
05947UMP0	1,621,046	—	[2]	(1,360,721)	260,325	260,325	Q2 2009
05947UJT6	1,000,436	—	[2]	(743,026)	257,410	257,410	Q2 2009
22545LAT6	5,426,647	—	[2]	(4,926,626)	500,021	500,021	Q2 2009
61751NAR3	4,002,195	—	[2]	(3,660,595)	341,600	341,600	Q2 2009
92978MAT3	5,464,600	—	[2]	(4,860,639)	603,961	603,961	Q2 2009
92977QAQ1	13,034,405	—	[2]	(11,980,105)	1,054,300	1,054,300	Q2 2009
61754JAN8	2,787,584	—	[2]	(2,427,884)	359,700	359,700	Q2 2009
61753JAN9	7,376,067	—	[2]	(6,286,655)	1,089,412	1,089,412	Q2 2009
61753JAM1	10,040,730	—	[2]	(8,673,730)	1,367,000	1,367,000	Q2 2009
50180JAL9	7,028,178	—	[2]	(5,882,278)	1,145,900	1,145,900	Q2 2009
61749MAF6	2,933,947	—	[2]	(2,552,647)	381,300	381,300	Q2 2009
61746WE89	934,072	—	[2]	(703,548)	230,524	230,524	Q2 2009
61746WE71	2,038,212	—	[2]	(1,558,205)	480,007	480,007	Q2 2009
59023BAM6	5,888,700	—	[2]	(4,806,900)	1,081,800	1,081,800	Q2 2009
59022HEC2	6,984,225	—	[2]	(5,699,025)	1,285,200	1,285,200	Q2 2009
50180JAM7	17,068,049	—	[2]	(14,611,549)	2,456,500	2,456,500	Q2 2009
59022HED0	2,244,466	—	[2]	(1,953,125)	291,341	291,341	Q2 2009
52108RCK6	13,624,490	—	[2]	(12,692,065)	932,425	932,425	Q2 2009
50180JAR6	12,048,727	—	[2]	(10,654,327)	1,394,400	1,394,400	Q2 2009
52108MDU4	7,906,789	—	[2]	(6,461,189)	1,445,600	1,445,600	Q2 2009
251510CY7	9,287,032	—	[2]	(7,029,696)	2,257,336	2,257,336	Q2 2009
52521RAS0	3,173,730	—	[2]	(1,672,517)	1,501,213	1,501,212	Q2 2009
02149HAK6	27,458,769	—	[2]	(13,202,360)	14,256,409	14,256,409	Q2 2009
75115CAG2	10,160,350	—	[2]	(5,511,758)	4,648,592	4,648,592	Q2 2009
015386AA3	2,620,115	—	[2]	(20,115)	2,600,000	2,600,000	Q1 2009
126378AG3	16,952,099	—	[2]	(8,331,528)	8,620,571	8,620,571	Q1 2009
126378AH1	18,332,132	—	[2]	(8,896,772)	9,435,360	9,435,360	Q1 2009
152314DT4	406,084	—	[2]	(125,394)	280,690	280,690	Q1 2009
46628SAG8	28,479,557	—	[2]	(15,739,186)	12,740,371	12,740,372	Q1 2009
589929JS8	3,614,073	—	[2]	(977,614)	2,636,460	2,636,460	Q1 2009
61749WAH0	8,348,064	—	[2]	(3,723,256)	4,624,808	4,624,808	Q1 2009
61749WAJ6	4,840,214	—	[2]	(2,064,598)	2,775,616	2,775,615	Q1 2009
74040KAC6	6,735,434	—	[2]	(1,066,188)	5,669,246	5,669,247	Q1 2009

TIAA-CREF Investment Horizon Annuity Prospectus	174

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
84604CAE7	$4,395,157	$—	[2]	$(2,954,291)	$1,440,866	$1,440,867	Q1 2009
939344AN7	7,049,401	—	[2]	(101,309)	6,948,092	6,948,092	Q1 2009
03702YAC4	4,325,600	—	[2]	(2,162,800)	2,162,800	2,162,800	Q1 2009
05947UMQ8	402,748	—	[2]	(279,196)	123,552	123,552	Q1 2009
059497AD9	5,019,063	—	[2]	(4,649,648)	369,415	369,415	Q1 2009
059497AE7	6,023,080	—	[2]	(5,633,623)	389,457	389,456	Q1 2009
059500AK4	1,073,719	—	[2]	(223,026)	850,693	850,693	Q1 2009
059500AM0	279,971	—	[2]	(39,980)	239,991	239,991	Q1 2009
12513YAR1	46,179,909	—	[2]	(43,275,482)	2,904,427	2,904,427	Q1 2009
190749AN1	5,165,844	—	[2]	(4,674,925)	490,919	490,919	Q1 2009
22544QAQ2	14,679,428	—	[2]	(13,730,058)	949,370	949,370	Q1 2009
22545DAL1	18,978,397	—	[2]	(17,449,489)	1,528,908	1,528,908	Q1 2009
22545MAM9	15,623,911	—	[2]	(13,958,314)	1,665,597	1,665,597	Q1 2009
46629YAQ2	5,060,345	—	[2]	(4,730,706)	329,639	329,639	Q1 2009
46630JAW9	20,076,375	—	[2]	(18,747,505)	1,328,870	1,328,870	Q1 2009
55312TAQ6	1,243,450	—	[2]	(615,776)	627,674	627,674	Q1 2009
55312TAR4	1,246,413	—	[2]	(544,645)	701,768	701,768	Q1 2009
59022HEE8	1,733,805	—	[2]	(1,545,986)	187,819	187,818	Q1 2009
59023BAN4	6,816,310	—	[2]	(5,908,928)	907,382	907,382	Q1 2009
61751XAL4	2,008,458	—	[2]	(1,850,014)	158,444	158,444	Q1 2009
05949AA67	7,180,337	—	[2]	(4,018,514)	3,161,823	3,161,823	Q1 2009
05949AA75	831,546	—	[2]	(270,990)	560,556	560,556	Q1 2009
12667FR98	9,441,206	—	[2]	(3,893,272)	5,547,934	5,547,934	Q1 2009
12669DN87	2,733,589	—	[2]	(1,410,077)	1,323,512	1,323,513	Q1 2009
251510ET6	12,727,050	—	[2]	(11,016,684)	1,710,366	1,710,366	Q1 2009
79548KJH2	51,335	—	[2]	(23,450)	27,885	27,885	Q1 2009
79548KJJ8	53,540	—	[2]	(21,307)	32,233	32,234	Q1 2009
79548KJK5	28,691	—	[2]	(12,508)	16,183	16,184	Q1 2009
02148FAW5	32,011,265	—	[2]	(13,311,789)	18,699,476	18,699,477	Q1 2009
12667G8B2	299,003	—	[2]	(124,689)	174,314	174,315	Q1 2009
76110H5M7	236,856	—	[2]	(153,532)	83,324	83,324	Q1 2009
76114DAE4	18,470,379	—	[2]	(12,205,478)	6,264,901	6,264,900	Q1 2009
004421RV7	7,280,863	—	[2]	(2,325,579)	4,955,284	4,955,285	Q4 2008
015386AA3	4,500,000	—	[2]	(1,575,000)	2,925,000	2,925,000	Q4 2008
015386AB1	10,200,000	—	[2]	(3,570,000)	6,630,000	6,630,000	Q4 2008
015386AD7	2,437,500	—	[2]	(722,816)	1,714,684	1,714,684	Q4 2008
02148YAD6	24,448,783	—	[2]	(10,894,044)	13,554,738	13,554,738	Q4 2008
028909AC3	1,459,724	—	[2]	(481,866)	977,858	977,858	Q4 2008
03702YAC4	7,278,038	—	[2]	(2,952,438)	4,325,600	4,325,600	Q4 2008
05947UJV1	884,711	—	[2]	(566,669)	318,042	318,042	Q4 2008
05947UWC8	724,284	—	[2]	(637,873)	86,411	86,411	Q4 2008
05947UWD6	917,748	—	[2]	(838,199)	79,549	79,549	Q4 2008
05949AA75	2,375,256	—	[2]	(1,542,097)	833,159	833,159	Q4 2008
05949AM23	5,328,628	—	[2]	(3,347,549)	1,981,079	1,981,079	Q4 2008
05949AM31	1,618,515	—	[2]	(1,265,231)	353,284	353,284	Q4 2008
07388PAQ4	5,021,524	—	[2]	(4,378,524)	643,000	643,000	Q4 2008

175	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
073945AS6	$1,754,077	$—	[2]	$(1,498,173)	$255,904	$255,904	Q4 2008
12558MBP6	16,579,545	—	[2]	(13,472,642)	3,106,903	3,106,903	Q4 2008
12667G8B2	444,952	—	[2]	(146,728)	298,224	298,224	Q4 2008
12669EWZ5	4,405,837	—	[2]	(2,024,744)	2,381,093	2,381,093	Q4 2008
152314DT4	1,149,308	—	[2]	(750,425)	398,883	398,883	Q4 2008
161551FH4	726,402	—	[2]	(312,617)	413,785	413,785	Q4 2008
17310MAS9	4,015,015	—	[2]	(3,485,815)	529,200	529,200	Q4 2008
20173MAQ3	4,869,808	—	[2]	(4,234,308)	635,500	635,500	Q4 2008
20173QAR2	6,726,129	—	[2]	(5,859,949)	866,181	866,181	Q4 2008
21075WCJ2	1,407,861	—	[2]	(377,699)	1,030,162	1,030,163	Q4 2008
22540VHN5	2,463,713	—	[2]	(1,124,977)	1,338,736	1,338,737	Q4 2008
22545LAV1	4,260,344	—	[2]	(3,754,459)	505,885	505,885	Q4 2008
22545MAP2	3,011,114	—	[2]	(2,638,814)	372,300	372,300	Q4 2008
22545XAP8	33,792,994	—	[2]	(29,365,135)	4,427,859	4,427,858	Q4 2008
294751DY5	1,586,038	—	[2]	(894,024)	692,014	692,014	Q4 2008
294751FC1	2,299,916	—	[2]	(1,875,560)	424,356	424,356	Q4 2008
36228CDP5	750,894	—	[2]	(532,759)	218,135	218,134	Q4 2008
3622ECAH9	9,815,000	—	[2]	(6,403,699)	3,411,301	3,411,301	Q4 2008
3622MSAC6	14,658,028	—	[2]	(12,858,028)	1,800,000	1,800,000	Q4 2008
38500XAM4	3,263,688	—	[2]	(2,878,688)	385,000	385,000	Q4 2008
42332QAP8	914,148	—	[2]	(741,129)	173,019	173,019	Q4 2008
46412QAD9	6,997,504	—	[2]	(5,554,244)	1,443,260	1,443,260	Q4 2008
46625M2W8	1,708,545	—	[2]	(1,550,593)	157,952	157,953	Q4 2008
46625M2Y4	596,284	—	[2]	(442,858)	153,426	153,426	Q4 2008
46625MR27	1,555,235	—	[2]	(1,309,659)	245,576	245,576	Q4 2008
46625YQ97	4,931,368	—	[2]	(4,159,368)	772,000	772,000	Q4 2008
50179MBT7	7,930,571	—	[2]	(6,789,914)	1,140,656	1,140,656	Q4 2008
50180CAV2	6,024,175	—	[2]	(5,211,175)	813,000	813,000	Q4 2008
50180CAW0	7,183,387	—	[2]	(6,315,658)	867,729	867,730	Q4 2008
53944MAC3	6,954,397	—	[2]	(5,694,397)	1,260,000	1,260,000	Q4 2008
55312TAQ6	3,817,868	—	[2]	(2,574,418)	1,243,450	1,243,450	Q4 2008
55312TAR4	3,616,402	—	[2]	(2,369,989)	1,246,413	1,246,413	Q4 2008
55312YAT9	20,004,831	—	[2]	(17,949,031)	2,055,800	2,055,800	Q4 2008
589929JS8	4,196,584	—	[2]	(460,813)	3,735,771	3,735,770	Q4 2008
59022HEF5	1,041,525	—	[2]	(907,992)	133,533	133,533	Q4 2008
59022HEG3	217,210	—	[2]	(129,739)	87,471	87,471	Q4 2008
59022HEH1	148,995	—	[2]	(100,815)	48,180	48,179	Q4 2008
59022HEJ7	163,421	—	[2]	(75,981)	87,440	87,439	Q4 2008
60687VAN5	3,276,152	—	[2]	(2,857,652)	418,500	418,500	Q4 2008
617453AC9	4,941,714	—	[2]	(4,307,214)	634,500	634,500	Q4 2008
617453AD7	6,839,059	—	[2]	(6,037,244)	801,815	801,815	Q4 2008
61746WE97	982,114	—	[2]	(622,238)	359,876	359,876	Q4 2008
61746WF21	198,149	—	[2]	(108,779)	89,370	89,370	Q4 2008
61749MAG4	2,463,365	—	[2]	(2,174,584)	288,781	288,782	Q4 2008
70556RAD3	41,824,931	—	[2]	(16,186,786)	25,638,145	25,638,145	Q4 2008
74040KAC6	14,387,860	—	[2]	(7,644,893)	6,742,967	6,742,967	Q4 2008

TIAA-CREF Investment Horizon Annuity Prospectus	176

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
74924PAJ1	$1,071,735	$—	[2]	$(577,030)	$494,705	$494,705	Q4 2008
760985U58	380,419	—	[2]	(70,655)	309,764	309,765	Q4 2008
760985U66	166,134	—	[2]	(69,050)	97,084	97,084	Q4 2008
760985U74	81,575	—	[2]	(54,048)	27,527	27,527	Q4 2008
76110HQT9	2,966,509	—	[2]	(1,968,981)	997,528	997,528	Q4 2008
76110VLD8	2,354,851	—	[2]	(467,251)	1,887,601	1,887,601	Q4 2008
76110VPJ1	2,462,808	—	[2]	(780,464)	1,682,344	1,682,344	Q4 2008
76110VPU6	1,428,428	—	[2]	(659,001)	769,427	769,427	Q4 2008
76110VTQ1	6,999,985	—	[2]	(6,060,515)	939,470	939,470	Q4 2008
76110WRX6	4,096,799	—	[2]	(1,412,549)	2,684,250	2,684,250	Q4 2008
76110WVT0	1,123,115	—	[2]	(565,567)	557,549	557,549	Q4 2008
76113GAC2	4,756,743	—	[2]	(4,437,090)	319,653	319,653	Q4 2008
92978QAT4	20,021,630	—	[2]	(17,893,630)	2,128,000	2,128,000	Q4 2008
939344AN7	10,000,000	—	[2]	(3,054,200)	6,945,800	6,945,800	Q4 2008
93934DAQ0	87,351	—	[2]	(51,823)	35,528	35,528	Q4 2008
94980KAQ5	1,103,943	—	[2]	(643,629)	460,314	460,314	Q4 2008
059500AK4	10,014,230	—	[2]	(8,891,170)	1,123,060	1,123,000	Q4 2008
059500AM0	3,181,507	—	[2]	(2,885,786)	295,721	295,721	Q4 2008
004421RV7	9,463,168	7,747,697	[1]	(1,715,471)	7,747,697	7,003,715	Q3 2008
03702YAC4	21,627,908	—	[2]	(14,058,108)	7,569,800	7,569,800	Q3 2008
05949AM31	1,873,669	1,656,719	[1]	(216,950)	1,656,719	739,839	Q3 2008
12558MBP6	19,071,607	16,855,724	[1]	(2,215,883)	16,855,724	5,396,442	Q3 2008
55312TAQ6	10,046,558	—	[2]	(6,083,638)	3,962,920	3,962,920	Q3 2008
55312TAR4	11,893,403	—	[2]	(8,099,902)	3,793,501	3,793,501	Q3 2008
589929JS8	5,505,188	—	[2]	(694,732)	4,810,456	4,810,456	Q3 2008
59022HEF5	1,160,443	1,060,145	[1]	(100,298)	1,060,145	445,708	Q3 2008
59022HEG3	575,821	229,619	[1]	(346,202)	229,619	266,453	Q3 2008
59022HEH1	259,151	161,404	[1]	(97,747)	161,404	233,878	Q3 2008
59022HEJ7	327,200	188,252	[1]	(138,948)	188,252	232,061	Q3 2008
74040KAC6	15,328,440	—	[2]	(940,580)	14,387,860	14,387,860	Q3 2008
004421RV7	13,293,979	10,420,391	[1]	(2,873,588)	10,420,391	8,677,457	Q2 2008
05947UJV1	1,613,758	1,063,032	[1]	(550,726)	1,063,032	2,510,921	Q2 2008
152314DT4	1,874,385	1,222,995	[1]	(651,390)	1,222,995	1,436,123	Q2 2008
59022HEG3	698,839	588,230	[1]	(110,609)	588,230	460,785	Q2 2008
59022HEH1	644,929	271,560	[1]	(373,369)	271,560	412,942	Q2 2008
59022HEJ7	1,010,816	352,031	[1]	(658,785)	352,031	628,144	Q2 2008
74040KAC6	16,983,047	—	[2]	(834,284)	16,148,763	16,148,763	Q2 2008
46625M2Y4	1,434,849	674,165	[1]	(760,684)	674,165	727,135	Q1 2008
46625MR50	641,983	483,307	[1]	(158,676)	483,307	680,162	Q1 2008
59022HEJ7	1,064,661	1,035,647	[1]	(29,014)	1,035,647	756,208	Q1 2008
61746WE97	1,687,099	1,085,336	[1]	(601,763)	1,085,336	1,710,037	Q1 2008
61746WF21	659,501	249,760	[1]	(409,741)	249,760	545,244	Q1 2008
68400XBL3	557,541	280,704	[1]	(276,837)	280,704	426,874	Q1 2008
760985U66	867,188	—	[2]	(536,924)	330,264	330,264	Q4 2007
363259AA0	15,000,000	—	[2]	(4,800,000)	10,200,000	10,200,000	Q4 2007

177	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Current Period OTTI	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Date of Impairment	Financial Reporting Period
61746WF21	$771,351	$676,705	[1]	$(94,646)	$676,705	$556,580	Q4 2007
760985U58	2,813,940	911,116	[1]	(1,902,824)	911,116	2,421,305	Q4 2007
760985U74	320,050	201,743	[1]	(118,307)	201,743	301,736	Q4 2007
76110WRX6	5,900,848	4,987,584	[1]	(913,264)	4,987,584	4,149,159	Q4 2007
652454BB4	10,000,000	—	[2]	(1,500,000)	8,500,000	8,500,000	Q3 2007
652454BC2	5,000,000	—	[2]	(850,000)	4,150,000	4,150,000	Q3 2007
52518RBE5	1,322,892	—	[2]	(333,510)	989,382	989,382	Q2 2006
42332QAP8	1,634,203	—	[2]	(160,236)	1,473,967	1,473,967	Q3 2005
46625MR50	1,587,229	—	[2]	(208,551)	1,378,678	1,378,678	Q3 2005
74681@AK5	4,500,000	—	[2]	(2,487,421)	2,012,579	2,012,579	Q3 2003

Total	$6,867,233,409	$4,602,073,300		$(1,802,465,637)	$5,064,767,772	$3,067,313,039

*	Projected cash flows are provided for securities imputed under SSAP 43R adoption
[1]	Impairment based on undiscounted cash flows
[2]	Impairment based on Fair Value

TIAA-CREF Investment Horizon Annuity Prospectus	178

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A10926 11/07

TIAA-CREF Individual & Institutional Services, LLC distributes securities products.

© 2009 TIAA-CREF Life Insurance Company (TIAA-CREF Life), 730 Third Avenue, New York, NY 10017

www.tiaa-cref.org 730 Third Avenue, New York, NY 10017-3206

179	TIAA-CREF Investment Horizon Annuity Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0.00
Printing and engraving	3,000.00
Accounting fees and expenses	20,000.00
Legal fees and expenses	15,000.00
Miscellaneous	2,000.00

TOTAL EXPENSES	$40,000.00

* Estimated.

Item 14.  Indemnification of Directors and Officers.

The TIAA-CREF Life Insurance Company bylaws provide that the TIAA-CREF Life Insurance Company will indemnify, in the manner and to the fullest extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the TIAA-CREF Life Insurance Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the TIAA-CREF Life Insurance Company, or is or was serving at the request of the TIAA-CREF Life Insurance Company as director, officer or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director, officer or employee acted, in good faith, for a purpose that he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture trust, employee benefit plan or other enterprise, not opposed to, the best interests of the TIAA-CREF Life Insurance Company and in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Item 15.  Recent Sales of Unregistered Securities

None.

TIAA-CREF Investment Horizon Annuity Prospectus	180

Item 16.  Exhibits.

(1)		Form of Distribution Agreement for the TIAA-CREF Investment Horizon Annuity Contracts between TIAA-CREF Life Insurance Company and TIAA-CREF Individual & Institutional Services, LLC[3]

(2)	None

(3)	(A)	Charter of TIAA-CREF Life Insurance Company[1]
	(B)	Bylaws of TIAA-CREF Life Insurance Company[2]

(4)	(A)	TIAA-CREF Investment Horizon Annuity Contract[3]
	(B)	TIAA-CREF Investment Horizon Annuity Application[2]

(5)	Legality Opinion and Consent of Meredith Kornreich, Esquire

(10)	(A)	Investment Management Agreement dated December 10, 1996, by and between Teachers Insurance and Annuity Association of America and TIAA Life Insurance Company[2]
	(B)	Amended and Restated Service Agreement by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company dated as of January 1, 1999[2]
	(C)	Financial Support Agreement between Teachers Insurance and Annuity Association of America on behalf of TIAA-CREF Life Insurance Company dated November 2, 1998[2]
	(D)	Tax Allocation Agreement dated January 1, 1998 by and among TIAA Board of Overseers, Teachers Insurance and Annuity Association of America and the direct and indirect subsidiaries of TIAA listed on Schedule A to the Agreement[2]
	(E)	Master Independent Contractor Agreement between Teachers Insurance and Annuity Association of America and McCamish Systems, L.L.C. dated March 4, 2005[2]

(14)	TIAA-CREF Life Insurance Company Code of Ethics for Senior Financial Officers

(21)	Subsidiaries of TIAA-CREF Life Insurance Company

(23)	(A)	Consent of PricewaterhouseCoopers LLP

(24)		Powers of Attorney[4]

[1]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, filed December 9, 1998 (File No. 333-61761).

[2]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 13, 2008 (File No. 333-149714).

[3]	Incorporated by reference to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed July 18, 2008 (File No. 333-149714).

[4]	Incorporated by reference to the Post-Effective Amendment No. 4 to the Registration Statement on Form N-6, filed on January 23, 2009 (File Nos. 333-128699).

181	TIAA-CREF Investment Horizon Annuity Prospectus

Item 17.                 Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

TIAA-CREF Investment Horizon Annuity Prospectus	182

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

183	TIAA-CREF Investment Horizon Annuity Prospectus

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TIAA-CREF Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Charlotte, and State of North Carolina on the 23rd day of April, 2010.

TIAA-CREF LIFE INSURANCE COMPANY

By:	/s/ Eric T. Jones
Eric T. Jones Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 26, 2010, in the capacities indicated.

/s/ Eric T. Jones	Chairman, President and Chief Executive Officer
Eric T. Jones

/s/ Linda S. Dougherty	Vice President and Chief Financial Officer
Linda S. Dougherty	(Principal Financial and Accounting Officer)

*	Director
Elizabeth D. Black

Director
Anthony M. Garcia

*	Director
Sanjeev Handa

*	Director
Nancy Heller

*	Director
Patrick Kennedy

*	Director
Harry I. Klaristenfeld

*	Director
Lisa Mancini

*	Director
Steven Maynard

*	Director
Wayne Williams

*	Signed by Edward L. Hancock, Esq. as attorney-in-fact pursuant to a Power of Attorney effective January 22, 2009.

/s/ Edward L. Hancock
Edward L. Hancock, Esq. Attorney-in-fact

TIAA-CREF Investment Horizon Annuity Prospectus	184

EXHIBIT INDEX

(5)	Legality Opinion and Consent of Meredith Kornreich, Esquire

(14)	TIAA-CREF Life Insurance Company Code of Ethics for Senior Financial Officers

(21)	Subsidiaries of TIAA-CREF Life Insurance Company

(23)	(A)	Consent of PricewaterhouseCoopers LLP

185	TIAA-CREF Investment Horizon Annuity Prospectus